EXECUTION COPY



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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1997



                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 1997-QS8



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NY1-226757.4

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.    Definitions...............................................    2
                 Accrued Certificate Interest .............................    2
                 Addendum and Assignment Agreement ........................    4
                 Additional Collateral ....................................    4
                 Additional Collateral Loan ...............................    4
                 Adjusted Mortgage Rate ...................................    4
                 Advance ..................................................    4
                 Affiliate ................................................    4
                 Agreement ................................................    4
                 Amount Held for Future Distribution .....................     4
                 Appraised Value .........................................     5
                 Assignment ..............................................     5
                 Assignment Agreement ....................................     5
                 Assignment of Proprietary Lease .........................     5
                 Available Distribution Amount ...........................     5
                 Bankruptcy Amount .......................................     6
                 Bankruptcy Code .........................................     6
                 Bankruptcy Loss .........................................     7
                 Book-Entry Certificate ..................................     7
                 Business Day ............................................     7
                 Buydown Funds ...........................................     7
                 Buydown Mortgage Loan ...................................     7
                 Cash Liquidation ........................................     7
                 Certificate .............................................     7
                 Certificate Account .....................................     7
                 Certificate Account Deposit Date ........................     8
                 Certificateholder or Holder .............................     8
                 Certificate Owner .......................................     8
                 Certificate Principal Balance ...........................     8
                 Certificate Register and Certificate Registrar ..........     9
                 Class ...................................................     9
                 Class A Certificate .....................................     9
                 Class A-11 Collection Shortfall .........................    10
                 Class A-11 Principal Distribution Amount ................    10
                 Class A-12 Notional Amount ..............................    10
                 Class B Certificate .....................................    10
                 Class B Percentage ......................................    10
                 Class B-1 Percentage ....................................    10
                 Class B-1 Prepayment Distribution Trigger ...............    10
                 Class B-2 Percentage ....................................    11
                 Class B-2 Prepayment Distribution Trigger ...............    11
                 Class B-3 Percentage ....................................    11
                 Class B-3 Prepayment Distribution Trigger ...............    11
                 Class M Certificate .....................................    11
                 Class M Percentage ......................................    11
                 Class M-1 Percentage ....................................    11
                 Class M-2 Percentage ....................................    12


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                                        i

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                                                                            Page

                 Class M-2 Prepayment Distribution Trigger ...............    12
                 Class M-3 Percentage ....................................    12
                 Class M-3 Prepayment Distribution Trigger ...............    12
                 Class R Certificate .....................................    12
                 Closing Date ............................................    12
                 Code ....................................................    12
                 Compensating Interest ...................................    13
                 Cooperative .............................................    13
                 Cooperative Apartment ...................................    13
                 Cooperative Lease .......................................    13
                 Cooperative Loans .......................................    13
                 Cooperative Stock .......................................    13
                 Cooperative Stock Certificate ...........................    13
                 Corporate Trust Office ..................................    14
                 Credit Support Depletion Date ...........................    14
                 Curtailment .............................................    14
                 Custodial Account .......................................    14
                 Custodial Agreement .....................................    14
                 Custodian ...............................................    14
                 Cut-off Date ............................................    14
                 Cut-off Date Principal Balance ..........................    14
                 Debt Service Reduction ..................................    14
                 Defaulted Mortgage Loss .................................    14
                 Deficient Valuation .....................................    15
                 Definitive Certificate ..................................    15
                 Deleted Mortgage Loan ...................................    15
                 Depository ..............................................    15
                 Depository Participant ..................................    15
                 Destroyed Mortgage Note .................................    15
                 Determination Date ......................................    15
                 Discount Fraction .......................................    15
                 Discount Mortgage Loan ..................................    16
                 Disqualified Organization ...............................    16
                 Distribution Date .......................................    16
                 Due Date ................................................    16
                 Due Period ..............................................    16
                 Eligible Account ........................................    16
                 Eligible Funds ..........................................    17
                 Event of Default ........................................    17
                 Excess Bankruptcy Loss ..................................    17
                 Excess Fraud Loss .......................................    17
                 Excess Special Hazard Loss ..............................    17
                 Excess Subordinate Principal Amount .....................    17
                 Extraordinary Events ....................................    18
                 Extraordinary Losses ....................................    19
                 FASIT ...................................................    19
                 FDIC ....................................................    19
                 FHLMC ...................................................    19
                 Final Distribution Date .................................    19
                 Fitch ...................................................    19
                 FNMA ....................................................    19
                 Foreclosure Profits .....................................    19


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                                       ii

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                                                                            Page

                 Fraud Loss Amount .......................................    19
                 Fraud Losses ............................................    20
                 Independent .............................................    20
                 Initial Certificate Principal Balance ...................    20
                 Initial Class A-12 Notional Amount: .....................    20
                 Initial Monthly Payment Fund ............................    21
                 Insurance Proceeds ......................................    21
                 Insurer .................................................    21
                 Interest Accrual Period .................................    21
                 International Borrower ..................................    21
                 Late Collections ........................................    21
                 Liquidation Proceeds ....................................    21
                 Loan-to-Value Ratio .....................................    21
                 Lockout Distribution Percentage .........................    21
                 Maturity Date ...........................................    22
                 MLCC ....................................................    22
                 Modified Mortgage Loan ..................................    22
                 Modified Net Mortgage Rate ..............................    22
                 Monthly Payment .........................................    22
                 Moody's .................................................    22
                 Mortgage ................................................    22
                 Mortgage 100SM Loan .....................................    22
                 Mortgage File ...........................................    23
                 Mortgage Loan Schedule ..................................    23
                 Mortgage Loans ..........................................    24
                 Mortgage Note ...........................................    24
                 Mortgage Rate ...........................................    24
                 Mortgaged Property ......................................    24
                 Mortgagor ...............................................    24
                 Net Mortgage Rate .......................................    24
                 Non-Discount Mortgage Loan ..............................    24
                 Non-Primary Residence Loans .............................    24
                 Non-United States Person ................................    24
                 Nonrecoverable Advance ..................................    24
                 Nonsubserviced Mortgage Loan ............................    25
                 Officers' Certificate ...................................    25
                 Opinion of Counsel ......................................    25
                 Outstanding Mortgage Loan ...............................    25
                 Ownership Interest ......................................    25
                 Parent PowerSM Loan .....................................    25
                 Pass-Through Rate .......................................    25
                 Paying Agent ............................................    26
                 Percentage Interest .....................................    26
                 Permitted Investments ...................................    26
                 Permitted Transferee ....................................    28
                 Person ..................................................    28
                 Pledged Asset Mortgage Servicing Agreement ..............    28
                 Pool Stated Principal Balance ...........................    28
                 Pool Strip Rate .........................................    28
                 Prepayment Assumption ...................................    28
                 Prepayment Distribution Percentage ......................    28
                 Prepayment Distribution Trigger .........................    30


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                                                                            Page

                 Prepayment Interest Shortfall ...........................    30
                 Prepayment Period .......................................    30
                 Primary Insurance Policy ................................    31
                 Principal Prepayment ....................................    31
                 Principal Prepayment in Full ............................    31
                 Program Guide ...........................................    31
                 Purchase Price ..........................................    31
                 Qualified Substitute Mortgage Loan ......................    31
                 Rating Agency ...........................................    32
                 Realized Loss ...........................................    32
                 Record Date .............................................    33
                 Regular Certificate .....................................    33
                 REMIC ...................................................    33
                 REMIC Administrator .....................................    33
                 REMIC Provisions ........................................    33
                 REO Acquisition .........................................    34
                 REO Disposition .........................................    34
                 REO Imputed Interest ....................................    34
                 REO Proceeds ............................................    34
                 REO Property ............................................    34
                 Request for Release .....................................    34
                 Required Insurance Policy ...............................    34
                 Required Surety Payment .................................    34
                 Residential Funding .....................................    34
                 Responsible Officer .....................................    35
                 Schedule of Discount Fractions ..........................    35
                 Security Agreement ......................................    35
                 Seller ..................................................    35
                 Senior Accelerated Distribution Percentage ..............    35
                 Seller's Agreement ......................................    36
                 Senior Percentage .......................................    36
                 Senior Principal Distribution Amount ....................    36
                 Servicing Accounts ......................................    37
                 Servicing Advances ......................................    37
                 Servicing Fee ...........................................    37
                 Servicing Officer .......................................    37
                 Special Hazard Amount ...................................    37
                 Special Hazard Loss .....................................    38
                 Standard & Poor's .......................................    38
                 Stated Principal Balance ................................    38
                 Subclass ................................................    39
                 Subclass Notional Amount ................................    39
                 Subordinate Percentage ..................................    39
                 Subordinate Principal Distribution Amount ...............    39
                 Subserviced Mortgage Loan ...............................    40
                 Subservicer .............................................    40
                 Subservicer Advance .....................................    40
                 Subservicing Account ....................................    40
                 Subservicing Agreement ..................................    40
                 Subservicing Fee ........................................    40
                 Surety ..................................................    40
                 Surety Bond .............................................    40


NY1-226757.4
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                                                                            Page

                 Tax Returns .............................................    41
                 Transfer ................................................    41
                 Transferee ..............................................    41
                 Transferor ..............................................    41
                 Trust Fund ..............................................    41
                 Uncertificated REMIC Regular Interests ..................    41
                 Uniform Single Attestation Program for Mortgage
                 Bankers .................................................    42
                 Uninsured Cause .........................................    42
                 United States Person ....................................    42
                 Voting Rights ...........................................    42

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans ............................    43
Section 2.02     Acceptance by Trustee ...................................    49
Section 2.03     Representations, Warranties and
                           Covenants of the Master Servicer and the
                           Company........................................    50
Section 2.04     Representations and Warranties
                           of Sellers.....................................    55
Section 2.05     Execution and Authentication of
                           Certificates...................................    57

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01     Master Servicer to Act as Servicer ......................    58
Section 3.02     Subservicing Agreements Between Master
                           Servicer and Subservicers; Enforcement
                           of Subservicers' and Sellers'
                           Obligations...................................     59
Section 3.03     Successor Subservicers ..................................    60
Section 3.04     Liability of the Master Servicer ........................    61
Section 3.05     No Contractual Relationship Between
                           Subservicer and Trustee or
                 .         Certificateholders ............................    61
Section 3.06     Assumption or Termination of
                           Subservicing Agreements by Trustee............     62
Section 3.07     Collection of Certain Mortgage Loan
                           Payments; Deposits to
                           Custodial Account.............................     62
Section 3.08     Subservicing Accounts; Servicing
                           Accounts......................................     65
Section 3.09     Access to Certain Documentation and
                           Information Regarding the Mortgage
                           Loans.........................................     67


NY1-226757.4
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                                                                            Page

Section 3.10     Permitted Withdrawals from the
                           Custodial Account.............................     67
Section 3.11     Maintenance of the Primary Insurance
                           Policies; Collections Thereunder..............     69
Section 3.12     Maintenance of Fire Insurance and
                           Omissions and Fidelity Coverage...............     71
Section 3.13     Enforcement of Due-on-Sale Clauses;
                           Assumption and Modification Agreements;
                           Certain Assignments...........................     72
Section 3.14     Realization Upon Defaulted Mortgage
                           Loans.........................................     75
Section 3.15     Trustee to Cooperate;
                           Release of Mortgage Files.....................     78
Section 3.16     Servicing and Other Compensation;
                           Compensating Interest.........................     80
Section 3.17     Reports to the Trustee and the Company ..................    81
Section 3.18     Annual Statement as to Compliance .......................    81
Section 3.19     Annual Independent Public Accountants'
                           Servicing Report..............................     82
Section 3.20     Rights of the Company in Respect
                 .         of the Master Servicer ........................    83
Section 3.21     Administration of Buydown Funds .........................    83

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01     Certificate Account .....................................    85
Section 4.02     Distributions ...........................................    85
Section 4.03     Statements to Certificateholders ........................    96
Section 4.04     Distribution of Reports to the
                           Trustee and the Company; Advances
                           by the Master Servicer........................     99
Section 4.05     Allocation of Realized Losses ...........................   100
Section 4.06     Reports of Foreclosures and Abandonment
                           of Mortgaged Property.........................    102
Section 4.07     Optional Purchase of Defaulted Mortgage
                 .         Loans .........................................   102
Section 4.08     Surety Bond .............................................   103

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates ........................................   104
Section 5.02     Registration of Transfer and Exchange of
                           Certificates..................................    107
Section 5.03     Mutilated, Destroyed, Lost or Stolen
                           Certificates..................................    112
Section 5.04     Persons Deemed Owners ...................................   113
Section 5.05     Appointment of Paying Agent .............................   113
Section 5.06     Optional Purchase of Certificates .......................   113


NY1-226757.4
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                                                                            Page


                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01     Respective Liabilities of the Company
                           and the Master Servicer.......................    116
Section 6.02     Merger or Consolidation of the
                           Company or the Master Servicer;
                           Assignment of Rights and Delegation
                           of Duties by Master Servicer..................    116
Section 6.03     Limitation on Liability of the Company,
                           the Master Servicer and Others................    117
Section 6.04     Company and Master Servicer Not to Resign ...............   118

                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default .......................................   119
Section 7.02     Trustee or Company to Act; Appointment
                           of Successor                                      121
Section 7.03     Notification to Certificateholders ......................   122
Section 7.04     Waiver of Events of Default .............................   122

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee .......................................   124
Section 8.02     Certain Matters Affecting the Trustee ...................   126
Section 8.03     Trustee Not Liable for Certificates or
                           Mortgage Loans                                    128
Section 8.04     Trustee May Own Certificates ............................   128
Section 8.05     Master Servicer to Pay Trustee's Fees
                 .         and Expenses; Indemnification .................   128
Section 8.06     Eligibility Requirements for Trustee ....................   129
Section 8.07     Resignation and Removal of the Trustee ..................   130
Section 8.08     Successor Trustee .......................................   131
Section 8.09     Merger or Consolidation of Trustee ......................   131
Section 8.10     Appointment of Co-Trustee or Separate
                           Trustee                                           132
Section 8.11     Appointment of Custodians ...............................   133
Section 8.12     Appointment of Office or Agency .........................   133

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.    Termination Upon Purchase by the Master
                 Servicer or the Company or
                 Liquidation of All Mortgag................................. 134


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                                                                            Page

Section 9.02     Additional Termination Requirements .....................   137

                                    ARTICLE X

                                REMIC PROVISIONS

Section 10.01    REMIC Administration ....................................   138
Section 10.02    Master Servicer, REMIC Administrator and
                           Trustee Indemnification                           142

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Amendment ...............................................   144
Section 11.02    Recordation of Agreement; Counterparts ..................   147
Section 11.03    Limitation on Rights
                           of Certificateholders                             147
Section 11.04    Governing Law ...........................................   148
Section 11.05    Notices .................................................   148
Section 11.06    Notices to Rating Agency ................................   149
Section 11.07    Severability of Provisions ..............................   150
Section 11.08    Supplemental Provisions
                           for Resecuritization..........................    150



NY1-226757.4
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                                    EXHIBITS

Exhibit A:                  Form of Class A Certificate
Exhibit B:                  Form of Class M Certificate
Exhibit C:                  Form of Class B Certificate
Exhibit D:                  Form of Class R Certificate
Exhibit E:                  Form of Custodial Agreement
Exhibit F:                  Mortgage Loan Schedule
Exhibit G:                  Form of Seller/Servicer Contract
Exhibit H:                  Forms of Request for Release
Exhibit I-1:                Form of Transfer Affidavit and Agreement
Exhibit I-2:                Form of Transferor Certificate
Exhibit J-1:                Form of Investor Representation Letter
Exhibit J-2:                Form of ERISA Representation Letter
Exhibit K:                  Form of Transferor Representation Letter
Exhibit L:                  Form of Rule 144A Investment Representation
                            Letter
Exhibit M:                  Text of Amendment to Pooling and Servicing
                            Agreement Pursuant to Section 11.01(e) for a
                            Limited Guaranty
Exhibit N:                  Form of Limited Guaranty
Exhibit O:                  Form of Lender Certification for Assignment of
                            Mortgage Loan
Exhibit P:                  Schedule of Discount Fractions
Exhibit Q:                  Request for Exchange Form


NY1-226757.4
                                       ix

         This is a Pooling and Servicing Agreement, dated as of August 1, 1997, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be initially represented by the Class A-12 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-226757.4

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         The  following  table sets forth the  designation,  type,  Pass-Through
Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust
Fund created hereunder.


                                        Aggregate Initial
                                           Certificate
                     Pass-Through            Principal                                       Maturity           Standard
Designation              Rate                Balance                 Features                  Date             & Poor's       Fitch
- -----------             ------              ---------                --------                 ------            --------       -----

Class A-1               7.000%            $13,399,900.00              Senior             August 25, 2027          AAA           AAA
Class A-2               7.000%            $20,850,000.00              Senior             August 25, 2027          AAA           AAA
Class A-3              10.000%            $16,320,750.00              Senior             August 25, 2027          AAA           AAA
Class A-4               7.000%            $19,700,543.00              Senior             August 25, 2027          AAA           AAA
Class A-5               7.150%            $21,419,142.00              Senior             August 25, 2027          AAA           AAA
Class A-6               7.250%            $ 6,323,320.00              Senior             August 25, 2027          AAA           AAA
Class A-7               7.250%            $16,496,308.00              Senior             August 25, 2027          AAA           AAA
Class A-8               7.500%            $25,998,036.00              Senior             August 25, 2027          AAA           AAA
Class A-9               7.375%            $ 5,000,001.00              Senior             August 25, 2027          AAA           AAA
Class A-10              7.500%            $54,507,000.00          Lockout/Senior         August 25, 2027          AAA           AAA
Class A-11              0.000%            $    26,409.16      Principal Only/Senior      August 25, 2027          AAAr          AAA
Class A-12          Variable Rate         $                 0 Variable Strip/Senior      August 25, 2027          AAAr          AAA
Class R                 7.500%            $       100.00         Residual/Senior         August 25, 2027          AAA           AAA
Class M-1               7.500%            $ 7,631,000.00            Mezzanine            August 25, 2027          N/A           AA
Class M-2               7.500%            $ 4,361,000.00            Mezzanine            August 25, 2027          N/A            A
Class M-3               7.500%            $ 3,270,500.00            Mezzanine            August 25, 2027          N/A           BBB
Class B-1               7.500%            $ 1,199,000.00           Subordinate           August 25, 2027          N/A           BB
Class B-2               7.500%            $   545,000.00           Subordinate           August 25, 2027          N/A            B
Class B-3               7.500%            $   981,461.72           Subordinate           August 25, 2027          N/A           N/A


         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $218,029,470.88. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-11 Certificates and Class A-12 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate,


NY1-226757.4
                                        2
interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-12 Certificates in the aggregate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-12 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-12 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-12 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.



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



         Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

         Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

         Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.



NY1-226757.4
                                        4

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption
Agreement, dated August 29, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).



NY1-226757.4
                                        5

         Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $220,247 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

         (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.


NY1-226757.4
                                        6

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage


NY1-226757.4
                                        7

Asset-Backed Pass-Through Certificates, Series 1997-QS8" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-12 Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to


NY1-226757.4
                                        8
reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of
(A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-12 Certificates will have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 or Class A-12 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-12 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-12 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and


NY1-226757.4
                                        9
after the date of issuance of any Subclass of Class A-12 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-12 Certificates pursuant to said Section.

         Class A-11 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         Class A-11 Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

         Class A-12 Certificates: The Class A Certificates designated as Class A-12 Certificates, including any Subclass thereof.

         Class A-12 Notional Amount: As of any Distribution Date, with respect to the Class A-12 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.



NY1-226757.4
                                       10

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.45%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than


NY1-226757.4
                                       11
the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 4.75%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.75%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         Closing Date:  August 29, 1997.

         Code:  The Internal Revenue Code of 1986.



NY1-226757.4
                                       12

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.


NY1-226757.4
                                       13

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006, Attention: Residential Funding Corporation Series 1997-QS8.

         Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date: August 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defaulted Mortgage Loss: With respect to any Mortgage Loan, a Realized Loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, not including Special Hazard Losses, Extraordinary Losses (or any other loss resulting from damage to the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment)), Bankruptcy Losses, Fraud Losses and any other interest shortfalls not covered by the subordination described in Section 4.05, including interest that


NY1-226757.4
                                       14
is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.50% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.50%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.



NY1-226757.4
                                       15

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.50% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so


NY1-226757.4
                                       16
insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-11 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of


NY1-226757.4
                                       17
the most subordinate class or classes of Certificates (as established in Section
4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government


NY1-226757.4
                                       18
         or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the


NY1-226757.4
                                       19
second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Class A-12 Notional Amount: With respect to any Class A-12 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-12 Certificate.


NY1-226757.4
                                       20

         Initial Monthly Payment Fund:  As defined in Section
2.01(g).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Distribution Percentage: For any Distribution Date occurring prior to the Distribution Date in September 2002, 0%; for any Distribution Date occurring after August 2002 but prior to September 2003, 30%; for any Distribution Date occurring after


NY1-226757.4
                                       21

August 2003 but prior to September 2004, 40%; for any Distribution Date occurring after August 2004 but prior to September 2005, 60%; for any Distribution Date occurring after August 2005 but prior to September 2006, 80%; for any Distribution Date after August 2006, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-12 Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC would be reduced to zero, which is August 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is August 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

         Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage 100SM Loan:  A Mortgage Loan that has a
Loan-to-Value Ratio at origination in excess of 80.00% and that


NY1-226757.4
                                       22
is secured by Additional Collateral and does not have a Primary
Mortgage Insurance Policy.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.


NY1-226757.4
                                       23

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

         Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts


NY1-226757.4
                                       24
reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-11 Certificates and Class A-12 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-12 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the


NY1-226757.4
                                       25
basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-12 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.8931% per annum. With respect to any Subclass of Class A-12 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-11 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-12 Notional Amount thereof (in the case of any Class A-12 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-12 Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase


NY1-226757.4
                                       26
         such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;



NY1-226757.4
                                       27
provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.50% per annum (but not less than 0.00%).

         Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

         Prepayment Distribution Percentage:   With respect to any
Distribution Date and each Class of Class M Certificates and


NY1-226757.4
                                       28

Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in September 2002 (unless the Certificate Principal Balances of the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

         (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described


NY1-226757.4
                                       29
                    above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
                    (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.



NY1-226757.4
                                       30

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining


NY1-226757.4
                                       31
term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein,
(x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-12 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each


NY1-226757.4
                                       32

Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such


NY1-226757.4
                                       33
temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.



NY1-226757.4
                                       34

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                                         Senior Accelerated
Distribution Date                                        Distribution Percentage

September 1997 through
August 2002.............................................   100%

September 2002 through
August 2003....................................  Senior Percentage, plus 70% of the Subordinate Percentage

September 2003 through
August 2004....................................  Senior Percentage, plus 60% of the Subordinate Percentage
September 2004 through
August 2005....................................  Senior Percentage, plus 40% of the Subordinate Percentage
September 2005 through
August 2006....................................  Senior Percentage, plus 20% of the Subordinate Percentage

September 2006 and
thereafter.............................................  Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the


NY1-226757.4
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



Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such
Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).


NY1-226757.4
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




         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $2,180,295 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage


NY1-226757.4
                                       37

Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 18.7% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date
Principal Balance of the Mortgage Loan, minus (ii) the sum of (a)


NY1-226757.4
                                       38
the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass: With respect to the Class A-12 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-12 Certificates pursuant to Section 5.01(c).

         Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-12 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date,


NY1-226757.4
                                       39
that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Surety: AMBAC Indemnity Corporation, or its successors in interest.

         Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by AMBAC Indemnity Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates,


NY1-226757.4
                                       40
but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

         (i)        the Mortgage Loans and the related Mortgage Files,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

         (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)        all proceeds of clauses (i) through (iv) above.

         Uncertificated REMIC Regular Interests: The uncertificated partial undivided beneficial ownership interests in the Trust


NY1-226757.4
                                       41

Fund, numbered sequentially from 1 to 1,883, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (except in the case of a partnership, to the extent provided in Treasury regulations) or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-12 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-12 Certificates and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.





NY1-226757.4
                                       42

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                    (i) The original Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                    (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                    (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


NY1-226757.4
                                       43
         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)    The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-226757.4
                                       44

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.



NY1-226757.4
                                       45

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.



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



         (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage
Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or


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



acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

         (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $14,782 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in September 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in September 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.



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



         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or


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



defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;


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




                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                  (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.



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



         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                  (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                  (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                  (iv) To the best of the Company's knowledge, except with respect to 14 Mortgage Loans representing approximately 1.19% of the Mortgage Loans by aggregate Stated Principal Balance (5 of which are Additional Collateral Loans representing approximately 0.68% of the Mortgage Loans by aggregate Stated Principal Balance), if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the


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



         subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                  (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                  (vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

                  (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                  (ix) Approximately 24.22% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 24.82% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

                  (x) Approximately 31.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Mortgage Loans;

                  (xi) One Mortgage Loan, representing no more than 0.1% of the aggregate Stated Principal Balance as of the Cut-off Date, will be a Buy-Down Loan;



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



                  (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                  (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                  (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xvi) 5 of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note;

                  (xvii) Not more than 2.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank; and

                  (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company


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



shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate- holders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to


NY1-226757.4
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



substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans,


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



the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.             Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.


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





                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the


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



extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section
3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing


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



Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall


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



either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04. Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                                    Certificateholders.


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.



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



         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07.             Collection of Certain Mortgage Loan Payments;
                                    Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the


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



terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;


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




                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                    (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                    (v)     Any amounts required to be deposited pursuant to
         Section 3.07(c) or 3.21;

                    (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

                    (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.



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



         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not


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received by the  Subservicer.  This  obligation  to advance with respect to each
Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to


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the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of


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         Monthly  Payments  for which any such  advance  was made in the case of
         Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to
         Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);



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                    (viii) to  reimburse  itself  or the  Company  for  expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the


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Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose
claims-paying   ability  is  acceptable  to  each  Rating  Agency  for  mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.



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         Section 3.12.              Maintenance of Fire Insurance and
                                    Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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         In the event  that the Master  Servicer  shall  obtain  and  maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:


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                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be


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changed  and (E) if the  seller/transferor  of the  Mortgaged  Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the
Trustee  shall  execute  any  necessary   instruments  for  such  assumption  or
substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing


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under, the laws of such jurisdiction;  (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and
(iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue


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in  default  and as to  which  no  satisfactory  arrangements  can be  made  for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in


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connection  with the related  defaulted  Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed


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to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately


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notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial
Account   pursuant  to  Section  3.07  have  been  or  will  be  so  deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.



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         (c) The Trustee or the Master  Servicer on the  Trustee's  behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors,


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and the fees and  expenses of the Trustee  and any  Custodian)  and shall not be entitled to reimbursement  therefor except as specifically  provided in Sections
3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master


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Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating
to  this  Agreement,   such  statement  shall  include  a  description  of  such
noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.


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         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may


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reduce the  amount  required  to be paid by the  Mortgagor  to fully  prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-12 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-12 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

                    (i) to the Class A Certificateholders (other than the Class A-11 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-12 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                    (ii)    (X)     to the Class A-11 Certificateholders,
         the Class A-11 Principal Distribution Amount; and

                            (Y) to the Class A Certificateholders (other than the Class A-11 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through
         (v) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                            (A) the Senior Percentage for such Distribution Date
                                times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal


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                            portion of any Debt  Service  Reduction  (other than
                            the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with
                            other  Bankruptcy   Losses  exceeds  the  Bankruptcy
                            Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                            (B) with respect to each  Mortgage  Loan for which a
                    Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including


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                    without limitation Insurance Proceeds,  Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C));

                            (C) the Senior Accelerated  Distribution  Percentage
                    for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                            (D) any Excess Subordinate Principal Amount for such Distribution Date; and

                            (E) any amounts  described  in  subsection  (ii)(Y),
                    clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

                    (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or


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         remaining unpaid for all previous Distribution Dates, to the extent the amounts  available  pursuant  to clause (x) of  Sections  4.02(a)(vii),
         (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                    (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of


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         Sections  4.02(a)(xiii),  (xiv)  and  (xv) are  insufficient  therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) are insufficient therefor;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A


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         Certificates  and Class R  Certificates  have been retired,  applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i) first, to the Class A-11 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-11 Principal Distribution Amount") equal to the aggregate of:

                            (A) the related  Discount  Fraction of the principal
                    portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;



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                            (B) the related  Discount  Fraction of the principal
                    portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan
                    described   in  clause  (C)  below),   including   Principal
                    Prepayments in Full, Curtailments and repurchases (including
                    deemed   repurchases  under  Section  3.07(b))  of  Discount
                    Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                            (C) in connection  with the Cash  Liquidation or REO
                    Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                            (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                            (E) the amount of any Class A-11 Collection Shortfalls for such Distribution Date and the amount of any Class A-11 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                    (ii) from the Senior Principal Distribution Amount there shall be distributed to the Class A-10 Certificates, an amount equal to the Lockout Distribution Percentage of the Class A-10 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates) of the Senior Principal Distribution Amount; and

                    (iii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause
         (ii) above shall be distributed as follows:



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



                            (A) first,  28.0190445305%  of such amount  shall be
                    distributed sequentially as follows:

                               (1) to the Class R Certificates, until the
                            Class R Certificates have been reduced to zero;

                               (2) to the Class A-1 Certificates, until the
                            Class A-1 Certificates have been reduced to zero;
                            and

                               (3) to the Class A-4 Certificates, until the
                            Certificate Principal Balance thereof equals
                            $18,672,108; and

                    40.4892892722%,  13.7016667605%  and  17.7899994368% of such amount shall be distributed concurrently to the Class A-2, Class A-3 and Class A-8 Certificates, respectively, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                            (B)  second,   13.7016663592%,   68.5083379450%  and
                    17.7899956958% of such amount shall be distributed concurrently to the Class A-3, Class A-4 and Class A-8 Certificates, respectively, until the Certificate Principal Balance of the Class A-8 Certificates equals $13,943,871;

                            (C)  third,   13.7016650110%,   68.5083364634%   and
                    17.7899985256% of such amount shall be distributed concurrently to the Class A-3, Class A-4 and Class A-8 Certificates, respectively, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                            (D)  fourth,   10.0959650071%,   72.1140364673%  and
                    17.7899985256% of such amount shall be distributed concurrently to the Class A-3, Class A-5 and Class A-8 Certificates, respectively, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

                            (E)   fifth,   7.0259111111%,   70.2591111111%   and
                    22.7149777778% of such amount shall be distributed concurrently to the Class A-3, Class A-6 and Class A-8 Certificates, respectively, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

                            (F)   sixth,   7.2333161113%,   72.3331961911%   and
                    20.4334876977% of such amount shall be distributed concurrently to the Class A-3, Class A-7 and Class A-8 Certificates, respectively, until the Certificate


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                    Principal  Balances  of the Class A-7  Certificates  and the
                    Class A-8 Certificates have been reduced to zero;


                            (G) seventh,  4.7619038549%  and  95.2380961451%  of
                    such amount shall be distributed concurrently to the Class A-3 Certificates and the Class A-9 Certificates, respectively, until the Certificate Principal Balances of the Class A-3 Certificates and the Class A-9 Certificates have been reduced to zero; and

                            (H) eighth,  such amount shall be distributed to the
                    Class A-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-11 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Class A Certificates (other than the Class A-11 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-11, Class A-12, Class M and Class B Certificates, in each case as described herein.

         (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable


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Seller's  Agreement),  the Master Servicer shall  distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited
into  a  separate  trust  fund  or  other   structuring   vehicle  and  separate
certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution
(i) with respect to the Certificates of any Class (other than the Class A-12 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-12 Certificates, to the Class A-12 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the


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Certificate  Registrar,  the  Company  or the  Master  Servicer  shall  have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.              Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;



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                  (v)               the number and Pool Stated Principal Balance
         of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                  (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                  (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (ix) the number, aggregate principal balance and book value of any REO Properties;

                  (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xi)  the  Special  Hazard  Amount,   Fraud  Loss  Amount  and
         Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                  (xii)  the   weighted   average   Pool  Strip  Rate  for  such
         Distribution Date and the Pass-Through Rate with respect to the Class A-12 Certificates and each Subclass, if any, thereof;

                  (xiii) the Class A-12 Notional Amount and each Subclass Notional Amount;

                  (xiv)             the occurrence of the Credit Support
         Depletion Date;

                  (xv) the Senior Accelerated Distribution Percentage applicable to such distribution;

                  (xvi)             the Senior Percentage for such Distribution
         Date;



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                  (xvii)            the aggregate amount of Realized Losses for
         such Distribution Date;

                  (xviii)           the aggregate amount of any recoveries on
         previously foreclosed loans from Sellers due to a breach of representation or warranty;

                  (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                  (xx) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.



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         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account


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



Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section
4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt


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



Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-11 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-11 Certificates) and Class R Certificates, on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-11 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-11 Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution


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



Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-12 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Class A-12 Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.


         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the


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



assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section
4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08.              Surety Bond.
        (a) If a Required SuretyPayment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith. (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.


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



                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.              The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-12 Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates, other than the Class A-11 Certificates) and $1,000 (in the case of the Class A-11, Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-11, Class M-3, and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class A-11                              $26,409.16
                           Class M-3                              $250,500.00
                           Class B-3                              $250,461.72

The Class R Certificates and Class A-12 Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-12 Certificates shall be issuable as a single certificate as provided in Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered


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     hereunder.   All   Certificates   shall   be   dated   the  date  of  their
     authentication.
         (b) The Class A Certificates, other than the Class A-11 Certificates and Class A-12 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-11 Certificates and Class A-12 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant
or  brokerage  firm  representing   such  Certificate   Owner.  Each  Depository
Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of


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Definitive   Certificates  to  Certificate  Owners  requesting  the  same.  Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time Residential Funding, as the initial Holder of the Class A-12 Certificates, may exchange such Holder's Class A-12 Certificates for Subclasses of Class A-12 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-12 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-12-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-12 Certificates may be transferred in whole, but not in part, in accordance with the provisions of
Section 5.02.



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         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and


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



laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and
(B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of


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



Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.


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                  (C)  Notwithstanding  the delivery of a Transfer Affidavit and
         Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to


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



any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:



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



                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant


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to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon


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for the related Interest Accrual Period and any previously unpaid
Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)              the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the


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benefit of such  Certificateholders,  and the Master Servicer or the Company, as
applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02.              Merger or Consolidation of the Company
                                    or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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Agreement;  provided  that the Person  accepting  such  assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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     the performance of duties  hereunder or by reason of reckless  disregard of obligations and duties hereunder.
         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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Account.  If the  Trustee  has become the  successor  to the Master  Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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



manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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



                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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



         obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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the Trust Fund or its assets or transactions including,  without limitation, (A)
"prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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                  (v) Prior to the  occurrence of an Event of Default  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts
         or  matters   stated  in  any   resolution,   certificate,   statement,
         instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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misconduct on its part,  arising out of, or in connection  with,  the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate,  signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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resulting  from any merger,  conversion  or  consolidation  to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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         (c) Any notice,  request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York, 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such


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right is exercised by the Master  Servicer,  the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the


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Certificate Account before the Final Distribution Date in immediately  available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of


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such  Certificateholder's  failure to  surrender  its  Certificate(s)  for final payment thereof in accordance with this Section 9.01.

         Section 9.02.              Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under
         Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (other than the Class A-12 Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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                  (d) The  REMIC  Administrator  shall  prepare  or  cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC
Administrator   without  any  right  of   reimbursement   therefor.   The  REMIC
Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator
may  from  time  to  time   request  for  the  purpose  of  enabling  the  REMIC
Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the


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Master  Servicer or the REMIC  Administrator,  as  applicable,  determines  that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any


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other tax is imposed by the Code or any applicable  provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-12 Certificates) representing a regular interest in the REMIC would be reduced to zero is August 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is August 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue


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Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust


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Fund,  the Company,  the REMIC  Administrator  or the Trustee,  as a result of a breach of the  Master  Servicer's  covenants  set forth in this  Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as


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



         evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be


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



necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such


NY1-226757.4
                                       146
exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or


NY1-226757.4
                                       147
proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, 3 Park Plaza, Irvine, California 92714, Attention: Residential Accredit Loans, Inc. Series 1997-QS8 or


NY1-226757.4
                                       148
such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                  (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section
         4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from


NY1-226757.4
                                       149
         the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.             Supplemental Provisions
                                    for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new


NY1-226757.4
                                       150
certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



NY1-226757.4
                                       151

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                          RESIDENTIAL ACCREDIT LOANS, INC.

[Seal]
                                          By:
                                                Name:
                                                Title:

Attest:
    Name:
    Title:


                         RESIDENTIAL FUNDING CORPORATION

[Seal]
                                                     By:
                                                           Name:
                                                           Title:


Attest:
    Name:
    Title:


                             BANKERS TRUST COMPANY,
                                                     as Trustee

[Seal]
                                                     By:
                                                       Name:
                                                       Title:

Attest:
     Name:
     Title:



NY1-226757.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 29th day of August, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




NY1-226757.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 29th day of August, 1997 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-226757.4

STATE OF CALIFORNIA                   )
                                      ) ss.:
COUNTY OF ORANGE                      )


                  On the 29th day of August, 1997 before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-226757.4

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]




NY1-226757.4

Certificate No. ____                       [____%][Variable] Pass-Through
                                           Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:                [Percentage Interest: ___%]
August 1, 1997
                                           Aggregate       Initial
                                           [Certificate  Principal
                                           Balance]   [Class  A-12
                                           Notional        Amount]
                                           [Subclass      Notional
                                           Amount]  of  the  Class
                                           A-__ Certificates:

First Distribution Date:
September 25, 1997


Master Servicer:                           [Initial] [Certificate Principal
Residential Funding                        Balance] [[Class A-12] [Subclass]
Corporation                                Notional Amount] of this
                                           Certificate: $_____________]

Assumed Final
Distribution Date:                         CUSIP 76110F-_____
[August 25, 2027]


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES 1997-QS8

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate


NY1-226757.4
                                       A-2

Principal Balance] [Initial Class A-12 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-___ Certificates] [Initial Class A-12 Notional Amounts of all Class A-12 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Class A-12 Notional Amount of the Class A-12 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-12 Certificates.] [The Subclass Notional Amount of the Class A-12-_ Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-12-_ Certificates immediately prior to such date.] [The Class A-12[-_] Certificates have no Certificate Principal Balance.]

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the


NY1-226757.4
                                       A-3

Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-12 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.


NY1-226757.4
                                       A-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates


NY1-226757.4
                                       A-5
from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-226757.4
                                       A-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                         Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                         By:
                                                         Authorized Signatory


NY1-226757.4
                                       A-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





                                           Dated:
                                           Signature by or on behalf of assignor




                                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_________________________________ __________________________for the____________________________________________
account of___________________________________________________________________
account number__________________________________, or, if mailed by check, to
_____________________________________________.  Applicable statements should be mailed to_________________________________________________________
_________________________________________________.

                  This information is provided by____________________________
____________________, the assignee named above, or___________________________
__________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $
        PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,
COMPUTED UNDER THE APPROXIMATE METHOD.  NO REPRESENTATION IS MADE
THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-226757.4

Certificate No. ___                                [___]% Pass-Through Rate

Class M-    Subordinate                            Aggregate Certificate
                                                   Principal Balance
                                                   of the Class M Certificates:
Date of Pooling and Servicing                      $_______________
Agreement and Cut-off Date:
August 1, 1997                                     Initial Certificate Principal
                                                   Balance of this Certificate:
First Distribution Date:                           $_______________
September 25, 1997
                                                   CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
August 25, 2027



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS8

         evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-226757.4
                                       B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-226757.4
                                       B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-226757.4
                                       B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-226757.4
                                       B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-226757.4
                                       B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                         Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                        By:
                                                        Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





                                           Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_________________________________ __________________________for the____________________________________________
account of___________________________________________________________________
account number__________________________________, or, if mailed by check, to
_____________________________________________.  Applicable statements should be mailed to_________________________________________________________
_________________________________________________.

                  This information is provided by____________________________
____________________, the assignee named above, or___________________________
__________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-226757.4

Certificate No. __                                 [___]% Pass-Through Rate

Class B-__ Subordinate                             Aggregate Certificate
                                                   Principal Balance
                                                   of the Class B-__
                                                   Certificates as of
Date of Pooling and Servicing                      the Cut-off Date:
Agreement and Cut-off Date:                        $_______________
August 1, 1997
                                                   Initial Certificate Principal
                                                   Balance of this Certificate:
First Distribution Date:                           $_______________
September 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
August 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS8

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-226757.4
                                       C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-226757.4
                                       C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-226757.4
                                       C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-226757.4
                                       C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-226757.4
                                       C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                         as Trustee


                                                         By:
                                                         Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                                     BANKERS TRUST COMPANY,
                                                     as Certificate Registrar


                                                     By:
                                                     Authorized Signatory


NY1-226757.4
                                       C-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





                                           Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_________________________________ __________________________for the____________________________________________
account of___________________________________________________________________
account number__________________________________, or, if mailed by check, to
_____________________________________________.  Applicable statements should be mailed to_________________________________________________________
_________________________________________________.

                  This information is provided by____________________________
____________________, the assignee named above, or___________________________
__________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-226757.4

Certificate No. ___                         [___]% Pass-Through Rate

Class R Senior                              Aggregate Initial Certificate
                                            Principal Balance of the
                                            Class R Certificates:
Date of Pooling and Servicing               $100.00
Agreement and Cut-off Date:
August 1, 1997                              Initial Certificate Principal
                                            Balance of this Certificate:
First Distribution Date:                    $_______________
September 25, 1997
                                            Percentage Interest:
Master Servicer:                            _______%
Residential Funding Corporation
                                            CUSIP 76110F-_____
Assumed Final Distribution Date:
August 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS8

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified


NY1-226757.4
                                       D-2
above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the


NY1-226757.4
                                       D-3

Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing


NY1-226757.4
                                       D-4
in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to


NY1-226757.4
                                       D-5
the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to
(i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-226757.4
                                       D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY
                                                         as Trustee


                                                         By:
                                                         Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                         By:
                                                         Authorized Signatory


NY1-226757.4
                                       D-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





                                           Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS
                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_________________________________ __________________________for the____________________________________________
account of___________________________________________________________________
account number__________________________________, or, if mailed by check, to
_____________________________________________.  Applicable statements should be mailed to_________________________________________________________
_________________________________________________.

                  This information is provided by____________________________
____________________, the assignee named above, or___________________________
__________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of August 1, 1997, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of August 1, 1997, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-226757.4

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such


NY1-226757.4
                                       E-2
document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a


NY1-226757.4
                                       E-3

Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of


NY1-226757.4
                                       E-4
such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable


NY1-226757.4
                                       E-5
expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                      ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution


NY1-226757.4
                                       E-6
subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each


NY1-226757.4
                                       E-7
of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-226757.4
                                       E-8

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       BANKERS TRUST COMPANY,
                                               as Trustee
3 Park Plaza
Irvine, California  92714
Attention:
Residential Accredit Loans, Inc.
            Series 1997-QS8
                                               By:
                                               Name:
                                               Title:


Address:                                       RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
                                               By:
                                               Name:
                                               Title: Vice President


Address:                                       RESIDENTIAL FUNDING
                                               CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437
                                               By:
                                               Name:
                                               Title: Director


Address:                                       NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                               By:
                                               Name:
                                               Title:

STATE OF                                    )
                                            ) ss.:
COUNTY OF                                   )


                  On the 29th day of August, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                                   Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 29th day of August, 1997, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                                   Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 29th day of August, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 29th day of August, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                              August 29, 1997


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS8

                  Re: Custodial Agreement dated as of August 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                        NORWEST BANK MINNESOTA,
                                                        NATIONAL ASSOCIATION



                                                        By:
                                                        Name:
                                                        Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                                     ________________ ____, 1997



Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS8

                  Re: Custodial Agreement dated as of August 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                       NORWEST BANK MINNESOTA,
                                                       NATIONAL  ASSOCIATION



                                                        By:
                                                        Name:
                                                        Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                         _____________ ___, 1997




Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS8

                  Re: Custodial Agreement dated as of August 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8



Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION


                                          By:
                                          Name:
                                          Title:

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 08/21/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 12.28.40          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS8                                  CUTOFF : 08/01/97
  POOL       : 0004256
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1402221          661/661             F          330,000.00         ZZ
                                         360        322,815.91          1
    12 HICKORY LANE                    9.000          2,655.25         95
                                       8.750          2,655.25      350,000.00
    COLUMBIA         IL   62236          1            08/25/94         92
    1976752                              05           10/01/94         30
    1976752                              O            09/01/24
    0


    1402222          661/661             F          315,000.00         ZZ
                                         360        308,739.22          1
    1512 PALISADES AVENUE UNIT 11E     9.125          2,562.94        100
                                       8.875          2,562.94      315,000.00
    FORT LEE         NJ   07024          1            11/01/94         92
    2026904                              06           12/01/94         30
    2026904                              O            11/01/24
    0


    1402425          661/661             F          530,000.00         ZZ
                                         360        520,212.97          1
    106 CHURCH HILL RD                 9.500          4,456.52        100
                                       9.250          4,456.52      530,000.00
    WASHINGTON       CT   06793          1            10/31/94         92
    2016129                              05           12/01/94         30
    2016129                              O            11/01/24
    0


    1406578          661/661             F           74,500.00         ZZ
                                         360         73,298.25          1
    5668 NORTH EICHEN CIRCLE           9.250            612.89         56
                                       9.000            612.89      134,500.00
    FORT MYERS       FL   33919          1            03/06/95         92
    2113397                              05           05/01/95         30
1


    2113397                              O            04/01/25
    0


    1424914          526/K01             F          208,000.00         ZZ
                                         360        204,395.42          1
    11911 AUTUMNWOOD LANE              8.250          1,562.64         80
                                       8.000          1,562.64      260,000.00
    FT. WASHINGTON   MD   20744          2            06/13/95         04
    0459905931                           05           08/01/95         12
    39494                                N            07/01/25
    0


    1436068          661/661             F          412,000.00         ZZ
                                         360        404,645.71          1
    4820 VISTA DE ORO AVENUE           8.125          3,059.08         80
                                       7.875          3,059.08      515,000.00
    LOS ANGELES      CA   90043          1            06/09/95         00
    2145399                              05           08/01/95          0
    2145399                              O            07/01/25
    0


    1508064          F86/F86             F           85,050.00         ZZ
                                         360         80,628.52          1
    9-11 PARK AVENUE UNIT 505          8.990            683.72         90
                                       8.700            683.72       94,500.00
    HULL             MA   02045          1            07/29/91         23
    8088501                              01           09/01/91          0
    8088501                              O            08/01/21
    0


    1546524          B24/G02             F          360,000.00         ZZ
                                         360        358,518.06          1
    976 ROCKRIMMON RD                  8.750          2,832.12         80
                                       8.500          2,832.12      450,000.00
    STAMFORD         CT   06903          1            01/06/97         00
    0430110783                           05           02/01/97          0
    182801                               O            01/01/27
    0


    1548951          B75/G02             F           72,800.00         ZZ
                                         360         72,762.26          1
    2301 E 19TH STREET                 9.250            598.91         80
                                       9.000            598.91       91,000.00
    MISSION          TX   78572          1            06/17/97         00
    0430301499                           05           08/01/97          0
    2736213                              O            07/01/27
    0


1


    1552885          964/G02             F          172,000.00         ZZ
                                         360        171,254.94          1
    70405 MOTTLE CIRCLE                8.500          1,322.53         86
                                       8.250          1,322.53      200,000.00
    RANCHO MIRAGE    CA   92270          1            12/27/96         10
    0430192229                           05           02/01/97         25
    21989                                O            01/01/27
    0


    1552997          920/G02             F          185,500.00         ZZ
                                         355        185,500.00          3
    850 W 80TH STREET                  8.875          1,480.13         79
                                       8.625          1,480.13      235,000.00
    LOS ANGELES      CA   90044          4            07/15/97         00
    0430296996                           05           09/01/97          0
    964788                               N            03/01/27
    0


    1556011          225/225             F           25,600.00         ZZ
                                         360         25,471.07          1
    1401 EAST 55TH STREET              8.875            203.69         90
    UNIT 913N                          8.625            203.69       28,500.00
    CHICAGO          IL   60615          1            03/26/97         10
    8036106                              06           05/01/97         25
    8036106                              O            04/01/27
    0


    1560265          624/G02             F           72,000.00         ZZ
                                         360         71,928.88          1
    5922-86TH AVENUE SOUTHWEST         9.500            605.42         80
                                       9.250            605.42       90,000.00
    LAKEWOOD         WA   98499          1            05/14/97         00
    0430290718                           05           07/01/97          0
    85100370063                          N            06/01/27
    0


    1560864          229/G02             F          134,000.00         ZZ
                                         360        133,795.39          1
    8 PARKWAY ROAD                     9.375          1,114.55         38
                                       9.125          1,114.55      360,000.00
    BRIARCLIFF MANO  NY   10510          5            04/01/97         00
    0430284984                           05           06/01/97          0
    7411333                              O            05/01/27
    0


    1561743          286/286             F           20,150.00         ZZ
                                         360         20,137.14          1
    1529 ESTES AVE #1A                 8.250            151.39         65
                                       8.000            151.39       31,000.00
1


    CHICAGO          IL   60626          5            06/06/97         00
    09240256                             01           08/01/97          0
    09240256                             N            07/01/27
    0


    1561744          286/286             F           20,150.00         ZZ
                                         360         20,137.14          1
    1529 ESTES AVE #2A                 8.250            151.39         65
                                       8.000            151.39       31,000.00
    CHICAGO          IL   60606          5            06/06/97         00
    09240257                             01           08/01/97          0
    09240257                             N            07/01/27
    0


    1563518          E45/G02             F           55,900.00         ZZ
                                         360         55,773.24          1
    2341 ROSE STREET                   8.875            444.77         80
                                       8.625            444.77       69,900.00
    SARASOTA         FL   34239          1            03/12/97         00
    0430294447                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1563528          F25/G02             F          137,250.00         ZZ
                                         360        136,990.73          1
    157 HEATHER CIRCLE                 9.750          1,179.19         90
                                       9.500          1,179.19      152,500.00
    NEWBURGH         NY   12550          1            03/31/97         01
    0430204883                           05           05/01/97         25
    R9702010                             N            04/01/27
    0


    1563559          229/G02             F           38,250.00         ZZ
                                         360         38,230.68          1
    519 EAST 143RD STREET              9.375            318.15         85
                                       9.125            318.15       45,000.00
    CLEVELAND        OH   44110          1            06/26/97         10
    0430298174                           05           08/01/97         25
    NG                                   N            07/01/27
    0


    1563560          918/G02             F          240,500.00         ZZ
                                         360        240,375.32          2
    24-14 79TH STREET                  9.250          1,978.53         81
                                       9.000          1,978.53      300,000.00
    JACKSON HEIGHTS  NY   11370          1            06/27/97         01
    0430290155                           05           08/01/97         12
    30030                                N            07/01/27
    0
1




    1563565          918/G02             F          150,000.00         ZZ
                                         360        149,920.18          1
    24-12 79TH STREET                  9.125          1,220.45         75
                                       8.875          1,220.45      200,000.00
    JACKSON HEIGHTS  NY   11370          1            06/27/97         00
    0430286104                           05           08/01/97          0
    30029                                N            07/01/27
    0


    1563855          H05/H05             F          100,200.00         ZZ
                                         360        100,200.00          1
    4181 HEATHER DRIVE                 8.750            788.27         80
                                       8.500            788.27      125,300.00
    WILLIAMSVILLE    NY   14221          1            07/03/97         00
    096660729                            05           09/01/97          0
    096660729                            O            08/01/27
    0


    1564643          B75/G02             F           57,600.00         ZZ
                                         360         57,440.33          2
    2324 LA FERIA ROAD                 9.000            463.46         80
                                       8.750            463.46       72,000.00
    BROWNSVILLE      TX   78520          2            02/27/97         01
    0430180828                           05           04/01/97         12
    2732246                              N            03/01/27
    0


    1565202          F61/G02             F          128,000.00         ZZ
                                         360        127,661.65          1
    5013 50TH AVENUE SOUTHWEST         8.125            950.40         80
                                       7.875            950.40      160,000.00
    SEATTLE          WA   98136          1            03/25/97         00
    0430195446                           05           05/01/97          0
    970253S                              O            04/01/27
    0


    1565204          624/G02             F           87,300.00         ZZ
                                         360         87,173.53          2
    12207 & 12209 TROULON DRIVE        9.625            742.04         90
                                       9.375            742.04       97,000.00
    HOUSTON          TX   77072          1            04/04/97         10
    0430202127                           05           06/01/97         35
    82005070103F                         N            05/01/27
    0


    1565283          560/560             F           80,000.00         ZZ
                                         360         79,845.89          1
1


    254 US ROUTE 2                     8.250            601.02         54
                                       8.000            601.02      150,000.00
    GRAND ISLE       VT   05458          1            04/25/97         00
    450706445                            05           06/01/97          0
    450706445                            O            05/01/27
    0


    1565320          180/G02             F          112,600.00         ZZ
                                         360        112,331.20          1
    8908 WEST CHESTNUT                 8.625            875.79         87
                                       8.375            875.79      130,000.00
    LITTLETON        CO   80123          1            03/31/97         10
    0430199612                           05           05/01/97         20
    4787784                              N            04/01/27
    0


    1566195          180/G02             F           64,000.00         ZZ
                                         360         63,929.82          1
    8002 39TH AVENUE                   9.000            514.96         80
                                       8.750            514.96       80,000.00
    SACRAMENTO       CA   95824          2            05/20/97         00
    0430297531                           05           07/01/97          0
    4664488                              N            06/01/27
    0


    1566274          B75/G02             F           52,200.00         ZZ
                                         360         52,062.57          2
    4020 ARBOR PLACE LANE              9.250            429.44         90
                                       9.000            429.44       58,000.00
    CHATTANOOGA      TN   37416          1            02/28/97         12
    0430184978                           05           04/01/97         25
    2924165                              N            03/01/27
    0


    1566425          A33/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
    26880 MINOCK CIRCLE                9.250            468.92         90
                                       9.000            468.92       63,500.00
    REDFORD          MI   48239          1            07/14/97         04
    0430302299                           05           09/01/97         25
    1037405                              N            08/01/27
    0


    1566837          G41/G02             F          100,000.00         ZZ
                                         360         99,943.94          1
    2381 GREENWARD SOUTH               8.875            795.64         58
                                       8.625            795.64      175,000.00
    WARRNGTON        PA   18976          5            06/24/97         00
    0430307322                           05           08/01/97          0
1


    NG                                   O            07/01/27
    0


    1566935          003/G02             F           81,900.00         ZZ
                                         360         81,327.27          1
    476 BUTTERCUP TRAIL                8.625            637.01         90
                                       8.375            637.01       91,000.00
    LAWRENCEVILLE    GA   30245          1            12/30/96         12
    0430253567                           05           02/01/97         25
    3766920                              N            01/01/27
    0


    1567123          377/377             F           86,400.00         ZZ
                                         360         86,223.39          1
    501 COONER STREET                  9.375            718.64         80
                                       9.125            718.64      108,000.00
    COLLEGE STATION  TX   77845          2            03/20/97         01
    3656840                              05           05/01/97         12
    3656840                              N            04/01/27
    0


    1567324          624/G02             F           92,000.00         ZZ
                                         360         92,000.00          4
    10214 BROWNIE DRIVE                9.375            765.21         80
                                       9.125            765.21      115,000.00
    AUSTIN           TX   78753          1            07/09/97         00
    0430300517                           05           09/01/97          0
    8200570113                           N            08/01/27
    0


    1567731          129/G02             F           82,450.00         ZZ
                                         360         82,215.43          3
    1708 NW 52 AVENUE                  8.875            656.01         85
                                       8.625            656.01       97,000.00
    LAUDERHILL       FL   33313          5            02/06/97         01
    0430288779                           05           04/01/97         20
    3961171                              N            03/01/27
    0


    1567823          918/G02             F          150,000.00         ZZ
                                         360        149,915.90          2
    557 SNEDIKER AVENUE                8.875          1,193.47         89
                                       8.625          1,193.47      170,000.00
    BROOKLYN         NY   11207          1            06/30/97         04
    0430287037                           05           08/01/97         25
    11843                                N            07/01/27
    0


1


    1567870          637/G02             F          220,000.00         ZZ
                                         360        219,863.26          2
    56-14 208TH STREET                 8.375          1,672.16         74
                                       8.125          1,672.16      300,000.00
    BAYSIDE          NY   11364          1            06/25/97         00
    0430299636                           05           08/01/97          0
    9526708                              O            07/01/27
    0


    1568044          B24/G02             F          437,000.00         ZZ
                                         360        436,200.16          1
    111 FAIRWAY DRIVE                  8.500          3,360.15         68
                                       8.250          3,360.15      650,000.00
    STAMFORD         CT   06903          2            04/02/97         00
    0430192872                           05           06/01/97          0
    UNKNOWN                              O            05/01/27
    0


    1568096          942/G02             F          198,800.00         ZZ
                                         360        198,800.00          1
    40 CALGARY CIRCLE                  8.375          1,511.03         80
                                       8.125          1,511.03      248,500.00
    MARLBORO TOWNSH  NJ   07746          1            07/22/97         00
    0430306654                           05           09/01/97          0
    1150P7PP34                           O            08/01/27
    0


    1568132          180/G02             F           66,600.00         ZZ
                                         360         66,495.62          4
    5809 SWEENEY CIRCLE                9.250            547.90         65
                                       9.000            547.90      102,500.00
    AUSTIN           TX   78723          2            04/21/97         00
    0430298018                           05           06/01/97          0
    4319828                              N            05/01/27
    0


    1568200          180/G02             F           65,850.00         ZZ
                                         360         65,746.80          4
    5807 SWEENEY CIRCLE                9.250            541.73         65
                                       9.000            541.73      102,000.00
    AUSTIN           TX   78723          2            04/18/97         00
    0430299040                           05           06/01/97          0
    4319810                              N            05/01/27
    0


    1568203          180/G02             F           66,150.00         ZZ
                                         360         66,046.33          4
    5805 SWEENEY CIRCLE                9.250            544.20         65
                                       9.000            544.20      102,000.00
1


    AUSTIN           TX   78723          2            04/18/97         00
    0430298034                           05           06/01/97          0
    4319802                              N            05/01/27
    0


    1568869          B75/G02             F          102,550.00         ZZ
                                         360        102,334.60          1
    9607 W CHATFIELD AVENUE #F         9.250            843.65         90
                                       9.000            843.65      113,950.00
    LITTLETON        CO   80123          1            03/31/97         10
    0430198515                           05           05/01/97         25
    2915767                              N            04/01/27
    0


    1569071          180/G02             F          115,600.00         ZZ
                                         360        115,423.51          1
    2136 WEST VALENCIA DRIVE           9.375            961.50         90
                                       9.125            961.50      128,500.00
    FULLERTON        CA   92833          1            04/14/97         23
    0430294769                           05           06/01/97          0
    4840849                              N            05/01/27
    0


    1569286          A83/G02             F           40,950.00         ZZ
                                         360         40,889.10          1
    11046 SW GREENBURG ROAD            9.500            344.33         70
    #336                               9.250            344.33       58,500.00
    TIGARD           OR   97223          1            04/23/97         00
    0430284786                           01           06/01/97          0
    158854                               N            05/01/27
    0


    1569748          H05/H05             F          125,000.00         ZZ
                                         360        124,928.08          1
    77 HIGHVIEW TERRACE                8.750            983.38         48
                                       8.500            983.38      265,000.00
    PLEASANTVILLE    NY   10570          5            06/06/97         00
    240140004                            05           08/01/97          0
    240140004                            O            07/01/27
    0


    1569994          225/225             F           62,900.00         ZZ
                                         360         62,781.88          1
    6505 OAK HOLLOW DRIVE              8.375            478.09         90
                                       8.125            478.09       69,900.00
    CHARLOTTE        NC   28227          1            04/15/97         04
    UNKNOWN                              05           06/01/97         25
    UNKNOWN                              N            05/01/27
    0
1




    1570103          180/G02             F           68,400.00         ZZ
                                         360         68,287.08          1
    123 SOUTH 18TH AVENUE              9.000            550.36         90
                                       8.750            550.36       76,000.00
    YUMA             AZ   85364          1            04/25/97         04
    0430288001                           05           06/01/97         25
    4125431                              N            05/01/27
    0


    1570286          144/144             F          800,000.00         ZZ
                                         360        800,000.00          1
    539 WEED STREET                    8.375          6,080.58         59
                                       8.125          6,080.58    1,370,000.00
    NEW CANAAN       CT   06840          1            07/18/97         00
    071406013                            05           09/01/97          0
    071406013                            O            08/01/27
    0


    1571518          637/G02             F          135,200.00         ZZ
                                         360        135,111.56          1
    22 NEWMAN RD                       8.125          1,003.86         80
                                       7.875          1,003.86      170,000.00
    WANTAGE          NJ   07461          1            06/17/97         00
    0430279216                           05           08/01/97          0
    9679564                              O            07/01/27
    0


    1571520          637/G02             F          180,000.00         ZZ
                                         360        179,885.22          1
    5422 NORTH SPRINGS WAY             8.250          1,352.28         80
                                       8.000          1,352.28      225,000.00
    CORAL SPRINGS    FL   33076          1            06/12/97         00
    0430282327                           05           08/01/97          0
    9457904                              O            07/01/27
    0


    1571546          076/076             F           50,400.00         ZZ
                                         360         50,296.96          1
    4850 ARGO ROAD                     9.375            419.21         90
                                       9.125            419.21       56,000.00
    SMYRNA           GA   30082          1            03/19/97         10
    7084837                              05           05/01/97         25
    7084837                              N            04/01/27
    0


    1571609          A33/G02             F           58,500.00         ZZ
                                         360         58,366.95          1
1


    309 WOLVERINE                      9.500            491.90         90
                                       9.250            491.90       65,000.00
    MANCHESTER       MI   48158          1            05/02/97         04
    0430229757                           05           07/01/97         25
    015038121                            N            06/01/27
    0


    1571725          E73/G02             F          174,000.00         ZZ
                                         360        173,681.52          1
    2190 WOODBRIDGE AVENUE             8.500          1,337.91         78
                                       8.250          1,337.91      224,000.00
    EDISON           NJ   08817          1            04/10/97         00
    0430281881                           05           06/01/97          0
    4000015221                           O            05/01/27
    0


    1571788          B26/G02             F          260,000.00         ZZ
                                         360        259,707.40          2
    156-23 76TH STREET                 8.875          2,068.68         80
                                       8.625          2,068.68      325,000.00
    HOWARD BEACH     NY   11414          1            05/16/97         00
    0430295428                           05           07/01/97          0
    131101187OR                          O            06/01/27
    0


    1571832          225/225             F          105,000.00         ZZ
                                         360        104,890.71          2
    7053-7055 KINGSBURY DRIVE          9.250            863.81         70
                                       9.000            863.81      150,000.00
    DALLAS           TX   75231          5            05/27/97         00
    8046106                              05           07/01/97          0
    8046106                              N            06/01/27
    0


    1571870          074/G02             F           94,500.00         ZZ
                                         360         94,251.24          1
    1013 NORTH 325 WEST                9.250            777.43         70
                                       9.000            777.43      135,000.00
    HARRISVILLE      UT   84404          5            02/28/97         00
    0430212233                           05           04/01/97          0
    1552001960                           N            03/01/27
    0


    1571886          074/G02             F           80,500.00         ZZ
                                         360         80,307.79          1
    887 MEADOW GATE ROAD               8.625            626.13         70
                                       8.375            626.13      115,000.00
    MEADOW VISTA     CA   95722          5            03/06/97         00
    0430204503                           05           05/01/97          0
1


    1573169300                           N            04/01/27
    0


    1571900          074/G02             F           46,750.00         ZZ
                                         360         46,635.50          1
    1003 FARRIS AVENUE                 8.500            359.47         85
                                       8.250            359.47       55,000.00
    KNOXVILLE        TN   37912          1            03/14/97         04
    0430205963                           05           05/01/97         20
    1577069103                           N            04/01/27
    0


    1571901          074/G02             F           85,600.00         ZZ
                                         360         85,365.20          1
    8917 33RD STREET                   8.500            658.19         80
                                       8.250            658.19      107,000.00
    METAIRIE         LA   70003          1            03/18/97         00
    0430205807                           05           05/01/97          0
    1577069362                           O            04/01/27
    0


    1572107          687/G02             F           29,250.00         ZZ
                                         360         29,176.91          3
    82 - 82 1/2 LIME STREET            9.500            245.95         90
                                       9.250            245.95       32,500.00
    ROCHESTER        NY   14606          1            03/27/97         10
    0430263897                           05           05/01/97         25
    0100131507                           N            04/01/27
    0


    1572348          074/G02             F          128,000.00         ZZ
                                         360        127,738.40          1
    12 OAK DRIVE                       9.375          1,064.64         80
                                       9.125          1,064.64      160,000.00
    SAG HARBOR       NY   11963          1            03/31/97         00
    0430208926                           05           05/01/97          0
    1111093642                           O            04/01/27
    0


    1572373          074/G02             F           58,400.00         ZZ
                                         360         58,280.61          1
    3401 INVERNESS ROAD                9.375            485.75         90
                                       9.125            485.75       64,900.00
    KNOXVILLE        TN   37931          1            03/31/97         01
    0430207845                           05           05/01/97         25
    1577071819                           N            04/01/27
    0


1


    1572384          074/G02             F          300,000.00         ZZ
                                         360        299,370.65          1
    9557 OAKPOINT LANE                 9.250          2,468.03         45
                                       9.000          2,468.03      678,000.00
    SALEM TOWNSHIP   MI   48167          2            03/26/97         00
    0430212480                           05           05/01/97          0
    1581095388                           O            04/01/27
    0


    1572581          E22/G02             F          500,000.00         ZZ
                                         360        498,540.53          1
    5110 SAN FELIPE #302W              8.750          3,933.50         77
                                       8.500          3,933.50      650,000.00
    HOUSTON          TX   77056          1            03/04/97         00
    0410106884                           06           04/01/97          0
    410106884                            O            03/01/27
    0


    1572772          H05/H05             F           82,875.00         ZZ
                                         360         82,875.00          1
    32 LAFAYETTE PARK                  8.875            659.39         85
                                       8.625            659.39       97,500.00
    WATERVLIET       NY   12183          1            07/09/97         10
    240140004                            05           09/01/97         25
    240140004                            N            08/01/27
    0


    1572774          B68/G02             F          132,000.00         ZZ
                                         360        131,843.58          1
    14608 RIVERSIDE DRIVE              8.625          1,026.68         80
                                       8.375          1,026.68      165,000.00
    APPLE VALLEY     CA   92307          1            05/08/97         00
    0430252072                           05           07/01/97          0
    47027124                             O            06/01/27
    0


    1572832          638/G02             F           99,000.00         ZZ
                                         360         98,948.67          1
    386 COMMONWEALTH AVENUE            9.250            814.45         75
    UNIT # 63                          9.000            814.45      132,000.00
    BOSTON           MA   02115          1            06/30/97         00
    0430290759                           08           08/01/97          0
    8634351                              N            07/01/27
    0


    1572894          140/G02             F           53,900.00         ZZ
                                         360         53,900.00          1
    2153 VANCE ROAD                    8.250            404.93         55
                                       8.000            404.93       99,000.00
1


    DELTONA          FL   32738          1            07/18/97         00
    0430309070                           05           09/01/97          0
    435817                               O            08/01/27
    0


    1573092          575/G02             F          117,000.00         ZZ
                                         360        116,816.63          2
    44 WALNUT STREET                   9.250            962.53         90
                                       9.000            962.53      130,000.00
    MIDDLETOWN       CT   06457          1            04/30/97         10
    0430297580                           05           06/01/97         25
    972303725                            O            05/01/27
    0


    1573112          074/G02             F           50,400.00         ZZ
                                         360         50,279.67          1
    1694 BLAKELEY ROAD                 8.625            392.01         80
                                       8.375            392.01       63,000.00
    AURORA           NY   14052          1            03/20/97         00
    0430205799                           05           05/01/97          0
    1111094226                           O            04/01/27
    0


    1573151          074/G02             F          202,500.00         ZZ
                                         360        202,075.19          1
    2160 CALISTOGA ROAD                9.250          1,665.92         75
                                       9.000          1,665.92      270,000.00
    SANTA ROSA       CA   95404          5            03/14/97         00
    0430212555                           05           05/01/97          0
    1573168737                           O            04/01/27
    0


    1573165          074/G02             F          135,000.00         ZZ
                                         360        134,693.86          2
    212 CHEROKEE DRIVE                 8.875          1,074.13         90
                                       8.625          1,074.13      150,000.00
    NASHVILLE        TN   37205          1            03/28/97         04
    0430209700                           05           05/01/97         25
    1577070543                           N            04/01/27
    0


    1573182          074/G02             F          162,000.00         ZZ
                                         360        161,642.04          1
    5845 E. 100 S                      9.000          1,303.49         84
                                       8.750          1,303.49      195,000.00
    LEBANON          IN   46052          1            03/31/97         12
    0430207381                           05           05/01/97         12
    1581093258                           N            04/01/27
    0
1




    1573322          686/G02             F          192,000.00         ZZ
                                         360        191,018.49          1
    28338 WHIPPOORWILL CIRCLE          8.150          1,428.96         80
                                       7.900          1,428.96      240,000.00
    SHINGLETOWN      CA   96088          5            04/08/97         00
    0430211771                           05           06/01/97          0
    818086258                            O            05/01/27
    0


    1573453          E22/G02             F           62,700.00         ZZ
                                         360         62,620.43          1
    105 SECOND STREET                 10.250            561.86         55
                                      10.000            561.86      114,000.00
    FRANKFORT        MI   49635          5            04/11/97         00
    0410364848                           20           06/01/97          0
    410364848                            N            05/01/27
    0


    1573596          B68/G02             F           25,000.00         ZZ
                                         360         24,939.75          1
    280 EAST 13TH STREET               9.000            201.16         28
                                       8.750            201.16       92,000.00
    BEAUMONT         CA   92223          5            04/25/97         00
    0430251538                           05           06/01/97          0
    47027144                             O            05/01/27
    0


    1573614          H22/G02             F          235,000.00         ZZ
                                         360        234,878.17          2
    43-27 222ND STREET                 9.250          1,933.29         71
                                       9.000          1,933.29      335,000.00
    BAYSIDE          NY   11361          1            06/04/97         00
    0430249953                           05           08/01/97          0
    9704003                              O            07/01/27
    0


    1573629          A38/G02             F          500,000.00         ZZ
                                         360        499,174.51          1
    3025 LAKESIDE DRIVE                9.000          4,023.11         79
                                       8.750          4,023.11      638,331.00
    LEWISVILLE       TX   75067          1            04/28/97         00
    0430279893                           05           06/01/97          0
    1210343                              O            05/01/27
    0


    1573739          180/G02             F           82,450.00         ZZ
                                         360         82,359.60          1
1


    830 CHEYENNE STREET                9.000            663.41         85
                                       8.750            663.41       97,000.00
    GOLDEN           CO   80401          5            05/13/97         10
    0430289538                           09           07/01/97         20
    4792073                              O            06/01/27
    0


    1573910          225/225             F           46,431.00         ZZ
                                         360         46,382.67          2
    5401 A & B LACASSINE DRIVE         9.250            381.98         90
                                       9.000            381.98       51,590.00
    ALEXANDRIA       LA   71301          1            05/21/97         10
    8042458                              05           07/01/97         25
    8042458                              N            06/01/27
    0


    1573966          687/G02             F           62,000.00         ZZ
                                         360         61,968.70          2
    1331&1333 E 26TH CT                9.375            515.68         90
                                       9.125            515.68       68,900.00
    DES MOINES       IA   50317          1            06/23/97         01
    0430291732                           05           08/01/97         25
    72203715                             N            07/01/27
    0


    1574144          F34/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
    3750 NORTH 32ND TERRACE            8.250          2,614.41         80
                                       8.000          2,614.41      435,000.00
    HOLLYWOOD        FL   33021          2            07/11/97         00
    0430303644                           05           09/01/97          0
    9700060                              O            08/01/27
    0


    1574279          765/G02             F          247,500.00         ZZ
                                         360        247,364.81          1
    1775 PEE ROAD #104A                9.000          1,991.44         75
                                       8.750          1,991.44      330,000.00
    KOLOA            HI   96756          3            06/11/97         00
    0430281998                           20           08/01/97          0
    140574                               N            07/01/27
    0


    1574379          225/225             F           61,900.00         ZZ
                                         360         61,837.22          2
    931 VATTIER                        9.375            514.86         90
                                       9.125            514.86       69,000.00
    MANHATTAN        KS   66502          1            05/30/97         04
    804550800                            05           07/01/97         25
1


    804550800                            N            06/01/27
    0


    1575425          B75/G02             F           53,500.00         ZZ
                                         360         53,439.80          1
    75 VISTA DEL GOLF                  8.875            425.67         80
                                       8.625            425.67       66,900.00
    BROWNSVILLE      TX   78520          1            05/06/97         00
    0430289363                           05           07/01/97          0
    2865673                              O            06/01/27
    0


    1575470          225/225             F           58,500.00         ZZ
                                         360         58,467.20          1
    160 LITTLEFIELD STREET             8.875            465.46         90
                                       8.625            465.46       65,000.00
    PAWTUCKET        RI   02861          1            06/18/97         10
    8044500                              05           08/01/97         25
    8044500                              N            07/01/27
    0


    1575510          H05/H05             F          274,400.00         ZZ
                                         360        274,400.00          1
    2 THORNWOOD ROAD                   8.750          2,158.71         80
                                       8.500          2,158.71      343,000.00
    KINNELON         NJ   07405          1            07/15/97         00
    240140004                            05           09/01/97          0
    240140004                            O            08/01/27
    0


    1575526          705/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    18 CALDWELL ROAD                   8.625          1,026.68         80
                                       8.375          1,026.68      165,000.00
    VALLEY STREAM    NY   11580          1            07/11/97         00
    0430294629                           05           09/01/97          0
    97030123                             O            08/01/27
    0


    1575623          074/G02             F           96,000.00         ZZ
                                         360         95,782.32          1
    36 PROCTOR AVENUE                  8.875            763.82         80
                                       8.625            763.82      120,000.00
    EAST GREENWICH   RI   02818          1            04/04/97         00
    0430212019                           05           05/01/97          0
    1580048735                           O            04/01/27
    0


1


    1575627          074/G02             F          100,000.00         ZZ
                                         360         99,834.88          1
    215 COMMUNITY DRIVE                9.000            804.63         55
                                       8.750            804.63      185,000.00
    LA GRANGE        IL   60525          5            04/03/97         00
    0430214130                           05           06/01/97          0
    1581093054                           N            05/01/27
    0


    1575635          074/G02             F          103,500.00         ZZ
                                         360        103,271.33          1
    1224 STONESTHROW CIRCLE            9.000            832.78         90
                                       8.750            832.78      115,000.00
    NORTH LAS VEGAS  NV   89031          2            03/20/97         01
    0430213983                           05           05/01/97         25
    1251135568                           N            04/01/27
    0


    1575649          074/G02             F           29,700.00         ZZ
                                         360         29,636.04          2
    3525-27 THOMAS STREET              9.125            241.65         90
                                       8.875            241.65       33,000.00
    MEMPHIS          TN   38127          1            03/31/97         01
    0430213561                           05           05/01/97         25
    1577071207                           N            04/01/27
    0


    1576009          E22/G02             F           40,000.00         ZZ
                                         360         39,883.85          1
    4390 LAKE ORLANDO PARKWAY          9.500            336.34         80
    UNIT#3                             9.250            336.34       50,000.00
    ORLANDO          FL   32808          1            04/22/97         00
    0410382360                           01           06/01/97          0
    410382360                            O            05/01/27
    0


    1576121          766/G02             F           39,500.00         ZZ
                                         360         39,434.78          4
    1911 NW 31 STREET                  9.000            317.83         72
                                       8.750            317.83       55,000.00
    MIAMI            FL   33142          1            04/23/97         00
    0430285205                           09           06/01/97          0
    97SG0129                             N            05/01/27
    0


    1576140          B24/G02             F          107,900.00         ZZ
                                         360        107,844.06          2
    85 STOLL STREET                    9.250            887.67         80
                                       9.000            887.67      134,900.00
1


    NETCONG          NJ   07857          1            06/13/97         00
    0430251629                           05           08/01/97          0
    203245                               O            07/01/27
    0


    1576305          286/286             F          115,000.00         ZZ
                                         360        114,935.52          1
    146 LINDA LN                       8.875            915.00         69
                                       8.625            915.00      169,000.00
    EDISON           NJ   08820          1            06/16/97         00
    9168255                              01           08/01/97          0
    9168255                              O            07/01/27
    0


    1576308          405/405             F          348,000.00         ZZ
                                         360        347,543.16          1
    505 CASTANO AVENUE                 8.125          2,583.90         80
                                       7.875          2,583.90      435,000.00
    ALAMO HEIGHTS    TX   78209          1            05/28/97         00
    4170098                              05           07/01/97          0
    4170098                              O            06/01/27
    0


    1576392          927/G02             F          112,500.00         ZZ
                                         360        112,304.40          1
    8056 WHITE FALLS DRIVE             8.750            885.04         81
                                       8.500            885.04      139,584.00
    RENO             NV   89506          1            04/17/97         95
    0430261339                           05           06/01/97          0
    266270                               O            05/01/27
    0


    1576510          375/G02             F          105,500.00         ZZ
                                         360        105,234.92          1
    27051 S MANIFOLD ROAD              8.375            801.88         66
                                       8.125            801.88      160,000.00
    ST MARIES        ID   83861          2            03/13/97         00
    0430294652                           05           05/01/97          0
    647287                               O            04/01/27
    0


    1576703          A46/G02             F           58,000.00         ZZ
                                         360         57,962.06          1
    710 ELIZABETH STREET               8.125            430.65         75
                                       7.875            430.65       78,000.00
    SEGUIN           TX   78155          1            06/11/97         00
    0430295881                           05           08/01/97          0
    616032                               O            07/01/27
    0
1




    1576790          B40/G02             F          108,000.00         ZZ
                                         360        107,934.57          1
    1062 ADAMS AVENUE                  8.500            830.43         60
                                       8.250            830.43      180,000.00
    FRANKLIN SQUARE  NY   11010          2            06/23/97         00
    0430290387                           05           08/01/97          0
    4548                                 O            07/01/27
    0


    1576895          637/G02             F          108,450.00         ZZ
                                         360        108,385.96          1
    135 WEST NYACK RD  #16             8.625            843.52         90
                                       8.375            843.52      120,500.00
    NANUET           NY   10954          1            06/27/97         10
    0430288175                           01           08/01/97         25
    9680695                              O            07/01/27
    0


    1576963          F42/G02             F           41,400.00         ZZ
                                         360         41,380.16          1
    111 MULBERRY STREET                9.625            351.90         90
    UNIT 3H                            9.375            351.90       46,000.00
    NEWARK           NJ   07102          1            06/30/97         04
    0430291393                           06           08/01/97         25
    55000279                             N            07/01/27
    0


    1576986          638/G02             F           64,000.00         ZZ
                                         360         63,931.62          1
    2525 57TH STREET                   9.125            520.73         80
                                       8.875            520.73       80,000.00
    INDIANAPOLIS     IN   46220          2            05/23/97         00
    0430288761                           05           07/01/97          0
    08641255                             O            06/01/27
    0


    1577087          G60/G02             F           36,800.00         ZZ
                                         360         36,765.52          2
    5707 NORTH 13TH STREET             9.750            316.17         90
                                       9.500            316.17       40,900.00
    PHILADELPHIA     PA   19141          1            05/28/97         01
    0430287094                           07           07/01/97         25
    1008901                              N            06/01/27
    0


    1577141          A46/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
1


    14451 REISSEN LANE                 8.500          1,307.15         74
                                       8.250          1,307.15      230,000.00
    HOUSTON          TX   77069          1            07/02/97         00
    0430307884                           03           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1577148          638/G02             F           32,400.00         ZZ
                                         360         31,361.51          1
    252 HUNTER ROAD                    9.750            278.37         90
                                       9.500            278.37       36,000.00
    LONGVIEW         TX   75605          1            05/06/97         14
    0430290783                           05           07/01/97         25
    8636779                              N            06/01/27
    0


    1577153          225/225             F          112,500.00         ZZ
                                         360        112,385.93          1
    128 LEITH                          9.375            935.72         90
                                       9.125            935.72      125,000.00
    BRIGHTON         MI   48116          1            05/16/97         04
    8045477                              05           07/01/97         25
    8045477                              N            06/01/27
    0


    1577155          A19/G02             F           92,200.00         ZZ
                                         360         92,098.90          1
    22 MOULTON STREET                  9.000            741.86         80
                                       8.750            741.86      116,000.00
    LYNN             MA   01905          1            05/29/97         00
    0430232181                           05           07/01/97          0
    203944                               N            06/01/27
    0


    1577202          A38/G02             F           50,050.00         T
                                         360         50,024.73          1
    1724 SYLVAN DRIVE                  9.375            416.29         90
                                       9.125            416.29       55,633.00
    ARLINGTON        TX   76012          1            06/12/97         12
    0430283150                           05           08/01/97         25
    1210373                              O            07/01/27
    0


    1577297          G81/G02             F           34,650.00         ZZ
                                         360         34,631.56          1
    2260 WEST 53 PLACE                 9.125            281.92         90
    #2                                 8.875            281.92       38,500.00
    HIALEAH          FL   33016          1            06/06/97         01
    0430280602                           01           08/01/97         25
1


    21704037                             N            07/01/27
    0


    1577301          180/G02             F           61,600.00         ZZ
                                         360         61,528.86          1
    3223 BUNNY LANE                    8.750            484.61         70
                                       8.500            484.61       88,000.00
    DECATUR          GA   30034          5            05/29/97         00
    0430299958                           05           07/01/97          0
    4616272                              N            06/01/27
    0


    1577319          638/G02             F          355,500.00         T
                                         360        355,500.00          1
    309 TUTTLE AVENUE                  9.125          2,892.47         90
                                       8.875          2,892.47      395,000.00
    SPRING LAKE BOR  NJ   07762          1            07/01/97         04
    0430293019                           05           09/01/97         25
    8641311                              O            08/01/27
    0


    1577681          180/G02             F           56,900.00         ZZ
                                         360         56,867.27          1
    306 SOUTH ERWIN STREET             8.750            447.63         85
                                       8.500            447.63       67,000.00
    EDGEWOOD         TX   75117          2            06/18/97         04
    0430308171                           05           08/01/97         17
    4882973                              N            07/01/27
    0


    1577793          A26/G02             F          147,600.00         ZZ
                                         360        147,527.39          1
    25 RAY STREET                      9.500          1,241.11         90
                                       9.250          1,241.11      164,000.00
    STATEN ISLAND    NY   10312          1            06/18/97         04
    0430285379                           07           08/01/97         25
    8612                                 N            07/01/27
    0


    1577806          B75/G02             F           93,500.00         ZZ
                                         360         93,389.20          1
    39147 ROSARYVILLE ROAD             8.625            727.23         85
                                       8.375            727.23      110,000.00
    PONCHATOULA      LA   70454          5            05/19/97         14
    0430287482                           05           07/01/97         12
    2868107                              O            06/01/27
    0


1


    1577981          992/G02             F          167,500.00         ZZ
                                         360        167,500.00          1
    304 NORTH RD                       8.625          1,302.80         60
                                       8.375          1,302.80      280,000.00
    KINNELON         NJ   07405          1            07/03/97         00
    0430296046                           03           09/01/97          0
    329897                               O            08/01/27
    0


    1578036          766/G02             F          113,600.00         ZZ
                                         360        113,431.04          2
    1144-46 NW 32 COURT                9.500            955.21         80
                                       9.250            955.21      142,000.00
    MIAMI            FL   33125          1            04/25/97         00
    0430285387                           05           06/01/97          0
    97SG0214                             N            05/01/27
    0


    1578060          B24/G02             F          152,000.00         ZZ
                                         360        151,916.97          1
    60 WILMOT ROAD                     9.000          1,223.03         80
                                       8.750          1,223.03      190,000.00
    EASTCHESTER      NY   10583          1            06/13/97         00
    0430252049                           05           08/01/97          0
    1578060                              O            07/01/27
    0


    1578100          229/G02             F          153,000.00         ZZ
                                         360        152,920.67          4
    630 M STREET NE                    9.250          1,258.70         90
    UNITS 1-4                          9.000          1,258.70      170,000.00
    AUBURN           WA   98002          3            06/02/97         01
    0430288993                           05           08/01/97         25
    NG                                   N            07/01/27
    0


    1578132          638/G02             F          169,900.00         ZZ
                                         360        169,816.43          4
    90-92 PLEASANT STREET              9.500          1,428.61         85
                                       9.250          1,428.61      199,900.00
    ASHLAND          MA   01721          1            06/09/97         14
    0430281949                           05           08/01/97         20
    8640838                              N            07/01/27
    0


    1579194          560/560             F           70,200.00         ZZ
                                         360         70,084.08          1
    71 COLBORNE ROAD UNIT GB           9.000            564.85         90
                                       8.750            564.85       78,500.00
1


    BRIGHTON         MA   02135          3            04/11/97         04
    450689914                            01           06/01/97         25
    450689914                            N            05/01/27
    0


    1579207          180/G02             F           77,000.00         ZZ
                                         360         76,911.08          1
    4210 LEEDS AVENUE                  8.750            605.76         82
                                       8.500            605.76       94,000.00
    BALTIMORE        MD   21229          2            05/27/97         01
    0430297648                           05           07/01/97         20
    4802245                              N            06/01/27
    0


    1579217          180/G02             F          112,000.00         ZZ
                                         360        111,933.88          1
    3221 SOUTH PRINCESS CIRCLE         8.625            871.12         90
                                       8.375            871.12      125,000.00
    BROOMFIELD       CO   80020          2            06/16/97         10
    0430302430                           05           08/01/97         25
    1579217                              O            07/01/27
    0


    1579302          896/G02             F           15,800.00         ZZ
                                         360         15,777.11          1
    2423 WOODACRES ROAD                9.625            134.30         80
                                       9.375            134.30       19,800.00
    ATLANTA          GA   30345          1            04/29/97         01
    0430282541                           05           06/01/97         12
    UNKNOWN                              N            05/01/27
    0


    1579319          H05/H05             F          297,500.00         ZZ
                                         360        297,333.22          2
    1425 E 12TH STREET                 8.875          2,367.04         85
                                       8.625          2,367.04      350,000.00
    BROOKLYN         NY   11230          5            06/27/97         01
    240140004                            05           08/01/97         12
    240140004                            O            07/01/27
    0


    1579326          B26/G02             F          328,500.00         ZZ
                                         360        328,315.84          2
    79 87TH STREET                     8.875          2,613.69         90
                                       8.625          2,613.69      365,000.00
    BROOKLYN         NY   11209          1            06/30/97         10
    0430299891                           05           08/01/97         25
    1311012098R                          O            07/01/27
    0
1




    1579462          405/405             F           71,100.00         ZZ
                                         360         71,029.78          1
    915 BELLHURST AVENUE               9.500            597.85         90
                                       9.250            597.85       79,000.00
    SAN JOSE         CA   95122          1            05/21/97         10
    4198073                              09           07/01/97         25
    4198073                              N            06/01/27
    0


    1579476          H13/H13             F           40,800.00         ZZ
                                         360         40,054.37          1
    456 GRAND AVENUE #3                9.375            339.35         91
                                       9.125            339.35       45,000.00
    CINCINNATI       OH   45205          1            11/18/94         95
    10116718                             01           01/01/95          0
    10116718                             O            12/01/24
    0


    1579482          808/G02             F           32,250.00         ZZ
                                         360         32,215.53          1
    3201 TORRANCE AVENUE               9.125            262.40         75
                                       8.875            262.40       43,000.00
    SACRAMENTO       CA   95822          1            05/22/97         00
    0430290197                           05           07/01/97          0
    9200220                              N            06/01/27
    0


    1579776          001/G02             F           63,750.00         ZZ
                                         360         63,713.31          1
    207 WARSAW STREET                  8.750            501.53         75
                                       8.500            501.53       85,000.00
    DEEP RIVER       CT   06417          1            06/27/97         00
    0430290650                           05           08/01/97          0
    1516085                              N            07/01/27
    0


    1579828          E57/G02             F          161,250.00         ZZ
                                         360        161,159.60          1
    1817 SOUTH WILTON PLACE            8.875          1,282.98         78
                                       8.625          1,282.98      208,000.00
    LOS ANGELES      CA   90019          5            06/13/97         00
    0430292888                           05           08/01/97          0
    95832005107                          O            07/01/27
    0


    1579845          A26/G02             F          208,000.00         ZZ
                                         360        208,000.00          3
1


    1572 EAST 18TH STREET              9.000          1,673.62         80
                                       8.750          1,673.62      260,000.00
    BROOKLYN         NY   11230          1            07/02/97         00
    0430291757                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1580093          G88/G02             F          130,300.00         ZZ
                                         360        130,230.65          1
    12 BREK DRIVE                      9.125          1,060.17         80
                                       8.875          1,060.17      162,900.00
    MERRIMACK        NH   03054          1            06/27/97         00
    0430280842                           05           08/01/97          0
    199766                               O            07/01/27
    0


    1580311          560/560             F          118,050.00         ZZ
                                         360        117,978.48          1
    123 WADDINGTON TRACE               8.500            907.71         80
                                       8.250            907.71      147,616.00
    GOOSE CREEK      SC   29445          1            06/26/97         00
    450758164                            03           08/01/97          0
    450758164                            O            07/01/27
    0


    1580353          229/G02             F          141,000.00         ZZ
                                         360        140,912.35          1
    39 SHEPARD STREET                  8.375          1,071.71         62
                                       8.125          1,071.71      230,000.00
    OLD SAYBROOK     CT   06475          2            06/13/97         00
    0430282855                           05           08/01/97          0
    7482805                              O            07/01/27
    0


    1580356          229/G02             F          204,900.00         ZZ
                                         360        204,790.95          2
    52 CLAYPIT ROAD                    9.125          1,667.14         70
                                       8.875          1,667.14      292,800.00
    STATEN ISLAND    NY   10309          1            06/23/97         00
    0430289660                           03           08/01/97          0
    NG                                   O            07/01/27
    0


    1580400          882/G02             F          107,200.00         ZZ
                                         360        107,200.00          4
    1870 NW 21ST STREET                9.250            881.91         80
                                       9.000            881.91      134,000.00
    MIAMI            FL   33142          1            07/02/97         00
    0430299206                           05           09/01/97          0
1


    975124                               N            08/01/27
    0


    1580884          B24/G02             F          230,100.00         ZZ
                                         360        228,161.59          1
    17 UPLAND ROAD                     8.625          1,789.69         65
                                       8.375          1,789.69      354,000.00
    NEW ROCHELLE     NY   10804          5            06/03/97         00
    0430248138                           05           08/01/97          0
    204896                               O            07/01/27
    0


    1580885          B24/G02             F          161,600.00         ZZ
                                         360        161,403.52          1
    40 SUNSET PASS                     8.500          1,242.56         80
                                       8.250          1,242.56      202,000.00
    WILTON           CT   06897          1            06/03/97         00
    0430234674                           05           07/01/97          0
    0200698                              O            06/01/27
    0


    1580920          638/G02             F           76,000.00         ZZ
                                         360         75,963.59          4
    415 LIBERTY STREEET                9.625            645.99         87
                                       9.375            645.99       88,000.00
    AURORA           IL   60505          1            06/09/97         10
    0430297911                           05           08/01/97         25
    08638378                             O            07/01/27
    0


    1580925          A91/G02             F          200,000.00         ZZ
                                         360        200,000.00          3
    711 EAST 227TH STREET              9.125          1,627.27         63
                                       8.875          1,627.27      321,000.00
    BRONX            NY   10466          5            07/09/97         00
    0430302422                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1581269          229/G02             F           57,000.00         ZZ
                                         360         56,968.04          1
    250 S 43RD STREET                  8.875            453.52         75
                                       8.625            453.52       76,000.00
    SPRINGFIELD      OR   97478          2            06/24/97         00
    0430303933                           05           08/01/97          0
    7487606                              O            07/01/27
    0


1


    1581296          229/G02             F          149,150.00         ZZ
                                         360        148,990.64          1
    633 ESSEX DRIVE                    9.125          1,213.54         95
                                       8.875          1,213.54      157,000.00
    SIERRA VISTA     AZ   85635          2            05/20/97         10
    0430251991                           05           07/01/97         30
    7486988                              O            06/01/27
    0


    1581715          074/G02             F           28,800.00         ZZ
                                         360         28,758.27          1
    1504 MARY EVERS DRIVE              9.625            244.80         90
                                       9.375            244.80       32,000.00
    BATON ROUGE      LA   70810          1            04/29/97         01
    0430240226                           05           06/01/97         25
    1432004125                           N            05/01/27
    0


    1581815          074/G02             F           38,250.00         ZZ
                                         360         38,190.03          1
    553 VALLEY AVENUE NW               9.250            314.68         85
                                       9.000            314.68       45,000.00
    GRAND RAPIDS     MI   49504          5            04/23/97         01
    0430241232                           05           06/01/97         12
    1581093510                           O            05/01/27
    0


    1582041          074/G02             F           72,900.00         ZZ
                                         360         72,794.37          3
    174 GRAMLING STREET                9.625            619.65         90
                                       9.375            619.65       81,000.00
    MARIETTA         GA   30062          1            04/25/97         01
    0430238725                           05           06/01/97         25
    1566099340                           N            05/01/27
    0


    1582092          B26/G02             F          118,000.00         ZZ
                                         360        117,938.82          4
    1235 ST LAWRENCE AVENUE            9.250            970.76         80
                                       9.000            970.76      147,500.00
    BRONX            NY   10472          1            06/13/97         00
    0430296251                           05           08/01/97          0
    055721582                            N            07/01/27
    0


    1582093          561/G02             F           70,200.00         ZZ
                                         360         70,098.27          2
    321 SOUTH MCKINLEY AVENUE          9.625            596.70         90
                                       9.375            596.70       78,000.00
1


    MUNICE           IN   47303          1            05/01/97         10
    0430228973                           07           06/01/97         25
    9026758                              N            05/01/27
    0


    1582200          992/G02             F          235,900.00         ZZ
                                         360        235,764.27          1
    49 WEST MAIN STREET                8.750          1,855.83         70
                                       8.500          1,855.83      337,000.00
    MENDHAM          NJ   07926          1            06/13/97         00
    0430266460                           05           08/01/97          0
    329930                               O            07/01/27
    0


    1582283          405/405             F          180,950.00         T
                                         360        180,845.89          1
    391 BROOKWATER COURT               8.750          1,423.54         70
                                       8.500          1,423.54      258,500.00
    STONE MOUNTAIN   GA   30087          1            06/04/97         00
    4228763                              03           08/01/97          0
    4228763                              O            07/01/27
    0


    1582284          405/405             F          101,200.00         ZZ
                                         360        101,150.22          4
    709 VASSAR COURT                   9.500            850.95         80
                                       9.250            850.95      126,500.00
    COLLEGE STATION  TX   77840          1            06/03/97         01
    4214870                              05           08/01/97         12
    4214870                              N            07/01/27
    0


    1582364          638/G02             F           86,400.00         ZZ
                                         360         86,350.29          1
    9 EAGLEHEAD TERRACE UNIT           8.750            679.71         80
    6E                                 8.500            679.71      108,000.00
    SHREWSBURY       MA   01545          1            06/26/97         00
    0430293746                           01           08/01/97          0
    8643951                              O            07/01/27
    0


    1582389          A19/G02             F          214,650.00         ZZ
                                         360        214,535.77          1
    6 BURNING BUSH DRIVE               9.125          1,746.46         80
                                       8.875          1,746.46      268,334.00
    BOXFORD          MA   01921          1            06/30/97         00
    0430264598                           05           08/01/97          0
    199394                               O            07/01/27
    0
1




    1582407          180/G02             F           66,600.00         ZZ
                                         360         66,561.69          1
    1910 CENTER STREET                 8.750            523.94         90
                                       8.500            523.94       74,000.00
    WARSAW           IN   46580          1            06/25/97         04
    0430298356                           05           08/01/97         25
    4969242                              N            07/01/27
    0


    1582447          731/G02             F           65,500.00         ZZ
                                         360         65,428.17          1
    4623 LAWRENCEVILLE HIGHWAY         9.000            527.03         90
                                       8.750            527.03       73,000.00
    TUCKER           GA   30084          1            05/09/97         01
    0430257154                           05           07/01/97         25
    3140664273                           N            06/01/27
    0


    1582457          229/G02             F           30,600.00         ZZ
                                         360         30,584.94          2
    2949-2951 ERNEST STREET            9.500            257.31         90
                                       9.250            257.31       34,000.00
    JACKSONVILLE     FL   32205          1            06/30/97         10
    0430307405                           05           08/01/97         25
    7483167                              N            07/01/27
    0


    1582474          B75/G02             F          150,000.00         ZZ
                                         360        149,703.62          1
    300 MIKOHU LOOP                    8.125          1,113.75         77
                                       7.875          1,113.75      195,000.00
    KAHULUI          HI   96732          5            04/21/97         00
    0430231233                           05           06/01/97          0
    2811925                              O            05/01/27
    0


    1582573          180/G02             F           60,300.00         ZZ
                                         360         60,235.58          1
    903 N LEE STREET                   9.125            490.62         90
                                       8.875            490.62       67,000.00
    ZEBULON          NC   27597          1            05/28/97         04
    0430294850                           05           07/01/97         25
    4979720                              N            06/01/27
    0


    1582577          E08/G02             F           46,350.00         ZZ
                                         360         46,325.97          1
1


    430 NW 183 TERRACE                 9.250            381.31         90
                                       9.000            381.31       51,500.00
    MIAMI            FL   33169          1            06/30/97         10
    0430289611                           05           08/01/97         30
    20971                                N            07/01/27
    0


    1582590          F03/G02             F          135,000.00         ZZ
                                         360        134,859.49          1
    1050 WESTMORELAND ROAD             9.250          1,110.62         90
                                       9.000          1,110.62      150,000.00
    COLORADO SPRING  CO   80907          1            05/29/97         01
    0430296665                           05           07/01/97         25
    DEN10958                             N            06/01/27
    0


    1582676          225/225             F           39,200.00         ZZ
                                         360         39,178.59          1
    10750 COCOATREE COURT SE           9.000            315.41         80
                                       8.750            315.41       49,000.00
    LEHIGH ACRES     FL   33936          1            06/13/97         00
    8252256                              05           08/01/97          0
    8252256                              N            07/01/27
    0


    1582690          286/286             F           39,150.00         ZZ
                                         360         39,112.33          1
    163 HIGH TOP CIR W                 9.625            332.78         90
                                       9.375            332.78       43,500.00
    HAMDEN           CT   06514          1            05/29/97         10
    8641590                              01           07/01/97         25
    8641590                              N            06/01/27
    0


    1582694          H89/G02             F          143,000.00         ZZ
                                         360        142,917.73          1
    2324 NE 20TH STREET                8.750          1,124.98         47
                                       8.500          1,124.98      310,000.00
    FORT LAUDERDALE  FL   33305          5            06/25/97         00
    0430293217                           05           08/01/97          0
    97LIPWORTH                           O            07/01/27
    0


    1582995          638/G02             F           76,500.00         ZZ
                                         360         76,463.35          3
    84-84 1/2 KINSLEY STREET           9.625            650.24         90
                                       9.375            650.24       85,000.00
    NASHUA           NH   03060          1            06/19/97         14
    0430290742                           05           08/01/97         25
1


    8644635                              N            07/01/27
    0


    1583050          637/G02             F           51,800.00         ZZ
                                         360         51,741.69          1
    1438 MCALLISTER AVENUE             8.875            412.15         71
                                       8.625            412.15       73,000.00
    SACRAMENTO       CA   95822          5            05/28/97         00
    0430292433                           05           07/01/97          0
    9742313                              N            06/01/27
    0


    1583053          874/G02             F          200,000.00         ZZ
                                         360        199,756.82          1
    1490 SANCHEZ ROAD                  8.500          1,537.83         74
                                       8.250          1,537.83      272,897.00
    GARDNERVILLE     NV   89410          4            05/30/97         00
    0430264465                           05           07/01/97          0
    3708405                              O            06/01/27
    0


    1583069          624/G02             F           90,900.00         ZZ
                                         360         90,856.45          2
    12119/12121 TROULON DRIVE          9.625            772.64         90
                                       9.375            772.64      101,000.00
    HOUSTON          TX   77072          1            06/11/97         10
    0430280594                           05           08/01/97         25
    82005070193                          N            07/01/27
    0


    1583072          F64/G02             F           99,000.00         ZZ
                                         360         98,830.51          1
    2002 PEMBERTON ROAD                9.625            841.49         90
                                       9.375            841.49      110,000.00
    RICHMOND         VA   23233          1            05/30/97         04
    0430258871                           05           07/01/97         25
    1186                                 N            06/01/27
    0


    1583089          F03/G02             F           29,700.00         ZZ
                                         360         29,700.00          1
    910 MALLY BLVD                     9.250            244.33         90
                                       9.000            244.33       33,000.00
    SAN ANTONIO      TX   78221          1            07/01/97         01
    0430294579                           05           09/01/97         25
    10285                                N            08/01/27
    0


1


    1583170          830/G02             F           60,900.00         ZZ
                                         360         60,827.84          1
    7196 SOUTH STATION CREEK WAY       8.625            473.67         70
    #40                                8.375            473.67       87,000.00
    MIDVALE          UT   84047          1            05/13/97         00
    0430287102                           01           07/01/97          0
    1877547                              N            06/01/27
    0


    1583242          E16/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
    103 BACK BROOK ROAD                8.250          1,690.35         70
                                       8.000          1,690.35      325,000.00
    RINGOES          NJ   08851          2            07/03/97         00
    0430290866                           05           09/01/97          0
    140309291                            O            08/01/27
    0


    1583251          967/G02             F           72,400.00         ZZ
                                         360         72,353.83          1
    17404 SE 2ND STREET                8.250            543.92         80
                                       8.000            543.92       90,500.00
    VANCOUVER        WA   98683          1            06/17/97         00
    0430288183                           05           08/01/97          0
    4210472                              O            07/01/27
    0


    1583337          A32/G02             F          121,500.00         ZZ
                                         360        121,366.76          1
    1825 BRACKEN AVENUE                9.000            977.62         89
                                       8.750            977.62      137,000.00
    LAS VEGAS        NV   89104          1            05/29/97         01
    0430250977                           05           07/01/97         30
    138173                               N            06/01/27
    0


    1583345          A38/G02             F           59,400.00         ZZ
                                         360         59,341.33          1
    1512 BLUEBONNET TRAIL              9.500            499.47         90
                                       9.250            499.47       66,000.00
    ARLINGTON        TX   76013          1            05/27/97         12
    0430299065                           05           07/01/97         25
    1210446                              N            06/01/27
    0


    1583405          225/G02             F          121,600.00         ZZ
                                         360        121,452.14          1
    1510 EAST DESERT INN DRIVE         8.500            935.00         80
                                       8.250            935.00      152,000.00
1


    CHANDLER         AZ   85249          1            05/29/97         00
    0430283978                           03           07/01/97          0
    804927100                            O            06/01/27
    0


    1583418          076/076             F          228,000.00         ZZ
                                         360        227,276.99          1
    38 ADAM AVENUE                     9.250          1,875.70         80
                                       9.000          1,875.70      285,000.00
    OYSTER BAY       NY   11771          5            01/08/97         00
    6766542                              05           03/01/97          0
    6766542                              O            02/01/27
    0


    1583530          001/G02             F          132,300.00         ZZ
                                         360        132,215.63          1
    8 WEST STREET                      8.250            993.93         90
                                       8.000            993.93      147,000.00
    MILFORD          MA   01757          1            06/02/97         04
    0430288043                           05           08/01/97         25
    1516573                              N            07/01/27
    0


    1583744          G51/G02             F           33,300.00         ZZ
                                         360         33,282.28          2
    46/48 PARK STREET                  9.125            270.94         90
                                       8.875            270.94       37,000.00
    ARCADE           NY   14009          1            06/20/97         10
    0430298679                           05           08/01/97         25
    204074                               N            07/01/27
    0


    1583771          896/G02             F           40,720.00         ZZ
                                         360         40,720.00          1
    1530 DEERWOOD DRIVE                9.000            327.64         80
                                       8.750            327.64       50,900.00
    DECATUR          GA   30030          1            07/10/97         00
    0430293068                           05           09/01/97          0
    13416                                O            08/01/27
    0


    1583774          286/286             F           83,520.00         ZZ
                                         360         83,476.70          2
    254-56 GARFIELD AVENUE             9.250            687.10         90
                                       9.000            687.10       92,800.00
    BRIDGEPORT       CT   06606          1            06/30/97         10
    8641608                              05           08/01/97         25
    8641608                              N            07/01/27
    0
1




    1583777          201/G02             F           29,200.00         ZZ
                                         360         29,170.38          1
    4265 NW S TAMIAMI CANAL DRIVE      9.375            242.88         80
                                       9.125            242.88       36,500.00
    MIAMI            FL   33126          1            05/07/97         12
    0430286112                           01           07/01/97         12
    4100977570                           N            06/01/27
    0


    1583841          G51/G02             F           45,000.00         ZZ
                                         360         45,000.00          2
    2709 & 2707 NIAGARA STREET         9.500            378.39         90
                                       9.250            378.39       50,000.00
    NIAGARA FALLS    NY   14303          1            07/17/97         10
    0430301101                           05           09/01/97         25
    205418                               N            08/01/27
    0


    1583849          E44/G02             F           93,500.00         ZZ
                                         360         93,400.10          1
    147 EAST WENTWORTH AVENUE          9.125            760.75         90
                                       8.875            760.75      103,900.00
    SALT LAKE CITY   UT   84115          1            05/30/97         12
    0430278390                           05           07/01/97         25
    11255535                             N            06/01/27
    0


    1583878          638/G02             F           99,000.00         ZZ
                                         360         98,948.67          4
    2-8 HIGH STREET                    9.250            814.45         90
                                       9.000            814.45      110,000.00
    ROCHESTER        NH   03868          1            06/30/97         14
    0430296384                           05           08/01/97         25
    8645150                              N            07/01/27
    0


    1583881          225/225             F           86,000.00         ZZ
                                         360         85,898.09          1
    2122 POINT MALLARD DRIVE           8.625            668.90         68
                                       8.375            668.90      128,228.00
    HENDERSON        NV   89012          1            05/28/97         00
    8049596                              03           07/01/97          0
    8049596                              O            06/01/27
    0


    1583921          E57/G02             F          202,000.00         ZZ
                                         360        201,800.49          4
1


    4440,4442,4444,4446                9.500          1,698.53         73
    WEST DOUGLAS AVENUE                9.250          1,698.53      278,000.00
    VISALIA          CA   93291          2            05/14/97         00
    0430292755                           05           07/01/97          0
    61342006348                          N            06/01/27
    0


    1583925          E57/G02             F          202,000.00         ZZ
                                         360        201,800.49          4
    4412,4414,4416,4418                9.500          1,698.53         73
    WEST DOUGLAS AVENUE                9.250          1,698.53      278,000.00
    VISALIA          CA   93291          2            05/14/97         00
    0430292813                           05           07/01/97          0
    61332006348                          N            06/01/27
    0


    1583927          E57/G02             F          202,000.00         ZZ
                                         360        201,800.49          4
    4340,4342,4344,4346                9.500          1,698.53         73
    WEST DOUGLAS AVENUE                9.250          1,698.53      278,000.00
    VISALIA          CA   93291          2            05/14/97         00
    0430292797                           05           07/01/97          0
    61322006327                          N            06/01/27
    0


    1583973          E45/G02             F          396,500.00         ZZ
                                         360        395,938.51          1
    1705 CREEKVIEW DRIVE               7.750          2,840.57         71
                                       7.500          2,840.57      560,000.00
    ELBERTON         GA   30635          2            05/07/97         00
    0430304386                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1583976          737/G02             F          137,600.00         ZZ
                                         360        137,419.37          1
    12 PROVIDENCE WAY                  8.125          1,021.68         80
                                       7.875          1,021.68      172,000.00
    ALPHARETTA       GA   30201          1            05/16/97         00
    0430282301                           05           07/01/97          0
    559930                               O            06/01/27
    0


    1583982          H93/G02             F           89,950.00         ZZ
                                         360         89,902.13          2
    8744 & 46 W 79TH STREET            9.125            731.86         90
                                       8.875            731.86       99,950.00
    OVERLAND PARK    KS   66204          3            06/20/97         04
    0430287599                           05           08/01/97         25
1


    H93                                  N            07/01/27
    0


    1583998          F03/G02             F          129,400.00         ZZ
                                         360        129,400.00          4
    310 BROOK DRIVE                    9.125          1,052.84         72
                                       8.875          1,052.84      182,000.00
    CASTROVILLE      TX   78009          1            07/18/97         00
    0430305029                           05           09/01/97          0
    SAN10024                             N            08/01/27
    0


    1584034          893/G02             F          240,000.00         ZZ
                                         360        239,838.97          1
    1305 CARRELL LANE                  8.000          1,761.03         75
                                       7.750          1,761.03      320,000.00
    NAPA             CA   94558          2            06/06/97         00
    0430267872                           05           08/01/97          0
    1584034                              O            07/01/27
    0


    1584054          H11/G02             F           59,400.00         ZZ
                                         360         59,361.14          1
    1420 N STREET NW                   8.125            441.05         90
    #901                               7.875            441.05       66,000.00
    WASHINGTON       DC   20005          1            06/10/97         01
    0430263905                           06           08/01/97         25
    9700101                              O            07/01/27
    0


    1584063          F30/G02             F           50,050.00         ZZ
                                         360         50,024.73          2
    114-118 EAST DOXEY STREET          9.375            416.29         90
                                       9.125            416.29       55,700.00
    OGDEN            UT   84401          1            06/11/97         10
    0430287938                           05           08/01/97         25
    11588                                N            07/01/27
    0


    1584070          H45/H45             F           54,000.00         ZZ
                                         360         53,940.78          1
    148 SYCAMORE DRIVE                 9.000            434.50         90
                                       8.750            434.50       60,000.00
    MIDDLETOWN       NY   10940          1            05/30/97         01
    900159171                            01           07/01/97         25
    900159171                            N            06/01/27
    0


1


    1584082          F03/G02             F          129,500.00         ZZ
                                         360        129,500.00          4
    309 BROOK DRIVE                    9.125          1,053.65         72
                                       8.875          1,053.65      182,000.00
    CASTROVILLE      TX   78009          2            07/18/97         00
    0430305045                           05           09/01/97          0
    SAN10023                             N            08/01/27
    0


    1584089          637/G02             F           32,000.00         ZZ
                                         360         31,966.69          2
    5635-7 10TH AVENUE                 9.250            263.26         90
                                       9.000            263.26       35,562.00
    FORT MYERS       FL   33907          1            05/09/97         01
    0430236489                           05           07/01/97         25
    9885054                              N            06/01/27
    0


    1584098          180/G02             F          110,700.00         ZZ
                                         360        110,636.31          1
    3564 WEST 13TH PLACE               8.750            870.88         90
                                       8.500            870.88      123,000.00
    YUMA             AZ   85364          2            06/06/97         04
    0430295121                           05           08/01/97         25
    4991568                              N            07/01/27
    0


    1584282          140/G02             F           55,000.00         ZZ
                                         360         54,967.53          1
    1149 EAST SAN PEDRO AVENUE         8.625            427.78         44
                                       8.375            427.78      125,000.00
    GILBERT          AZ   85234          1            06/04/97         00
    0430290833                           05           08/01/97          0
    433440                               O            07/01/27
    0


    1584727          074/G02             F           24,800.00         ZZ
                                         360         24,762.22          1
    2366 EAST MALL DRIVE #507          9.375            206.28         80
                                       9.125            206.28       31,000.00
    FORT MYERS       FL   33901          1            04/29/97         00
    0430239814                           08           06/01/97          0
    1589106218                           O            05/01/27
    0


    1584735          E86/G02             F           27,000.00         ZZ
                                         360         27,000.00          1
    133 SHERMAN AVENUE                 9.000            217.25         90
                                       8.750            217.25       30,000.00
1


    MERIDEN          CT   06450          1            07/02/97         10
    0430290767                           05           09/01/97         30
    17898                                N            08/01/27
    0


    1584872          776/G02             F          103,200.00         ZZ
                                         360        103,086.84          1
    8200 HARROGATE AVENUE              9.000            830.37         80
                                       8.750            830.37      129,000.00
    LAS VEGAS        NV   89129          1            05/06/97         04
    0430284414                           03           07/01/97         12
    6343326                              N            06/01/27
    0


    1584927          225/225             F           65,115.00         ZZ
                                         360         65,081.24          1
    4255 THOLOZAN                      9.250            535.69         90
                                       9.000            535.69       72,350.00
    ST LOUIS         MO   63116          1            06/16/97         04
    8050153                              05           08/01/97         25
    8050153                              N            07/01/27
    0


    1585004          286/286             F          123,300.00         ZZ
                                         360        123,027.55          4
    2508 2510 2512 2514 YORKSHIRE      9.000            992.10         90
    DRIVE                              8.750            992.10      137,000.00
    IRVING           TX   75061          1            03/28/97         10
    8429662                              05           05/01/97         30
    8429662                              O            04/01/27
    0


    1585016          180/G02             F           87,300.00         ZZ
                                         360         87,206.73          2
    12130 & 12132 TROULON DRIVE        9.125            710.30         90
                                       8.875            710.30       97,000.00
    HOUSTON          TX   77072          1            05/08/97         10
    0430287706                           05           07/01/97         25
    4883518                              N            06/01/27
    0


    1585028          286/286             F           56,400.00         ZZ
                                         360         56,338.15          3
    19 WOONASQUATUCKET AVE             9.000            453.81         80
                                       8.750            453.81       70,500.00
    PROVIDENCE       RI   02911          1            05/06/97         00
    9162631                              05           07/01/97          0
    9162631                              N            06/01/27
    0
1




    1585032          286/286             F           56,400.00         ZZ
                                         360         56,338.15          3
    15 HAWKINS ST                      9.000            453.81         80
                                       8.750            453.81       70,500.00
    PROVIDENCE       RI   02908          1            05/06/97         00
    9162632                              05           07/01/97          0
    9162632                              N            06/01/27
    0


    1585069          225/225             F          208,000.00         ZZ
                                         360        207,886.38          3
    2528 WEST BELDON                   9.000          1,673.62         95
                                       8.750          1,673.62      219,000.00
    CHICAGO          IL   60647          1            06/13/97         10
    8050064                              05           08/01/97         30
    8050064                              O            07/01/27
    0


    1585116          E22/G02             F           44,000.00         ZZ
                                         360         43,923.49          1
    2100 FRIENDLY DRIVE, #3024         8.750            346.15         80
                                       8.500            346.15       55,000.00
    ARLINGTON        TX   76011          1            04/30/97         00
    0410391502                           01           06/01/97          0
    410391502                            O            05/01/27
    0


    1585150          E57/G02             F          135,000.00         ZZ
                                         360        134,924.32          1
    18708 BAINBURY STREET              8.875          1,074.12         89
                                       8.625          1,074.12      152,000.00
    CANYON COUNTRY   CA   91351          2            06/10/97         10
    0430283622                           05           08/01/97         25
    110262001387                         N            07/01/27
    0


    1585157          624/G02             F          163,600.00         ZZ
                                         360        163,600.00          1
    3839 46TH AVENUE SOUTHWEST         8.875          1,301.68         66
                                       8.625          1,301.68      250,000.00
    SEATTLE          WA   98116          5            07/01/97         00
    0430290668                           05           09/01/97          0
    85040870283                          O            08/01/27
    0


    1585163          G52/G02             F           75,420.00         ZZ
                                         360         75,379.86          4
1


    1013 EAST COMMONWEALTH             9.125            613.65         90
                                       8.875            613.65       83,800.00
    CHANDLER         AZ   85225          1            06/06/97         04
    0430297887                           05           08/01/97         25
    1585163                              N            07/01/27
    0


    1585184          638/G02             F           32,100.00         ZZ
                                         360         32,100.00          1
    2026 GRANITE STREET                9.375            266.99         90
                                       9.125            266.99       35,680.00
    PHILADELPHIA     PA   19124          1            07/01/97         04
    0430296590                           05           09/01/97         25
    8643064                              N            08/01/27
    0


    1585211          292/G02             F           31,500.00         ZZ
                                         360         31,483.24          1
    2809 SOUTH BROADWAY                9.125            256.29         70
                                       8.875            256.29       45,000.00
    LITTLE ROCK      AR   72206          5            07/02/97         00
    0430296988                           05           08/01/97          0
    1271318RG                            N            07/01/27
    0


    1585222          E46/G02             F           51,000.00         ZZ
                                         360         50,974.91          1
    10 MERION DRIVE                    9.500            428.84         56
                                       9.250            428.84       92,500.00
    SOMERS POINT     NJ   08244          1            06/27/97         00
    0430305920                           05           08/01/97          0
    25313                                O            07/01/27
    0


    1585239          A52/G02             F          102,400.00         ZZ
                                         360        102,344.07          1
    5307 SUGAR RIDGE DRIVE             9.000            823.93         80
                                       8.750            823.93      128,000.00
    BUFORD           GA   30518          5            06/05/97         00
    0430249219                           05           08/01/97          0
    205663                               O            07/01/27
    0


    1585243          225/225             F           55,200.00         ZZ
                                         360         55,167.41          1
    8550 SARATOGA                      8.625            429.34         80
                                       8.375            429.34       69,000.00
    OAK PARK         MI   48237          2            06/19/97         00
    805031500                            05           08/01/97          0
1


    805031500                            N            07/01/27
    0


    1585415          180/G02             F          130,400.00         ZZ
                                         360        130,326.90          4
    3375 COCHRAN DRIVE                 8.875          1,037.52         80
                                       8.625          1,037.52      163,000.00
    COLORADO SPRING  CO   80916          1            06/06/97         10
    0430294702                           05           08/01/97         12
    4962551                              N            07/01/27
    0


    1585419          560/560             F           76,500.00         ZZ
                                         360         76,416.11          1
    591 BEACON STREET UNIT G           9.000            615.54         90
                                       8.750            615.54       85,000.00
    BOSTON           MA   02116          1            05/15/97         04
    450720305                            01           07/01/97         30
    450720305                            N            06/01/27
    0


    1585509          225/225             F          100,000.00         ZZ
                                         360        100,000.00          1
    10 PELOT COURT                     8.625            777.79         73
                                       8.375            777.79      137,500.00
    BLUFFTON         SC   29910          1            07/01/97         00
    8049138                              03           09/01/97          0
    8049138                              O            08/01/27
    0


    1585547          638/G02             F           70,000.00         ZZ
                                         360         69,960.76          1
    706 OVERLOOK DRIVE                 8.875            556.95         79
                                       8.625            556.95       89,000.00
    HANOVER          PA   18017          2            06/26/97         00
    0430293696                           07           08/01/97          0
    8645831                              N            07/01/27
    0


    1585616          076/076             F           40,000.00         ZZ
                                         360         39,940.48          3
    30 BOWDOIN STREET                  9.500            336.35         80
                                       9.250            336.35       50,000.00
    LAWRENCE         MA   01843          1            04/28/97         04
    8219352                              05           06/01/97         12
    8219352                              N            05/01/27
    0


1


    1585647          661/661             F          103,000.00         ZZ
                                         360        101,685.79          1
    1512 SOUTH CAMERON COURT           8.500            791.98        100
                                       8.250            791.98      103,000.00
    TAMPA            FL   33629          5            05/06/97         92
    2885945                              05           07/01/97         40
    2885945                              O            06/01/27
    0


    1585664          F25/G02             F          205,200.00         ZZ
                                         360        205,200.00          4
    170 HAWTHORNE AVENUE               9.375          1,706.75         95
                                       9.125          1,706.75      216,000.00
    YONKERS          NY   10701          1            07/02/97         01
    0430296285                           05           09/01/97         30
    R9703011                             O            08/01/27
    0


    1585684          661/661             F          235,000.00         ZZ
                                         360        234,569.89          1
    623 COLONIAL DRIVE                 8.500          1,806.94        100
                                       8.250          1,806.94      235,000.00
    PORTLAND         TX   78374          1            04/25/97         92
    2859478                              03           06/01/97         30
    2859478                              O            05/01/27
    0


    1585686          591/G02             F           91,000.00         ZZ
                                         360         90,947.64          1
    2921 RICHLAND AVENUE               8.750            715.90         72
                                       8.500            715.90      128,000.00
    LOUISVILLE       KY   40220          5            06/10/97         00
    0430261370                           05           08/01/97          0
    103700994                            O            07/01/27
    0


    1585709          227/G02             F           77,000.00         T
                                         360         76,906.37          1
    9590 EAST WINDROSE DRIVE           8.500            592.07         53
                                       8.250            592.07      148,000.00
    SCOTTSDALE       AZ   85260          1            05/15/97         00
    0430247718                           03           07/01/97          0
    1709784                              O            06/01/27
    0


    1585726          286/286             F          161,500.00         ZZ
                                         360        161,322.90          1
    3647 SUITLAND ROAD SE              9.000          1,299.47         85
                                       8.750          1,299.47      190,000.00
1


    WASHINGTON       DC   20020          5            05/07/97         10
    9168975                              05           07/01/97         25
    9168975                              O            06/01/27
    0


    1585747          229/G02             F           60,200.00         ZZ
                                         360         60,165.36          1
    18608 NORTH 17TH AVENUE            8.750            473.60         80
                                       8.500            473.60       75,250.00
    PHOENIX          AZ   85027          1            06/23/97         00
    0430306084                           05           08/01/97          0
    7493299                              O            07/01/27
    0


    1585782          131/G02             F           90,400.00         ZZ
                                         360         90,353.13          2
    306 08 BELLE AIRE DR               9.250            743.70         80
                                       9.000            743.70      113,000.00
    CHAMPLIN         MN   55316          1            06/09/97         00
    0430293381                           05           08/01/97          0
    1070769                              O            07/01/27
    0


    1585793          687/G02             F           55,350.00         ZZ
                                         360         55,321.31          1
    4145 SOUTH STATE STREET            9.250            455.35         90
                                       9.000            455.35       61,500.00
    INDIANAPOLIS     IN   46227          1            06/27/97         04
    0430300210                           05           08/01/97         25
    1608151                              N            07/01/27
    0


    1585802          225/225             F           35,100.00         ZZ
                                         360         35,082.27          2
    3834 MINNESOTA                     9.375            291.95         90
                                       9.125            291.95       39,000.00
    SAINT LOUIS      MO   63118          1            06/17/97         04
    8050513                              05           08/01/97         25
    8050513                              N            07/01/27
    0


    1585804          180/G02             F           77,350.00         T
                                         360         77,306.64          1
    1070 JASON RIDGE COURT             8.875            615.43         70
                                       8.625            615.43      110,500.00
    KISSIMMEE        FL   34717          1            06/20/97         00
    0430304618                           03           08/01/97          0
    4954566                              O            07/01/27
    0
1




    1585808          B24/G02             F          124,000.00         ZZ
                                         360        123,826.79          1
    700 SAGAMORE STREET                8.625            964.46         80
                                       8.375            964.46      155,000.00
    BRONX            NY   10462          1            06/20/97         00
    0430257907                           05           08/01/97          0
    1585808                              O            07/01/27
    0


    1585811          F59/G02             F          144,000.00         ZZ
                                         360        143,805.55          2
    76-76A SUMMER STREET               8.750          1,132.85         90
                                       8.500          1,132.85      160,000.00
    MAYNARD          MA   01754          1            06/16/97         01
    0430252940                           05           08/01/97         30
    203632                               N            07/01/27
    0


    1585837          B26/G02             F          281,700.00         ZZ
                                         360        281,550.09          2
    111-20 42ND AVE                    9.125          2,292.00         90
                                       8.875          2,292.00      313,000.00
    CORONA           NY   11368          1            07/01/97         11
    0430307926                           05           08/01/97         25
    1311012240                           O            07/01/27
    0


    1585844          G92/G02             F          209,600.00         ZZ
                                         360        209,469.72          1
    425 ARIEL DRIVE                    8.375          1,593.11         80
                                       8.125          1,593.11      262,000.00
    SAN JOSE         CA   95123          5            06/09/97         00
    0430286435                           05           08/01/97          0
    206088                               O            07/01/27
    0


    1585857          E48/E48             F          750,000.00         ZZ
                                         360        750,000.00          1
    9400 GLEN RIDGE                    8.500          5,766.86         63
                                       8.250          5,766.86    1,200,000.00
    BRENTWOOD        TN   37027          1            07/09/97         00
    14686                                03           09/01/97          0
    14686                                O            08/01/27
    0


    1585882          F30/G02             F          155,000.00         ZZ
                                         360        154,825.56          1
1


    13 COPPER COURT                    8.875          1,233.25         74
                                       8.625          1,233.25      209,785.00
    PATAGONIA        AZ   85624          4            05/12/97         00
    0430309815                           05           07/01/97          0
    40090                                O            06/01/27
    0


    1586068          638/G02             F           92,700.00         ZZ
                                         360         92,654.41          3
    427 BROADWAY                       9.500            779.47         80
                                       9.250            779.47      115,900.00
    LYNN             MA   01904          1            06/30/97         00
    0430296434                           05           08/01/97          0
    8644396                              N            07/01/27
    0


    1586079          966/G02             F           36,100.00         ZZ
                                         360         36,078.69          1
    613 CARRIAGEHOUSE LANE             8.625            280.78         95
                                       8.375            280.78       38,000.00
    GARLAND          TX   75040          1            06/11/97         14
    0430294645                           01           08/01/97         30
    30003278                             O            07/01/27
    0


    1586083          369/G02             F           90,000.00         ZZ
                                         360         89,949.53          1
    111 SOUTH CAPTAINS DRIVE           8.875            716.09         80
                                       8.625            716.09      112,500.00
    LITTLE EGG HARB  NJ   08087          5            06/20/97         00
    0430297440                           05           08/01/97          0
    60739802                             O            07/01/27
    0


    1586132          E22/G02             F           97,500.00         ZZ
                                         360         97,403.72          1
    6128 NORTHROUP                     9.500            819.83         75
                                       9.250            819.83      130,000.00
    WATERFORD        MI   48329          5            05/09/97         00
    0410393037                           05           07/01/97          0
    410393037                            O            06/01/27
    0


    1586159          687/G02             F           23,800.00         ZZ
                                         360         23,773.90          1
    1261 FLORIDA AVENUE                9.000            191.50         90
                                       8.750            191.50       26,500.00
    AKRON            OH   44314          1            05/15/97         01
    0430247684                           05           07/01/97         25
1


    1600745                              N            06/01/27
    0


    1586187          H17/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    4451 NORTH GULF SHORE              8.500            768.91         32
    BOULEVARD                          8.250            768.91      318,000.00
    NAPLES           FL   34103          1            06/26/97         00
    0430296418                           06           08/01/97          0
    0208461                              O            07/01/27
    0


    1586195          638/G02             F          108,900.00         ZZ
                                         360        108,838.95          3
    210 CARTIER STREET                 8.875            866.46         90
                                       8.625            866.46      121,000.00
    MANCHESTER       NH   03103          1            06/25/97         14
    0430294751                           05           08/01/97         25
    8646510                              N            07/01/27
    0


    1586202          225/225             F          103,500.00         ZZ
                                         360        103,500.00          1
    2 INGLEWOOD ROAD                   8.500            795.83         90
                                       8.250            795.83      115,000.00
    EAST GREENBUSH   NY   12061          1            07/03/97         10
    8049964                              05           09/01/97         25
    8049964                              N            08/01/27
    0


    1586219          H11/G02             F          212,800.00         ZZ
                                         360        212,664.30          1
    15315 JORDAN'S JOURNEY DRIVE       8.250          1,598.70         80
                                       8.000          1,598.70      266,000.00
    CENTREVILLE      VA   20120          1            06/27/97         00
    0430292730                           03           08/01/97          0
    9700087                              O            07/01/27
    0


    1586240          180/G02             F           53,900.00         ZZ
                                         360         53,811.67          1
    412 ELDER STREET                   8.875            428.85         90
                                       8.625            428.85       59,900.00
    NAMPA            ID   83651          1            06/07/97         04
    0430266601                           05           08/01/97         25
    4962924                              N            07/01/27
    0


1


    1586243          560/560             F          154,000.00         ZZ
                                         360        153,909.08          1
    8 CRESTVIEW CIRCLE                 8.625          1,197.80         70
                                       8.375          1,197.80      220,000.00
    W HARTFORD       CT   06117          5            06/12/97         00
    460730302                            05           08/01/97          0
    460730302                            O            07/01/27
    0


    1586245          638/G02             F           49,500.00         ZZ
                                         360         49,475.66          2
    404 SOUTH 13TH AVENUE              9.500            416.22         90
                                       9.250            416.22       55,000.00
    MAYWOOD          IL   60153          1            06/19/97         04
    0430288472                           05           08/01/97         25
    8643352                              N            07/01/27
    0


    1586248          638/G02             F           24,000.00         ZZ
                                         360         23,988.50          1
    10 DUNDEE QUARTER                  9.625            204.00         80
    #306A                              9.375            204.00       30,000.00
    PALATINE         IL   60074          1            06/26/97         00
    0430297572                           01           08/01/97          0
    8643353                              N            07/01/27
    0


    1586250          637/G02             F          650,000.00         ZZ
                                         360        649,574.80          1
    6 LOIS LANE                        8.125          4,826.24         79
                                       7.875          4,826.24      830,000.00
    LAFAYETTE        CA   94549          1            06/10/97         00
    0430288639                           05           08/01/97          0
    9750035                              O            07/01/27
    0


    1586254          286/286             F          135,200.00         ZZ
                                         360        135,043.86          1
    13202 SALEM CIRCLE                 8.750          1,063.62         80
                                       8.500          1,063.62      169,000.00
    MONTGOMERY       TX   77356          1            05/08/97         00
    9174062                              03           07/01/97          0
    9174062                              O            06/01/27
    0


    1586256          638/G02             F           83,500.00         ZZ
                                         360         83,455.57          1
    1575 RUCKER ROAD                   9.125            679.38         90
                                       8.875            679.38       92,800.00
1


    ALPHARETTA       GA   30201          1            06/12/97         14
    0430282293                           05           08/01/97         25
    08646628                             N            07/01/27
    0


    1586268          229/G02             F          138,000.00         ZZ
                                         360        137,916.39          1
    8741 SW 52 STREET                  8.500          1,061.11         80
                                       8.250          1,061.11      172,500.00
    COOPER CITY      FL   33328          1            06/16/97         00
    0430297994                           05           08/01/97          0
    97071                                O            07/01/27
    0


    1586289          144/144             F          135,000.00         ZZ
                                         360        135,000.00          1
    12 NORTH PERKINS AVENUE            7.750            967.16         80
                                       7.500            967.16      169,000.00
    GREENBURGH       NY   10523          1            07/16/97         00
    160611129                            05           09/01/97          0
    160611129                            O            08/01/27
    0


    1586307          209/G02             F           89,700.00         ZZ
                                         360         89,647.04          1
    5733 BIRCH STREET                  8.625            697.68         80
                                       8.375            697.68      112,225.00
    HAMILTON         NJ   08330          1            06/12/97         00
    0430292722                           05           08/01/97          0
    975953765                            O            07/01/27
    0


    1586336          907/907             F          165,750.00         ZZ
                                         360        165,649.59          1
    70 MEDFORD ROAD                    8.500          1,274.47         85
                                       8.250          1,274.47      195,000.00
    DUMONT           NJ   07628          5            06/10/97         10
    143466733                            05           08/01/97         12
    143466733                            O            07/01/27
    0


    1586486          E22/G02             F           60,200.00         ZZ
                                         360         60,140.55          1
    8108 FRANCISCAN WAY                9.500            506.19         90
                                       9.250            506.19       67,000.00
    SACRAMENTO       CA   95823          1            05/27/97         04
    0410415228                           05           07/01/97         25
    410415228                            N            06/01/27
    0
1




    1586495          F15/G02             F           75,600.00         ZZ
                                         360         75,565.66          4
    541-549 CLEVELAND ST               9.875            656.47         90
                                       9.625            656.47       84,000.00
    MASURY           OH   44438          1            07/07/97         01
    0430298158                           05           08/01/97         25
    20037                                N            07/01/27
    0


    1586514          687/G02             F           63,000.00         ZZ
                                         360         62,967.33          1
    5720 MEDALLION DRIVE               9.250            518.29         90
                                       9.000            518.29       70,000.00
    JACKSON          MS   39211          1            06/13/97         01
    0430277988                           05           08/01/97         25
    1605089                              N            07/01/27
    0


    1586529          405/405             F           75,000.00         ZZ
                                         360         74,862.71          1
    830 101ST AVENUE NORTH             8.500            576.69         71
                                       8.250            576.69      106,000.00
    NAPLES           FL   34108          5            04/28/97         00
    4191946                              05           06/01/97          0
    4191946                              O            05/01/27
    0


    1586546          637/G02             F          239,900.00         ZZ
                                         360        239,743.07          1
    25104 NE 188TH COURT               8.125          1,781.25         80
                                       7.875          1,781.25      299,900.00
    BATTLE GROUND    WA   98604          1            06/12/97         00
    0430282152                           05           08/01/97          0
    9749797                              O            07/01/27
    0


    1586549          225/225             F           49,400.00         ZZ
                                         360         49,373.71          1
    1011 CLEVELAND STREET              9.125            401.94         90
                                       8.875            401.94       54,900.00
    DENTON           TX   76201          1            06/11/97         04
    8047610                              05           08/01/97         25
    8047610                              N            07/01/27
    0


    1586556          927/G02             F          122,400.00         ZZ
                                         360        122,331.38          1
1


    345 UPPER GLENWAY                  8.875            973.87         80
                                       8.625            973.87      153,000.00
    PALMER LAKE      CO   80133          1            06/23/97         00
    0430287052                           05           08/01/97          0
    298810                               N            07/01/27
    0


    1586569          B75/G02             F          307,500.00         ZZ
                                         360        307,323.09          1
    1912-8TH AVE N                     8.750          2,419.10         75
                                       8.500          2,419.10      410,000.00
    SEATTLE          WA   98109          5            06/10/97         00
    0430285361                           05           08/01/97          0
    2931988                              O            07/01/27
    0


    1586587          405/405             F           63,000.00         ZZ
                                         360         62,937.77          2
    3321 SHELBURNE ROAD                9.500            529.74         90
                                       9.250            529.74       70,000.00
    BALTIMORE        MD   21208          1            05/21/97         01
    4213070                              05           07/01/97         25
    4213070                              N            06/01/27
    0


    1586599          B68/G02             F          220,800.00         ZZ
                                         360        220,672.97          1
    2025 VIRGINA ROAD                  8.750          1,737.03         80
                                       8.500          1,737.03      276,000.00
    LOS ANGELES      CA   90016          2            06/11/97         00
    0430281519                           05           08/01/97          0
    67027016                             O            07/01/27
    0


    1586606          638/G02             F           27,000.00         ZZ
                                         360         26,986.37          2
    3129-3131 SUTHERLAND AVENUE        9.375            224.57         90
                                       9.125            224.57       30,000.00
    INDIANAPOLIS     IN   46205          1            06/13/97         10
    0430282004                           05           08/01/97         25
    08647253                             N            07/01/27
    0


    1586699          E08/G02             F          119,200.00         ZZ
                                         360        119,075.93          1
    5010 SW 119 AVENUE                 9.250            980.63         80
                                       9.000            980.63      149,000.00
    COOPER CITY      FL   33026          1            05/30/97         00
    0430285197                           05           07/01/97          0
1


    UNKNOWN                              O            06/01/27
    0


    1586704          757/757             F           61,250.00         ZZ
                                         360         61,179.25          1
    5442 MAGNOLIA AVE                  8.750            481.86         70
                                       8.500            481.86       87,500.00
    SAVANNAH         GA   31406          1            05/30/97         00
    2952521                              05           07/01/97          0
    295521                               N            06/01/27
    0


    1586712          F34/G02             F           67,450.00         ZZ
                                         360         67,367.97          1
    8777 FOUNTAINBLEAU BLVD            8.500            518.64         95
    #201                               8.250            518.64       71,000.00
    MIAMI            FL   33172          2            05/28/97         11
    0430252635                           01           07/01/97         30
    9700140                              O            06/01/27
    0


    1586726          405/405             F          154,000.00         ZZ
                                         360        154,000.00          1
    1490 40TH AVENUE                   8.500          1,184.13         55
                                       8.250          1,184.13      280,000.00
    SAN FRANCISCO    CA   94122          5            07/01/97         00
    4232773                              05           09/01/97          0
    4232773                              N            08/01/27
    0


    1586779          A59/G02             F          109,200.00         ZZ
                                         360        109,130.36          1
    BOX 119 BENEDICT LAKE              8.250            820.39         80
                                       8.000            820.39      138,000.00
    BENEDICT         MN   56436          5            06/24/97         00
    0430264671                           05           08/01/97          0
    1586779                              O            07/01/27
    0


    1586791          638/G02             F           49,500.00         ZZ
                                         360         49,475.00          1
    560 JOLINE AVENUE                  9.375            411.72         90
                                       9.125            411.72       55,000.00
    LONG BRANCH      NJ   07740          1            07/02/97         04
    0430296533                           05           08/01/97         25
    8646030                              N            07/01/27
    0


1


    1586802          225/225             F           58,500.00         ZZ
                                         360         58,465.46          1
    2321 NORTH WILSON                  8.625            455.01         41
                                       8.375            455.01      146,000.00
    ROYAL OAK        MI   48073          2            06/26/97         00
    8049682                              05           08/01/97          0
    8049682                              O            07/01/27
    0


    1586817          180/G02             F           42,750.00         ZZ
                                         360         42,726.03          2
    2717 SALENA STREET                 8.875            340.14         90
                                       8.625            340.14       47,500.00
    ST LOUIS         MO   63118          1            06/20/97         04
    0430297416                           05           08/01/97         25
    4996260                              N            07/01/27
    0


    1586823          904/G02             F           91,200.00         ZZ
                                         360         91,143.31          1
    150 WEST 300 SOUTH                 8.375            693.19         80
                                       8.125            693.19      114,000.00
    PROVIDENCE       UT   84332          1            06/24/97         00
    0430286625                           05           08/01/97          0
    10971218                             O            07/01/27
    0


    1586844          638/G02             F          100,000.00         ZZ
                                         360         99,942.47          1
    6015 SW FERNBROOK CIRCLE           8.750            786.70         65
                                       8.500            786.70      155,000.00
    LAKE OSWEGO      OR   97035          5            06/19/97         00
    0430306035                           05           08/01/97          0
    8644045                              O            07/01/27
    0


    1586850          927/G02             F          152,500.00         ZZ
                                         360        152,323.88          1
    393 SADDLEBACK DRIVE               8.750          1,199.72         55
                                       8.500          1,199.72      280,000.00
    PAGOSA SPRINGS   CO   81147          2            05/16/97         00
    0430251546                           05           07/01/97          0
    240580                               O            06/01/27
    0


    1586861          180/G02             F           56,250.00         ZZ
                                         360         56,220.84          1
    2707 18TH STREET SE                9.250            462.75         90
    #H-32                              9.000            462.75       62,500.00
1


    AUBURN           WA   98002          1            06/17/97         04
    0430302208                           01           08/01/97         25
    4946083                              N            07/01/27
    0


    1586863          180/G02             F           56,450.00         ZZ
                                         360         56,418.35          1
    3523 ERINBROOK LANE                8.875            449.14         90
                                       8.625            449.14       62,750.00
    CHARLOTTE        NC   28215          1            06/24/97         10
    0430303982                           05           08/01/97         25
    4932315                              N            07/01/27
    0


    1586867          883/G02             F           42,000.00         ZZ
                                         360         41,975.83          1
    2403 DOBBINS BRIDGE ROAD           8.750            330.42         70
                                       8.500            330.42       60,000.00
    ANDERSON         SC   29624          5            06/20/97         00
    0430281956                           05           08/01/97          0
    10001219                             N            07/01/27
    0


    1586883          A38/G02             F          116,100.00         ZZ
                                         360        116,039.81          4
    2403 BRANARD                       9.250            955.13         90
                                       9.000            955.13      129,000.00
    HOUSTON          TX   77098          1            06/11/97         10
    0430308767                           05           08/01/97         25
    9610272                              N            07/01/27
    0


    1586887          561/G02             F           56,900.00         ZZ
                                         360         56,843.80          1
    6117 GLENOAK AVE                   9.500            478.45         90
                                       9.250            478.45       63,250.00
    BALTIMORE        MD   21214          1            05/28/97         10
    0430295055                           05           07/01/97         25
    9028218                              N            06/01/27
    0


    1586890          B24/G02             F          240,000.00         ZZ
                                         360        239,861.92          1
    482 SWANSON DRIVE                  8.750          1,888.08         79
                                       8.500          1,888.08      306,500.00
    THORNWOOD        NY   10594          1            06/16/97         00
    0430285841                           05           08/01/97          0
    207164                               O            07/01/27
    0
1




    1587035          687/G02             F           70,200.00         ZZ
                                         360         70,162.64          2
    146-148 NORTH HALDY AVENUE         9.125            571.17         90
                                       8.875            571.17       78,000.00
    COLUMBUS         OH   43204          3            06/16/97         12
    0430295006                           05           08/01/97         25
    NG                                   N            07/01/27
    0


    1587048          A59/G02             F          102,000.00         ZZ
                                         360        101,934.95          1
    255 ELM STREET                     8.250            766.30         80
                                       8.000            766.30      127,500.00
    PRESCOTT         WI   54021          5            06/18/97         00
    0430258921                           05           08/01/97          0
    1587048                              O            07/01/27
    0


    1587167          862/G02             F           81,100.00         ZZ
                                         360         81,054.53          1
    4928 13TH AVENUE NORTHEAST         8.875            645.27         90
                                       8.625            645.27       90,140.00
    KEIZER           OR   97303          1            06/13/97         01
    0430290270                           05           08/01/97         25
    4481206                              N            07/01/27
    0


    1587183          937/G02             F           54,400.00         ZZ
                                         360         54,366.19          1
    9239 BIGLER DRIVE                  8.375            413.48         80
                                       8.125            413.48       68,000.00
    PLANADA          CA   95365          1            06/24/97         00
    0430284539                           05           08/01/97          0
    95039010                             O            07/01/27
    0


    1587249          637/G02             F          235,200.00         ZZ
                                         360        235,050.02          1
    9719 EAST VOLTAIRE                 8.250          1,766.98         80
                                       8.000          1,766.98      294,000.00
    SCOTTSDALE       AZ   85260          1            06/17/97         00
    0430292391                           03           08/01/97          0
    9797432                              O            07/01/27
    0


    1587254          637/G02             F          121,000.00         ZZ
                                         360        120,926.69          1
1


    9263 SAILING WATER                 8.500            930.39         76
                                       8.250            930.39      160,312.00
    LAS VEGAS        NV   89117          1            06/16/97         00
    0430287524                           05           08/01/97          0
    9792086                              O            07/01/27
    0


    1587270          593/593             F          252,800.00         ZZ
                                         360        252,492.61          1
    10240 REMPAS DRIVE NORTHWEST       8.500          1,943.82         80
                                       8.250          1,943.82      316,000.00
    ALBUQUERQUE      NM   87114          1            05/21/97         00
    6786933                              05           07/01/97          0
    6786933                              O            06/01/27
    0


    1587302          A46/G02             F           90,000.00         ZZ
                                         360         89,944.06          1
    768 BEVERLY DRIVE                  8.375            684.07         42
                                       8.125            684.07      215,000.00
    TERRELL          TX   75160          2            06/26/97         00
    0430307017                           05           08/01/97          0
    820165                               O            07/01/27
    0


    1587332          F47/G02             F          650,000.00         ZZ
                                         360        649,663.03          1
    10741 GREENE DRIVE                 9.250          5,347.39         74
                                       9.000          5,347.39      880,000.00
    LORTON           VA   22079          5            06/12/97         00
    0430295113                           05           08/01/97          0
    909WH97                              O            07/01/27
    0


    1587342          144/144             F          237,000.00         ZZ
                                         360        237,000.00          1
    1 MARLENE COURT                    8.250          1,780.50         63
                                       8.000          1,780.50      377,000.00
    RYE              NY   10580          1            07/10/97         00
    133743548                            05           09/01/97          0
    133743548                            O            08/01/27
    0


    1587470          G81/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    5442 SW 127 COURT                  8.875            763.82         80
                                       8.625            763.82      120,000.00
    MIAMI            FL   33175          1            07/07/97         00
    0430294280                           05           09/01/97          0
1


    02170626                             O            08/01/27
    0


    1587473          G81/G02             F          190,000.00         ZZ
                                         360        189,901.50          1
    95 NW 18 AVENUE                    9.250          1,563.08         95
                                       9.000          1,563.08      200,000.00
    MIAMI            FL   33125          1            06/30/97         01
    0430293399                           05           08/01/97         30
    21706027                             O            07/01/27
    0


    1587579          G52/G02             F           75,420.00         ZZ
                                         360         75,379.86          4
    1007 EAST COMMONWEALTH PLACE       9.125            613.65         90
                                       8.875            613.65       83,800.00
    CHANDLER         AZ   85225          1            06/06/97         19
    0430287649                           05           08/01/97         30
    204295                               N            07/01/27
    0


    1587764          560/560             F           89,910.00         ZZ
                                         360         89,808.81          2
    423 CHARLESTON LANE                8.875            715.37         90
                                       8.625            715.37       99,900.00
    LAWRENCEVILLE    GA   30245          1            05/15/97         04
    450719596                            05           07/01/97         25
    450719596                            N            06/01/27
    0


    1587883          666/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
    13560 BAYLISS ROAD                 8.125          3,266.99         56
                                       7.875          3,266.99      790,000.00
    LOS ANGELES      CA   90049          2            07/10/97         00
    0430309328                           05           09/01/97          0
    591369                               O            08/01/27
    0


    1587884          180/G02             F           63,200.00         ZZ
                                         360         63,163.64          1
    1845 TANAGER WAY                   8.750            497.19         90
                                       8.500            497.19       70,300.00
    COLORADO SPRING  CO   80906          1            06/17/97         10
    0430282806                           05           08/01/97         25
    4963641                              N            07/01/27
    0


1


    1587892          637/G02             F           54,000.00         ZZ
                                         360         53,968.12          1
    10610 S. 48TH ST. BLG 71024        8.625            420.01         80
                                       8.375            420.01       67,500.00
    PHOENIX          AZ   85044          1            06/17/97         00
    0430284646                           01           08/01/97          0
    9757196                              N            07/01/27
    0


    1587933          292/G02             F           36,000.00         ZZ
                                         360         35,979.29          1
    300 WEST 33RD PLACE                8.750            283.21         80
                                       8.500            283.21       45,000.00
    NORTH LITTLE RO  AR   72118          1            06/30/97         12
    0430293001                           05           08/01/97         25
    977307N                              N            07/01/27
    0


    1587940          292/G02             F           53,700.00         ZZ
                                         360         53,670.67          1
    15 WOODIEL DRIVE                   9.000            432.08         90
                                       8.750            432.08       60,000.00
    CABOT            AR   72023          1            06/30/97         12
    0430290817                           05           08/01/97         25
    977344N                              N            07/01/27
    0


    1587975          H17/G02             F           48,000.00         ZZ
                                         360         47,970.92          1
    15 BUFFALO GROVE                   8.500            369.08         80
                                       8.250            369.08       60,000.00
    PALM COAST       FL   32137          1            06/27/97         00
    0430298968                           05           08/01/97          0
    0208459                              O            07/01/27
    0


    1587976          896/G02             F           63,450.00         ZZ
                                         360         63,415.35          1
    2720 STANTON WOODS DRIVE           9.000            510.53         90
                                       8.750            510.53       70,500.00
    CONYERS          GA   30208          1            06/26/97         01
    0430283986                           05           08/01/97         25
    UNKNOWN                              N            07/01/27
    0


    1587981          225/225             F          110,400.00         ZZ
                                         360        110,333.11          1
    25625 SOUTH BRENTWOOD DRIVE        8.500            848.89         80
                                       8.250            848.89      138,000.00
1


    SUN LAKES        AZ   85248          1            06/13/97         00
    8048027                              03           08/01/97          0
    8048027                              O            07/01/27
    0


    1587988          F03/G02             F          100,000.00         ZZ
                                         360         99,943.93          1
    1683 SOUTH UINTA WAY               8.875            795.65         34
                                       8.625            795.65      300,000.00
    DENVER           CO   80231          5            06/17/97         00
    0430302091                           05           08/01/97          0
    DEN10996                             O            07/01/27
    0


    1587999          638/G02             F           90,000.00         ZZ
                                         360         89,953.34          4
    216 CRAIG AVENUE                   9.250            740.41         90
    #A,B,C AND D                       9.000            740.41      100,000.00
    REDLANDS         CA   92374          1            06/17/97         04
    0430292102                           05           08/01/97         25
    8646350                              N            07/01/27
    0


    1588003          638/G02             F           66,800.00         ZZ
                                         360         66,765.37          2
    36 VINE STREET                     9.250            549.55         80
                                       9.000            549.55       83,500.00
    NASHUA           NH   03060          1            06/30/97         00
    0430296459                           05           08/01/97          0
    8647670                              N            07/01/27
    0


    1588006          225/225             F           54,000.00         ZZ
                                         360         53,971.26          1
    916 SHOBER STREET                  9.125            439.37         90
                                       8.875            439.37       60,000.00
    WINSTON SALEM    NC   27101          1            06/20/97         10
    8048017                              05           08/01/97         25
    8048017                              N            07/01/27
    0


    1588020          B75/G02             F           69,000.00         ZZ
                                         360         68,924.34          1
    1306 EAST REMINGTON COURT          9.000            555.19         80
                                       8.750            555.19       86,250.00
    SEATTLE          WA   98122          1            05/13/97         00
    0430282434                           05           07/01/97          0
    2866879                              N            06/01/27
    0
1




    1588039          201/G02             F           78,300.00         ZZ
                                         360         78,218.49          2
    6562 CARRIAGE LANE                 9.250            644.16         90
                                       9.000            644.16       87,000.00
    UNION CITY       GA   30349          1            05/14/97         04
    0430253492                           05           07/01/97         25
    303256                               N            06/01/27
    0


    1588042          766/G02             F          175,000.00         ZZ
                                         360        174,831.66          4
    744 N.W. 3RD ST                    9.625          1,487.48         70
                                       9.375          1,487.48      250,000.00
    MIAMI            FL   33128          5            05/27/97         00
    0430296962                           05           07/01/97          0
    970Z0352                             N            06/01/27
    0


    1588052          003/G02             F           40,050.00         ZZ
                                         360         40,009.38          1
    109 RIVER MILL CIRCLE              9.375            333.12         90
                                       9.125            333.12       44,500.00
    ROSWELL          GA   30075          1            05/29/97         10
    0430302570                           01           07/01/97         25
    0003813805                           N            06/01/27
    0


    1588079          003/G02             F          100,350.00         ZZ
                                         360        100,242.77          1
    208 PARKRIDGE DRIVE                9.125            816.49         90
                                       8.875            816.49      111,500.00
    WOODSTOCK        GA   30189          1            05/23/97         10
    0430263244                           03           07/01/97         25
    3803707                              N            06/01/27
    0


    1588080          E45/G02             F          481,500.00         T
                                         360        480,499.36          1
    233 FOREST STREET                  7.875          3,491.21         75
                                       7.625          3,491.21      642,000.00
    SEASIDE          FL   32459          5            04/17/97         00
    0430295857                           03           06/01/97          0
    UNKNOWN                              O            05/01/27
    0


    1588121          604/G02             F           56,700.00         ZZ
                                         360         56,670.60          1
1


    1707 A RALSTON DRIVE               9.250            466.46         90
                                       9.000            466.46       63,000.00
    MOUNT LAUREL TW  NJ   08054          1            06/20/97         10
    0430288456                           01           08/01/97         25
    44101693                             N            07/01/27
    0


    1588134          744/G02             F           35,600.00         T
                                         360         35,575.48          1
    400 SOUTH SALIMAN ROAD #153        7.870            258.00         75
                                       7.620            258.00       47,470.00
    CARSON CITY      NV   89701          1            06/09/97         00
    0430262972                           01           08/01/97          0
    80635                                O            07/01/27
    0


    1588136          B75/G02             F           38,200.00         ZZ
                                         360         38,200.00          1
    1101 WEST MACARTHUR BLVD           9.000            307.37         74
    UNIT 191                           8.750            307.37       52,000.00
    SANTA ANA        CA   92707          2            07/01/97         00
    0430302687                           01           09/01/97          0
    2874063                              N            08/01/27
    0


    1588138          637/G02             F           64,175.00         ZZ
                                         360         64,136.12          1
    1018 QUEEN STREET                  8.500            493.45         85
                                       8.250            493.45       75,500.00
    WILMINGTON       NC   28401          2            06/27/97         11
    0430299693                           05           08/01/97         25
    9906405                              N            07/01/27
    0


    1588140          E97/G02             F          130,130.00         ZZ
                                         360        130,064.28          4
    1146 JUNIPERO AVENUE               9.375          1,082.36         65
                                       9.125          1,082.36      200,200.00
    LONG BEACH       CA   90804          2            06/23/97         00
    0430284885                           05           08/01/97          0
    972173                               N            07/01/27
    0


    1588152          H86/G02             F           53,000.00         ZZ
                                         360         52,970.28          1
    227 WEST MORNINGSIDE               8.875            421.70         44
                                       8.625            421.70      122,600.00
    SOUTH PADRE ISL  TX   78597          1            06/25/97         00
    0430287946                           01           08/01/97          0
1


    076315                               N            07/01/27
    0


    1588155          638/G02             F           79,650.00         ZZ
                                         360         79,611.84          3
    550 HARRISON                       9.625            677.02         90
                                       9.375            677.02       88,500.00
    CALUMET CITY     IL   60409          1            06/24/97         10
    0430297614                           05           08/01/97         25
    8642020                              N            07/01/27
    0


    1588159          514/G02             F           45,200.00         ZZ
                                         360         45,175.95          1
    1003 HUFFMAN AVENUE                9.125            367.76         80
                                       8.875            367.76       56,500.00
    DAYTON           OH   45403          1            06/20/97         00
    0430294264                           05           08/01/97          0
    361629                               O            07/01/27
    0


    1588160          883/G02             F           48,600.00         ZZ
                                         360         48,572.75          1
    1215 E HARDING STREET              8.875            386.69         90
                                       8.625            386.69       54,000.00
    ORLANDO          FL   32806          1            06/27/97         01
    0430296178                           05           08/01/97         25
    05001200                             N            07/01/27
    0


    1589008          560/560             F           65,000.00         ZZ
                                         360         64,924.93          1
    2588 SWAFFER ROAD                  8.750            511.36         59
                                       8.500            511.36      112,000.00
    MILLINGTON       MI   48746          5            05/23/97         00
    450727045                            05           07/01/97          0
    450727045                            N            06/01/27
    0


    1589060          H05/H05             F          199,500.00         ZZ
                                         360        199,399.25          1
    282 BISHOP FOREST DRIVE            9.375          1,659.34         72
                                       9.000          1,659.34      280,000.00
    WALTHAM          MA   02154          1            06/25/97         00
    240140004                            01           08/01/97          0
    240140004                            O            07/01/27
    0


1


    1589075          G60/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
    7314 BOUVIER AKA N BOUVIER ST.     9.000            420.01         90
                                       8.750            420.01       58,000.00
    PHILADELPHIA     PA   19126          1            07/07/97         01
    0430299347                           05           09/01/97         25
    100839201                            N            08/01/27
    0


    1589091          H37/G02             F           79,200.00         ZZ
                                         240         79,086.95          1
    13-15 LEANOX STREET                9.375            731.80         90
                                       9.125            731.80       88,000.00
    LOWELL           MA   01852          1            06/26/97         14
    0430283382                           05           08/01/97         25
    20112                                N            07/01/17
    0


    1589101          737/G02             F          109,600.00         ZZ
                                         360        109,533.60          1
    140 BIRCH BOULEVARD                8.500            842.73         80
                                       8.250            842.73      137,000.00
    SEDONA           AZ   86336          1            06/18/97         10
    0430290775                           05           08/01/97         12
    512999                               O            07/01/27
    0


    1589102          638/G02             F           57,750.00         ZZ
                                         360         57,715.91          1
    2822 EAST IOWA AVENUE              8.625            449.17         75
                                       8.375            449.17       77,000.00
    NAMPA            ID   83686          1            06/19/97         00
    0430285650                           05           08/01/97          0
    08645616                             N            07/01/27
    0


    1589103          638/G02             F           57,750.00         ZZ
                                         360         57,715.91          1
    2904 EAST IOWA AVENUE              8.625            449.17         75
                                       8.375            449.17       77,000.00
    NAMPA            ID   83686          1            06/19/97         00
    0430285619                           05           08/01/97          0
    08645618                             N            07/01/27
    0


    1589107          638/G02             F           40,500.00         ZZ
                                         360         40,479.01          2
    188-190 HIGHLAND AVENUE            9.250            333.18         90
                                       9.000            333.18       45,000.00
1


    FITCHBURG        MA   01420          1            06/25/97         14
    0430294736                           05           08/01/97         25
    8648004                              N            07/01/27
    0


    1589109          B75/G02             F           92,400.00         ZZ
                                         360         92,349.53          1
    3318-20 22-24 NORTH EUCLID AVE     9.000            743.47         70
                                       8.750            743.47      132,000.00
    TUCSON           AZ   85719          5            06/18/97         00
    0430291062                           05           08/01/97          0
    2895001                              N            07/01/27
    0


    1589227          896/G02             F          240,000.00         ZZ
                                         360        239,854.61          1
    3955 HAMMONDS FERRY DRIVE          8.500          1,845.39         75
                                       8.250          1,845.39      320,000.00
    EVANS            GA   30809          4            06/19/97         00
    0430289470                           05           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1589347          074/G02             F          120,000.00         ZZ
                                         360        119,864.94          1
    11 ATTRIDGE DRIVE                  8.875            954.78         80
                                       8.625            954.78      150,000.00
    KINGS PARK       NY   11754          1            05/30/97         00
    0430274183                           05           07/01/97          0
    1106061115                           O            06/01/27
    0


    1589349          074/G02             F           25,000.00         ZZ
                                         360         24,929.31          2
    1501 BELLEVUE AVENUE               9.250            205.67         53
                                       9.000            205.67       48,000.00
    SYRACUSE         NY   13210          5            05/06/97         00
    0430274209                           05           07/01/97          0
    1107023133                           N            06/01/27
    0


    1589350          074/G02             F          112,000.00         ZZ
                                         360        111,852.97          1
    41 HARBOR VIEW LANE                8.125            831.60         80
                                       7.875            831.60      140,000.00
    EAST HAMPTON     NY   11937          5            05/14/97         00
    0430274217                           05           07/01/97          0
    1111094689                           O            06/01/27
    0
1




    1589351          074/G02             F          136,000.00         ZZ
                                         360        135,724.42          1
    9 COLUMBINE AVENUE                 8.000            997.92         80
                                       7.750            997.92      170,000.00
    ISLIP            NY   11751          1            05/01/97         00
    0430274225                           05           06/01/97          0
    1111095524                           O            05/01/27
    0


    1589352          074/G02             F          282,750.00         T
                                         360        282,406.19          1
    201 E 8OTH ST.                     8.500          2,174.11         65
    A/K/A 1411 3RD AVE., UNIT 5B       8.250          2,174.11      435,000.00
    NEW YORK         NY   10021          1            05/08/97         00
    0430274233                           01           07/01/97          0
    1111095670                           O            06/01/27
    0


    1589356          074/G02             F          131,750.00         ZZ
                                         360        131,585.64          1
    100 SHELTER LANE                   8.375          1,001.40         85
                                       8.125          1,001.40      155,000.00
    LEVITTOWN        NY   11756          5            05/01/97         11
    0430274274                           05           07/01/97         12
    1111098395                           O            06/01/27
    0


    1589357          074/G02             F          212,000.00         ZZ
                                         360        211,640.80          2
    3086 WESTON LANE                   8.875          1,686.77         68
                                       8.625          1,686.77      312,000.00
    YORKTOWN HEIGHT  NY   10598          1            05/01/97         00
    0430274282                           05           06/01/97          0
    1111099219                           O            05/01/27
    0


    1589358          074/G02             F          153,750.00         ZZ
                                         360        153,585.72          1
    22 WEST 15TH ST APT 6F             9.125          1,250.97         75
                                       8.875          1,250.97      205,000.00
    NEW YORK         NY   10011          1            05/09/97         00
    0430274290                           06           07/01/97          0
    1111099649                           N            06/01/27
    0


    1589360          074/G02             F           93,500.00         ZZ
                                         360         93,393.11          1
1


    62 BRENT STREET                    9.000            752.33         85
                                       8.750            752.33      110,000.00
    ALBANY           NY   12205          5            05/02/97         04
    0430274316                           05           07/01/97         12
    1111101140                           O            06/01/27
    0


    1589364          074/G02             F          177,650.00         ZZ
                                         360        177,455.19          4
    60-19 80TH AVENUE                  9.000          1,429.42         85
                                       8.750          1,429.42      209,000.00
    GLENDALE         NY   11385          5            05/09/97         04
    0430274357                           05           07/01/97         12
    1111102721                           O            06/01/27
    0


    1589376          074/G02             F          195,900.00         ZZ
                                         360        195,667.85          1
    408 E AMBER RIDGE WAY              8.625          1,523.69         80
                                       8.375          1,523.69      244,916.00
    PHOENIX          AZ   85048          1            05/05/97         01
    0430274464                           03           07/01/97         12
    1200001735                           O            06/01/27
    0


    1589378          074/G02             F           78,000.00         ZZ
                                         360         77,922.96          1
    4039 E ANDERSON DR                 9.500            655.87         65
                                       9.250            655.87      120,000.00
    PHOENIX          AZ   85032          1            05/16/97         00
    0430274480                           03           07/01/97          0
    1203010958                           N            06/01/27
    0


    1589380          074/G02             F          249,350.00         ZZ
                                         360        249,046.81          1
    13725 E GALVESTON ST               8.500          1,917.29         75
                                       8.250          1,917.29      332,500.00
    GILBERT          AZ   85296          1            05/20/97         00
    0430274506                           05           07/01/97          0
    1207003546                           O            06/01/27
    0


    1589392          074/G02             F          135,000.00         ZZ
                                         360        134,848.08          1
    136 MORAN STREET                   8.875          1,074.12         90
                                       8.625          1,074.12      150,000.00
    RENO             NV   89501          1            05/09/97         12
    0430274613                           05           07/01/97         25
1


    1253046436                           N            06/01/27
    0


    1589393          074/G02             F          128,700.00         ZZ
                                         360        128,547.48          1
    1710 ROUND MOUNTAIN CIRCLE         8.625          1,001.02         90
                                       8.375          1,001.02      143,000.00
    SPARKS           NV   89434          1            05/29/97         04
    0430274621                           05           07/01/97         25
    1253046753                           N            06/01/27
    0


    1589394          074/G02             F          348,000.00         ZZ
                                         360        347,576.87          1
    4375 MEADOWGATE TRAIL              8.500          2,675.82         78
                                       8.250          2,675.82      448,000.00
    RENO             NV   89509          1            05/15/97         00
    0430274639                           03           07/01/97          0
    1253046855                           O            06/01/27
    0


    1589395          074/G02             F          114,000.00         ZZ
                                         360        113,857.79          1
    1666 MT EVANS DR                   8.375            866.48         80
                                       8.125            866.48      142,500.00
    LONGMONT         CO   80501          1            05/30/97         00
    0430274647                           05           07/01/97          0
    1272086460                           O            06/01/27
    0


    1589397          074/G02             F          131,650.00         ZZ
                                         360        131,485.77          1
    2328 BLUFF ST                      8.375          1,000.64         59
                                       8.125          1,000.64      225,000.00
    BOULDER          CO   80304          2            05/23/97         00
    0430274662                           05           07/01/97          0
    1272086610                           O            06/01/27
    0


    1589398          074/G02             F           93,000.00         ZZ
                                         360         92,883.98          1
    4871 KINGS RIDGE BLVD              8.375            706.87         59
                                       8.125            706.87      159,000.00
    BOULDER          CO   80301          1            05/30/97         00
    0430274670                           03           07/01/97          0
    1272087146                           O            06/01/27
    0


1


    1589399          074/G02             F           37,100.00         T
                                         360         36,659.25          1
    1801 COLLINS AVE   UNIT 711        9.375            308.58         70
                                       9.125            308.58       53,000.00
    MIAMI BEACH      FL   33139          1            05/08/97         00
    0430274688                           21           07/01/97          0
    1301125225                           O            06/01/27
    0


    1589400          074/G02             F           33,800.00         ZZ
                                         360         33,363.45          1
    1801 COLLINS AVE                   9.500            284.21         65
    UNIT 709                           9.250            284.21       52,000.00
    MIAMI BEACH      FL   33139          1            05/08/97         00
    0430274696                           06           07/01/97          0
    1301125597                           N            06/01/27
    0


    1589401          074/G02             F          100,000.00         ZZ
                                         360         99,837.00          1
    8370 SW 161ST STREET               8.375            760.07         55
                                       8.125            760.07      182,225.00
    MIAMI            FL   33157          1            05/23/97         00
    0430274704                           05           07/01/97          0
    1311291901                           O            06/01/27
    0


    1589412          074/G02             F           37,600.00         ZZ
                                         360         37,557.69          1
    311 W KIRBY STREET                 8.875            299.16         90
                                       8.625            299.16       41,800.00
    TAMPA            FL   33604          1            05/22/97         14
    0430274803                           05           07/01/97         22
    1361080475                           N            06/01/27
    0


    1589415          074/G02             F           70,000.00         ZZ
                                         360         69,921.23          1
    22588 ISLAND LAKES DR              8.875            556.95         50
                                       8.625            556.95      142,000.00
    ESTERO           FL   33928          5            05/23/97         00
    0430274837                           03           07/01/97          0
    1381069260                           O            06/01/27
    0


    1589416          074/G02             F          253,750.00         T
                                         360        253,348.17          1
    15296 DEVON GREEN                  8.125          1,884.09         70
                                       7.875          1,884.09      365,000.00
1


    NAPLES           FL   34110          1            05/22/97         00
    0430274845                           03           07/01/97          0
    1381069373                           O            06/01/27
    0


    1589417          074/G02             F           74,800.00         ZZ
                                         360         74,717.96          1
    2314 ARLINGTON STREET              9.000            601.86         80
                                       8.750            601.86       93,500.00
    SARASOTA         FL   34239          1            05/30/97         00
    0430274852                           05           07/01/97          0
    1381078771                           O            06/01/27
    0


    1589418          074/G02             F           29,800.00         ZZ
                                         360         29,740.39          1
    6320 NEWTOWN CIR UNIT 20A6         8.750            234.44         80
                                       8.500            234.44       37,250.00
    TAMPA            FL   33615          1            05/15/97         00
    0430274860                           01           07/01/97          0
    1381084774                           O            06/01/27
    0


    1589419          074/G02             F          160,500.00         ZZ
                                         360        160,324.00          1
    37 MARINA ISLES BLVD               9.000          1,291.42         75
                                       8.750          1,291.42      214,000.00
    INDIAN HARBOUR   FL   32937          1            05/23/97         00
    0430274878                           03           07/01/97          0
    1391045349                           O            06/01/27
    0


    1589425          074/G02             F           90,300.00         ZZ
                                         360         90,200.99          4
    3024-3030 EATON                    9.000            726.57         75
                                       8.750            726.57      120,443.00
    KANSAS CITY      KS   66103          1            05/09/97         00
    0430274928                           05           07/01/97          0
    1456006103                           N            06/01/27
    0


    1589427          074/G02             F           56,650.00         ZZ
                                         360         56,589.49          1
    11315 W 69TH STREET                9.125            460.92         90
                                       8.875            460.92       62,950.00
    SHAWNEE          KS   66203          1            05/06/97         04
    0430274944                           05           07/01/97         30
    1456007718                           N            06/01/27
    0
1




    1589430          074/G02             F           71,900.00         ZZ
                                         360         71,821.17          1
    5710 109TH STREET SW               9.000            578.52         90
                                       8.750            578.52       79,900.00
    LAKEWOOD         WA   98499          1            05/14/97         21
    0430274977                           05           07/01/97         25
    1472011002                           N            06/01/27
    0


    1589437          074/G02             F           60,300.00         ZZ
                                         360         60,173.47          1
    9225 PHILLIPS AVENUE               9.250            496.08         90
                                       9.000            496.08       67,000.00
    NORFOLK          VA   23503          1            03/31/97         04
    0430275040                           05           05/01/97         25
    1507243341                           N            04/01/27
    0


    1589438          074/G02             F           34,100.00         ZZ
                                         360         34,062.60          1
    2261 SE BERKSHIRE BLVD             9.000            274.38         75
                                       8.750            274.38       45,500.00
    PORT ST LUCIE    FL   34952          1            05/09/97         00
    0430275057                           05           07/01/97          0
    1511128370                           N            06/01/27
    0


    1589439          074/G02             F           73,900.00         ZZ
                                         360         73,807.82          1
    1937 W PASEO REFORMA SOUTH         8.375            561.69         85
                                       8.125            561.69       87,000.00
    TUCSON           AZ   85705          5            05/07/97         01
    0430275065                           05           07/01/97         12
    1512098977                           O            06/01/27
    0


    1589440          074/G02             F           76,700.00         ZZ
                                         360         76,544.56          1
    5225 WEST 115TH PLACE              8.000            562.80         60
                                       7.750            562.80      127,900.00
    BROOMFIELD       CO   80020          1            04/30/97         00
    0430275073                           03           06/01/97          0
    1513124530                           O            05/01/27
    0


    1589442          074/G02             F           94,500.00         ZZ
                                         360         94,355.69          1
1


    4692 4694 W ALASKA PLACE           9.375            786.01         90
                                       9.125            786.01      105,000.00
    DENVER           CO   80219          1            04/25/97         10
    0430275099                           05           06/01/97         25
    1513135434                           N            05/01/27
    0


    1589443          074/G02             F           63,200.00         ZZ
                                         360         63,123.15          1
    2719 CHEYENNE AVENUE               8.500            485.96         80
                                       8.250            485.96       79,000.00
    PUEBLO           CO   81003          5            05/12/97         00
    0430275107                           05           07/01/97          0
    1513143705                           O            06/01/27
    0


    1589453          074/G02             F          520,000.00         ZZ
                                         360        519,095.93          1
    ROUTE THREE DODGE ROAD             8.750          4,090.84         80
                                       8.500          4,090.84      650,000.00
    BOERNE           TX   78006          1            04/29/97         00
    0430275180                           05           06/01/97          0
    1526004596                           O            05/01/27
    0


    1589454          074/G02             F           88,000.00         ZZ
                                         360         87,342.60          2
    4833/4835 FRED MAY DRIVE           8.875            700.17         90
                                       8.625            700.17       97,800.00
    SAN ANTONIO      TX   78229          1            05/08/97         04
    0430275198                           05           07/01/97         25
    1526005409                           N            06/01/27
    0


    1589467          074/G02             F          107,950.00         ZZ
                                         360        107,822.06          1
    203 SHADY PARK DRIVE               8.625            839.63         80
                                       8.375            839.63      134,999.00
    LAFAYETTE        LA   70508          1            05/30/97         00
    0430275321                           05           07/01/97          0
    1563152628                           O            06/01/27
    0


    1589474          074/G02             F           78,300.00         ZZ
                                         360         78,218.49          2
    3515 S WALKER AVENUE               9.250            644.16         90
                                       9.000            644.16       87,000.00
    OKLAHOMA CITY    OK   73109          1            05/30/97         04
    0430275388                           05           07/01/97         25
1


    1563156094                           N            06/01/27
    0


    1589475          074/G02             F          197,200.00         ZZ
                                         360        196,966.30          1
    6525 GREENWOOD AVENUE NORTH        8.625          1,533.81         80
                                       8.375          1,533.81      246,500.00
    SEATTLE          WA   98103          1            05/01/97         00
    0430275396                           05           07/01/97          0
    1565155886                           O            06/01/27
    0


    1589476          074/G02             F           70,000.00         ZZ
                                         360         69,905.74          1
    7026 30TH AVE NE                   8.000            513.64         41
                                       7.750            513.64      171,000.00
    SEATTLE          WA   98115          2            05/06/97         00
    0430275404                           05           07/01/97          0
    1565157360                           O            06/01/27
    0


    1589477          074/G02             F           25,600.00         ZZ
                                         360         25,560.91          1
    6440 139TH AVE NE                  9.375            212.93         80
                                       9.125            212.93       32,000.00
    REDMOND          WA   98052          1            04/25/97         01
    0430275412                           01           06/01/97         12
    1565158294                           N            05/01/27
    0


    1589478          074/G02             F           98,600.00         ZZ
                                         360         98,489.03          1
    22 N ST NE                         8.875            784.51         85
                                       8.625            784.51      116,000.00
    AUBURN           WA   98002          5            05/15/97         11
    0430275420                           05           07/01/97         12
    1565160139                           O            06/01/27
    0


    1589481          074/G02             F           51,450.00         ZZ
                                         360         51,396.44          1
    609-611 FRASIER STREET             9.250            423.27         90
                                       9.000            423.27       57,200.00
    MARIETTA         GA   30060          1            05/12/97         01
    0430275446                           05           07/01/97         25
    1566093376                           N            06/01/27
    0


1


    1589482          074/G02             F          192,000.00         ZZ
                                         360        191,783.92          1
    1227 SOUTHHAMPTON DRIVE            8.875          1,527.64         80
                                       8.625          1,527.64      240,000.00
    ALEXANDRIA       LA   71303          2            05/12/97         00
    0430275453                           05           07/01/97          0
    1566096590                           O            06/01/27
    0


    1589483          074/G02             F          183,350.00         ZZ
                                         360        183,148.93          1
    6338 BAKER COURT                   9.000          1,475.28         95
                                       8.750          1,475.28      193,000.00
    NORCROSS         GA   30092          1            05/16/97         01
    0430275461                           05           07/01/97         30
    1566099634                           O            06/01/27
    0


    1589484          074/G02             F           39,100.00         ZZ
                                         360         39,059.30          1
    3854 MULKEY CIRCLE                 9.250            321.67         90
                                       9.000            321.67       43,450.00
    MARIETTA         GA   30060          1            05/13/97         01
    0430275479                           01           07/01/97         25
    1566099780                           N            06/01/27
    0


    1589485          074/G02             F           72,900.00         ZZ
                                         360         72,817.95          1
    1180 FRANCIS STREET                8.875            580.03         90
                                       8.625            580.03       81,000.00
    ATLANTA          GA   30318          1            05/14/97         01
    0430275487                           05           07/01/97         25
    1566099849                           N            06/01/27
    0


    1589486          074/G02             F           81,900.00         ZZ
                                         360         81,807.82          1
    1495 LINKWOOD LANE                 8.875            651.64         90
                                       8.625            651.64       91,000.00
    DECATUR          GA   30033          1            05/22/97         01
    0430275495                           05           07/01/97         25
    1566100675                           N            06/01/27
    0


    1589487          074/G02             F           92,800.00         ZZ
                                         360         92,681.23          1
    205 PARKRIDGE DRIVE                8.250            697.18         80
                                       8.000            697.18      116,000.00
1


    WOODSTOCK        GA   30189          1            05/27/97         00
    0430275503                           03           07/01/97          0
    1566100948                           O            06/01/27
    0


    1589488          074/G02             F          116,000.00         ZZ
                                         360        115,862.53          1
    1157 ARTHUR DRIVE                  8.625            902.24         80
                                       8.375            902.24      145,000.00
    LAWRENCEVILLE    GA   30243          1            05/23/97         00
    0430275511                           03           07/01/97          0
    1566101281                           O            06/01/27
    0


    1589489          074/G02             F          139,650.00         ZZ
                                         360        139,492.84          1
    8611 LA BUTTE LANE                 8.875          1,111.12         95
                                       8.625          1,111.12      147,000.00
    SANTEE           CA   92071          2            05/23/97         14
    0430275529                           05           07/01/97         30
    1567189200                           O            06/01/27
    0


    1589490          074/G02             F          240,000.00         ZZ
                                         360        239,461.64          1
    8424 PETALUMA DRIVE NE             9.125          1,952.72         80
                                       8.875          1,952.72      300,000.00
    ALBUQUERQUE      NM   87122          1            04/10/97         00
    0430275537                           05           06/01/97          0
    1569161870                           O            05/01/27
    0


    1589494          074/G02             F           76,600.00         ZZ
                                         360         76,515.99          1
    4802 EAST WILLETTA STREET          9.000            616.35         80
                                       8.750            616.35       95,750.00
    PHOENIX          AZ   85008          1            05/22/97         01
    0430275578                           05           07/01/97         12
    1569167082                           N            06/01/27
    0


    1589495          074/G02             F           76,500.00         ZZ
                                         360         76,420.86          1
    8326 EAST SAGE DRIVE               9.375            636.29         90
                                       9.125            636.29       85,000.00
    SCOTTSDALE       AZ   85250          1            05/13/97         01
    0430275586                           05           07/01/97         25
    1569167253                           N            06/01/27
    0
1




    1589496          074/G02             F           67,500.00         ZZ
                                         360         67,433.33          1
    816 WEST PALOMINO DRIVE            9.500            567.58         90
                                       9.250            567.58       75,000.00
    CHANDLER         AZ   85224          1            05/28/97         10
    0430275594                           05           07/01/97         25
    1569167898                           N            06/01/27
    0


    1589497          074/G02             F          231,150.00         ZZ
                                         360        230,883.05          1
    9100 FLORENCE ROAD NE              8.750          1,818.46         80
                                       8.500          1,818.46      288,950.00
    ALBUQUERQUE      NM   87122          1            05/19/97         10
    0430275602                           05           07/01/97         12
    1569167912                           N            06/01/27
    0


    1589498          074/G02             F           39,950.00         ZZ
                                         360         39,900.16          1
    8191 EAST DANIELLA LANE            8.375            303.65         50
                                       8.125            303.65       79,900.00
    TUCSON           AZ   85715          1            05/28/97         00
    0430275610                           03           07/01/97          0
    1569168664                           O            06/01/27
    0


    1589501          074/G02             F           84,200.00         ZZ
                                         360         84,110.04          1
    4020 POPPY GLEN ROAD               9.125            685.08         90
                                       8.875            685.08       93,578.00
    SALIDA           CA   95368          1            05/15/97         14
    0430275644                           05           07/01/97         25
    1573174117                           N            06/01/27
    0


    1589503          074/G02             F          224,000.00         ZZ
                                         360        223,719.52          1
    8200 ST ANTHONY CHURCH ROAD        8.375          1,702.57         80
                                       8.125          1,702.57      280,000.00
    LOUISVILLE       KY   40214          5            05/14/97         00
    0430275669                           05           07/01/97          0
    1577064314                           O            06/01/27
    0


    1589508          074/G02             F           22,400.00         ZZ
                                         360         22,375.43          1
1


    104 BLUE GRASS AVENUE              9.000            180.24         80
                                       8.750            180.24       28,000.00
    LEXINGTON        KY   40505          1            05/12/97         04
    0430275719                           05           07/01/97         12
    1577072505                           N            06/01/27
    0


    1589514          074/G02             F          154,700.00         ZZ
                                         360        154,444.57          1
    7592 DEER TRACK DRIVE              9.000          1,244.76         85
                                       8.750          1,244.76      182,000.00
    DENVER           NC   28037          5            04/28/97         10
    0430275776                           05           06/01/97         12
    1577075671                           O            05/01/27
    0


    1589528          074/G02             F          128,700.00         ZZ
                                         360        128,535.54          3
    755 & 757 NORTH 5TH STREET         9.000          1,035.55         90
                                       8.750          1,035.55      143,000.00
    LARAMIE          WY   82070          1            05/07/97         01
    0430275917                           05           07/01/97         30
    1579046539                           O            06/01/27
    0


    1589529          074/G02             F          163,100.00         ZZ
                                         360        162,916.44          1
    1117 3950 ROAD                     8.875          1,297.70         73
                                       8.625          1,297.70      225,000.00
    PAONIA           CO   81428          2            05/15/97         00
    0430275925                           05           07/01/97          0
    1579048261                           O            06/01/27
    0


    1589533          074/G02             F          134,400.00         ZZ
                                         360        134,236.58          1
    4881 SOUTH AMARO DRIVE             8.500          1,033.42         80
                                       8.250          1,033.42      168,000.00
    EVERGREEN        CO   80439          1            05/20/97         00
    0430275958                           05           07/01/97          0
    1579050773                           O            06/01/27
    0


    1589534          074/G02             F           74,000.00         ZZ
                                         360         73,844.76          1
    385 PLEASANT STREET                9.250            608.78         80
                                       9.000            608.78       92,500.00
    HANSON           MA   02341          1            03/26/97         00
    0430275966                           05           05/01/97          0
1


    1580045373                           N            04/01/27
    0


    1589535          074/G02             F           27,000.00         ZZ
                                         360         26,950.07          1
    138 PLEASANT STREET                9.375            224.58         90
                                       9.125            224.58       30,000.00
    NEW BRITAIN      CT   06053          1            05/06/97         04
    0430275974                           05           06/01/97         25
    1580045817                           N            05/01/27
    0


    1589536          074/G02             F           90,000.00         ZZ
                                         360         89,893.33          1
    27 MONA AVENUE                     8.625            700.02         90
                                       8.375            700.02      100,000.00
    BRANFORD         CT   06405          1            05/07/97         01
    0430275982                           05           07/01/97         25
    1580048112                           N            06/01/27
    0


    1589537          074/G02             F          107,000.00         ZZ
                                         360        106,819.27          2
    55 NORTH COLUMBUS AVENUE           9.500            899.71         90
                                       9.250            899.71      120,000.00
    FREEPORT         NY   11520          1            04/29/97         01
    0430275990                           05           06/01/97         25
    1580048189                           N            05/01/27
    0


    1589538          074/G02             F          232,000.00         ZZ
                                         360        231,626.79          1
    1 WEST WIND ROAD                   9.125          1,887.63         80
                                       8.875          1,887.63      290,000.00
    DANVERS          MA   01923          2            04/28/97         00
    0430276006                           05           06/01/97          0
    1580048451                           O            05/01/27
    0


    1589539          074/G02             F           55,200.00         ZZ
                                         360         55,141.02          1
    59 MESSER STREET                   9.125            449.13         80
                                       8.875            449.13       69,000.00
    PROVIDENCE       RI   02909          1            05/14/97         01
    0430276014                           05           07/01/97         12
    1580048473                           N            06/01/27
    0


1


    1589540          074/G02             F          126,000.00         ZZ
                                         360        125,722.11          4
    564 COE STREET                     9.000          1,013.83         90
                                       8.750          1,013.83      140,000.00
    WOONSOCKET       RI   02895          1            05/02/97         01
    0430276022                           05           06/01/97         25
    1580048702                           N            05/01/27
    0


    1589541          074/G02             F          128,600.00         ZZ
                                         360        128,462.60          3
    20 BEULAH STREET                   9.125          1,046.34         90
                                       8.875          1,046.34      142,900.00
    WHITMAN          MA   02382          1            05/14/97         01
    0430276030                           05           07/01/97         25
    1580049024                           N            06/01/27
    0


    1589548          074/G02             F          298,100.00         ZZ
                                         360        297,746.72          1
    69 JOY STREET                      8.625          2,318.60         75
                                       8.375          2,318.60      397,500.00
    BOSTON           MA   02114          1            05/09/97         00
    0430276105                           07           07/01/97          0
    1580049873                           O            06/01/27
    0


    1589550          074/G02             F           42,250.00         ZZ
                                         360         42,209.34          2
    37 PERRY AVENUE                    9.625            359.13         65
                                       9.375            359.13       65,000.00
    BROCKTON         MA   02402          1            05/20/97         00
    0430276121                           05           07/01/97          0
    1580050147                           N            06/01/27
    0


    1589551          074/G02             F           56,700.00         ZZ
                                         360         56,643.98          1
    35 GLENCOE STREET, UNIT 37         9.500            476.77         90
                                       9.250            476.77       63,000.00
    BRIGHTON         MA   02135          1            05/15/97         11
    0430276139                           01           07/01/97         30
    1580050249                           O            06/01/27
    0


    1589552          074/G02             F           63,000.00         ZZ
                                         360         62,827.75          1
    27 SKYLINE DRIVE                   9.000            506.92         44
                                       8.750            506.92      144,500.00
1


    FRANKLIN         MA   02038          5            05/19/97         00
    0430276147                           05           07/01/97          0
    1580050307                           O            06/01/27
    0


    1589554          074/G02             F          148,400.00         ZZ
                                         360        148,253.43          3
    47-49 MATTAPAN STREET              9.500          1,247.83         90
                                       9.250          1,247.83      165,000.00
    MATTAPAN         MA   02126          1            05/14/97         01
    0430276162                           05           07/01/97         25
    1580050431                           N            06/01/27
    0


    1589567          074/G02             F           22,400.00         ZZ
                                         360         22,364.90          1
    1095 WISCONSIN STREET              9.250            184.28         80
                                       9.000            184.28       28,000.00
    SPENCER          IN   47460          1            05/01/97         14
    0430276279                           05           06/01/97         12
    1581093360                           N            05/01/27
    0


    1589575          074/G02             F           94,600.00         ZZ
                                         360         94,478.12          1
    1335 WEST 161ST STREET             9.000            761.18         57
                                       8.750            761.18      168,000.00
    WESTFIELD        IN   46074          2            05/06/97         00
    0430276352                           05           07/01/97          0
    1581097113                           O            06/01/27
    0


    1589577          074/G02             F           44,900.00         ZZ
                                         360         44,854.46          1
    5902 EAST BEECHWOOD AVENUE         9.375            373.46         90
                                       9.125            373.46       49,900.00
    INDIANAPOLIS     IN   46219          1            05/13/97         14
    0430276378                           05           07/01/97         25
    1581097984                           N            06/01/27
    0


    1589583          074/G02             F           44,450.00         ZZ
                                         360         44,404.92          1
    401 HAMMOND AVENUE                 9.375            369.72         93
                                       9.125            369.72       48,000.00
    MANSFIELD        OH   44903          2            05/05/97         14
    0430276436                           05           07/01/97         30
    1581099550                           O            06/01/27
    0
1




    1589601          074/G02             F           38,250.00         ZZ
                                         360         38,209.12          1
    25559 STUDENT                      9.125            311.22         90
                                       8.875            311.22       42,500.00
    REDFORD          MI   48239          1            05/16/97         14
    0430276600                           05           07/01/97         25
    1581101469                           N            06/01/27
    0


    1589603          074/G02             F           38,150.00         ZZ
                                         360         38,110.27          1
    109 SANBORN                        9.250            313.86         89
                                       9.000            313.86       42,900.00
    BIG RAPIDS       MI   49307          1            05/27/97         14
    0430276626                           05           07/01/97         25
    1581102133                           N            06/01/27
    0


    1589608          074/G02             F          176,000.00         ZZ
                                         360        175,811.95          1
    4684 RIDGEMERE CIRCLE              9.125          1,432.00         80
                                       8.875          1,432.00      220,000.00
    GREENWOOD        IN   46143          1            05/16/97         00
    0430276675                           05           07/01/97          0
    1581103307                           O            06/01/27
    0


    1589609          074/G02             F          117,600.00         ZZ
                                         360        117,467.65          1
    155 SOUTH 200 WEST                 8.875            935.68         80
                                       8.625            935.68      147,000.00
    VALPARAISO       IN   46383          1            05/27/97         00
    0430276683                           05           07/01/97          0
    1581103690                           O            06/01/27
    0


    1589610          074/G02             F           84,600.00         ZZ
                                         360         84,507.21          1
    1520 CONNECTICUT                   9.000            680.72         90
                                       8.750            680.72       94,000.00
    WOLVERINE VILLA  MI   48390          1            05/21/97         14
    0430276691                           05           07/01/97         25
    1581103726                           N            06/01/27
    0


    1589612          074/G02             F          101,150.00         ZZ
                                         360        101,020.55          1
1


    8706 HOLLIDAY DRIVE                8.250            759.91         85
                                       8.000            759.91      119,000.00
    INDIANAPOLIS     IN   46260          5            05/19/97         10
    0430276717                           05           07/01/97         12
    1581104070                           O            06/01/27
    0


    1589614          074/G02             F           88,000.00         ZZ
                                         360         87,905.98          1
    5215 NORTH PARK AVENUE             9.125            716.00         80
                                       8.875            716.00      110,000.00
    INDIANAPOLIS     IN   46220          1            05/30/97         00
    0430276733                           05           07/01/97          0
    1581105936                           O            06/01/27
    0


    1589615          074/G02             F          650,000.00         ZZ
                                         360        649,323.44          4
    1624 NORTH SEDGWICK STREET         9.250          5,347.40         80
                                       9.000          5,347.40      812,500.00
    CHICAGO          IL   60614          1            05/15/97         00
    0430276741                           05           07/01/97          0
    1583044129                           O            06/01/27
    0


    1589616          074/G02             F           60,300.00         ZZ
                                         360         60,224.76          1
    1917 GARNET DRIVE                  8.375            458.33         90
                                       8.125            458.33       67,000.00
    COLUMBIA         MO   65202          1            05/08/97         14
    0430276758                           05           07/01/97         25
    1583044741                           N            06/01/27
    0


    1589617          074/G02             F           39,600.00         ZZ
                                         360         39,532.89          1
    1504 S CLEVELAND                   8.875            315.08         90
                                       8.625            315.08       44,000.00
    SIOUX CITY       IA   51106          1            05/02/97         12
    0430276766                           05           06/01/97         25
    1583045212                           N            05/01/27
    0


    1589621          744/G02             F           36,750.00         ZZ
                                         360         36,725.34          1
    400 SOUTH SALIMAN ROAD #12         8.000            269.66         75
                                       7.750            269.66       49,000.00
    CARSON CITY      NV   89701          1            06/09/97         00
    0430262386                           01           08/01/97          0
1


    80636                                N            07/01/27
    0


    1589628          074/G02             F           80,800.00         ZZ
                                         360         80,709.05          1
    3824 83RD AVENUE NORTH             8.875            642.89         80
                                       8.625            642.89      101,000.00
    BROOKLYN PARK    MN   55443          1            05/29/97         01
    0430276865                           05           07/01/97         12
    1583049268                           N            06/01/27
    0


    1589629          074/G02             F          197,500.00         ZZ
                                         360        196,977.92          1
    173 HARTFORD LANE                  8.125          1,466.44         79
                                       7.875          1,466.44      252,000.00
    NEWTOWN TOWNSHI  PA   18940          5            03/11/97         00
    0430276873                           05           05/01/97          0
    1587058646                           O            04/01/27
    0


    1589631          074/G02             F          123,250.00         ZZ
                                         360        123,121.71          2
    709 13TH STREET                    9.250          1,013.95         85
                                       9.000          1,013.95      145,000.00
    UNION CITY       NJ   07087          5            05/02/97         01
    0430276899                           05           07/01/97         12
    1587061560                           O            06/01/27
    0


    1589632          074/G02             F          130,000.00         ZZ
                                         360        129,779.74          1
    291 PARK AVENUE                    8.875          1,034.34         84
                                       8.625          1,034.34      155,000.00
    OLD BRIDGE       NJ   08857          5            04/28/97         01
    0430276907                           05           06/01/97         12
    1587061764                           O            05/01/27
    0


    1589634          074/G02             F          131,750.00         ZZ
                                         360        131,156.46          1
    123 ELMWOOD AVENUE                 7.875            955.28         85
                                       7.625            955.28      156,000.00
    LOWER SOUTHAMPT  PA   19053          5            03/22/97         01
    0430276923                           05           05/01/97         25
    1587062155                           O            04/01/27
    0


1


    1589636          074/G02             F          272,000.00         ZZ
                                         360        271,693.89          1
    5019 RENO ROAD NW                  8.875          2,164.16         80
                                       8.625          2,164.16      340,000.00
    WASHINGTON       DC   20015          1            05/12/97         00
    0430276949                           05           07/01/97          0
    1587064682                           O            06/01/27
    0


    1589645          074/G02             F          160,400.00         T
                                         360        160,224.10          1
    486 OLD OAK CIRCLE                 9.000          1,290.62         59
                                       8.750          1,290.62      272,000.00
    PALM HARBOR      FL   34683          1            05/09/97         00
    0430277020                           03           07/01/97          0
    1589101123                           O            06/01/27
    0


    1589646          074/G02             F          100,000.00         ZZ
                                         360         99,895.90          1
    1200 14TH STREET UNIT #5A          9.250            822.68         80
                                       9.000            822.68      125,000.00
    MIAMI BEACH      FL   33139          5            05/13/97         00
    0430277038                           08           07/01/97          0
    1589104303                           O            06/01/27
    0


    1589647          074/G02             F          168,500.00         ZZ
                                         360        168,315.23          1
    112 GOLF CLUB DRIVE                9.000          1,355.79         90
                                       8.750          1,355.79      187,271.00
    KEY WEST         FL   33040          1            05/16/97         01
    0430277046                           09           07/01/97         25
    1589107120                           N            06/01/27
    0


    1589648          074/G02             F           72,000.00         ZZ
                                         360         71,928.88          2
    1121/23 NW 34TH AVENUE             9.500            605.42         80
                                       9.250            605.42       90,000.00
    MIAMI            FL   33125          1            05/15/97         01
    0430277053                           05           07/01/97         12
    1589108086                           N            06/01/27
    0


    1589649          074/G02             F           72,000.00         ZZ
                                         360         71,928.88          2
    1111-13 NW 34TH AVENUE             9.500            605.42         80
                                       9.250            605.42       90,000.00
1


    MIAMI            FL   33125          1            05/15/97         01
    0430277061                           05           07/01/97         12
    1589108111                           N            06/01/27
    0


    1589650          074/G02             F           96,000.00         ZZ
                                         360         95,905.17          2
    1110 NW 33RD AVE                   9.500            807.23         80
                                       9.250            807.23      120,000.00
    MIAMI            FL   33125          1            05/15/97         01
    0430277079                           05           07/01/97         12
    1589108122                           N            06/01/27
    0


    1589651          074/G02             F           96,000.00         ZZ
                                         360         95,905.17          2
    3301-05 NW 11TH STREET             9.500            807.23         80
                                       9.250            807.23      120,000.00
    MIAMI            FL   33125          1            05/15/97         01
    0430277087                           05           07/01/97         12
    1589108133                           N            06/01/27
    0


    1589652          074/G02             F          101,600.00         ZZ
                                         360        101,496.98          1
    621 PARK DRIVE                     9.375            845.06         80
                                       9.125            845.06      127,000.00
    BRADENTON        FL   34209          1            05/12/97         00
    0430277095                           05           07/01/97          0
    1589108428                           O            06/01/27
    0


    1589653          074/G02             F          100,000.00         ZZ
                                         360         99,887.45          1
    1931 SW 22ND AVENUE                8.875            795.65         80
                                       8.625            795.65      125,000.00
    FORT LAUDERDALE  FL   33312          1            05/23/97         00
    0430277103                           05           07/01/97          0
    1589108825                           O            06/01/27
    0


    1589655          074/G02             F           93,150.00         T
                                         360         93,050.48          1
    10340 S.W. 20 STREET               9.125            757.90         78
                                       8.875            757.90      120,077.00
    MIRAMAR          FL   33025          1            05/08/97         00
    0430277129                           03           07/01/97          0
    1589109216                           O            06/01/27
    0
1




    1589656          074/G02             F           91,200.00         ZZ
                                         360         91,097.36          1
    972 NW 10TH COURT                  8.875            725.63         80
                                       8.625            725.63      114,000.00
    BOYNTON BEACH    FL   33426          1            05/15/97         00
    0430277137                           05           07/01/97          0
    1589111230                           O            06/01/27
    0


    1589657          074/G02             F           42,300.00         ZZ
                                         360         42,253.61          1
    408 ALTA VISTA AVENUE              9.000            340.36         90
                                       8.750            340.36       47,000.00
    ENGLEWOOD        FL   34223          1            05/21/97         12
    0430277145                           05           07/01/97         25
    1589112822                           N            06/01/27
    0


    1589658          074/G02             F           95,500.00         ZZ
                                         360         95,386.83          1
    830 HARBOR CIRCLE                  8.625            742.79         77
                                       8.375            742.79      125,000.00
    PALM HARBOR      FL   34683          5            05/22/97         00
    0430277152                           05           07/01/97          0
    1589112844                           O            06/01/27
    0


    1589659          074/G02             F           60,000.00         ZZ
                                         360         59,828.17          1
    6928 NW 34 AVENUE                  8.625            466.68         63
                                       8.375            466.68       96,500.00
    FORT LAUDERDALE  FL   33309          1            05/21/97         00
    0430277160                           05           07/01/97          0
    1589114613                           O            06/01/27
    0


    1589660          074/G02             F           34,000.00         ZZ
                                         360         33,964.61          1
    3425 COLLINS AVENUE  UNIT 624      9.250            279.71         75
                                       9.000            279.71       45,500.00
    MIAMI BEACH      FL   33140          1            05/30/97         00
    0430277178                           06           07/01/97          0
    1589114715                           N            06/01/27
    0


    1589661          074/G02             F           34,000.00         ZZ
                                         360         33,964.61          1
1


    3425 COLLINS AVENUE                9.250            279.71         75
    UNIT 622                           9.000            279.71       45,500.00
    MIAMI BEACH      FL   33140          1            05/30/97         00
    0430277186                           06           07/01/97          0
    1589114726                           N            06/01/27
    0


    1589662          074/G02             F           66,300.00         ZZ
                                         360         66,225.37          1
    4400 SUN VILLAGE BOULEVARD         8.875            527.52         65
                                       8.625            527.52      102,000.00
    KISSIMMEE        FL   34746          1            05/02/97         00
    0430277194                           09           07/01/97          0
    1590030510                           N            06/01/27
    0


    1589663          074/G02             F          110,000.00         T
                                         360        109,879.37          1
    204 JAYBEE AVENUE                  9.000            885.09         69
                                       8.750            885.09      160,000.00
    DAVENPORT        FL   33837          1            05/21/97         00
    0430277202                           03           07/01/97          0
    1590035128                           O            06/01/27
    0


    1589664          074/G02             F           73,500.00         T
                                         360         73,419.40          1
    468 CANARY ISLAND CIRCLE           9.000            591.40         70
                                       8.750            591.40      105,000.00
    DAVENPORT        FL   33837          1            05/20/97         00
    0430277210                           03           07/01/97          0
    1590037371                           O            06/01/27
    0


    1589665          074/G02             F           60,000.00         T
                                         360         59,923.22          1
    4202 MENDENWOOD LANE               8.250            450.76         61
                                       8.000            450.76       98,400.00
    ORLANDO          FL   32826          1            05/29/97         00
    0430277228                           03           07/01/97          0
    1590038680                           O            06/01/27
    0


    1589666          074/G02             F          124,100.00         T
                                         360        123,963.91          1
    2216 MALLORY CIRCLE                9.000            998.54         70
                                       8.750            998.54      177,322.00
    HAINES CITY      FL   33844          1            05/28/97         00
    0430277236                           03           07/01/97          0
1


    1590039366                           O            06/01/27
    0


    1589667          074/G02             F           29,700.00         ZZ
                                         360         29,669.08          1
    103-C GEROGETOWN DRIVE             9.250            244.34         90
                                       9.000            244.34       33,000.00
    CASSELBERRY      FL   32707          1            05/30/97         01
    0430277244                           01           07/01/97         25
    1590040650                           O            06/01/27
    0


    1589668          074/G02             F           53,500.00         ZZ
                                         360         53,439.78          1
    5425 HILLTOP DRIVE SOUTH           8.875            425.68         83
                                       8.625            425.68       64,500.00
    MOBILE           AL   36608          5            05/20/97         01
    0430277251                           05           07/01/97         12
    1590041131                           O            06/01/27
    0


    1589669          074/G02             F           96,750.00         ZZ
                                         360         96,641.12          1
    4506 ST GEORGE'S COURT             8.875            769.79         90
                                       8.625            769.79      107,500.00
    KISSIMMEE        FL   34746          1            05/23/97         01
    0430277269                           05           07/01/97         25
    1590041801                           N            06/01/27
    0


    1589670          074/G02             F          118,700.00         T
                                         360        118,573.16          1
    202 LAKE DAVENPORT ESTATES DR.     9.125            965.79         70
                                       8.875            965.79      169,630.00
    DAVENPORT        FL   33837          1            05/09/97         00
    0430277277                           03           07/01/97          0
    1590042225                           O            06/01/27
    0


    1589671          074/G02             F           66,350.00         ZZ
                                         360         66,279.11          1
    710 CALIENTE DRIVE                 9.125            539.85         81
                                       8.875            539.85       82,000.00
    BRANDON          FL   33511          2            05/29/97         14
    0430277285                           05           07/01/97         12
    1590042724                           N            06/01/27
    0


1


    1589672          074/G02             F           72,100.00         T
                                         360         72,024.95          1
    2960 STILLWATER DRIVE              9.250            593.15         70
                                       9.000            593.15      103,000.00
    KISSIMMEE        FL   34743          1            05/30/97         00
    0430277293                           05           07/01/97          0
    1590042790                           O            06/01/27
    0


    1589673          074/G02             F           93,600.00         ZZ
                                         360         93,507.56          1
    1767 EFLAND TERRACE                9.500            787.04         90
                                       9.250            787.04      104,000.00
    DELTONA          FL   32725          1            05/23/97         14
    0430277301                           05           07/01/97         25
    1590043534                           N            06/01/27
    0


    1589674          074/G02             F           40,150.00         ZZ
                                         360         40,103.61          1
    2107 HIDDEN GROVE LAN              8.750            315.87         95
                                       8.500            315.87       42,300.00
    MERRITT ISLAND   FL   32953          1            05/28/97         14
    0430277319                           01           07/01/97         30
    1590043975                           O            06/01/27
    0


    1589676          074/G02             F          289,000.00         ZZ
                                         360        288,630.14          1
    2305 WOODLYN ROAD                  8.250          2,171.17         85
                                       8.000          2,171.17      340,000.00
    PASADENA         CA   91104          1            05/21/97         14
    0430277335                           05           07/01/97         12
    1595033935                           O            06/01/27
    0


    1589685          074/G02             F           57,600.00         ZZ
                                         360         57,536.84          1
    1533 MCKOOL AVE                    9.000            463.46         90
                                       8.750            463.46       64,000.00
    STREAMWOOD       IL   60103          1            05/30/97         21
    0430277418                           03           07/01/97         25
    1605112967                           N            06/01/27
    0


    1589686          074/G02             F           57,600.00         ZZ
                                         360         57,535.18          1
    10 MEADOWLARK LN                   8.875            458.29         90
                                       8.625            458.29       64,000.00
1


    CARPENTERSVILLE  IL   60110          1            05/15/97         04
    0430277426                           05           07/01/97         25
    1605113697                           N            06/01/27
    0


    1589687          074/G02             F           66,600.00         ZZ
                                         360         66,534.22          1
    659 YALE LN                        9.500            560.01         90
                                       9.250            560.01       74,000.00
    ISLAND LAKE      IL   60042          1            05/15/97         10
    0430277434                           09           07/01/97         25
    1605114248                           N            06/01/27
    0


    1589688          074/G02             F          100,850.00         ZZ
                                         360        100,736.50          2
    1107 VIOLET DRIVE                  8.875            802.41         72
                                       8.625            802.41      142,000.00
    MCHENRY          IL   60050          5            05/09/97         00
    0430277442                           05           07/01/97          0
    1606072937                           O            06/01/27
    0


    1589693          074/G02             F           90,000.00         ZZ
                                         360         89,903.85          1
    17 B COOLIDGE CT                   9.125            732.27         79
                                       8.875            732.27      114,000.00
    STREAMWOOD       IL   60103          1            05/20/97         00
    0430277491                           01           07/01/97          0
    1609072911                           O            06/01/27
    0


    1589694          074/G02             F           89,900.00         ZZ
                                         360         89,801.41          2
    207 N BROADWAY                     9.000            723.36         90
                                       8.750            723.36       99,900.00
    JOLIET           IL   60435          1            05/29/97         10
    0430277509                           05           07/01/97         30
    1613024140                           N            06/01/27
    0


    1589695          074/G02             F          100,000.00         ZZ
                                         360         99,872.02          1
    1544 PORTSMOUTH                    8.250            751.27         66
                                       8.000            751.27      153,000.00
    WESTCHESTER      IL   60154          1            05/23/97         00
    0430277517                           05           07/01/97          0
    1613024209                           O            06/01/27
    0
1




    1589712          074/G02             F           66,000.00         ZZ
                                         360         65,923.78          1
    1816 NEW HAMPSHIRE AVE NW          8.750            519.22         85
                                       8.500            519.22       78,000.00
    WASHINGTON       DC   20009          5            05/12/97         04
    0430277681                           01           07/01/97         20
    1701132035                           N            06/01/27
    0


    1589713          074/G02             F           32,400.00         ZZ
                                         360         32,340.69          1
    1741 HOLBROOK STREET NE            8.500            249.13         90
                                       8.250            249.13       36,000.00
    WASHINGTON       DC   20002          1            05/02/97         21
    0430277699                           05           06/01/97         25
    1701132421                           N            05/01/27
    0


    1589726          074/G02             F           77,000.00         ZZ
                                         360         76,919.85          1
    13 THATCHER STREET UNIT 7          9.250            633.46         70
                                       9.000            633.46      110,000.00
    BOSTON           MA   02113          1            05/29/97         00
    0430277822                           08           07/01/97          0
    1813086390                           N            06/01/27
    0


    1589730          074/G02             F           92,720.00         ZZ
                                         360         92,615.66          1
    13 WILDLIFE VILLAGE                8.875            737.72         75
                                       8.625            737.72      123,627.00
    WALLINGFORD      CT   06492          1            05/30/97         00
    0430277855                           01           07/01/97          0
    1817116991                           O            06/01/27
    0


    1589731          074/G02             F           63,750.00         ZZ
                                         360         63,666.32          1
    281 EAST MOUNTAIN ROAD             8.125            473.34         75
                                       7.875            473.34       85,000.00
    WATERBURY        CT   06706          1            05/15/97         00
    0430277863                           05           07/01/97          0
    1817117600                           O            06/01/27
    0


    1589735          744/G02             F           36,750.00         ZZ
                                         360         36,725.34          1
1


    400 SOUTH SALIMAN ROAD #10         8.000            269.66         75
                                       7.750            269.66       49,000.00
    CARSON CITY      NV   89701          1            06/09/97         00
    0430280040                           01           08/01/97          0
    80638                                N            07/01/27
    0


    1589738          D03/G02             F          273,000.00         ZZ
                                         360        272,830.31          1
    2131 MILLS AVENUE                  8.375          2,075.00         75
                                       8.125          2,075.00      365,000.00
    MENLO PARK       CA   94025          5            06/19/97         00
    0430300012                           05           08/01/97          0
    998103670                            O            07/01/27
    0


    1589739          B98/G02             F          188,000.00         ZZ
                                         360        187,883.14          1
    1000 HIGH STREET                   8.375          1,428.94         80
                                       8.125          1,428.94      235,000.00
    ALAMEDA          CA   94501          1            06/19/97         00
    0430291815                           05           08/01/97          0
    706021                               O            07/01/27
    0


    1589740          666/G02             F          131,250.00         ZZ
                                         360        131,164.14          1
    1292 BURWELL WAY                   8.125            974.53         75
                                       7.875            974.53      175,000.00
    ROSEVILLE        CA   95661          1            06/25/97         00
    0430294710                           05           08/01/97          0
    591404                               O            07/01/27
    0


    1589755          966/G02             F          123,200.00         ZZ
                                         360        123,129.12          1
    5385 MILLS ROAD                    8.750            969.21         80
                                       8.500            969.21      154,000.00
    DENTON           TX   76208          1            06/19/97         00
    0430292094                           05           08/01/97          0
    30003571                             O            07/01/27
    0


    1589821          B77/G02             F          102,000.00         ZZ
                                         360        101,948.50          2
    170 SUYDAM STREET                  9.375            848.38         85
                                       9.125            848.38      120,000.00
    NEW BRUNSWICK    NJ   08901          2            06/26/97         10
    0430304220                           05           08/01/97         20
1


    97302110                             N            07/01/27
    0


    1589830          405/405             F           58,950.00         ZZ
                                         360         58,893.29          1
    1079 ADMIRAL ROAD                  9.625            501.07         90
                                       9.375            501.07       65,500.00
    DUNEDIN          FL   34698          1            05/30/97         04
    4223558                              05           07/01/97         25
    4223558                              N            06/01/27
    0


    1589847          E46/G02             F          335,500.00         ZZ
                                         360        335,296.76          1
    61 SILO HILL DRIVE                 8.500          2,579.70         80
                                       8.250          2,579.70      420,000.00
    NORTHAMPTON      PA   18954          5            06/27/97         00
    0430293241                           05           08/01/97          0
    25280                                O            07/01/27
    0


    1589894          B75/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
    580 KAIMALINO STREET               8.625          2,605.60         52
                                       8.375          2,605.60      650,000.00
    KAILUA           HI   96734          1            07/02/97         00
    0430301689                           05           09/01/97          0
    2959971                              O            08/01/27
    0


    1589899          A38/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
    6008 BELL ROAD                     8.375          1,881.18         90
                                       8.125          1,881.18      275,000.00
    PARKVILLE        MO   64152          1            07/01/97         14
    0430302562                           05           09/01/97         25
    4610134                              O            08/01/27
    0


    1589905          638/G02             F           47,700.00         ZZ
                                         360         47,675.27          4
    77 GAGE STREET                     9.250            392.42         90
                                       9.000            392.42       53,000.00
    AUGUSTA          ME   04330          1            07/03/97         14
    0430301044                           05           08/01/97         25
    8647101                              N            07/01/27
    0


1


    1589915          480/G02             F           89,098.00         T
                                         360         89,049.34          1
    1227 WHITEWOOD WAY                 9.000            716.90         80
                                       8.750            716.90      111,373.00
    CLERMONT         FL   34711          1            06/26/97         00
    0430293944                           03           08/01/97          0
    1858695                              O            07/01/27
    0


    1589925          967/G02             F          175,000.00         ZZ
                                         360        174,899.31          1
    11228 WEST FORD DRIVE              8.750          1,376.73         80
                                       8.500          1,376.73      218,841.00
    LAKEWOOD         CO   80226          1            06/27/97         00
    0430286666                           03           08/01/97          0
    4228037                              O            07/01/27
    0


    1590150          575/G02             F           65,400.00         T
                                         360         65,312.16          1
    5622 NORTH 12TH STREET             9.000            526.22         60
                                       8.750            526.22      109,000.00
    PHOENIX          AZ   85014          1            05/29/97         00
    0430257303                           09           07/01/97          0
    972345841                            O            06/01/27
    0


    1590232          405/405             F           58,500.00         ZZ
                                         360         58,363.62          1
    7463 LEADALE                       9.500            491.91         90
                                       9.250            491.91       65,000.00
    ST. LOUIS        MO   63133          1            03/24/97         01
    4141800                              05           05/01/97         25
    4141800                              N            04/01/27
    0


    1590260          874/G02             F           66,600.00         ZZ
                                         360         66,562.66          1
    176 SMITHRIDGE PARK                8.875            529.90         90
                                       8.625            529.90       74,000.00
    RENO             NV   89502          1            06/17/97         01
    0430285155                           09           08/01/97         25
    3714596                              N            07/01/27
    0


    1590288          A32/G02             F           67,455.00         ZZ
                                         360         67,418.15          1
    8410 ELDORA STREET                 9.000            542.76         90
    #2015                              8.750            542.76       74,950.00
1


    LAS VEGAS        NV   89117          1            06/23/97         01
    0430289488                           05           08/01/97         25
    138423                               N            07/01/27
    0


    1590316          907/907             F          130,800.00         ZZ
                                         360        130,724.75          1
    33 NORTH BAUMS COURT               8.750          1,029.00         80
                                       8.375          1,029.00      163,500.00
    LIVINGSTON       NJ   07039          1            06/19/97         00
    144620911                            05           08/01/97          0
    144620911                            O            07/01/27
    0


    1590335          E22/G02             F           18,000.00         ZZ
                                         360         17,982.23          1
    6122 RIDGECREST ROAD #1006         9.500            151.35         75
                                       9.250            151.35       24,000.00
    DALLAS           TX   75231          1            06/02/97         00
    0410319545                           01           07/01/97          0
    410319545                            N            06/01/27
    0


    1590342          E22/G02             F          152,000.00         ZZ
                                         360        151,845.88          1
    2670 NE 48TH STREET                9.375          1,264.26         80
                                       9.125          1,264.26      190,000.00
    LIGHTHOUSE POIN  FL   33064          1            05/02/97         00
    0410391817                           05           07/01/97          0
    410391817                            O            06/01/27
    0


    1590365          225/225             F           96,000.00         ZZ
                                         360         95,947.56          1
    175 BOXFORD COURT                  9.000            772.44         75
                                       8.750            772.44      128,000.00
    ALPHARETTA       GA   30202          1            06/26/97         00
    8050798                              03           08/01/97          0
    8050798                              N            07/01/27
    0


    1590370          286/286             F          149,200.00         ZZ
                                         360        149,023.18          1
    89 WASHINGTON AVE                  8.625          1,160.47         80
                                       8.375          1,160.47      186,500.00
    WHITE PLAINS     NY   10603          1            05/22/97         00
    0009168528                           05           07/01/97          0
    0009168528                           O            06/01/27
    0
1




    1590447          G92/G02             F          179,500.00         ZZ
                                         360        179,401.95          1
    1907 CAPE HORN DRIVE               9.000          1,444.30         58
                                       8.750          1,444.30      310,000.00
    SAN JOSE         CA   95133          5            05/29/97         00
    0430264366                           05           08/01/97          0
    204524                               O            07/01/27
    0


    1590474          G66/G02             F          117,200.00         ZZ
                                         360        117,132.57          1
    210 WEST 87TH PLACE                8.750            922.01         80
                                       8.500            922.01      146,500.00
    LOS ANGELES      CA   90003          5            06/17/97         00
    0430287359                           05           08/01/97          0
    472                                  O            07/01/27
    0


    1590501          225/225             F           41,400.00         ZZ
                                         360         41,377.38          1
    2700 SAN DIEGO AVENUE              9.000            333.12         90
                                       8.750            333.12       46,000.00
    EL PASO          TX   79930          1            06/19/97         14
    805070800                            05           08/01/97         25
    805070800                            N            07/01/27
    0


    1590508          369/G02             F           71,900.00         ZZ
                                         360         71,787.29          2
    9801 ABERDEEN WAY                  9.250            591.51         90
                                       9.000            591.51       79,900.00
    AUSTIN           TX   78753          1            04/25/97         01
    0430260430                           05           06/01/97         25
    0049912751                           N            05/01/27
    0


    1590692          624/G02             F          159,000.00         ZZ
                                         360        158,917.57          1
    5209 BENTON PLACE                  9.250          1,308.05         90
                                       9.000          1,308.05      176,700.00
    SAN DIEGO        CA   92116          1            06/23/97         04
    0430307413                           05           08/01/97         25
    37001970043                          N            07/01/27
    0


    1590694          874/G02             F           49,500.00         ZZ
                                         360         49,471.52          1
1


    2959 EAST TIERRA VERDE             8.750            389.42         75
                                       8.500            389.42       66,000.00
    RENO             NV   89512          1            06/23/97         00
    0430294470                           01           08/01/97          0
    3716138                              N            07/01/27
    0


    1590702          874/G02             F          147,000.00         ZZ
                                         360        146,913.21          1
    6242 ALPINE MEADOWS ROAD           8.625          1,143.35         75
                                       8.375          1,143.35      197,000.00
    RENO             NV   89509          2            06/18/97         00
    0430287920                           03           08/01/97          0
    3717438                              N            07/01/27
    0


    1590748          638/G02             F           54,500.00         ZZ
                                         360         54,467.82          1
    3909 COLLEGE VIEW DRIVE            8.625            423.90         75
                                       8.375            423.90       72,700.00
    JOPLIN           MO   64801          1            06/23/97         00
    0430297515                           05           08/01/97          0
    8647851                              N            07/01/27
    0


    1590751          F30/G02             F           68,400.00         ZZ
                                         360         68,364.54          2
    3327 JEFFERSON AVENUE              9.250            562.71         90
                                       9.000            562.71       76,000.00
    OGDEN            UT   84403          1            06/26/97         12
    0430289868                           05           08/01/97         30
    11802                                N            07/01/27
    0


    1590752          638/G02             F           33,000.00         ZZ
                                         360         32,982.89          1
    112 WILSHIRE COURT                 9.250            271.48         22
                                       9.000            271.48      150,000.00
    SCHAUMBURG       IL   60193          5            06/26/97         00
    0430301036                           05           08/01/97          0
    8643604                              O            07/01/27
    0


    1590775          F03/G02             F          150,000.00         ZZ
                                         360        149,909.12          1
    18800 EAST BELLVIEW PLACE          8.500          1,153.38         73
                                       8.250          1,153.38      206,435.00
    AURORA           CO   80015          1            06/26/97         00
    0430291567                           03           08/01/97          0
1


    DEN11046                             O            07/01/27
    0


    1590807          637/G02             F           68,500.00         ZZ
                                         360         68,418.81          1
    2108 DEMERSE AVE                   8.625            532.79         65
                                       8.375            532.79      106,500.00
    PRESCOTT         AZ   86301          2            05/21/97         00
    0430258111                           05           07/01/97          0
    9403965                              O            06/01/27
    0


    1590841          225/225             F          117,000.00         ZZ
                                         360        117,000.00          1
    8710 WEST OCEANVIEW DRIVE          9.250            962.54         90
                                       9.000            962.54      130,000.00
    EMERALD ISLE     NC   28594          1            07/02/97         10
    8049481                              01           09/01/97         25
    8049481                              N            08/01/27
    0


    1590845          225/225             F          140,000.00         ZZ
                                         360        140,000.00          1
    2420 BROOKWOOD CIRCLE              8.625          1,088.91         80
                                       8.375          1,088.91      175,000.00
    NEWTON           NC   28658          1            07/03/97         00
    8050817                              05           09/01/97          0
    8050817                              O            08/01/27
    0


    1590850          590/G02             F           35,550.00         ZZ
                                         360         35,531.08          1
    2260 WEST 53RD PLACE UNIT #3       9.125            289.25         90
                                       8.875            289.25       39,500.00
    HIALEAH          FL   33016          1            06/30/97         04
    0430300046                           01           08/01/97         25
    501016391                            N            07/01/27
    0


    1590867          E13/G02             F           52,000.00         ZZ
                                         360         51,971.59          1
    1014 BLOOM HILL AVENUE             9.000            418.41         62
                                       8.750            418.41       84,900.00
    VALRICO          FL   33594          3            06/23/97         00
    0430281451                           03           08/01/97          0
    1590867                              N            07/01/27
    0


1


    1590909          253/253             F          240,000.00         ZZ
                                         360        239,850.82          1
    1400 BLUE SPRUCE CT                8.375          1,824.18         70
                                       8.125          1,824.18      346,000.00
    STEAMBOAT SPRIN  CO   80477          5            06/24/97         00
    330579                               05           08/01/97          0
    330579                               O            07/01/27
    0


    1591297          591/G02             F           20,000.00         ZZ
                                         360         19,988.48          1
    6318 HANSES DRIVE                  8.750            157.35         30
                                       8.500            157.35       67,000.00
    LOUISVILLE       KY   40219          1            06/19/97         00
    0430278036                           05           08/01/97          0
    103701028                            O            07/01/27
    0


    1591306          313/G02             F           44,900.00         ZZ
                                         360         44,900.00          1
    999 CHEROKEE ESTATES ROAD          8.500            345.25         58
                                       8.250            345.25       78,500.00
    DALTON           GA   30721          2            07/15/97         00
    0430306092                           05           09/01/97          0
    5964895                              O            08/01/27
    0


    1591310          687/G02             F           24,750.00         ZZ
                                         360         24,723.18          1
    2734 STAFFORD STREET               9.625            210.37         90
                                       9.375            210.37       27,500.00
    PITTSBURGH       PA   15204          1            05/30/97         01
    0430296624                           05           07/01/97         25
    1603957                              N            06/01/27
    0


    1591318          B28/G02             F          131,750.00         ZZ
                                         360        131,485.64          4
    4370 AIRPORT ROAD                  9.250          1,083.88         85
                                       9.000          1,083.88      155,000.00
    COLORADO SPRING  CO   80916          1            05/28/97         12
    0430260166                           05           07/01/97         25
    05970367                             N            06/01/27
    0


    1591319          E83/E83             F          126,000.00         ZZ
                                         360        125,602.93          1
    1765 CONGRESS AVENUE               8.375            957.69         80
                                       8.125            957.69      157,500.00
1


    PEEKSKILL        NY   10566          1            02/21/97         00
    96120057                             05           04/01/97          0
    96120057                             O            03/01/27
    0


    1591345          624/G02             F           90,000.00         ZZ
                                         360         89,946.87          1
    2543 ROMELDALE LANE                8.625            700.01         63
                                       8.375            700.01      142,900.00
    FORT COLLINS     CO   80526          2            06/26/97         00
    0430302844                           05           08/01/97          0
    7301087003                           O            07/01/27
    0


    1591367          E58/E58             F           99,000.00         ZZ
                                         360         98,948.67          4
    3635 NORTHDALE PLACE               9.250            814.45         90
                                       9.000            814.45      110,000.00
    CINCINNATI       OH   45213          1            06/23/97         12
    9071358                              05           08/01/97         25
    9071358                              N            07/01/27
    0


    1591379          664/G02             F           67,050.00         ZZ
                                         360         66,980.20          1
    685 MAPLE COURT                    9.250            551.61         90
                                       9.000            551.61       74,500.00
    AUMSVILLE        OR   97325          1            05/27/97         01
    0430287151                           05           07/01/97         25
    2251130                              N            06/01/27
    0


    1591394          B35/G02             F          126,000.00         ZZ
                                         360        125,875.55          1
    26 BERNATH STREET                  9.500          1,059.48         90
                                       9.250          1,059.48      140,000.00
    CARTERET         NJ   07008          2            06/03/97         01
    0430298075                           05           07/01/97         25
    9782010403                           N            06/01/27
    0


    1591429          E22/G02             F           45,400.00         T
                                         360         45,352.76          1
    1163 DAKOTA COURT                  9.250            373.49         65
                                       9.000            373.49       69,900.00
    FRIENDSHIP       WI   53934          1            05/29/97         00
    0410327522                           05           07/01/97          0
    410327522                            O            06/01/27
    0
1




    1591450          E22/G02             F           83,700.00         ZZ
                                         360         83,623.63          3
    552-56 BLANWOOD DRIVE              9.875            726.81         90
                                       9.625            726.81       93,000.00
    CHARLOTTE        NC   28215          1            06/03/97         04
    0410384408                           05           07/01/97         25
    410384408                            N            06/01/27
    0


    1591486          737/G02             F           40,800.00         ZZ
                                         360         40,779.40          1
    1678 WEST VILLAGE WAY              9.375            339.35         80
                                       9.125            339.35       51,000.00
    TEMPE            AZ   85282          1            06/05/97         00
    0430300103                           03           08/01/97          0
    513038                               N            07/01/27
    0


    1591502          638/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
    2691 HOLIDAY WOODS DRIVE           8.625          1,015.02         77
                                       8.375          1,015.02      170,000.00
    KISSIMMEE        FL   34744          2            06/30/97         00
    0430301069                           05           09/01/97          0
    8645336                              O            08/01/27
    0


    1591509          757/757             F          123,200.00         ZZ
                                         360        123,134.43          1
    249 SILVER LANE EAST               9.125          1,002.40         77
                                       8.875          1,002.40      160,000.00
    HARTFORD         CT   06118          1            06/06/97         00
    2886562                              05           08/01/97          0
    2886562                              O            07/01/27
    0


    1591513          757/757             F           64,800.00         ZZ
                                         360         64,766.41          1
    139 LAFRANCE AVENUE                9.250            533.09         90
                                       9.000            533.09       72,000.00
    HYANNIS          MA   02601          1            06/06/97         10
    UNKNOWN                              05           08/01/97         25
    UNKNOWN                              N            07/01/27
    0


    1591519          E45/G02             F          131,000.00         ZZ
                                         360        130,840.71          1
1


    7200 MCGINNIS FERRY ROAD           8.500          1,007.28         39
                                       8.250          1,007.28      340,000.00
    DULUTH           GA   30155          2            05/23/97         00
    0430288464                           05           07/01/97          0
    70784                                O            06/01/27
    0


    1591520          638/G02             F           28,700.00         ZZ
                                         360         28,684.32          1
    819 SPRING STREET                  9.000            230.93         70
                                       8.750            230.93       41,000.00
    BIRMINGHAM       AL   35214          5            07/01/97         00
    0430296608                           05           08/01/97          0
    8648671                              N            07/01/27
    0


    1591523          180/G02             F           66,600.00         ZZ
                                         360         66,561.69          1
    4739 MORAN AVENUE                  8.750            523.94         90
                                       8.500            523.94       74,000.00
    CHEYENNE         WY   82009          1            06/25/97         10
    0430303529                           05           08/01/97         25
    4964441                              N            07/01/27
    0


    1591561          286/286             F           77,000.00         T
                                         360         76,956.83          1
    6456 HART LN                       8.875            612.65         70
                                       8.625            612.65      110,000.00
    AUSTIN           TX   78731          1            06/05/97         00
    8619899                              07           08/01/97          0
    8619899                              O            07/01/27
    0


    1591566          B28/G02             F          104,000.00         ZZ
                                         360        103,941.69          1
    26133 NORTH TURKEY CREEK ROAD      8.875            827.48         80
                                       8.625            827.48      130,000.00
    EVERGREEN        CO   80439          1            06/04/97         00
    0430259945                           05           08/01/97          0
    03970117                             O            07/01/27
    0


    1591630          229/G02             F          175,000.00         ZZ
                                         360        174,888.41          1
    4005 SUNSET TERRACE                8.250          1,314.72         80
                                       8.000          1,314.72      220,000.00
    FREMONT          CA   94536          2            06/24/97         00
    0430307363                           03           08/01/97          0
1


    7514748                              N            07/01/27
    0


    1591635          E73/G02             F           75,000.00         T
                                         360         74,957.95          1
    10 MAPLE STREET                    8.875            596.74         73
                                       8.625            596.74      104,000.00
    REHOBETH         DE   19971          5            06/23/97         00
    0430286914                           05           08/01/97          0
    7000019541                           O            07/01/27
    0


    1591668          405/405             F           48,000.00         ZZ
                                         360         47,970.16          1
    1635 31ST AVENUE                   8.375            364.84         80
                                       8.125            364.84       60,000.00
    VERO BEACH       FL   32960          5            06/26/97         00
    4242483                              05           08/01/97          0
    4242483                              O            07/01/27
    0


    1591677          225/225             F          129,500.00         ZZ
                                         360        129,280.55          1
    6100 SKAHAN LANE                   8.875          1,030.37         80
                                       8.625          1,030.37      161,900.00
    AUSTIN           TX   78739          1            04/29/97         00
    8046432                              03           06/01/97          0
    8046432                              O            05/01/27
    0


    1591710          E46/G02             F          126,375.00         ZZ
                                         360        126,292.33          1
    60 PEMBERTON DRIVE                 8.125            938.33         75
                                       7.875            938.33      168,500.00
    TRUMBULL         CT   06611          1            07/01/97         00
    0430300616                           05           08/01/97          0
    25450                                O            07/01/27
    0


    1591715          591/G02             F           68,000.00         ZZ
                                         360         67,957.73          1
    3221 EASTERN BOULEVARD             8.375            516.85         80
                                       8.125            516.85       85,000.00
    YORK             PA   17402          1            06/24/97         00
    0430281535                           05           08/01/97          0
    103503520                            O            07/01/27
    0


1


    1591716          180/G02             F           44,800.00         ZZ
                                         360         44,771.43          1
    1890 ARGENTINE STREET              8.250            336.57         80
    D-302                              8.000            336.57       56,000.00
    GEORGETOWN       CO   80444          1            06/30/97         00
    0430302331                           01           08/01/97          0
    4949129                              O            07/01/27
    0


    1591722          E13/G02             F           33,300.00         ZZ
                                         360         33,282.74          1
    14820 NARANJA LAKES BOULEVARD      9.250            273.95         90
                                       9.000            273.95       37,000.00
    MIAMI            FL   33032          2            06/30/97         01
    0430283218                           01           08/01/97         25
    1591722                              N            07/01/27
    0


    1591754          E22/G02             F          350,000.00         ZZ
                                         360        348,135.09          1
    1050 RIVER ROAD                    8.500          2,691.20         70
                                       8.250          2,691.20      500,000.00
    MARYSVILLE       MI   48040          5            03/20/97         00
    0410166698                           05           05/01/97          0
    410166698                            O            04/01/27
    0


    1591789          180/G02             F          168,000.00         ZZ
                                         360        167,900.81          1
    2041 COUNTRYSIDE CIRCLE NORTH      8.625          1,306.69         80
                                       8.375          1,306.69      210,000.00
    ORLANDO          FL   32804          1            06/20/97         00
    0430293787                           03           08/01/97          0
    4954756                              O            07/01/27
    0


    1591790          405/405             F           24,100.00         ZZ
                                         360         24,087.17          1
    26 FALL CREEK DRIVE UNIT #14       9.125            196.09         81
                                       8.875            196.09       30,000.00
    BRANSON          MO   65616          2            06/26/97         01
    4233219                              01           08/01/97         20
    4233219                              N            07/01/27
    0


    1591792          405/405             F           43,875.00         ZZ
                                         360         43,875.00          1
    4011 SOUTH HARVARD ROAD            9.250            360.95         65
                                       9.000            360.95       67,500.00
1


    LOS ANGELES      CA   90062          1            07/03/97         00
    008223901                            05           09/01/97          0
    008223901                            N            08/01/27
    0


    1591839          098/G02             F           71,500.00         ZZ
                                         360         71,500.00          1
    29 AVALON ROAD                     9.125            581.75         24
                                       8.875            581.75      310,000.00
    GARDEN CITY      NY   11530          5            07/17/97         00
    0430300822                           05           09/01/97          0
    975505309                            N            08/01/27
    0


    1591879          G81/G02             F          143,900.00         ZZ
                                         360        143,825.40          2
    3200 02 SW 89TH COURT              9.250          1,183.83         90
                                       9.000          1,183.83      159,900.00
    MIAMI            FL   33165          1            06/24/97         01
    0430286716                           05           08/01/97         25
    21706035                             N            07/01/27
    0


    1591886          225/225             F           64,000.00         ZZ
                                         360         63,967.68          2
    4253 WEST WILCOX                   9.375            532.32         80
                                       9.125            532.32       80,000.00
    CHICAGO          IL   60624          2            06/27/97         00
    8048161                              05           08/01/97          0
    8048161                              N            07/01/27
    0


    1591895          638/G02             F           96,300.00         ZZ
                                         360         96,250.07          4
    10 CHESTNUT STREET                 9.250            792.24         90
                                       9.000            792.24      107,000.00
    SPENCER          MA   01562          1            06/30/97         14
    0430296517                           05           08/01/97         25
    8646147                              N            07/01/27
    0


    1591904          963/G02             F           75,150.00         ZZ
                                         360         75,110.00          1
    1821 NW 186TH STREET               9.125            611.45         90
                                       8.875            611.45       83,500.00
    MIAMI            FL   33056          1            06/30/97         12
    0430292656                           05           08/01/97         25
    970207                               N            07/01/27
    0
1




    1591923          568/G02             F           69,000.00         ZZ
                                         360         68,775.69          1
    3307 N. 70TH ST.#101               9.125            561.41         87
                                       8.875            561.41       80,000.00
    SCOTTSDALE       AZ   85251          2            06/25/97         01
    0430285932                           01           08/01/97         25
    8088732                              N            07/01/27
    0


    1591924          568/G02             F           69,000.00         ZZ
                                         360         68,498.15          1
    3307 N. 70TH STREET #211           9.125            561.41         87
                                       8.875            561.41       80,000.00
    SCOTTSDALE       AZ   85251          2            06/25/97         01
    0430285924                           01           08/01/97         25
    8088712                              N            07/01/27
    0


    1591937          E45/G02             F           56,500.00         ZZ
                                         360         56,468.32          1
    2575 BENTLEY DRIVE                 8.875            449.54         77
                                       8.625            449.54       73,900.00
    PALM HARBOR      FL   34684          1            06/13/97         00
    0430300178                           03           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1591989          105/G02             F          117,600.00         ZZ
                                         360        117,539.03          2
    36 & 38 DOUGLAS DRIVE              9.250            967.47         80
                                       9.000            967.47      147,000.00
    OCEAN RIDGE      FL   33435          1            06/10/97         10
    0430289397                           05           08/01/97         12
    1025584                              N            07/01/27
    0


    1591994          F25/G02             F          144,000.00         ZZ
                                         360        144,000.00          2
    14 CENTER STREET                   8.750          1,132.85         80
                                       8.500          1,132.85      180,000.00
    BREWSTER         NY   10509          1            07/11/97         00
    0430298265                           05           09/01/97          0
    R9706018                             N            08/01/27
    0


    1591999          B87/G02             F          194,400.00         ZZ
                                         360        194,400.00          1
1


    17 VALLEY ROAD                     8.125          1,443.42         75
                                       7.875          1,443.42      259,200.00
    LARCHMONT        NY   10538          1            07/10/97         00
    0430294355                           05           09/01/97          0
    120000000414                         O            08/01/27
    0


    1592009          776/G02             F           45,750.00         ZZ
                                         360         45,699.85          1
    606 AVENIDA DEL PLATINO            9.000            368.11         75
    (NEWBURY PARK AREA)                8.750            368.11       61,000.00
    THOUSAND OAKS    CA   91320          1            05/27/97         00
    0430282814                           01           07/01/97          0
    6146093                              N            06/01/27
    0


    1592016          561/G02             F          250,000.00         ZZ
                                         360        249,725.86          1
    12324 COLLINS ROAD                 9.000          2,011.56         55
                                       8.750          2,011.56      455,000.00
    BISHOPVILLE      MD   21813          5            05/27/97         00
    0430263020                           05           07/01/97          0
    9052556                              O            06/01/27
    0


    1592088          267/267             F          224,999.00         ZZ
                                         360        224,680.35          1
    21731 AMBAR DR                     7.750          1,611.93         75
                                       7.500          1,611.93      300,000.00
    WOODLAND HILLS   CA   91364          2            05/12/97         00
    4454146                              05           07/01/97          0
    4454146                              O            06/01/27
    0


    1592145          E22/G02             F           75,525.00         ZZ
                                         360         75,483.75          2
    407 & 407 1/2 NORTH 3RD AVENUE     9.000            607.69         95
                                       8.750            607.69       79,500.00
    WALLA WALLA      WA   99362          2            06/04/97         04
    0410217517                           05           08/01/97         30
    410217517                            O            07/01/27
    0


    1592154          E22/G02             F           38,600.00         T
                                         360         38,479.59          1
    17201 COLLINS AVENUE UNIT#117      9.500            324.57         75
                                       9.250            324.57       51,500.00
    MIAMI BEACH      FL   33160          1            06/05/97         00
    0410404446                           20           07/01/97          0
1


    410404446                            O            06/01/27
    0


    1592189          747/G02             F          750,000.00         ZZ
                                         360        750,000.00          1
    435 DOCKSIDE DRIVE A1101           8.750          5,900.25         65
                                       8.500          5,900.25    1,164,000.00
    NAPLES           FL   34110          1            07/14/97         00
    0430297598                           06           09/01/97          0
    174074                               O            08/01/27
    0


    1592219          638/G02             F           98,000.00         ZZ
                                         360         98,000.00          3
    1131  CHESTNUT AVENUE              9.250            806.22         70
                                       9.000            806.22      140,000.00
    COTTAGE GROVE    OR   97424          5            06/27/97         00
    0430304246                           05           09/01/97          0
    08647702                             N            08/01/27
    0


    1592273          B75/G02             F          111,400.00         ZZ
                                         360        111,271.35          1
    3732 WELD COUNTY ROAD 7            8.750            876.38         61
                                       8.500            876.38      183,000.00
    ERIE             CO   80516          1            05/28/97         00
    0430282442                           27           07/01/97          0
    2523314                              O            06/01/27
    0


    1592274          F34/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
    5910 MAGGIORE STREET               8.750          2,517.45         80
                                       8.500          2,517.45      400,000.00
    MIAMI            FL   33146          5            06/30/97         00
    0430291377                           05           09/01/97          0
    9700495                              O            08/01/27
    0


    1592281          180/G02             F           98,300.00         ZZ
                                         360         98,241.96          1
    10510 CLEVELAND ROAD               8.625            764.57         80
                                       8.375            764.57      122,900.00
    GARNER           NC   27529          1            06/30/97         00
    0430308916                           05           08/01/97          0
    97060009                             O            07/01/27
    0


1


    1592711          638/G02             F          109,700.00         ZZ
                                         360        109,641.62          1
    640 WEST JAMISON CIRCLE            9.125            892.56         90
                                       8.875            892.56      121,900.00
    LITTLETON        CO   80120          1            06/27/97         04
    0430294694                           03           08/01/97         25
    8642687                              N            07/01/27
    0


    1592822          637/G02             F          125,550.00         ZZ
                                         360        125,475.87          3
    1200 MANSFIELD ROAD                8.625            976.52         90
                                       8.375            976.52      139,500.00
    ATLANTA          GA   30307          1            07/03/97         04
    0430294686                           05           08/01/97         25
    8000259                              O            07/01/27
    0


    1592878          664/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    32525 TAYLOR BUTTE ROAD            8.875            994.56         68
                                       8.625            994.56      185,000.00
    COTTAGE GROVE    OR   97424          1            07/01/97         00
    0430300343                           05           09/01/97          0
    2288611                              O            08/01/27
    0


    1592880          638/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
    4 COBBLESTONE DRIVE                8.625          1,123.91         85
                                       8.375          1,123.91      170,000.00
    TREDYFFRIN TOWN  PA   19301          5            07/03/97         04
    0430298620                           05           09/01/97         12
    08649549                             O            08/01/27
    0


    1592898          910/G02             F           96,300.00         ZZ
                                         360         96,248.75          2
    723-725 EAST YALE AVENUE           9.125            783.53         90
                                       8.875            783.53      107,000.00
    SALT LAKE CITY   UT   84105          1            06/24/97         04
    0430294249                           05           08/01/97         25
    558212                               N            07/01/27
    0


    1592901          B81/G02             F           47,700.00         ZZ
                                         360         47,700.00          1
    480 ANDERWOOD COURT #7             9.250            392.42         90
                                       9.000            392.42       53,000.00
1


    POMONA           CA   91768          1            07/01/97         01
    0430297739                           01           09/01/97         25
    973493                               N            08/01/27
    0


    1592918          069/G02             F          127,800.00         ZZ
                                         360        127,800.00          4
    841 HELD ROAD                      9.750          1,098.00         90
                                       9.500          1,098.00      142,000.00
    LAS VEGAS        NV   89101          1            07/07/97         04
    0430300947                           05           09/01/97         25
    2352189744                           N            08/01/27
    0


    1592929          624/G02             F           61,000.00         ZZ
                                         360         60,963.99          1
    3382 WEST 7300 SOUTH               8.625            474.45         44
                                       8.375            474.45      140,000.00
    SPANISH FORK     UT   84660          2            06/24/97         00
    0430287060                           05           08/01/97          0
    6705770023                           O            07/01/27
    0


    1592931          J33/G02             F           37,800.00         ZZ
                                         360         37,777.68          1
    222 TALLULAH TRAIL                 8.625            294.01         90
                                       8.375            294.01       42,000.00
    WARNER ROBINS    GA   31088          1            06/25/97         10
    0430292490                           01           08/01/97         25
    9751010059                           N            07/01/27
    0


    1592938          225/225             F          101,250.00         ZZ
                                         360        101,196.11          1
    400 PADRE BOULEVARD #102           9.125            823.81         90
                                       8.875            823.81      112,500.00
    SOUTH PADRE ISL  TX   78597          1            06/30/97         10
    804899000                            06           08/01/97         25
    804899000                            N            07/01/27
    0


    1592943          B75/G02             F           46,150.00         ZZ
                                         360         46,124.13          1
    1701 HOMESTEAD PLACE               8.875            367.19         65
                                       8.625            367.19       71,000.00
    GARLAND          TX   75044          5            06/26/97         00
    0430293050                           05           08/01/97          0
    2950947                              N            07/01/27
    0
1




    1592945          G81/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    8571 N.W. 191 STREET               8.000            366.88         47
                                       7.750            366.88      107,000.00
    MIAMI            FL   33015          1            07/15/97         00
    0430301424                           05           09/01/97          0
    21706068                             O            08/01/27
    0


    1592950          286/286             F          214,200.00         ZZ
                                         360        213,939.54          1
    900 LIRA DRIVE                     8.500          1,647.02         85
                                       8.250          1,647.02      252,000.00
    FORT WASHINGTON  MD   20744          5            05/22/97         10
    9173221                              05           07/01/97         12
    9173221                              O            06/01/27
    0


    1592978          559/G02             F          177,600.00         ZZ
                                         360        177,394.89          1
    233 CRAFTMAN COURT                 8.750          1,397.18         80
                                       8.500          1,397.18      222,000.00
    SANTA ROSA       CA   95409          4            05/15/97         00
    0430293126                           05           07/01/97          0
    5437884                              O            06/01/27
    0


    1593020          A68/G02             F          170,000.00         ZZ
                                         360        169,897.02          2
    3917 AND 3919 PRESCOTT AVENUE      8.500          1,307.15         80
                                       8.250          1,307.15      212,500.00
    DALLAS           TX   75219          1            06/23/97         00
    0430296293                           05           08/01/97          0
    1593020                              N            07/01/27
    0


    1593116          623/623             F           44,000.00         ZZ
                                         360         43,956.53          1
    18994 MCCORMICK                    9.500            369.98         80
                                       9.250            369.98       55,000.00
    DETROIT          MI   48224          1            05/16/97         00
    922593                               05           07/01/97          0
    922593                               N            06/01/27
    0


    1593118          623/623             F           62,500.00         ZZ
                                         360         62,431.46          1
1


    1102 JEWETT                        9.000            502.89         90
                                       8.750            502.89       69,500.00
    WOODSTOCK        IL   60090          1            05/28/97         10
    922915                               05           07/01/97         25
    922915                               N            06/01/27
    0


    1593119          623/623             F           44,800.00         ZZ
                                         360         44,753.36          1
    2115 LAYFAYETTE NE                 9.250            368.56         80
                                       9.000            368.56       56,000.00
    GRAND RAPIDS     MI   49505          1            05/20/97         00
    922923                               05           07/01/97          0
    922923                               N            06/01/27
    0


    1593125          623/623             F           49,500.00         ZZ
                                         360         49,448.48          1
    305 FELLOWS ROAD                   9.250            407.22         90
                                       9.000            407.22       55,000.00
    HOUSTON          TX   77047          1            05/12/97         04
    923430                               05           07/01/97         25
    923430                               N            06/01/27
    0


    1593127          623/623             F          256,000.00         ZZ
                                         360        255,494.22          1
    10329 FRANLO ROAD                  8.125          1,900.79         80
                                       7.875          1,900.79      320,000.00
    EDEN PRAIRIE     MN   55347          5            05/01/97         00
    923705                               03           06/01/97          0
    923705                               O            05/01/27
    0


    1593143          623/623             F           66,150.00         ZZ
                                         360         66,086.36          1
    1340 HUFFER AVENUE                 9.625            562.27         90
                                       9.375            562.27       73,500.00
    LANCASTER        OH   43130          1            05/16/97         14
    924732                               05           07/01/97         25
    924732                               N            06/01/27
    0


    1593150          623/623             F           59,400.00         ZZ
                                         360         59,334.86          1
    783 BEECHWOOD ROAD                 9.000            477.95         90
                                       8.750            477.95       66,000.00
    WHITEHALL        OH   43213          1            05/09/97         14
    926015                               05           07/01/97         25
1


    926015                               N            06/01/27
    0


    1593170          623/623             F          112,500.00         ZZ
                                         360        112,376.64          1
    1555 REXFORD STREET                9.000            905.20         90
                                       8.750            905.20      125,000.00
    HEMET            CA   92545          1            05/07/97         10
    6230587                              05           07/01/97         25
    6230587                              N            06/01/27
    0


    1593259          623/623             F          113,100.00         ZZ
                                         360        111,399.81          1
    8654 MATCH POINT CT                8.750            889.76         50
                                       8.500            889.76      230,000.00
    INDIANAPOLIS     IN   46236          5            03/10/97         00
    915972                               03           05/01/97          0
    915972                               O            04/01/27
    0


    1593385          737/G02             F           72,900.00         ZZ
                                         360         72,863.18          1
    618 MCDANIEL STREET                9.375            606.35         90
                                       9.125            606.35       81,000.00
    TALLAHASSEE      FL   32308          1            06/10/97         01
    0430287144                           05           08/01/97         25
    950063                               O            07/01/27
    0


    1593395          E22/G02             F          180,000.00         ZZ
                                         360        179,882.26          1
    6229 RENO AVENUE                   8.125          1,336.49         73
                                       7.875          1,336.49      249,000.00
    TEMPLE CITY      CA   91780          1            06/10/97         00
    0410462121                           05           08/01/97          0
    410462121                            O            07/01/27
    0


    1593399          E22/G02             F          102,500.00         ZZ
                                         360        102,441.03          1
    7665 EASTBREEZE CIRCLE             8.750            806.37         68
                                       8.500            806.37      152,000.00
    SACRAMENTO       CA   95828          2            06/09/97         00
    0410416390                           05           08/01/97          0
    410416390                            O            07/01/27
    0


1


    1593421          927/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    1537 NORTH KADOTA AVENUE           9.125            549.21         90
                                       8.875            549.21       75,000.00
    CASA GRANDE      AZ   85222          1            07/09/97         04
    0430304634                           05           09/01/97         25
    254276                               N            08/01/27
    0


    1593449          229/G02             F          106,650.00         ZZ
                                         360        106,585.39          1
    1628 RIVERDALE DRIVE               8.500            820.05         90
                                       8.250            820.05      118,500.00
    EDGEWATER        MD   21037          1            06/27/97         04
    0430306027                           05           08/01/97         25
    7526031                              N            07/01/27
    0


    1593450          966/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    ROUTE 6, BOX 177-1                 8.875            413.74         80
                                       8.625            413.74       65,000.00
    TAHLEQUAH        OK   74464          5            07/02/97         00
    0430305896                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1593454          700/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
    7272 WESTMORELAND DR               8.125          2,171.80         90
                                       7.875          2,171.80      325,000.00
    UNIVERSITY CITY  MO   63130          1            07/11/97         04
    0430293407                           05           09/01/97         25
    123744                               O            08/01/27
    0


    1593457          687/G02             F           20,700.00         ZZ
                                         360         20,689.82          1
    3145 FRANKLIN                      9.500            174.06         90
                                       9.250            174.06       23,000.00
    TOLEDO           OH   43608          1            06/30/97         01
    0430295683                           05           08/01/97         25
    1608924                              N            07/01/27
    0


    1593462          687/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
    270 WOODLAND                       8.750            862.22         80
                                       8.500            862.22      137,000.00
1


    MT PROSPECT      IL   60056          1            07/16/97         00
    0430307496                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1593609          225/225             F           55,100.00         ZZ
                                         360         55,069.90          1
    517 LOWELL LANE                    9.000            443.35         90
                                       8.750            443.35       61,271.00
    RICHARDSON       TX   75080          2            06/27/97         14
    804283600                            05           08/01/97         25
    804283600                            N            07/01/27
    0


    1593618          967/G02             F           86,940.00         ZZ
                                         360         86,893.74          1
    3953 WEST DENVER STREET            9.125            707.37         90
                                       8.875            707.37       96,600.00
    CHANDLER         AZ   85226          1            06/25/97         14
    0430289405                           03           08/01/97         25
    4229357                              N            07/01/27
    0


    1593625          225/225             F          175,000.00         ZZ
                                         360        174,882.58          1
    9354 45TH AVENUE WEST              8.000          1,284.09         80
                                       7.750          1,284.09      220,000.00
    MUKILTEO         WA   98275          1            06/25/97         00
    8052487                              05           08/01/97          0
    8052487                              O            07/01/27
    0


    1593633          F64/G02             F           41,400.00         ZZ
                                         360         41,374.92          1
    1633 OCEAN BAY DRIVE               8.500            318.33         87
                                       8.250            318.33       48,000.00
    VIRGINIA BEACH   VA   23454          1            06/27/97         12
    0430287508                           05           08/01/97         25
    206641                               N            07/01/27
    0


    1593636          F64/G02             F           41,400.00         ZZ
                                         360         41,374.92          1
    1606 OCEAN BAY DRIVE               8.500            318.33         87
                                       8.250            318.33       48,000.00
    VIRGINIA BEACH   VA   23454          1            06/27/97         04
    0430286724                           01           08/01/97         17
    206638                               N            07/01/27
    0
1




    1593638          F64/G02             F           41,400.00         ZZ
                                         360         41,374.92          1
    1649 OCEAN BAY DRIVE               8.500            318.33         87
                                       8.250            318.33       48,000.00
    VIRGINIA BEACH   VA   23454          1            06/27/97         10
    0430296509                           01           08/01/97         25
    206640                               N            07/01/27
    0


    1593698          B75/G02             F          159,000.00         ZZ
                                         360        158,903.68          1
    40702 LA COLIMA ROAD               8.500          1,222.57         75
                                       8.250          1,222.57      212,000.00
    TEMECULA         CA   92591          1            06/27/97         00
    0430305011                           03           08/01/97          0
    2961837                              O            07/01/27
    0


    1593702          575/G02             F          103,500.00         ZZ
                                         360        103,397.77          1
    1079 E. BELL CANYON DRIVE          9.500            870.29         90
                                       9.250            870.29      115,000.00
    SANDY            UT   84094          1            05/27/97         12
    0430306647                           05           07/01/97         25
    972342095                            O            06/01/27
    0


    1593705          638/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
    398 GREENWOOD AVENUE               8.250            763.29         80
                                       8.000            763.29      127,000.00
    AKRON            OH   44320          2            07/02/97         00
    0430303651                           05           09/01/97          0
    8646397                              O            08/01/27
    0


    1593750          005/G02             F           46,000.00         ZZ
                                         360         46,000.00          1
    1175 ILLINOIS DRIVE                8.625            357.78         43
                                       8.375            357.78      107,000.00
    NAPLES           FL   34103          2            07/03/97         00
    0430294363                           05           09/01/97          0
    197289                               O            08/01/27
    0


    1593886          354/354             F           62,250.00         ZZ
                                         360         62,038.34          1
1


    2681 REDBUD LANE                   8.000            456.77         75
                                       7.750            456.77       83,000.00
    FORT MILL        SC   29715          1            02/26/97         00
    2503495                              01           04/01/97          0
    2503495                              O            03/01/27
    0


    1593889          354/354             F          157,500.00         ZZ
                                         360        157,051.03          1
    108 MISTY VIEW COURT               7.750          1,128.35         75
                                       7.500          1,128.35      210,000.00
    GREENVILLE       SC   29615          1            03/17/97         00
    25053661                             05           05/01/97          0
    25053661                             O            04/01/27
    0


    1593943          664/G02             F           57,400.00         ZZ
                                         360         57,367.81          1
    305 NELRAY BOULEVARD               8.875            456.71         70
                                       8.625            456.71       82,000.00
    AUSTIN           TX   78751          5            06/30/97         00
    0430305086                           05           08/01/97          0
    2311850                              N            07/01/27
    0


    1593946          069/G02             F          186,000.00         ZZ
                                         360        185,898.40          2
    2626-2630 PALM DRIVE               9.000          1,496.60         58
                                       8.750          1,496.60      325,000.00
    HERMOSA BEACH    CA   90254          5            06/25/97         00
    0430300491                           05           08/01/97          0
    2189595                              N            07/01/27
    0


    1593949          637/G02             F          127,500.00         ZZ
                                         360        127,500.00          2
    997-99 E 24TH STREET               8.875          1,014.45         75
                                       8.625          1,014.45      170,000.00
    HIALEAH          FL   33013          1            07/11/97         00
    0430303602                           05           09/01/97          0
    9846601                              N            08/01/27
    0


    1593950          937/G02             F           36,000.00         ZZ
                                         360         35,980.34          1
    301 BROOKSIDE #B                   9.000            289.66         80
                                       8.750            289.66       45,000.00
    LAS VEGAS        NV   89107          1            06/27/97         00
    0430295337                           01           08/01/97          0
1


    48516006                             N            07/01/27
    0


    1593951          937/G02             F           57,600.00         ZZ
                                         360         57,568.54          1
    200 SHADYBROOK LANE #A             9.000            463.46         80
                                       8.750            463.46       72,000.00
    LAS VEGAS        NV   89107          1            06/26/97         00
    0430295311                           01           08/01/97          0
    48515006                             N            07/01/27
    0


    1594027          253/253             F           25,368.00         ZZ
                                         360         25,339.45          1
    701 CHICKASAW TRACE                8.875            201.84         93
                                       8.625            201.84       27,500.00
    GRAND PRAIRIE    TX   75051          1            05/28/97         14
    329832                               05           07/01/97         25
    329832                               N            06/01/27
    0


    1594032          377/377             F           54,150.00         ZZ
                                         360         54,013.73          1
    1302 TAMPANIA AVENUE               8.750            426.00         81
                                       8.500            426.00       67,000.00
    TAMPA            FL   33607          2            06/07/97         10
    3661238                              05           08/01/97         30
    3661238                              O            07/01/27
    0


    1594039          144/144             F          268,000.00         ZZ
                                         360        268,000.00          1
    6 PARK TRAIL                       8.125          1,989.89         80
                                       7.875          1,989.89      335,000.00
    CORTLANDT        NY   10520          1            07/24/97         00
    160611426                            05           09/01/97          0
    160611426                            O            08/01/27
    0


    1594041          E13/G02             F           75,000.00         ZZ
                                         360         74,961.11          1
    402 OLYMPIA DRIVE                  9.250            617.01         69
                                       9.000            617.01      109,900.00
    MARYVILLE        TN   37804          1            06/26/97         00
    0430291658                           01           08/01/97          0
    99993                                O            07/01/27
    0


1


    1594046          560/560             F           37,600.00         ZZ
                                         360         37,578.91          3
    110-112 GOVERNOR ST                8.875            299.17         27
                                       8.625            299.17      143,000.00
    PROVIDENCE       RI   02906          1            06/05/97         04
    450737762                            05           08/01/97         25
    450737762                            N            07/01/27
    0


    1594049          638/G02             F           63,000.00         ZZ
                                         360         62,965.59          1
    1902 AVENUE R                      9.000            506.91         90
                                       8.750            506.91       70,000.00
    PLANO            TX   75074          1            06/24/97         04
    0430290957                           05           08/01/97         25
    8649305                              N            07/01/27
    0


    1594061          808/G02             F           77,400.00         ZZ
                                         360         77,349.36          1
    1006 EAST COLTON AVENUE            8.125            574.70         90
                                       7.875            574.70       86,000.00
    REDLANDS         CA   92374          1            06/25/97         10
    0430304659                           05           08/01/97         25
    9302684                              N            07/01/27
    0


    1594068          624/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    2175 JAMAICA WAY                   8.500          1,114.92         79
                                       8.250          1,114.92      185,000.00
    SAN JOSE         CA   95122          2            06/26/97         00
    0430298976                           03           09/01/97          0
    86017870426F                         N            08/01/27
    0


    1594084          B68/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
    321 EAST VALERA AVENUE             8.750            522.37         80
                                       8.500            522.37       83,000.00
    POMONA           CA   91767          1            07/03/97         00
    0430309757                           05           09/01/97          0
    67027145                             O            08/01/27
    0


    1594088          E57/G02             F          184,550.00         ZZ
                                         360        184,550.00          4
    147 -151 1/2 SOUTH GRAMERCY PL     9.125          1,501.56         90
                                       8.875          1,501.56      205,100.00
1


    LOS ANGELES      CA   90004          1            06/30/97         04
    0430298984                           05           09/01/97         25
    98232005214                          O            08/01/27
    0


    1594095          874/G02             F           61,100.00         ZZ
                                         360         61,064.85          1
    40 SUTTON WAY                      8.750            480.67         65
                                       8.500            480.67       94,000.00
    RENO             NV   89512          5            06/26/97         00
    0430295816                           05           08/01/97          0
    3714570                              N            07/01/27
    0


    1594100          E22/G02             F           57,900.00         T
                                         360         57,872.99          1
    8715 SW 152 AVE UNIT #308          9.750            497.45         66
                                       9.500            497.45       87,990.00
    MIAMI            FL   33193          1            06/13/97         00
    0410249445                           01           08/01/97          0
    410249445                            O            07/01/27
    0


    1594139          E22/G02             F           63,900.00         ZZ
                                         360         63,866.87          1
    2615 WEST 98TH PLACE               9.250            525.69         90
                                       9.000            525.69       71,000.00
    EVERGREEN PARK   IL   60805          1            06/06/97         01
    0410327035                           05           08/01/97         25
    410327035                            N            07/01/27
    0


    1594143          E22/G02             F           72,500.00         ZZ
                                         360         72,459.36          1
    2849 ACOSTA STREET                 8.875            576.84         95
                                       8.625            576.84       77,000.00
    DAYTON           OH   45420          2            06/09/97         04
    0410397293                           05           08/01/97         30
    410397293                            O            07/01/27
    0


    1594144          E22/G02             F           43,400.00         ZZ
                                         360         43,382.28          2
    1653-1655 SOUTH SLOAN AVENUE      10.375            392.95         90
                                      10.125            392.95       48,250.00
    INDIANAPOLIS     IN   46203          1            06/13/97         04
    0410413512                           05           08/01/97         25
    410413512                            N            07/01/27
    0
1




    1594154          E22/G02             F           46,400.00         ZZ
                                         360         46,375.30          1
    309 S. ELM STREET BOX FF2          9.125            377.53         80
                                       8.875            377.53       58,000.00
    EATON            IN   47338          5            06/02/97         00
    0410397038                           05           08/01/97          0
    410397038                            O            07/01/27
    0


    1594170          637/G02             F           75,500.00         ZZ
                                         360         75,458.76          2
    1125 & 1127 RUSSET STREET          9.000            607.49         90
                                       8.750            607.49       83,900.00
    IDAHO FALLS      ID   83401          1            06/26/97         11
    0430291583                           05           08/01/97         25
    9960659                              N            07/01/27
    0


    1594182          E22/G02             F           75,600.00         ZZ
                                         360         75,523.36          1
    15813 FAIRWAY HEIGHTS BOULEVAR     9.375            628.80         90
                                       9.125            628.80       84,000.00
    MIAMI            FL   33157          1            06/05/97         04
    0410413298                           05           07/01/97         25
    410413298                            N            06/01/27
    0


    1594208          E22/G02             F           37,350.00         ZZ
                                         360         37,330.64          1
    4946 MARKET SQUARE                 9.250            307.27         90
                                       9.000            307.27       41,500.00
    LAKELAND         FL   33813          1            06/13/97         12
    0410402846                           09           08/01/97         25
    410402846                            N            07/01/27
    0


    1594213          E22/G02             F          187,500.00         ZZ
                                         360        187,392.13          4
    102 SE 7TH AVE                     8.750          1,475.06         75
                                       8.500          1,475.06      250,000.00
    DELRAY BEACH     FL   33483          1            06/13/97         00
    0410392427                           05           08/01/97          0
    410392427                            N            07/01/27
    0


    1594215          E22/G02             F           87,000.00         ZZ
                                         360         86,951.23          1
1


    10250 NE 2ND AVENUE                8.875            692.21         60
                                       8.625            692.21      145,000.00
    MIAMI SHORES     FL   33138          1            06/12/97         00
    0410403018                           05           08/01/97          0
    410403018                            O            07/01/27
    0


    1594216          E22/G02             F          128,000.00         ZZ
                                         360        127,922.46          1
    201 SW 24TH ROAD                   8.500            984.21         80
                                       8.250            984.21      160,000.00
    MIAMI            FL   33129          1            06/11/97         00
    0410442933                           05           08/01/97          0
    410442933                            O            07/01/27
    0


    1594221          286/286             F           38,000.00         ZZ
                                         360         37,954.95          1
    2800 ESCADA DR                     8.625            295.57         95
    #101X                              8.375            295.57       40,000.00
    FARMERS BRANCH   TX   75234          1            05/23/97         12
    09174943                             01           07/01/97         30
    09174943                             O            06/01/27
    0


    1594223          E22/G02             F          303,750.00         T
                                         360        303,584.09          1
    8814 PHILLIPS BAY DRIVE            9.000          2,444.04         75
                                       8.750          2,444.04      405,000.00
    ORLANDO          FL   32836          1            06/09/97         00
    0410436083                           03           08/01/97          0
    410436083                            O            07/01/27
    0


    1594224          E22/G02             F          115,200.00         ZZ
                                         360        115,066.96          1
    1116 SOUTH BOYD PARKWAY            8.750            906.28         80
                                       8.500            906.28      144,000.00
    NORTH BRUNSWICK  NJ   08902          1            06/06/97         00
    0410379853                           05           07/01/97          0
    410379853                            O            06/01/27
    0


    1594237          E22/G02             F          343,800.00         ZZ
                                         360        343,469.28          4
    703-705 PENN AVENUE                9.625          2,922.26         90
                                       9.375          2,922.26      382,000.00
    ATLANTA          GA   30308          1            06/06/97         23
    0410453435                           05           07/01/97          0
1


    410453435                            O            06/01/27
    0


    1594258          E22/G02             F           72,900.00         ZZ
                                         360         72,856.96          1
    5323 NORTH SHAMROCK DRIVE          8.625            567.01         90
                                       8.375            567.01       81,000.00
    BATON ROUGE      LA   70814          1            06/05/97         10
    0410414981                           05           08/01/97         25
    410414981                            N            07/01/27
    0


    1594291          A80/G02             F          106,400.00         T
                                         360        106,400.00          1
    1871 N.E. 210TH STREET             8.875            846.57         80
                                       8.625            846.57      133,500.00
    NORTH MIAMI      FL   33179          1            07/17/97         00
    0430305052                           05           09/01/97          0
    9715574                              O            08/01/27
    0


    1594299          757/757             F          183,200.00         ZZ
                                         360        183,089.02          1
    114 GOETTE TRAIL                   8.500          1,408.65         78
                                       8.250          1,408.65      235,000.00
    SAVANNAH         GA   31410          2            06/13/97         00
    2969491                              03           08/01/97          0
    2969491                              O            07/01/27
    0


    1594306          E22/G02             F           87,500.00         T
                                         360         87,396.30          1
    17772 HATCHER CIRCLE               8.625            680.57         80
                                       8.375            680.57      109,394.00
    ORLANDO          FL   32824          1            06/03/97         95
    0410404644                           03           07/01/97          0
    410404644                            O            06/01/27
    0


    1594308          E22/G02             F           86,150.00         T
                                         360         86,047.90          1
    11831 HATCHER CIRCLE               8.625            670.07         80
                                       8.375            670.07      107,697.00
    ORLANDO          FL   32824          1            06/03/97         95
    0410405666                           03           07/01/97          0
    410405666                            O            06/01/27
    0


1


    1594314          F41/G02             F           80,750.00         ZZ
                                         360         80,750.00          3
    94 BLAKE STREET                    8.625            628.07         85
                                       8.375            628.07       95,000.00
    MATTAPAN         MA   02126          1            07/10/97         14
    0430300079                           05           09/01/97         30
    66068                                N            08/01/27
    0


    1594318          225/225             F           77,250.00         ZZ
                                         360         77,250.00          1
    2351 STOREN STREET                 8.875            614.64         75
                                       8.625            614.64      103,000.00
    CHARLESTON       SC   29406          5            07/14/97         00
    8051788                              05           09/01/97          0
    8051788                              O            08/01/27
    0


    1594322          F41/G02             F           61,200.00         ZZ
                                         360         61,200.00          3
    21 HEWINS STREET                   8.625            476.01         85
                                       8.375            476.01       72,000.00
    DORCHESTER       MA   02124          1            07/22/97         14
    0430305862                           05           09/01/97         30
    67462                                N            08/01/27
    0


    1594327          498/G02             F           83,250.00         ZZ
                                         360         83,165.57          1
    191 MICHAELA DRIVE                 9.375            692.44         90
                                       9.125            692.44       92,500.00
    ALPHARETTA       GA   30201          1            05/30/97         01
    0430294991                           05           07/01/97         25
    1484728                              N            06/01/27
    0


    1594331          180/G02             F           63,000.00         ZZ
                                         360         62,963.76          4
    1514 EAST FORTUNA                  8.750            495.62         90
                                       8.500            495.62       70,000.00
    WICHITA          KS   67216          1            07/03/97         01
    0430306050                           05           08/01/97         25
    4998977                              N            07/01/27
    0


    1594332          180/G02             F           46,350.00         ZZ
                                         360         46,324.02          2
    1508 E FORTUNA                     8.875            368.78         90
                                       8.625            368.78       51,500.00
1


    WICHITA          KS   67216          1            07/03/97         01
    0430301226                           09           08/01/97         25
    4999900                              N            07/01/27
    0


    1594333          180/G02             F           63,000.00         ZZ
                                         360         62,963.76          4
    1520 EAST FORTUNA                  8.750            495.62         90
                                       8.500            495.62       70,000.00
    WICHITA          KS   67216          1            07/03/97         10
    0430309500                           05           08/01/97         25
    4998985                              N            07/01/27
    0


    1594405          J40/G02             F          177,500.00         ZZ
                                         360        177,389.67          1
    7419 MASON FALLS DRIVE             8.375          1,349.13         80
                                       8.125          1,349.13      221,894.00
    WINSTON          GA   30187          1            06/30/97         00
    0430294074                           05           08/01/97          0
    10070                                O            07/01/27
    0


    1594427          225/225             F          148,000.00         ZZ
                                         360        147,917.02          3
    4118 NORTH BELL AVENUE             8.875          1,177.56         90
                                       8.625          1,177.56      165,000.00
    CHICAGO          IL   60618          1            07/01/97         10
    8051840                              05           08/01/97         25
    8051840                              N            07/01/27
    0


    1594430          758/G02             F           24,300.00         ZZ
                                         360         24,300.00          1
    7107 GOLDENDALE COURT              9.625            206.55         90
                                       9.375            206.55       27,000.00
    CYPRESS          TX   77433          1            07/02/97         11
    0430292672                           03           09/01/97         25
    17575                                N            08/01/27
    0


    1594446          B99/G02             F          167,250.00         ZZ
                                         360        167,250.00          2
    169 STRATFORD STREET               8.625          1,300.85         75
                                       8.375          1,300.85      223,000.00
    WEST ROXBURY     MA   02132          5            06/30/97         00
    0430280511                           05           09/01/97          0
    LM965629                             O            08/01/27
    0
1




    1594491          A45/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
    24 CHARLES STREET                  9.000            573.29         74
                                       8.750            573.29       96,500.00
    SOUTH DENNIS     MA   02660          2            07/02/97         00
    0430278101                           05           09/01/97          0
    209618                               O            08/01/27
    0


    1594493          B75/G02             F          145,500.00         ZZ
                                         360        145,411.85          1
    16715 SOUTHEAST 14TH STREET        8.500          1,118.77         90
                                       8.250          1,118.77      162,000.00
    BELLEVUE         WA   98008          1            06/30/97         01
    0430302679                           05           08/01/97         25
    2956548                              N            07/01/27
    0


    1594510          B33/G02             F          152,000.00         ZZ
                                         360        152,000.00          4
    1762 EAST TREMONT AVENUE           9.125          1,236.72         95
                                       8.875          1,236.72      160,000.00
    BRONX            NY   10460          1            07/09/97         10
    0430299388                           05           09/01/97         30
    69727863                             O            08/01/27
    0


    1594514          405/405             F           31,500.00         ZZ
                                         360         31,466.33          1
    1045 SOUTH FERGUSON AVENUE         9.125            256.30         90
                                       8.875            256.30       35,000.00
    SPRINGFIELD      MO   65807          1            05/22/97         14
    4207312                              05           07/01/97         25
    4207312                              N            06/01/27
    0


    1594521          637/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
    2161 FERNDALE ROAD                 8.500          1,568.59         80
                                       8.250          1,568.59      255,000.00
    ARROYO GRANDE    CA   93420          1            07/02/97         00
    0430303792                           05           09/01/97          0
    9961061                              O            08/01/27
    0


    1594527          766/G02             F           30,800.00         ZZ
                                         360         30,779.85          1
1


    14901 SW 4 STREET #13-A            8.125            228.69         95
                                       7.875            228.69       32,500.00
    PEMBROKE PINES   FL   33027          1            06/19/97         12
    0430280743                           01           08/01/97         30
    97OZ0366                             O            07/01/27
    0


    1594536          964/G02             F          119,200.00         ZZ
                                         360        119,129.62          1
    3624 CALLE CASINO                  8.625            927.13         80
                                       8.375            927.13      149,000.00
    SAN CLEMENTE     CA   92672          1            06/25/97         00
    0430287268                           03           08/01/97          0
    26083                                N            07/01/27
    0


    1594539          765/G02             F          140,250.00         ZZ
                                         360        140,250.00          1
    7128 WINDY TRAIL                   8.500          1,078.41         85
                                       8.250          1,078.41      165,000.00
    APPLE VALLEY     CA   92308          5            07/01/97         96
    0430294595                           05           09/01/97          0
    323751                               O            08/01/27
    0


    1594543          874/G02             F           45,600.00         ZZ
                                         360         45,573.08          1
    623 HUMBOLDT STREET                8.625            354.67         80
                                       8.375            354.67       57,000.00
    FALLON           NV   89406          1            06/24/97         00
    0430287870                           05           08/01/97          0
    3717454                              N            07/01/27
    0


    1594551          A68/G02             F          143,100.00         ZZ
                                         360        143,008.75          1
    1500 ALBERI DRIVE                  8.250          1,075.06         80
                                       8.000          1,075.06      178,900.00
    EULESS           TX   76039          1            06/30/97         00
    0430299131                           09           08/01/97          0
    208520                               O            07/01/27
    0


    1594556          637/G02             F           60,300.00         ZZ
                                         360         60,268.73          1
    14 MILDRED STREET                  9.250            496.08         90
                                       9.000            496.08       67,000.00
    SOUTH PORTLAND   ME   04106          1            06/30/97         10
    0430307264                           05           08/01/97         30
1


    4226239                              N            07/01/27
    0


    1594558          637/G02             F           87,200.00         ZZ
                                         360         87,147.17          1
    6 TERN COVE                        8.500            670.50         80
                                       8.250            670.50      109,000.00
    SAFETY HARBOR    FL   34695          1            06/27/97         00
    0430290072                           05           08/01/97          0
    9888439                              O            07/01/27
    0


    1594561          E97/G02             F          100,650.00         ZZ
                                         360        100,650.00          1
    4730 SW 182ND AVENUE               8.000            738.53         78
                                       7.750            738.53      129,500.00
    ALOHA            OR   97007          1            07/02/97         00
    0430294827                           05           09/01/97          0
    972194                               O            08/01/27
    0


    1594564          637/G02             F           52,650.00         ZZ
                                         360         52,621.24          1
    2050 BELCHER ROAD                  9.000            423.64         90
                                       8.750            423.64       58,500.00
    CLEARWATER       FL   34624          1            06/27/97         01
    0430299651                           05           08/01/97         25
    9638206                              N            07/01/27
    0


    1594572          229/G02             F           87,150.00         ZZ
                                         360         87,150.00          1
    ROUTE 6 BOX 976                    8.750            685.61         70
                                       8.500            685.61      124,500.00
    BASTROP          TX   78602          1            07/02/97         00
    0430307355                           05           09/01/97          0
    7500501                              O            08/01/27
    0


    1594641          638/G02             F           66,600.00         ZZ
                                         360         66,564.56          1
    4196 CAESAR CIRCLE                 9.125            541.88         90
                                       8.875            541.88       74,000.00
    GREENACRES       FL   33463          1            06/30/97         10
    0430300129                           05           08/01/97         25
    8650581                              N            07/01/27
    0


1


    1594652          B75/G02             F           63,650.00         ZZ
                                         360         63,612.42          1
    92 CANBERRA DRIVE                  8.625            495.06         95
                                       8.375            495.06       67,000.00
    KNOXVILLE        TN   37923          1            06/09/97         12
    0430288696                           01           08/01/97         30
    2869998                              O            07/01/27
    0


    1594659          B75/G02             F           69,300.00         T
                                         360         69,217.87          1
    1711 SW 137TH COURT                8.625            539.01         55
                                       8.375            539.01      126,000.00
    MIAMI            FL   33175          2            05/20/97         00
    0430285031                           05           07/01/97          0
    2893683                              O            06/01/27
    0


    1594666          F03/G02             F          287,200.00         ZZ
                                         360        287,038.98          1
    9595 EAST LAKE AVENUE              8.875          2,285.10         80
                                       8.625          2,285.10      359,000.00
    ENGLEWOOD        CO   80111          1            06/27/97         00
    0430289165                           05           08/01/97          0
    DEN11075                             O            07/01/27
    0


    1594668          638/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    8202 BORGIA COURT                  8.250            691.17         80
                                       8.000            691.17      115,000.00
    ORLANDO          FL   32836          5            07/07/97         00
    0430301838                           03           09/01/97          0
    8650570                              O            08/01/27
    0


    1594672          286/286             F          378,000.00         ZZ
                                         360        377,227.39          1
    290 CLOCKS BOULEVARD               9.375          3,144.03         70
                                       9.125          3,144.03      540,000.00
    MASSAPEQUA       NY   11758          2            03/20/97         00
    8639277                              05           05/01/97          0
    8639277                              N            04/01/27
    0


    1594675          G51/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    8142 W 90TH AVE #136               9.000            603.47         75
                                       8.750            603.47      100,000.00
1


    WESTMINSTER      CO   80021          5            06/27/97         00
    0430288035                           05           09/01/97          0
    209035                               O            08/01/27
    0


    1594677          140/G02             F          150,000.00         ZZ
                                         360        149,909.13          1
    7222 EAST GAINEY RANCH ROAD        8.500          1,153.37         55
    #131                               8.250          1,153.37      276,400.00
    SCOTTSDALE       AZ   85258          1            06/30/97         00
    0430291906                           01           08/01/97          0
    430643                               N            07/01/27
    0


    1594687          638/G02             F          118,350.00         ZZ
                                         360        118,350.00          1
    65 NEWPORT DRIVE                   9.000            952.27         90
                                       8.750            952.27      131,500.00
    BERLIN           MD   21811          1            07/10/97         04
    0430302059                           03           09/01/97         25
    08649821                             N            08/01/27
    0


    1594688          638/G02             F           61,000.00         ZZ
                                         360         60,969.19          1
    2005 BARRYTON ROAD                 9.375            507.37         90
                                       9.125            507.37       67,800.00
    OKLAHOMA CITY    OK   73120          1            06/26/97         04
    0430296491                           05           08/01/97         25
    08645872                             N            07/01/27
    0


    1594691          G51/G02             F          153,500.00         ZZ
                                         360        153,409.37          1
    4798 COUNTY ROAD 320               8.625          1,193.91         77
                                       8.375          1,193.91      200,000.00
    RIFLE            CO   81650          2            07/02/97         00
    0430292912                           05           08/01/97          0
    00000                                O            07/01/27
    0


    1594694          225/225             F           58,050.00         ZZ
                                         360         58,050.00          1
    637 CENTRAL HIGH ROAD              9.125            472.32         90
                                       8.875            472.32       64,500.00
    CARROLLTON       GA   30117          1            07/07/97         14
    8051102                              05           09/01/97         25
    8051102                              N            08/01/27
    0
1




    1594705          G51/G02             F           50,850.00         ZZ
                                         360         50,850.00          3
    82 ARGYLE AVENUE                   9.250            418.34         90
                                       9.000            418.34       56,500.00
    AMHERST          NY   14226          1            07/10/97         04
    0430294017                           05           09/01/97         30
    0000                                 N            08/01/27
    0


    1594731          455/G02             F           72,000.00         ZZ
                                         360         71,965.50          1
    791 MARION AVE                     9.625            612.00         90
                                       9.375            612.00       80,000.00
    ATLANTA          GA   30312          1            06/13/97         04
    0430277905                           05           08/01/97         25
    55782                                N            07/01/27
    0


    1594793          B28/G02             F           90,000.00         ZZ
                                         360         89,952.11          1
    918 MINER STREET                   9.125            732.27         90
                                       8.875            732.27      100,000.00
    IDAHO SPRINGS    CO   80452          1            06/16/97         10
    0430289116                           05           08/01/97         25
    11970289                             N            07/01/27
    0


    1594892          076/076             F          110,000.00         ZZ
                                         360        109,592.99          2
    985 SW 10TH STREET                 8.500            845.81         74
                                       8.250            845.81      150,000.00
    MIAMI            FL   33130          1            01/29/97         00
    6846652                              05           03/01/97          0
    6846652                              O            02/01/27
    0


    1594893          076/076             F          124,800.00         ZZ
                                         360        124,655.86          1
    12161 EAST AMHERST CIRCLE          8.750            981.81         80
                                       8.500            981.81      156,000.00
    AURORA           CO   80014          2            05/07/97         00
    7090304                              05           07/01/97          0
    7090304                              O            06/01/27
    0


    1594894          076/076             F          322,400.00         T
                                         360        321,705.86          1
1


    6201 HAMPTON PLACE NORTH           9.125          2,623.15         75
                                       8.875          2,623.15      429,900.00
    HILTON HEAD ISL  SC   29928          1            03/26/97         00
    8130822                              01           05/01/97          0
    8130822                              O            04/01/27
    0


    1594897          076/076             F          121,000.00         ZZ
                                         360        120,600.23          1
    1011  MILLSTONE TER                9.000            973.59         68
                                       8.750            973.59      178,000.00
    BOGART           GA   30622          1            04/30/97         00
    8218552                              05           06/01/97          0
    8218552                              O            05/01/27
    0


    1594900          E29/G02             F          139,100.00         ZZ
                                         360        139,019.97          1
    7703 SOUTH PONTIAC COURT           8.750          1,094.30         80
                                       8.500          1,094.30      173,900.00
    ENGLEWOOD        CO   80112          1            06/17/97         00
    0430282194                           05           08/01/97          0
    19705041                             O            07/01/27
    0


    1594937          229/G02             F           42,300.00         ZZ
                                         360         42,254.80          1
    1501 NORTH 1ST AVE                 9.125            344.17         90
                                       8.875            344.17       47,000.00
    KELSO            WA   98626          1            05/22/97         10
    0430280347                           05           07/01/97         25
    7467863                              N            06/01/27
    0


    1594942          J33/G02             F           29,250.00         ZZ
                                         360         29,233.60          1
    522 MCARTHUR BOULEVARD             8.875            232.73         90
                                       8.625            232.73       32,500.00
    WARNER ROBINS    GA   31093          1            07/01/97         10
    0430298232                           05           08/01/97         25
    9751010061                           N            07/01/27
    0


    1594951          A07/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
    3701 S DAWSON STREET               8.750            747.37         80
                                       8.500            747.37      120,000.00
    SEATTLE          WA   98118          5            07/08/97         00
    0430286476                           05           09/01/97          0
1


    1594951                              O            08/01/27
    0


    1594952          687/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
    262 WEST LIBERTY STREET            9.125            494.28         90
                                       8.875            494.28       67,500.00
    GENEVA           OH   44041          1            07/21/97         01
    0430308098                           05           09/01/97         25
    1611259                              N            08/01/27
    0


    1594958          E22/G02             F           40,500.00         ZZ
                                         360         40,476.09          1
    1130 23RD STREET                   8.625            315.00         90
                                       8.375            315.00       45,000.00
    BETTENDORF       IA   52722          1            06/11/97         04
    0410414999                           05           08/01/97         25
    410414999                            N            07/01/27
    0


    1594965          E22/G02             F          162,500.00         ZZ
                                         360        162,417.94          3
    38 DURAND PLACE                    9.375          1,351.59         93
                                       9.125          1,351.59      175,000.00
    IRVINGTON        NJ   07111          2            05/05/97         04
    0410404404                           05           08/01/97         30
    410404404                            O            07/01/27
    0


    1594966          229/G02             F           86,100.00         ZZ
                                         360         86,100.00          1
    4 ZURICH COURT                     9.125            700.54         70
                                       8.875            700.54      123,000.00
    PLEASANT HILL    CA   94523          5            06/27/97         00
    0430300350                           05           09/01/97          0
    NG                                   N            08/01/27
    0


    1594995          638/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
    190 GREENTREE CIRCLE               9.125            651.72         90
                                       8.875            651.72       89,000.00
    JUPITER          FL   33458          1            07/15/97         10
    0430302745                           03           09/01/97         25
    08649426                             N            08/01/27
    0


1


    1595037          637/G02             F          239,500.00         ZZ
                                         360        239,500.00          1
    36 JAMI STREET                     8.500          1,841.55         77
                                       8.250          1,841.55      315,000.00
    LIVERMORE        CA   94550          2            07/02/97         00
    0430305078                           05           09/01/97          0
    9733932                              O            08/01/27
    0


    1595038          J51/G02             F          282,750.00         ZZ
                                         360        282,578.71          1
    13 PLYMOUTH                        8.500          2,174.10         75
                                       8.250          2,174.10      377,000.00
    IRVINE           CA   92620          5            06/25/97         00
    0430290445                           05           08/01/97          0
    97001695                             O            07/01/27
    0


    1595044          E53/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    4218 LINDA LANE                    8.375            273.63         80
                                       8.125            273.63       45,000.00
    LAKE WORTH       FL   33461          1            07/11/97         00
    0430300137                           05           09/01/97          0
    11502117                             O            08/01/27
    0


    1595050          533/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    2348 LA COSTA AVENUE #113          8.375            456.05         59
                                       8.125            456.05      101,850.00
    CARSLBAD         CA   92009          1            06/30/97         00
    0430291328                           01           09/01/97          0
    2223634                              O            08/01/27
    0


    1595052          624/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
    312 SOUTH VIRGINIA STREET          8.875            541.04         79
                                       8.625            541.04       87,000.00
    CONRAD           MT   59425          1            07/01/97         00
    0430299446                           05           09/01/97          0
    7600670083                           O            08/01/27
    0


    1595064          664/G02             F           89,600.00         ZZ
                                         360         89,548.44          2
    10428 18TH AVENUE SW               8.750            704.89         80
                                       8.500            704.89      112,000.00
1


    SEATTLE          WA   98146          1            06/30/97         00
    0430296905                           05           08/01/97          0
    2319770                              N            07/01/27
    0


    1595078          F03/G02             F          128,500.00         ZZ
                                         360        128,500.00          1
    1646 W PALAIS ROAD                 8.250            965.38         74
                                       8.000            965.38      175,000.00
    ANAHEIM          CA   92802          2            07/07/97         00
    0430305979                           05           09/01/97          0
    LAG10369                             O            08/01/27
    0


    1595092          003/G02             F           37,800.00         ZZ
                                         360         37,781.40          1
    1650 NW 80TH AVENUE #208           9.500            317.85         89
                                       9.250            317.85       42,500.00
    MARGATE          FL   33063          1            06/13/97         10
    0430299008                           01           08/01/97         35
    3810835                              N            07/01/27
    0


    1595095          180/G02             F           96,000.00         ZZ
                                         360         95,941.84          1
    4076 BRAZOS DRIVE                  8.500            738.16         80
                                       8.250            738.16      120,000.00
    CARROLLTON       TX   75007          1            06/30/97         00
    0430304014                           05           08/01/97          0
    4690426                              O            07/01/27
    0


    1595100          E08/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
    1250 ALTON ROAD                    9.000            426.45         77
    #5B                                8.750            426.45       69,000.00
    MIAMI BEACH      FL   33139          5            06/30/97         00
    0430290825                           08           09/01/97          0
    210001                               O            08/01/27
    0


    1595167          B75/G02             F          172,200.00         ZZ
                                         360        172,105.94          4
    1777 NORTH 200 EAST                9.000          1,385.56         79
                                       8.750          1,385.56      218,000.00
    NORTH LOGAN      UT   84321          2            06/27/97         00
    0430302042                           09           08/01/97          0
    2895530                              N            07/01/27
    0
1




    1595177          003/G02             F          117,000.00         ZZ
                                         360        116,940.91          2
    1130 ARLINGTON PARKWAY             9.375            973.15         90
                                       9.125            973.15      130,000.00
    ATLANTA          GA   30324          1            06/02/97         10
    0430299081                           05           08/01/97         25
    3815636                              N            07/01/27
    0


    1595181          E11/G02             F           48,750.00         ZZ
                                         360         48,724.05          1
    66 9TH STREET EAST                 9.125            396.65         75
    UNIT 1302                          8.875            396.65       65,000.00
    ST PAUL          MN   55101          1            07/01/97         00
    0430293035                           06           08/01/97          0
    NG                                   O            07/01/27
    0


    1595220          286/286             F           34,200.00         ZZ
                                         360         34,167.95          1
    407 EAGLE DR UNIT 101B             9.750            293.84         90
                                       9.500            293.84       38,000.00
    OCEAN CITY       MD   21842          1            05/23/97         10
    9173103                              01           07/01/97         25
    9173103                              N            06/01/27
    0


    1595229          757/757             F           55,000.00         ZZ
                                         360         54,966.67          1
    2307 ATHENS ROAD                   8.500            422.91         65
                                       8.250            422.91       84,900.00
    ROYSTON          GA   30662          1            06/19/97         00
    3144698                              05           08/01/97          0
    3144698                              O            07/01/27
    0


    1595232          638/G02             F           84,118.00         ZZ
                                         360         84,072.06          1
    5349 JOSE ERNESTO STREET           9.000            676.83         90
                                       8.750            676.83       93,465.00
    NORTH LAS VEGAS  NV   89031          1            06/30/97         04
    0430285759                           03           08/01/97         25
    08646296                             N            07/01/27
    0


    1595254          018/G02             F           48,700.00         ZZ
                                         360         48,646.58          1
1


    433 EAST 63RD STREET               9.000            391.86         80
                                       8.750            391.86       60,900.00
    SAVANNAH         GA   31405          1            06/05/97         01
    0430300749                           05           07/01/97         12
    244087                               N            06/01/27
    0


    1595256          180/G02             F           67,450.00         ZZ
                                         360         67,450.00          1
    3838 LIPAN                         8.875            536.66         90
                                       8.625            536.66       74,950.00
    DENVER           CO   80211          1            07/03/97         10
    0430304584                           05           09/01/97         25
    4577227                              N            08/01/27
    0


    1595259          003/G02             F           76,400.00         ZZ
                                         360         76,354.89          1
    907 PIEDMONT AVE NE                8.625            594.24         90
                                       8.375            594.24       84,900.00
    ATLANTA          GA   30309          1            06/13/97         10
    0430298273                           01           08/01/97         25
    10002079                             O            07/01/27
    0


    1595269          514/G02             F           62,000.00         ZZ
                                         360         61,937.15          1
    1618 CAROLINA AVENUE NORTH         9.375            515.68         90
    #B-12                              9.125            515.68       69,000.00
    CAROLINA BEACH   NC   28428          1            05/30/97         01
    0430294561                           01           07/01/97         25
    361415                               N            06/01/27
    0


    1595326          253/253             F           84,000.00         ZZ
                                         360         84,000.00          1
    733 SILVER MAPLE DRIVE             8.000            616.37         80
                                       7.750            616.37      105,450.00
    TALLAHASSEE      FL   32308          1            07/17/97         00
    330539                               05           09/01/97          0
    330539                               O            08/01/27
    0


    1595337          E22/G02             F           95,200.00         ZZ
                                         360         95,142.32          1
    301 PALOVERDE LANE                 8.500            732.01         80
                                       8.250            732.01      119,000.00
    FORT WORTH       TX   76112          1            06/16/97         00
    0410431944                           05           08/01/97          0
1


    410431944                            O            07/01/27
    0


    1595368          A33/G02             F           63,950.00         ZZ
                                         360         63,950.00          1
    12282 ST ANDREW WAY                8.625            497.40         70
                                       8.375            497.40       91,400.00
    FENTON           MI   48430          1            07/14/97         00
    0430303610                           01           09/01/97          0
    3040291                              O            08/01/27
    0


    1595390          225/225             F           36,000.00         ZZ
                                         360         35,981.33          1
    1317 OLD COACH ROAD                9.250            296.17         90
                                       9.000            296.17       40,000.00
    MARIETTA         GA   30060          1            07/02/97         10
    8050666                              01           08/01/97         25
    8050666                              N            07/01/27
    0


    1595391          E46/G02             F           99,200.00         ZZ
                                         360         99,142.92          1
    1504 AUGUSTA CIRCLE                8.750            780.41         80
                                       8.500            780.41      124,000.00
    MOUNT LAUREL     NJ   08054          1            07/01/97         00
    0430303750                           01           08/01/97          0
    25543                                O            07/01/27
    0


    1595393          253/253             F           22,500.00         ZZ
                                         360         22,500.00          1
    702 WESTERN HILLS TRL              9.000            181.05         90
                                       8.750            181.05       25,000.00
    GRANBURY         TX   76048          1            07/07/97         04
    330363                               05           09/01/97         25
    330363                               N            08/01/27
    0


    1595395          E13/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
    1845 BIG HAYNES COURT              8.625            914.68         80
                                       8.375            914.68      147,000.00
    GRAYSON          GA   30221          1            07/03/97         00
    0430290221                           05           09/01/97          0
    209398                               O            08/01/27
    0


1


    1595419          H84/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    430 ISLIP AVENUE                   7.875            507.55         75
                                       7.625            507.55       93,500.00
    ISLIP            NY   11751          1            07/11/97         00
    0430299701                           05           09/01/97          0
    29701075                             O            08/01/27
    0


    1595448          A02/G02             F          224,900.00         ZZ
                                         360        224,900.00          1
    1900 ALASKAN WAY                   8.500          1,729.29         79
    UNIT 413                           8.250          1,729.29      287,000.00
    SEATTLE          WA   98101          1            07/29/97         00
    0430308924                           08           09/01/97          0
    01970924                             O            08/01/27
    0


    1595457          A53/G02             F           49,000.00         ZZ
                                         360         49,000.00          1
    1455 SANDBURG #803                 8.625            381.12         70
                                       8.375            381.12       70,000.00
    CHICAGO          IL   60610          5            07/03/97         00
    0430298141                           06           09/01/97          0
    0290029205                           N            08/01/27
    0


    1595462          637/G02             F           95,900.00         T
                                         360         95,840.39          1
    8065 TIGER COVE #1606              8.375            728.91         80
                                       8.125            728.91      120,022.00
    NAPLES           FL   34113          1            06/11/97         95
    0430279224                           01           08/01/97          0
    9548918                              O            07/01/27
    0


    1595465          A53/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    70 W BURTON #706                   8.625            336.01         80
                                       8.375            336.01       54,000.00
    CHICAGO          IL   60611          2            07/03/97         00
    0430298950                           06           09/01/97          0
    0290029224                           N            08/01/27
    0


    1595468          A53/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    70 W BURTON AVE NO 606             8.625            336.01         80
                                       8.375            336.01       54,000.00
1


    CHICAGO          IL   60610          2            07/03/97         00
    0430300582                           06           09/01/97          0
    0290029206                           N            08/01/27
    0


    1595472          687/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    301 BEXLEY DRIVE                   8.625            583.34         79
                                       8.375            583.34       95,000.00
    WINSTON-SALEM    NC   27104          1            07/15/97         00
    0430306464                           05           09/01/97          0
    00000220                             O            08/01/27
    0


    1595491          E53/G02             F          104,900.00         ZZ
                                         360        104,833.11          1
    15211 SW 142 TERRACE               8.250            788.08         73
                                       8.000            788.08      144,900.00
    MIAMI            FL   33196          1            06/30/97         00
    0430293340                           05           08/01/97          0
    11108506                             O            07/01/27
    0


    1595502          737/G02             F          125,600.00         ZZ
                                         360        125,523.91          1
    5025 E WEEPING WILLOW CIRCLE       8.500            965.76         80
                                       8.250            965.76      157,000.00
    HIGHLANDS RANCH  CO   80126          1            06/17/97         00
    0430282491                           03           08/01/97          0
    573665                               O            07/01/27
    0


    1595517          225/225             F          158,000.00         ZZ
                                         360        158,000.00          1
    550 WYNNEWOOD ROAD                 8.875          1,257.12         59
                                       8.625          1,257.12      270,000.00
    PELHAM           NY   10803          1            07/01/97         00
    8053210                              05           09/01/97          0
    8053210                              O            08/01/27
    0


    1595520          286/286             F           29,600.00         ZZ
                                         360         29,586.19          1
    2135 N 20TH STREET                 9.750            254.31         80
                                       9.500            254.31       37,000.00
    PHILADELPHIA     PA   19121          1            06/09/97         00
    9172249                              07           08/01/97          0
    9172249                              N            07/01/27
    0
1




    1595526          F34/G02             F          129,900.00         ZZ
                                         360        129,827.17          1
    15616 NW 12TH MANOR                8.875          1,033.55         80
                                       8.625          1,033.55      162,406.00
    PEMBROKE PINES   FL   33028          1            06/20/97         00
    0430285775                           03           08/01/97          0
    9700035                              O            07/01/27
    0


    1595532          F34/G02             F          123,500.00         ZZ
                                         360        123,435.97          2
    1279 NW 29 TERRACE                 9.250          1,016.01         95
                                       9.000          1,016.01      130,000.00
    MIAMI            FL   33142          1            06/18/97         10
    0430283135                           05           08/01/97         30
    9700475                              O            07/01/27
    0


    1595533          747/G02             F          120,700.00         ZZ
                                         353        120,370.98          1
    9746 SPRING RIDGE CIRCLE           8.250            910.93         82
                                       8.000            910.93      148,590.00
    ESTERO           FL   33928          1            07/01/97         23
    0430289801                           03           08/01/97          0
    173789                               O            12/01/26
    0


    1595552          B75/G02             F           79,650.00         ZZ
                                         360         79,560.37          1
    3428 TIMBERCREEK DRIVE             8.875            633.73         90
                                       8.625            633.73       88,550.00
    LAWRENCEVILLE    GA   30244          1            05/30/97         12
    0430279935                           05           07/01/97         25
    2878353                              N            06/01/27
    0


    1595555          B75/G02             F           92,700.00         ZZ
                                         360         92,608.45          1
    441 S POTAMAC DRIVE                9.500            779.47         90
                                       9.250            779.47      103,000.00
    AURORA           CO   80012          1            05/29/97         11
    0430278887                           05           07/01/97         25
    2949444                              N            06/01/27
    0


    1595556          B75/G02             F           69,650.00         ZZ
                                         360         69,571.61          1
1


    3363 TIMBERCREEK DRIVE             8.875            554.17         90
                                       8.625            554.17       77,400.00
    LAWRENCEVILLE    GA   30244          1            05/30/97         01
    0430279950                           05           07/01/97         25
    2878460                              N            06/01/27
    0


    1595577          253/253             F           39,150.00         ZZ
                                         360         39,128.05          1
    1721 GRACE STREET                  8.875            311.50         90
                                       8.625            311.50       43,500.00
    ARLINGTON        TX   76010          1            06/11/97         14
    330165                               05           08/01/97         25
    330165                               N            07/01/27
    0


    1595586          003/G02             F           36,900.00         ZZ
                                         360         36,864.50          1
    1324 GLEN FOREST WAY               9.625            313.65         90
                                       9.375            313.65       41,000.00
    DECATUR          GA   30032          1            06/05/97         10
    0430304162                           05           07/01/97         25
    0010001972                           N            06/01/27
    0


    1595590          A91/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    2450 WICKHAM AVENUE                8.500            538.24         49
                                       8.250            538.24      145,000.00
    MATTITUCK        NY   11952          1            06/24/97         00
    0430289967                           05           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1595664          E22/G02             F          132,000.00         ZZ
                                         360        131,851.45          1
    402 WILLOW ROAD WEST               8.875          1,050.25         80
                                       8.625          1,050.25      165,000.00
    STATEN ISLAND    NY   10314          5            05/29/97         00
    0410383277                           05           07/01/97          0
    410383277                            O            06/01/27
    0


    1595670          E22/G02             F          165,000.00         ZZ
                                         360        164,805.07          1
    121 CRANDON BLVD UNIT 154          8.750          1,298.06         75
                                       8.500          1,298.06      220,000.00
    KEY BISCAYNE     FL   33149          1            06/18/97         00
    0410443527                           01           08/01/97          0
1


    410443527                            O            07/01/27
    0


    1595671          E22/G02             F          104,000.00         ZZ
                                         360        103,888.88          4
    2950 SOUTH ALANTIC AVE             9.125            846.18         80
                                       8.875            846.18      130,000.00
    COCOA BEACH      FL   32931          1            05/29/97         00
    0410413488                           05           07/01/97          0
    410413488                            N            06/01/27
    0


    1595726          893/G02             F          215,200.00         ZZ
                                         360        215,200.00          1
    60 WAMBOLD LANE                    7.875          1,560.35         80
                                       7.625          1,560.35      269,000.00
    PETALUMA         CA   94952          1            07/03/97         00
    0430299503                           05           09/01/97          0
    209399                               O            08/01/27
    0


    1595727          624/G02             F           72,650.00         ZZ
                                         360         72,650.00          1
    605 31ST STREET NORTH              8.500            558.62         85
                                       8.250            558.62       85,500.00
    GREAT FALLS      MT   59401          5            07/07/97         01
    0430306340                           05           09/01/97         12
    760000170113                         O            08/01/27
    0


    1595733          937/G02             F           39,200.00         ZZ
                                         360         39,200.00          1
    829 ROCK SPRINGS DRIVE #202        8.750            308.39         70
                                       8.500            308.39       56,000.00
    LAS VEGAS        NV   89128          1            07/02/97         00
    0430290502                           03           09/01/97          0
    48664071                             N            08/01/27
    0


    1595753          664/G02             F          180,000.00         ZZ
                                         360        179,901.67          1
    5N470 CENTRAL ROAD                 9.000          1,448.33         80
                                       8.750          1,448.33      227,000.00
    ITASCA           IL   60143          1            06/17/97         00
    0430296798                           05           08/01/97          0
    2305704                              O            07/01/27
    0


1


    1595826          405/405             F           80,450.00         ZZ
                                         360         80,404.89          1
    602 KELLY DRIVE                    8.875            640.10         90
                                       8.625            640.10       89,400.00
    MARIETTA         GA   30066          1            06/09/97         14
    4231346                              05           08/01/97         25
    4231346                              N            07/01/27
    0


    1595855          229/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    4636 SOUTH SAUK AVENUE             8.375          1,520.15         80
                                       8.125          1,520.15      250,000.00
    SIERRA VISTA     AZ   85635          1            07/01/97         00
    0430306159                           05           09/01/97          0
    7516321                              O            08/01/27
    0


    1595859          F03/G02             F           31,900.00         ZZ
                                         360         31,882.11          1
    14122 EAST COLORADO DRIVE          8.875            253.82         80
                                       8.625            253.82       39,900.00
    AURORA           CO   80012          1            06/30/97         00
    0430292185                           01           08/01/97          0
    DEN11090                             N            07/01/27
    0


    1595869          E83/E83             F           50,400.00         ZZ
                                         360         50,400.00          1
    P-7 CLARK DRIVE                    8.750            396.50         90
                                       8.500            396.50       56,000.00
    HARRIMAN         NY   10926          1            07/03/97         04
    97060022                             07           09/01/97         25
    97060022                             N            08/01/27
    0


    1595899          F60/G02             F          121,500.00         ZZ
                                         360        121,441.79          2
    3634 36 UPPERLINE STREET           9.625          1,032.74         90
                                       9.375          1,032.74      135,000.00
    NEW ORLEANS      LA   70125          1            06/17/97         04
    0430281907                           05           08/01/97         25
    442909                               N            07/01/27
    0


    1595902          001/G02             F           40,140.00         ZZ
                                         240         40,140.00          2
    15 LINCOLN STREET                  9.000            361.15         90
                                       8.750            361.15       45,000.00
1


    SOMERSWORTH      NH   03878          1            07/11/97         11
    0430300673                           05           09/01/97         25
    1517086                              N            08/01/17
    0


    1595903          G34/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    2013 EAST 19TH STREET              8.750            453.14         80
                                       8.500            453.14       72,000.00
    MISSION          TX   78572          1            07/03/97         00
    0430303586                           05           09/01/97          0
    70685118                             O            08/01/27
    0


    1595909          480/G02             F          148,000.00         ZZ
                                         360        147,849.94          1
    9420 EAST CAMINO DEL SANTO         9.375          1,230.99         80
                                       9.125          1,230.99      185,000.00
    SCOTTSDALE       AZ   85260          1            05/23/97         00
    0430300780                           03           07/01/97          0
    2031144                              O            06/01/27
    0


    1595921          455/G02             F           67,950.00         ZZ
                                         360         67,917.45          1
    120 BELMONTE DRIVE                 9.625            577.57         90
                                       9.375            577.57       75,500.00
    ATLANTA          GA   30311          1            06/20/97         01
    0430287839                           01           08/01/97         25
    55859                                N            07/01/27
    0


    1595928          E29/G02             F          101,900.00         ZZ
                                         360        101,845.77          1
    3296 LAFAYETTE STREET              9.125            829.09         90
                                       8.875            829.09      113,300.00
    ENGLEWOOD        CO   80110          1            06/20/97         04
    0430284026                           05           08/01/97         25
    206254                               N            07/01/27
    0


    1595934          480/G02             F          125,000.00         ZZ
                                         360        124,936.87          1
    9172 SOUTH WOODLAND DRIVE          9.375          1,039.69         90
                                       9.125          1,039.69      138,900.00
    LITTLETON        CO   80126          1            06/17/97         10
    0430281873                           03           08/01/97         25
    2108207                              N            07/01/27
    0
1




    1595935          480/G02             F           93,600.00         ZZ
                                         360         93,553.96          1
    10723 WEST IRMA LANE               9.500            787.04         80
                                       9.250            787.04      117,000.00
    PEORIA           AZ   85373          1            06/03/97         00
    0430280883                           03           08/01/97          0
    2031060                              O            07/01/27
    0


    1595970          H05/H05             F          141,000.00         ZZ
                                         360        140,920.95          1
    185 FITCH STREET                   8.875          1,121.86         75
                                       8.625          1,121.86      188,000.00
    NORTH HAVEN      CT   06473          5            06/19/97         00
    7050131                              05           08/01/97          0
    7050131                              O            07/01/27
    0


    1595973          B75/G02             F           58,410.00         ZZ
                                         360         58,345.96          1
    306 A & B EDMOND STREET            9.000            469.98         90
                                       8.750            469.98       64,900.00
    TAYLOR           TX   76574          1            05/29/97         14
    0430300988                           05           07/01/97         25
    2893717                              N            06/01/27
    0


    1595974          B75/G02             F          165,000.00         ZZ
                                         360        164,918.84          4
    512 CARIBOU DRIVE                  9.500          1,387.41         75
                                       9.250          1,387.41      220,000.00
    MOUNTAIN HOME    ID   83647          1            05/30/97         00
    0430309526                           05           08/01/97          0
    2822823                              O            07/01/27
    0


    1595975          B75/G02             F           81,000.00         ZZ
                                         360         80,904.01          1
    3231 WEST 30TH AVENUE              8.625            630.01         90
                                       8.375            630.01       90,000.00
    DENVER           CO   80211          1            06/02/97         10
    0430288712                           05           07/01/97         25
    2894400                              O            06/01/27
    0


    1595977          E82/G02             F          300,000.00         ZZ
                                         360        299,777.36          1
1


    10118 WILD DUCK PASS               7.500          2,097.64         76
                                       7.250          2,097.64      395,000.00
    EDEN PRAIRIE     MN   55347          1            06/13/97         00
    0400038089                           05           08/01/97          0
    400038089                            O            07/01/27
    0


    1595981          286/286             F           24,000.00         ZZ
                                         360         23,987.88          1
    8017 ASH ROAD                      9.375            199.62         80
                                       9.125            199.62       30,000.00
    TEXAS CITY       TX   77591          1            06/06/97         00
    2671                                 05           08/01/97          0
    2671                                 N            07/01/27
    0


    1595986          G92/G02             F          112,000.00         ZZ
                                         360        111,928.58          1
    134C BLAINE STREET                 8.250            841.42         80
                                       8.000            841.42      140,000.00
    SANTA CRUZ       CA   95060          5            06/17/97         00
    0430286369                           07           08/01/97          0
    SANDERS                              O            07/01/27
    0


    1595989          286/286             F          164,400.00         ZZ
                                         360        164,214.96          1
    4700 RIDGEWOOD CREEK DR            8.875          1,308.05         80
                                       8.625          1,308.05      205,500.00
    ACWORTH          GA   30102          5            05/09/97         00
    8644632                              05           07/01/97          0
    8644632                              O            06/01/27
    0


    1596003          286/286             F          110,250.00         ZZ
                                         360        110,085.99          4
    4363 ROSEHILL ROAD                 9.500            927.05         75
                                       9.250            927.05      147,000.00
    GARLAND          TX   75043          1            04/30/97         00
    09173043                             05           06/01/97          0
    09173043                             N            05/01/27
    0


    1596021          E22/G02             F          107,250.00         ZZ
                                         360        107,189.87          1
    1350 CAMP STREET                   8.875            853.33         65
                                       8.625            853.33      165,000.00
    NEW ORLEANS      LA   70130          5            06/13/97         00
    0410425649                           05           08/01/97          0
1


    410425649                            O            07/01/27
    0


    1596027          E22/G02             F          112,500.00         ZZ
                                         240        112,339.43          4
    805 MARSHALL                       9.375          1,039.48         90
                                       9.125          1,039.48      125,000.00
    HOUSTON          TX   77006          1            06/18/97         04
    0410455950                           05           08/01/97         25
    410455950                            N            07/01/17
    0


    1596034          638/G02             F           54,350.00         ZZ
                                         360         54,350.00          1
    717 LASSEN STREET                  8.875            432.43         75
                                       8.625            432.43       72,500.00
    VALLEJO          CA   94591          1            07/08/97         00
    0430301895                           05           09/01/97          0
    8651292                              N            08/01/27
    0


    1596037          E22/G02             F          101,600.00         ZZ
                                         360        101,541.54          2
    1712 NE 20TH AVENUE                8.750            799.29         80
                                       8.500            799.29      127,000.00
    FT. LAUDERDALE   FL   33305          1            06/18/97         00
    0410413736                           05           08/01/97          0
    410413736                            O            07/01/27
    0


    1596040          E22/G02             F          133,000.00         ZZ
                                         360        132,921.48          1
    7921 ETIENNE DRIVE                 8.625          1,034.46         80
                                       8.375          1,034.46      167,750.00
    CORPUS CHRISTI   TX   78413          2            06/11/97         00
    0410313167                           03           08/01/97          0
    410313167                            O            07/01/27
    0


    1596043          E22/G02             F           52,250.00         ZZ
                                         360         52,223.61          1
    430 CHESTNUT DRIVE                 9.375            434.59         55
                                       9.125            434.59       95,000.00
    BEREA            OH   44017          5            06/18/97         00
    0410418420                           05           08/01/97          0
    410418420                            N            07/01/27
    0


1


    1596046          E22/G02             F          134,300.00         ZZ
                                         360        134,214.36          1
    8906 ROCKCREST DRIVE               8.250          1,008.95         80
                                       8.000          1,008.95      167,900.00
    AUSTIN           TX   78759          1            06/19/97         00
    0410431845                           05           08/01/97          0
    410431845                            O            07/01/27
    0


    1596059          E22/G02             F           60,000.00         ZZ
                                         360         59,965.48          1
    702 WEST COTTAGE STREET            8.750            472.02         78
                                       8.500            472.02       77,500.00
    HOUSTON          TX   77009          1            06/18/97         00
    0410426365                           05           08/01/97          0
    410426365                            O            07/01/27
    0


    1596065          E22/G02             F           48,000.00         ZZ
                                         360         47,970.17          2
    10138-10140 WILD HOLLOW LANE       8.375            364.83         80
                                       8.125            364.83       60,000.00
    HOUSTON          TX   77088          1            06/13/97         00
    0410316475                           05           08/01/97          0
    410316475                            N            07/01/27
    0


    1596071          E22/G02             F           48,000.00         ZZ
                                         360         47,970.17          2
    10142-10144 WILD HOLLOW LANE       8.375            364.83         80
                                       8.125            364.83       60,000.00
    HOUSTON          TX   77088          1            06/13/97         00
    0410316467                           05           08/01/97          0
    410316467                            N            07/01/27
    0


    1596072          E22/G02             F           48,000.00         ZZ
                                         360         47,970.17          2
    10138-10140 INWOOD HOLLOW          8.375            364.83         80
                                       8.125            364.83       60,000.00
    HOUSTON          TX   77088          1            06/13/97         00
    0410316442                           05           08/01/97          0
    410316442                            N            07/01/27
    0


    1596073          E22/G02             F           48,000.00         ZZ
                                         360         47,970.17          2
    10135-10137 INWOOD HOLLOW LANE     8.375            364.83         80
                                       8.125            364.83       60,000.00
1


    HOUSTON          TX   77088          1            06/13/97         00
    0410316459                           05           08/01/97          0
    410316459                            N            07/01/27
    0


    1596074          E22/G02             F          213,500.00         T
                                         360        213,373.95          1
    135 E ATOL                         8.625          1,660.58         70
                                       8.375          1,660.58      305,000.00
    SOUTH PADRE ISL  TX   78597          1            06/20/97         00
    0410455182                           05           08/01/97          0
    410455182                            O            07/01/27
    0


    1596077          E22/G02             F           56,000.00         ZZ
                                         360         55,768.61          1
    4204 MACON DRIVE #12               8.875            445.56         80
                                       8.625            445.56       70,000.00
    KENNER           LA   70065          1            06/19/97         00
    0410454672                           09           08/01/97          0
    410454672                            O            07/01/27
    0


    1596080          E22/G02             F           99,200.00         ZZ
                                         360         99,139.91          1
    1105 PEARL STREET                  8.500            762.76         80
                                       8.250            762.76      124,000.00
    YPSILANTI        MI   48197          1            06/19/97         00
    0410397061                           05           08/01/97          0
    410397061                            O            07/01/27
    0


    1596084          E22/G02             F          110,400.00         ZZ
                                         360        110,329.60          1
    3043 INDIAN HILL DRIVE             8.250            829.40         80
                                       8.000            829.40      138,000.00
    JACKSONVILLE     FL   32257          5            06/16/97         00
    0410436075                           05           08/01/97          0
    410436075                            O            07/01/27
    0


    1596090          E22/G02             F           31,500.00         ZZ
                                         360         31,484.09          1
    918 EAST HARRISON                  9.375            262.00         90
                                       9.125            262.00       35,000.00
    KOKOMO           IN   46901          1            06/19/97         10
    0410418701                           05           08/01/97         25
    410418701                            N            07/01/27
    0
1




    1596091          E22/G02             F          108,800.00         ZZ
                                         360        108,735.76          1
    2901 SWEET BRIAR                   8.625            846.24         80
                                       8.375            846.24      136,000.00
    GRAPEVINE        TX   76051          1            06/16/97         00
    0410414254                           05           08/01/97          0
    410414254                            O            07/01/27
    0


    1596094          E22/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    5272 CHISWICK CIRCLE               8.500            768.91         53
                                       8.250            768.91      189,000.00
    ORLANDO          FL   32812          1            06/20/97         00
    0410436315                           03           08/01/97          0
    410436315                            O            07/01/27
    0


    1596101          E22/G02             F           68,850.00         ZZ
                                         360         68,812.40          1
    2960 W STUART STREET #C304         9.000            553.98         90
                                       8.750            553.98       76,500.00
    FORT COLLINS     CO   80526          1            06/20/97         04
    0410464366                           01           08/01/97         25
    410464366                            N            07/01/27
    0


    1596104          E22/G02             F          140,400.00         ZZ
                                         360        140,327.21          1
    6914 VIVIAN AVENUE                 9.250          1,155.04         90
                                       9.000          1,155.04      156,000.00
    DALLAS           TX   75223          1            06/18/97         04
    0410426589                           05           08/01/97         25
    410426589                            N            07/01/27
    0


    1596110          638/G02             F           82,800.00         ZZ
                                         360         82,754.77          1
    4759 SOUTH 4720 WEST               9.000            666.23         90
                                       8.750            666.23       92,000.00
    SALT LAKE CITY   UT   84118          1            07/03/97         14
    0430297671                           05           08/01/97         25
    8651069                              N            07/01/27
    0


    1596118          E22/G02             F           89,100.00         ZZ
                                         360         89,050.05          3
1


    831, 831 1/2 & 829 N. WILD         8.875            708.92         90
    OLIVE                              8.625            708.92       99,000.00
    DAYTONA BEACH    FL   32118          1            06/20/97         04
    0410436125                           05           08/01/97         25
    410436125                            O            07/01/27
    0


    1596129          E22/G02             F           72,750.00         T
                                         360         72,712.28          1
    555 NE 15TH STREET UNIT 120        9.250            598.50         75
                                       9.000            598.50       97,000.00
    MIAMI            FL   33132          5            06/17/97         00
    0410405955                           06           08/01/97          0
    410405955                            O            07/01/27
    0


    1596132          E22/G02             F           88,800.00         ZZ
                                         360         88,740.42          1
    1827 SHORELINE DRIVE               8.000            651.58         95
                                       7.750            651.58       93,500.00
    MESQUITE         TX   75149          1            06/20/97         10
    0410429310                           05           08/01/97         30
    410429310                            O            07/01/27
    0


    1596150          637/G02             F           85,500.00         ZZ
                                         360         85,500.00          2
    1602 LANGSTON AVENUE               8.500            657.43         90
                                       8.250            657.43       95,000.00
    ATLANTA          GA   30310          1            07/09/97         01
    0430299917                           05           09/01/97         30
    8001281                              N            08/01/27
    0


    1596172          965/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    1262 WEST LA OSA DRIVE             8.000            601.69         70
                                       7.750            601.69      118,000.00
    TUCSON           AZ   85705          1            07/07/97         00
    0430290429                           05           09/01/97          0
    1596172                              O            08/01/27
    0


    1596200          688/G02             F          135,000.00         ZZ
                                         360        134,922.33          1
    2416 CLEARSPRING DRIVE SOUTH       8.750          1,062.05         90
                                       8.500          1,062.05      150,000.00
    IRVING           TX   75063          1            06/18/97         01
    0430301374                           03           08/01/97         25
1


    48196                                N            07/01/27
    0


    1596214          638/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    4203 EAST CREOSOTE DRIVE           9.250            999.55         90
                                       9.000            999.55      135,000.00
    CAVE CREEK       AZ   85331          1            07/02/97         04
    0430301861                           03           09/01/97         25
    8650071                              N            08/01/27
    0


    1596275          776/G02             F           62,300.00         ZZ
                                         360         62,267.70          1
    1834 JUNIPER STREET                9.250            512.53         80
                                       9.000            512.53       77,900.00
    NAMPA            ID   83686          1            06/02/97         11
    0430286492                           09           08/01/97         12
    2541485                              N            07/01/27
    0


    1596276          776/G02             F           62,300.00         ZZ
                                         360         62,267.70          1
    1836 JUNIPER STREET                9.250            512.53         80
                                       9.000            512.53       77,900.00
    NAMPA            ID   83686          1            06/02/97         04
    0430283820                           09           08/01/97         12
    2541483                              N            07/01/27
    0


    1596280          638/G02             F           60,750.00         ZZ
                                         360         60,750.00          2
    501 WEST 31ST STREET               9.125            494.28         90
                                       8.875            494.28       67,500.00
    WILMINGTON       DE   19802          1            07/09/97         04
    0430298588                           05           09/01/97         25
    08641472                             N            08/01/27
    0


    1596281          776/G02             F           96,000.00         ZZ
                                         360         95,944.77          1
    23920 ARROYO PARK DRIVE #137       8.750            755.23         80
    (VALENCIA AREA)                    8.500            755.23      120,000.00
    SANTA CLARITA    CA   91335          1            06/10/97         00
    0430304527                           01           08/01/97          0
    2145859                              O            07/01/27
    0


1


    1596297          638/G02             F           73,000.00         ZZ
                                         360         73,000.00          1
    825 NORTH LEHIGH GORGE             8.375            554.85         75
                                       8.125            554.85       98,000.00
    WEATHERLY        PA   18255          2            07/07/97         00
    0430301747                           05           09/01/97          0
    08651160                             O            08/01/27
    0


    1596303          927/G02             F           68,300.00         ZZ
                                         360         68,259.67          1
    8908 NORTH 56TH DRIVE              8.625            531.24         80
                                       8.375            531.24       85,400.00
    GLENDALE         AZ   85302          1            06/13/97         00
    0430283036                           05           08/01/97          0
    254177                               O            07/01/27
    0


    1596309          560/560             F           52,325.00         ZZ
                                         360         52,266.10          1
    421 W 44TH STREET                  8.875            416.33         65
                                       8.625            416.33       80,500.00
    INDIANAPOLIS     IN   46208          5            05/23/97         00
    450727771                            05           07/01/97          0
    450727771                            N            06/01/27
    0


    1596310          B75/G02             F          110,400.00         ZZ
                                         360        110,275.76          1
    3284 MOHAWK DRIVE                  8.875            878.39         60
                                       8.625            878.39      184,000.00
    SIERRA VISTA     AZ   85635          1            05/14/97         00
    0430282590                           05           07/01/97          0
    2803245                              O            06/01/27
    0


    1596314          B75/G02             F           54,450.00         ZZ
                                         360         54,396.21          1
    3153 COLORADO DRIVE                9.500            457.85         90
                                       9.250            457.85       60,500.00
    POWDER SPRINGS   GA   30073          1            06/04/97         12
    0430284315                           05           07/01/97         25
    2870418                              N            06/01/27
    0


    1596341          776/G02             F           36,000.00         ZZ
                                         360         35,980.84          1
    10333 EAST AVENUE R-4              9.125            292.91         80
                                       8.875            292.91       45,000.00
1


    LITTLEROCK AREA  CA   93543          1            06/06/97         00
    0430303180                           05           08/01/97          0
    2145876                              N            07/01/27
    0


    1596346          776/G02             F           75,550.00         ZZ
                                         360         75,508.74          1
    5415 WEST HARMON AVENUE #2192      9.000            607.89         90
                                       8.750            607.89       83,950.00
    LAS VEGAS        NV   89103          1            06/04/97         04
    0430303222                           01           08/01/97         25
    6343290                              N            07/01/27
    0


    1596353          862/G02             F          224,000.00         ZZ
                                         360        223,714.30          1
    9026 WEST 24TH STREET              8.500          1,722.37         80
                                       8.250          1,722.37      280,000.00
    LOS ANGELES      CA   90034          1            06/13/97         00
    0430287433                           05           08/01/97          0
    4456190                              O            07/01/27
    0


    1596359          286/286             F           50,000.00         ZZ
                                         360         49,943.71          1
    5031 WHITE BLVD                    8.875            397.83         90
                                       8.625            397.83       55,600.00
    MABLETON         GA   30059          1            05/16/97         12
    9170609                              05           07/01/97         25
    9170609                              N            06/01/27
    0


    1596360          B75/G02             F           41,600.00         ZZ
                                         360         41,600.00          1
    5500 MCPHERSON ROAD                8.625            323.56         80
    #65                                8.375            323.56       52,000.00
    LAREDO           TX   78041          1            07/07/97         00
    0430305003                           01           09/01/97          0
    2963122                              O            08/01/27
    0


    1596443          003/G02             F          112,500.00         ZZ
                                         360        112,440.13          1
    3661 SHALLOWFORD ROAD              9.125            915.34         90
                                       8.875            915.34      125,000.00
    MARIETTA         GA   30062          1            06/16/97         10
    0430302521                           05           08/01/97         25
    3850435                              N            07/01/27
    0
1




    1596550          E18/G02             F           31,050.00         ZZ
                                         360         31,050.00          2
    104A & 104B CLEARWOOD DRIVE        9.625            263.93         90
                                       9.375            263.93       34,500.00
    FORT WORTH       TX   76108          1            07/03/97         01
    0430292805                           05           09/01/97         30
    1596550                              N            08/01/27
    0


    1596559          E18/G02             F           32,850.00         ZZ
                                         360         32,850.00          2
    100A & 100B CLEARWOOD DRIVE        9.625            279.23         90
                                       9.375            279.23       36,500.00
    FORT WORTH       TX   76108          1            07/03/97         01
    0430291021                           05           09/01/97         30
    1596559                              N            08/01/27
    0


    1596617          637/G02             F          177,500.00         ZZ
                                         360        177,500.00          1
    10303 ISLAY COURT                  8.250          1,333.50         80
                                       8.000          1,333.50      221,900.00
    HUNTERSVILLE     NC   28078          1            07/07/97         00
    0430307819                           03           09/01/97          0
    9907486                              O            08/01/27
    0


    1596641          B75/G02             F           93,000.00         ZZ
                                         360         92,943.66          1
    3400 GARFIELD AVENUE               8.500            715.09         61
                                       8.250            715.09      153,000.00
    CARMICHAEL       CA   95608          1            06/06/97         00
    0430290320                           05           08/01/97          0
    2872448                              O            07/01/27
    0


    1596650          F03/G02             F           88,830.00         ZZ
                                         360         88,830.00          1
    216 ABISO AVENUE                   9.000            714.75         90
                                       8.750            714.75       98,700.00
    SAN ANTONIO      TX   78209          1            07/03/97         04
    0430297432                           05           09/01/97         30
    SAN10063                             N            08/01/27
    0


    1596665          405/405             F          100,000.00         ZZ
                                         360         99,878.39          1
1


    13159 MERCER STREET                8.500            768.92         75
                                       8.250            768.92      135,000.00
    PACOIMA          CA   91331          2            05/08/97         00
    8217796                              05           07/01/97          0
    8217796                              N            06/01/27
    0


    1596680          B75/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    1641-1645 WINONA COURT             9.125            988.56         90
                                       8.875            988.56      135,000.00
    DENVER           CO   80201          1            07/07/97         04
    0430306191                           05           09/01/97         25
    2941441                              N            08/01/27
    0


    1596698          757/757             F           48,150.00         ZZ
                                         360         48,123.70          1
    110 HARRINGTON WAY BLDG            9.000            387.43         90
    #2 UNIT #2B                        8.750            387.43       53,500.00
    WORCESTER        MA   01609          1            06/19/97         04
    3146131                              01           08/01/97         25
    3146131                              N            07/01/27
    0


    1596744          003/G02             F          100,050.00         ZZ
                                         360         99,995.35          2
    656 658 GREENVALE ROAD             9.000            805.03         90
                                       8.750            805.03      111,200.00
    LAWRENCEVILLE    GA   30243          1            06/19/97         10
    0430282335                           05           08/01/97         25
    3828324                              N            07/01/27
    0


    1596757          286/286             F          157,250.00         ZZ
                                         360        157,149.72          1
    53 HARDWICK RD                     8.250          1,181.37         85
                                       8.000          1,181.37      185,000.00
    NEWPORT NEWS     VA   23602          5            06/09/97         11
    8646832                              05           08/01/97         12
    8646832                              O            07/01/27
    0


    1596763          286/286             F           97,650.00         ZZ
                                         360         97,600.68          4
    1495 EAST SOUTHERN AVENUE          9.375            812.21         90
                                       9.125            812.21      108,500.00
    APACHE JUNCTION  AZ   85219          1            06/03/97         10
    9172168                              05           08/01/97         25
1


    9172168                              N            07/01/27
    0


    1596772          757/757             F          165,600.00         ZZ
                                         360        165,511.87          2
    520 NORTH EAST STREET              9.125          1,347.38         70
                                       8.875          1,347.38      236,600.00
    RALEIGH          NC   27604          5            06/25/97         00
    3144805                              05           08/01/97          0
    3144805                              O            07/01/27
    0


    1596791          E22/G02             F          133,200.00         ZZ
                                         360        132,869.31          1
    1904 FOGARTY AVENUE                8.500          1,024.19         80
                                       8.250          1,024.19      166,500.00
    KEY WEST         FL   33040          1            06/23/97         00
    0410444400                           05           08/01/97          0
    410444400                            O            07/01/27
    0


    1596793          737/G02             F           76,500.00         ZZ
                                         360         75,956.48          1
    11637 WEST OLIVE DRIVE             9.250            629.35         90
                                       9.000            629.35       85,000.00
    AVONDALE         AZ   85323          1            06/12/97         10
    0430282087                           03           08/01/97         25
    513009                               N            07/01/27
    0


    1596815          E22/G02             F           33,950.00         ZZ
                                         240         33,899.97          1
    1804 N W 34TH STREET               9.125            308.19         70
                                       8.875            308.19       48,500.00
    OKLAHOMA CITY    OK   73118          5            06/23/97         00
    0410425888                           05           08/01/97          0
    410425888                            N            07/01/17
    0


    1596828          E22/G02             F           46,300.00         ZZ
                                         360         46,271.95          1
    2216 GNAHN ST.                     8.500            356.01         85
                                       8.250            356.01       54,500.00
    BURLINGTON       IA   52601          5            06/18/97         04
    0410328447                           05           08/01/97         12
    410328447                            O            07/01/27
    0


1


    1596832          E22/G02             F           33,750.00         ZZ
                                         360         33,731.57          1
    531 GRACE STREET                   9.000            271.56         75
                                       8.750            271.56       45,000.00
    ELGIN            IL   60120          1            06/24/97         00
    0410327340                           05           08/01/97          0
    410327340                            N            07/01/27
    0


    1596840          E22/G02             F           40,500.00         ZZ
                                         360         40,478.45          1
    529 GRACE STREET                   9.125            329.52         90
                                       8.875            329.52       45,000.00
    ELGIN            IL   60120          1            06/24/97         10
    0410327357                           05           08/01/97         25
    410327357                            N            07/01/27
    0


    1596848          664/G02             F           66,050.00         ZZ
                                         360         66,011.99          1
    12526 PALOMA TRAIL                 8.750            519.62         80
                                       8.500            519.62       82,975.00
    SAN ANTONIO      TX   78249          1            06/17/97         00
    0430289934                           05           08/01/97          0
    2312213                              O            07/01/27
    0


    1596857          637/G02             F           47,250.00         ZZ
                                         360         47,225.50          1
    386 COMMONWEALTH AVE. # 22         9.250            388.72         75
                                       9.000            388.72       63,000.00
    BOSTON           MA   02114          1            06/20/97         00
    0430283002                           08           08/01/97          0
    9869637                              N            07/01/27
    0


    1596884          G17/G02             F          254,400.00         ZZ
                                         360        254,400.00          2
    830 & 832 BRIGHTON COURT           8.500          1,956.12         80
                                       8.250          1,956.12      318,000.00
    SAN DIEGO        CA   92109          1            07/08/97         00
    0430303198                           05           09/01/97          0
    277805                               O            08/01/27
    0


    1596896          776/G02             F           50,000.00         T
                                         360         49,971.23          1
    28290 ELOISE AVENUE                8.750            393.35         22
                                       8.500            393.35      235,000.00
1


    CLOVERDALE       OR   97112          5            06/09/97         00
    0430295352                           05           08/01/97          0
    5045964                              O            07/01/27
    0


    1596897          776/G02             F          215,000.00         ZZ
                                         360        214,866.36          1
    10842 ELDER AVENUE                 8.375          1,634.16         76
                                       8.125          1,634.16      286,000.00
    HANFORD          CA   93230          5            06/10/97         00
    0430284398                           05           08/01/97          0
    2145821                              O            07/01/27
    0


    1596899          776/G02             F           98,400.00         ZZ
                                         360         98,351.60          3
    8008-8010 TOWNE AVENUE             9.500            827.40         80
    & 402 E 80TH STREET                9.250            827.40      123,000.00
    LOS ANGELES      CA   90003          1            06/11/97         00
    0430309724                           05           08/01/97          0
    6146085                              N            07/01/27
    0


    1596914          776/G02             F           70,400.00         ZZ
                                         360         70,360.54          1
    100 DOGWOOD                        8.875            560.13         80
                                       8.625            560.13       88,000.00
    FAIRVIEW HEIGHT  IL   62208          1            06/13/97         00
    0430283572                           05           08/01/97          0
    8144601                              O            07/01/27
    0


    1596916          776/G02             F          147,250.00         ZZ
                                         360        147,156.10          2
    1811-15 LASALLE                    8.250          1,106.24         95
                                       8.000          1,106.24      155,000.00
    ST LOUIS         MO   63104          1            06/20/97         10
    0430308577                           05           08/01/97         30
    8444990                              O            07/01/27
    0


    1597030          201/G02             F           47,250.00         ZZ
                                         360         47,226.75          1
    533 MONROE ST. #3D                 9.500            397.31         75
                                       9.250            397.31       63,000.00
    HOBOKEN          NJ   07030          1            06/20/97         00
    0430287474                           08           08/01/97          0
    2000966743                           N            07/01/27
    0
1




    1597037          830/830             F          393,750.00         ZZ
                                         360        393,505.27          1
    1903 YACHT PURITAN                 8.375          2,992.78         75
                                       8.125          2,992.78      525,000.00
    NEWPORT BEACH    CA   92660          5            06/23/97         00
    531442                               03           08/01/97          0
    531442                               O            07/01/27
    0


    1597072          A59/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    401 SNELLING AVENUE                8.750            472.03         80
                                       8.500            472.03       75,000.00
    ST PAUL          MN   55116          1            07/14/97         00
    0430286310                           05           09/01/97          0
    1597072                              N            08/01/27
    0


    1597090          687/G02             F           54,500.00         ZZ
                                         360         54,471.74          2
    1097-1099 EAST 16TH AVENUE         9.250            448.36         84
                                       9.000            448.36       65,000.00
    COLUMBUS         OH   43211          2            06/16/97         01
    0430305664                           05           08/01/97         20
    543347                               N            07/01/27
    0


    1597128          G92/G02             F          152,000.00         ZZ
                                         360        151,903.07          1
    4035 FORESTBROOK WAY               8.250          1,141.93         80
                                       8.000          1,141.93      190,000.00
    SAN JOSE         CA   95111          5            06/23/97         00
    0430286419                           05           08/01/97          0
    208685                               O            07/01/27
    0


    1597147          B75/G02             F          104,500.00         ZZ
                                         360        104,448.60          4
    1054 NORTH VICTORIA WAY            9.500            878.69         55
                                       9.250            878.69      190,000.00
    SALT LAKE CITY   UT   84116          5            06/06/97         00
    0430303537                           05           08/01/97          0
    2894145                              N            07/01/27
    0


    1597154          B81/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
1


    808 33RD STREET                    8.375            535.09         80
                                       8.125            535.09       88,000.00
    LONGVIEW         WA   98632          1            07/10/97         00
    0430301093                           05           09/01/97          0
    977246                               N            08/01/27
    0


    1597184          828/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    2617-2619 WEST FRENCH PL           9.250            296.17         90
                                       9.000            296.17       40,000.00
    SAN ANTONIO      TX   78201          1            07/15/97         10
    0430301473                           05           09/01/97         25
    76820058                             N            08/01/27
    0


    1597198          E22/G02             F          376,000.00         ZZ
                                         360        374,445.35          1
    6835 COUNTY ROAD 307               8.875          2,991.62         80
                                       8.625          2,991.62      470,000.00
    IGNACIO          CO   81137          5            06/18/97         00
    0410389167                           05           08/01/97          0
    410389167                            O            07/01/27
    0


    1597208          E22/G02             F           42,600.00         ZZ
                                         360         42,577.91          1
    3021 STEVEN STREET                 9.250            350.46         55
                                       9.000            350.46       77,500.00
    IRVING           TX   75062          5            06/23/97         00
    0410429385                           05           08/01/97          0
    410429385                            N            07/01/27
    0


    1597218          405/405             F          170,400.00         ZZ
                                         360        170,301.96          1
    42 WAIKALANI PLACE                 8.750          1,340.54         80
                                       8.500          1,340.54      213,000.00
    KIHEI            HI   96753          1            06/03/97         00
    0008222325                           05           08/01/97          0
    0008222325                           O            07/01/27
    0


    1597225          766/G02             F           52,000.00         ZZ
                                         360         51,970.84          1
    335 OCEAN DRIVE #331               8.875            413.74         80
                                       8.625            413.74       65,000.00
    MIAMI BEACH      FL   33139          1            06/20/97         10
    0430291385                           01           08/01/97         12
1


    97SG0275                             O            07/01/27
    0


    1597229          E22/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    11 HARTWIG PLACE                   8.875          1,193.47         45
                                       8.625          1,193.47      335,000.00
    N. HALEDON       NJ   07508          5            06/19/97         00
    0410400626                           05           08/01/97          0
    410400626                            O            07/01/27
    0


    1597245          E22/G02             F          216,000.00         ZZ
                                         360        215,906.96          1
    21335 BECK ROAD                   10.125          1,915.54         90
                                       9.875          1,915.54      240,000.00
    NORTHVILLE       MI   48167          1            06/24/97         04
    0410396147                           05           08/01/97         25
    410396147                            N            07/01/27
    0


    1597263          E22/G02             F           78,750.00         T
                                         360         78,705.85          1
    42 PLAINFIELD AVENUE               8.875            626.57         75
                                       8.625            626.57      105,000.00
    EDISON           NJ   08817          1            06/25/97         00
    0410382386                           05           08/01/97          0
    410382386                            O            07/01/27
    0


    1597311          961/G02             F           41,600.00         ZZ
                                         360         41,572.08          1
    3133 WEST AVENUE L-6               8.000            305.25         80
                                       7.750            305.25       52,000.00
    LANCASTER        CA   93536          1            06/19/97         00
    0430286815                           05           08/01/97          0
    09110116                             N            07/01/27
    0


    1597325          737/G02             F          246,400.00         ZZ
                                         360        246,254.53          1
    209 WINDCHASE DRIVE                8.625          1,916.47         80
                                       8.375          1,916.47      308,000.00
    BIRMINGHAM       AL   35242          1            06/24/97         00
    0430289918                           03           08/01/97          0
    950337                               O            07/01/27
    0


1


    1597327          737/G02             F           88,000.00         ZZ
                                         360         87,950.66          1
    350 WEST JAMISON CIRCLE #6         8.875            700.17         66
                                       8.625            700.17      134,000.00
    LITTLETON        CO   80120          1            06/23/97         00
    0430288597                           09           08/01/97          0
    573620                               O            07/01/27
    0


    1597329          637/G02             F          188,000.00         ZZ
                                         360        187,889.00          2
    139 MARINA AVENUE                  8.625          1,462.25         80
                                       8.375          1,462.25      235,000.00
    APTOS            CA   95003          1            06/13/97         00
    0430283416                           05           08/01/97          0
    9655036                              N            07/01/27
    0


    1597347          286/286             F          128,350.00         ZZ
                                         360        128,272.24          1
    34 FRANCIS GREEN CIRCLE            8.500            986.91         85
                                       8.250            986.91      151,000.00
    ESSEX            MD   21221          5            06/10/97         10
    8639324                              05           08/01/97         12
    8639324                              O            07/01/27
    0


    1597353          F64/G02             F           84,500.00         ZZ
                                         360         84,500.00          1
    3314 LASSITER STREET               9.625            718.25         86
                                       9.375            718.25       98,900.00
    DURHAM           NC   27707          2            07/17/97         04
    0430303859                           05           09/01/97         25
    0201047                              N            08/01/27
    0


    1597365          737/G02             F           68,100.00         ZZ
                                         360         68,061.83          1
    6992 SOUTH KNOLLS WAY              8.875            541.83         60
                                       8.625            541.83      113,500.00
    LITTLETON        CO   80122          1            06/23/97         00
    0430287367                           09           08/01/97          0
    573632                               N            07/01/27
    0


    1597371          575/G02             F           46,400.00         ZZ
                                         360         46,371.89          1
    1102 HUGHES AVENUE                 8.500            356.78         80
                                       8.250            356.78       58,000.00
1


    CHESAPEAKE       VA   23324          1            06/18/97         00
    0430295485                           05           08/01/97          0
    972349983                            N            07/01/27
    0


    1597378          286/286             F           40,400.00         ZZ
                                         360         40,355.69          2
    7801 THIRD AVE S                   9.000            325.07         80
                                       8.750            325.07       50,500.00
    BIRMINGHAM       AL   35206          1            05/23/97         00
    8608918                              05           07/01/97          0
    8608918                              N            06/01/27
    0


    1597392          G51/G02             F           68,000.00         ZZ
                                         360         67,901.88          1
    351 LONGFELLOW DR                  8.625            528.90         80
                                       8.375            528.90       85,000.00
    COLORADO SPRING  CO   80910          1            06/27/97         00
    0430284075                           05           08/01/97          0
    205421                               O            07/01/27
    0


    1597437          591/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    606 S. ROSE STREET                 9.125            256.30         90
                                       8.875            256.30       35,000.00
    BALTIMORE        MD   21224          1            07/16/97         01
    0430306951                           07           09/01/97         25
    105701405                            N            08/01/27
    0


    1597438          591/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    608 S. ROSE STREET                 9.125            256.30         90
                                       8.875            256.30       35,000.00
    BALTIMORE        MD   21224          1            07/16/97         11
    0430306928                           07           09/01/97         25
    105701406                            N            08/01/27
    0


    1597443          H37/G02             F           71,600.00         ZZ
                                         360         71,600.00          1
    153 NEW WHARF ROAD                 8.500            550.54         80
                                       8.250            550.54       89,500.00
    MILFORD          DE   19963          2            07/16/97         00
    0430301465                           05           09/01/97          0
    20130                                N            08/01/27
    0
1




    1597475          225/225             F          312,000.00         ZZ
                                         360        311,790.65          1
    26248 PARK VIEW ROAD               8.000          2,289.35         69
                                       7.750          2,289.35      455,000.00
    SANTA CLARITA    CA   91355          2            06/03/97         00
    8049725                              05           08/01/97          0
    8049725                              O            07/01/27
    0


    1597477          225/225             F          190,400.00         ZZ
                                         360        190,099.93          1
    1159 GALVEZ DRIVE                  7.875          1,380.54         80
                                       7.625          1,380.54      238,000.00
    PACIFICA         CA   94044          1            06/02/97         00
    8050187                              05           08/01/97          0
    8050187                              O            07/01/27
    0


    1597508          E13/G02             F          226,000.00         ZZ
                                         360        225,873.30          1
    106 PICKENS STREET                 8.875          1,798.16         53
                                       8.625          1,798.16      429,000.00
    RICHLAND         SC   29205          5            06/12/97         00
    0430282780                           05           08/01/97          0
    205455                               O            07/01/27
    0


    1597522          E26/G02             F           55,900.00         ZZ
                                         360         55,861.52          1
    3223 ROSEGATE COURT                7.875            405.32         80
                                       7.625            405.32       69,900.00
    VIRGINIA BEACH   VA   23452          1            06/13/97         00
    0430291468                           07           08/01/97          0
    46700145                             N            07/01/27
    0


    1597536          253/253             F           75,000.00         ZZ
                                         360         75,000.00          1
    213 LAS COLINAS LANE NE            8.500            576.69         36
                                       8.250            576.69      210,000.00
    ALBUQUERQUE      NM   87113          5            07/11/97         00
    331035                               05           09/01/97          0
    331035                               O            08/01/27
    0


    1597566          638/G02             F           47,700.00         ZZ
                                         360         47,700.00          1
1


    7037 VILLAGE GREEN DRIVE           8.875            379.52         90
                                       8.625            379.52       53,000.00
    STOCKTON         CA   95210          1            07/15/97         14
    0430309245                           07           09/01/97         25
    8648358                              N            08/01/27
    0


    1597574          638/G02             F          150,000.00         ZZ
                                         360        150,000.00          4
    3535-47 SOUTH SHAFER LANE          8.875          1,193.47         85
                                       8.625          1,193.47      176,500.00
    WEST VALLEY CIT  UT   84120          1            07/10/97         10
    0430301010                           05           09/01/97         25
    8648632                              N            08/01/27
    0


    1597583          725/G02             F          464,400.00         ZZ
                                         360        464,400.00          1
    311 VIA MESA GRANDE                8.125          3,448.16         80
                                       7.875          3,448.16      580,500.00
    TORRANCE         CA   90277          1            07/08/97         00
    0430299834                           05           09/01/97          0
    191031534                            O            08/01/27
    0


    1597591          G66/G02             F           76,800.00         ZZ
                                         360         76,751.03          1
    12979 SEVENTH STREET               8.250            576.97         80
                                       8.000            576.97       96,000.00
    CHINO            CA   91710          1            06/19/97         00
    0430296764                           05           08/01/97          0
    512                                  O            07/01/27
    0


    1597612          B75/G02             F           92,000.00         ZZ
                                         360         91,947.07          1
    3802 CLAUDE BREWER ROAD            8.750            723.76         80
                                       8.500            723.76      115,000.00
    LOGANVILLE       GA   30249          1            06/11/97         00
    0430282228                           05           08/01/97          0
    2894004                              O            07/01/27
    0


    1597614          G34/G02             F           96,850.00         ZZ
                                         360         96,756.83          1
    16 EUREKA AVENUE                   9.625            823.22         65
                                       9.375            823.22      149,000.00
    SWAMPSCOTT       MA   01907          5            05/30/97         00
    0430288027                           05           07/01/97          0
1


    7058589                              N            06/01/27
    0


    1597615          E22/G02             F           69,000.00         ZZ
                                         360         68,957.11          1
    7708 35TH AVENUE SOUTH             8.375            524.45         75
                                       8.125            524.45       92,000.00
    SEATTLE          WA   98118          5            06/17/97         00
    0410411607                           05           08/01/97          0
    410411607                            O            07/01/27
    0


    1597627          E22/G02             F           94,500.00         ZZ
                                         360         94,439.74          1
    14211 FRONTIER LANE                8.250            709.95         70
                                       8.000            709.95      135,000.00
    GRASS VALLEY     CA   95949          2            06/18/97         00
    0410302657                           05           08/01/97          0
    410302657                            O            07/01/27
    0


    1597634          E22/G02             F          114,400.00         ZZ
                                         360        114,332.46          1
    7041 PARAMOUNT PASS                8.625            889.79         80
                                       8.375            889.79      143,000.00
    PLACERVILLE      CA   95667          5            06/20/97         00
    0410416754                           05           08/01/97          0
    410416754                            O            07/01/27
    0


    1597635          E22/G02             F           78,000.00         ZZ
                                         360         77,950.26          1
    2354 SKY MEADOWS COURT             8.250            585.99         80
                                       8.000            585.99       97,500.00
    SOUTH LAKE TAHO  CA   96150          1            06/24/97         00
    0410417141                           03           08/01/97          0
    410417141                            O            07/01/27
    0


    1597637          E22/G02             F          185,000.00         ZZ
                                         360        184,896.29          2
    1754-1756 LEAVENWORTH STREET       8.875          1,471.94         36
                                       8.625          1,471.94      525,000.00
    SAN FRANCISCO    CA   94109          5            06/23/97         00
    0410409833                           05           08/01/97          0
    410409833                            N            07/01/27
    0


1


    1598417          757/757             F          115,000.00         ZZ
                                         360        114,926.67          1
    9078 MORGAN WALK                   8.250            863.96         59
                                       8.000            863.96      195,000.00
    BIG CANOE        GA   30143          2            06/23/97         00
    2969483                              03           08/01/97          0
    2969483                              O            07/01/27
    0


    1598776          201/G02             F           86,400.00         ZZ
                                         360         86,347.65          1
    638 HIGHWAY 362 WEST               8.500            664.35         80
                                       8.250            664.35      108,000.00
    WILLIAMSON       GA   30292          1            06/13/97         00
    0430284729                           05           08/01/97          0
    801169                               O            07/01/27
    0


    1598928          E22/G02             F           37,500.00         ZZ
                                         360         37,480.56          1
    5102 80TH ST UNIT #220             9.250            308.50         75
                                       9.000            308.50       50,000.00
    LUBBOCK          TX   79424          2            06/26/97         00
    0410432223                           01           08/01/97          0
    410432223                            N            07/01/27
    0


    1598929          H06/G02             F           51,700.00         ZZ
                                         360         51,700.00          1
    8808 101ST AVENUE                  8.750            406.73         56
                                       8.500            406.73       93,000.00
    BROOKLYN PARK    MN   55445          1            07/15/97         00
    0430300319                           05           09/01/97          0
    10100053                             N            08/01/27
    0


    1598930          E22/G02             F           69,500.00         ZZ
                                         360         69,465.82          1
    2413 19TH AVENUE NORTHWES          9.500            584.39         90
                                       9.250            584.39       77,300.00
    ROCHESTER        MN   55901          1            06/27/97         04
    0410329023                           05           08/01/97         25
    410329023                            N            07/01/27
    0


    1598933          E22/G02             F           60,000.00         ZZ
                                         360         59,964.58          1
    2453 NORTH OAK PARK UNIT #1        8.625            466.67         51
                                       8.375            466.67      118,000.00
1


    CHICAGO          IL   60707          1            06/26/97         00
    0410327084                           05           08/01/97          0
    410327084                            O            07/01/27
    0


    1598937          E22/G02             F           73,800.00         ZZ
                                         360         73,764.65          1
    7800 SOUTH KENTON                  9.625            627.29         90
                                       9.375            627.29       82,000.00
    CHICAGO          IL   60652          1            06/26/97         04
    0410453997                           05           08/01/97         25
    410453997                            N            07/01/27
    0


    1598943          E22/G02             F           67,500.00         ZZ
                                         360         67,459.10          1
    109 EAST 8TH AVENUE                8.500            519.02         90
                                       8.250            519.02       75,000.00
    MESA             AZ   85210          2            06/25/97         04
    0410389316                           05           08/01/97         25
    410389316                            O            07/01/27
    0


    1598949          E22/G02             F           40,000.00         ZZ
                                         360         39,978.15          1
    1916 290TH AVE                     9.000            321.85         56
                                       8.750            321.85       72,000.00
    MORA             MN   55051          1            06/18/97         00
    0410393920                           05           08/01/97          0
    410393920                            O            07/01/27
    0


    1598953          E22/G02             F           95,250.00         ZZ
                                         360         95,192.30          1
    132 ANTELOPE DRIVE                 8.500            732.39         80
                                       8.250            732.39      119,100.00
    MT HOLLY         NC   28054          1            06/23/97         00
    0410457048                           05           08/01/97          0
    410457048                            O            07/01/27
    0


    1598955          E22/G02             F          143,600.00         ZZ
                                         360        143,503.64          1
    3009 ROSEMARY LANE                 8.000          1,053.69         80
                                       7.750          1,053.69      179,500.00
    FALLS CHURCH     VA   22042          1            06/25/97         00
    0410414098                           05           08/01/97          0
    410414098                            O            07/01/27
    0
1




    1598956          201/G02             F           65,700.00         ZZ
                                         360         65,665.94          1
    803 N MAIN STREET                  9.250            540.50         90
                                       9.000            540.50       73,000.00
    BURNET           TX   78611          1            06/20/97         01
    0430285411                           05           08/01/97         25
    4209002866                           N            07/01/27
    0


    1598957          E22/G02             F          108,000.00         ZZ
                                         360        107,934.57          1
    121 69TH AVENUE NORTH              8.500            830.43         80
                                       8.250            830.43      135,000.00
    ST. PETERSBURG   FL   33702          1            06/25/97         00
    0410454953                           05           08/01/97          0
    410454953                            O            07/01/27
    0


    1598960          E22/G02             F          140,000.00         ZZ
                                         360        139,919.45          1
    16421 REMBRANT BLVD                8.750          1,101.38         64
                                       8.500          1,101.38      220,000.00
    LOXAHATCHEE      FL   33470          5            06/20/97         00
    0410442529                           05           08/01/97          0
    410442529                            O            07/01/27
    0


    1598961          E22/G02             F          135,000.00         T
                                         360        134,922.33          1
    142 LAKE DRIVE UNIT 4              8.750          1,062.05         75
                                       8.500          1,062.05      180,000.00
    PALM BEACH SHOR  FL   33404          1            06/24/97         00
    0410444897                           01           08/01/97          0
    410444897                            O            07/01/27
    0


    1598964          E22/G02             F           80,000.00         ZZ
                                         360         79,951.54          1
    10602 CHAPMAN OAK COURT            8.500            615.13         80
                                       8.250            615.13      100,000.00
    PALM BEACH GARD  FL   33410          1            06/26/97         00
    0410445696                           09           08/01/97          0
    410445696                            O            07/01/27
    0


    1598967          E22/G02             F          179,200.00         ZZ
                                         360        179,082.78          1
1


    180 LAKEWOOD DRIVE                 8.125          1,330.55         80
                                       7.875          1,330.55      224,000.00
    PEQUEA           PA   17565          1            06/27/97         00
    0410457055                           05           08/01/97          0
    410457055                            O            07/01/27
    0


    1598970          E22/G02             F          133,600.00         ZZ
                                         360        133,528.91          1
    1616 SACRAMENTO TERRACE            9.125          1,087.01         80
                                       8.875          1,087.01      167,000.00
    PLANO            TX   75075          1            06/26/97         00
    0410414155                           05           08/01/97          0
    410414155                            O            07/01/27
    0


    1598972          E22/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    3416 B ENFIELD ROAD                8.500            538.24         80
                                       8.250            538.24       87,500.00
    AUSTIN           TX   78703          1            06/20/97         00
    0410431928                           01           08/01/97          0
    410431928                            O            07/01/27
    0


    1598974          E22/G02             F           62,900.00         ZZ
                                         360         62,866.52          1
    122 RIDGEWAY DRIVE                 9.125            511.78         80
                                       8.875            511.78       78,900.00
    RED OAK          TX   75154          1            06/20/97         00
    0410427306                           05           08/01/97          0
    410427306                            N            07/01/27
    0


    1598981          E22/G02             F           85,400.00         ZZ
                                         360         85,353.35          1
    811 AMHERST LANE                   9.000            687.15         95
                                       8.750            687.15       89,900.00
    BRUNSWICK        OH   44212          1            06/19/97         12
    0410404727                           09           08/01/97         30
    410404727                            O            07/01/27
    0


    1598985          E22/G02             F          109,600.00         ZZ
                                         360        109,535.29          1
    7720 SW 100 AVENUE                 8.625            852.46         80
                                       8.375            852.46      137,000.00
    MIAMI            FL   33173          1            06/24/97         00
    0410401087                           05           08/01/97          0
1


    410401087                            O            07/01/27
    0


    1598988          E22/G02             F           36,150.00         ZZ
                                         360         36,128.66          1
    3148 PETER STREET                  8.625            281.17         80
                                       8.375            281.17       45,200.00
    NAPLES           FL   34112          1            06/24/97         00
    0410444350                           05           08/01/97          0
    410444350                            O            07/01/27
    0


    1598989          E22/G02             F          122,400.00         ZZ
                                         360        122,338.19          1
    9560 CASTLE RIDGE CIRCLE           9.375          1,018.06         90
                                       9.125          1,018.06      136,031.00
    HIGHLANDS RANCH  CO   80126          1            06/25/97         04
    0410453369                           05           08/01/97         25
    410453369                            N            07/01/27
    0


    1598991          E29/G02             F           43,850.00         ZZ
                                         360         43,827.27          1
    2620 MANCHESTER                    9.250            360.74         90
                                       9.000            360.74       48,777.00
    OKLAHOMA CITY    OK   73120          1            06/20/97         04
    0430296699                           05           08/01/97         25
    9705125                              N            07/01/27
    0


    1598994          201/G02             F           41,750.00         ZZ
                                         360         41,727.20          1
    7422 LAMBUTH LANE                  9.000            335.93         90
                                       8.750            335.93       46,400.00
    DEER PARK        TX   77536          1            06/20/97         01
    0430283374                           05           08/01/97         25
    7809000651                           N            07/01/27
    0


    1599003          405/405             F          100,710.00         ZZ
                                         360        100,660.46          1
    2325 FORTUNE DRIVE                 9.500            846.83         90
                                       9.250            846.83      111,900.00
    DACULA           GA   30211          1            06/10/97         14
    4235578                              05           08/01/97         25
    4235578                              N            07/01/27
    0


1


    1599648          144/144             F          210,000.00         ZZ
                                         360        210,000.00          1
    15 FOX HILL ROAD                   8.125          1,559.24         80
                                       7.875          1,559.24      262,500.00
    WARWICK          NY   10990          1            07/18/97         00
    160611236                            05           09/01/97          0
    160611236                            O            08/01/27
    0


    1599699          731/G02             F          114,375.00         ZZ
                                         360        114,315.71          4
    4721 CORDOVA STREET                9.250            940.93         75
                                       9.000            940.93      152,500.00
    ANCHORAGE        AK   99503          1            06/20/97         00
    0430292482                           05           08/01/97          0
    2120233736                           N            07/01/27
    0


    1599741          964/G02             F          107,200.00         ZZ
                                         360        107,133.37          1
    35 INDIGO PLACE                    8.375            814.80         80
                                       8.125            814.80      135,000.00
    ALISO VIEJO (AR  CA   94947          1            06/24/97         00
    0430282111                           01           08/01/97          0
    25908                                O            07/01/27
    0


    1599773          E22/G02             F          200,000.00         ZZ
                                         360        199,872.47          1
    2485 PINTO COURT                   8.250          1,502.53         80
                                       8.000          1,502.53      250,000.00
    MORGAN HILL      CA   95037          5            06/20/97         00
    0410462659                           05           08/01/97          0
    410462659                            O            07/01/27
    0


    1599779          E22/G02             F          300,000.00         ZZ
                                         360        294,813.53          1
    1044 PROUTY WAY                    8.375          2,280.22         79
                                       8.125          2,280.22      380,000.00
    SAN JOSE         CA   95129          1            06/26/97         00
    0410460364                           05           08/01/97          0
    410460364                            O            07/01/27
    0


    1599782          E22/G02             F          152,000.00         ZZ
                                         360        151,892.72          1
    3519 HAIG STREET                   7.750          1,088.95         80
                                       7.500          1,088.95      190,000.00
1


    SANTA CLARA      CA   95054          1            06/20/97         00
    0410462683                           05           08/01/97          0
    410462683                            O            07/01/27
    0


    1599786          E22/G02             F          132,000.00         ZZ
                                         360        131,909.16          1
    4254 NE TUCSON WAY                 7.875            957.09         80
                                       7.625            957.09      165,000.00
    BEND             OR   97701          1            06/25/97         00
    0410460513                           05           08/01/97          0
    410460513                            O            07/01/27
    0


    1599791          E22/G02             F           33,000.00         ZZ
                                         360         32,980.01          1
    9900 ZUKEY LAKE DRIVE              8.500            253.74         20
                                       8.250            253.74      169,900.00
    LAKELAND         MI   48143          1            06/26/97         00
    0410367288                           05           08/01/97          0
    410367288                            O            07/01/27
    0


    1599797          E22/G02             F          109,800.00         ZZ
                                         360        109,745.99          1
    5530 FEARNLEY ROAD                 9.500            923.26         90
                                       9.250            923.26      122,000.00
    LAKE WORTH       FL   33467          1            06/27/97         04
    0410454680                           05           08/01/97         25
    410454680                            N            07/01/27
    0


    1599799          E22/G02             F           56,000.00         ZZ
                                         360         55,970.20          2
    1948 BUCHANAN STREET               9.125            455.63         80
                                       8.875            455.63       70,000.00
    HOLLYWOOD        FL   33020          1            06/27/97         04
    0410406250                           05           08/01/97         12
    410406250                            N            07/01/27
    0


    1599802          E22/G02             F          143,900.00         ZZ
                                         360        143,808.24          1
    5331 BELT ROAD NW                  8.250          1,081.07         80
                                       8.000          1,081.07      179,900.00
    WASHINGTON       DC   20015          1            06/27/97         00
    0410457733                           07           08/01/97          0
    410457733                            O            07/01/27
    0
1




    1599807          E22/G02             F           48,850.00         ZZ
                                         360         48,823.32          1
    2272 ACRE ROAD                     9.000            393.06         85
                                       8.750            393.06       57,500.00
    AKRON            OH   44320          5            06/20/97         23
    0410397269                           05           08/01/97          0
    410397269                            O            07/01/27
    0


    1599811          E22/G02             F           28,800.00         ZZ
                                         360         28,785.83          1
    243 S PINECREST AVENUE             9.500            242.17         90
                                       9.250            242.17       32,000.00
    WICHITA          KS   67218          1            06/27/97         04
    0410454961                           05           08/01/97         25
    410454961                            N            07/01/27
    0


    1599813          E22/G02             F           57,150.00         ZZ
                                         360         57,116.26          1
    2409 22ND STREET                   8.625            444.51         90
                                       8.375            444.51       63,500.00
    LUBBOCK          TX   79411          1            06/27/97         04
    0410478713                           05           08/01/97         25
    410478713                            N            07/01/27
    0


    1599815          E22/G02             F           52,250.00         ZZ
                                         360         52,221.46          1
    8428 BELLINGHAM DRIVE              9.000            420.42         55
                                       8.750            420.42       95,000.00
    DALLAS           TX   75228          5            06/26/97         00
    0410426993                           05           08/01/97          0
    410426993                            N            07/01/27
    0


    1599819          E22/G02             F           90,000.00         ZZ
                                         360         89,941.12          1
    2105 BROOKVIEW LANE                8.125            668.25         80
                                       7.875            668.25      112,500.00
    EDMOND           OK   73034          1            06/25/97         00
    0410432165                           03           08/01/97          0
    410432165                            O            07/01/27
    0


    1599822          874/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
1


    2300 DICKERSON ROAD #54            8.875            486.93         90
                                       8.625            486.93       68,000.00
    RENO             NV   89503          1            07/09/97         19
    0430298091                           01           09/01/97         25
    3714923                              O            08/01/27
    0


    1599826          E22/G02             F           42,250.00         ZZ
                                         360         42,229.76          1
    1100 W 40TH STREET                 9.625            359.12         65
                                       9.375            359.12       65,000.00
    KANSAS CITY      MO   64111          5            06/20/97         00
    0410425953                           05           08/01/97          0
    410425953                            N            07/01/27
    0


    1599827          E22/G02             F           46,400.00         ZZ
                                         360         46,348.30          1
    1723 ROBB STREET, #48              8.750            365.03         80
                                       8.500            365.03       58,000.00
    LAKEWOOD         CO   80215          1            06/26/97         00
    0410464374                           01           08/01/97          0
    410464374                            O            07/01/27
    0


    1599828          E22/G02             F           87,700.00         ZZ
                                         360         87,653.33          1
    968 DAWN BREAK LOOP                9.125            713.56         90
                                       8.875            713.56       97,500.00
    COLORADO SPRING  CO   80910          2            06/26/97         04
    0410389274                           03           08/01/97         25
    410389274                            N            07/01/27
    0


    1599833          E22/G02             F          264,000.00         ZZ
                                         360        263,844.14          1
    38148 LANTERN HILL COURT           8.625          2,053.36         80
                                       8.375          2,053.36      330,000.00
    FARMINGTON HILL  MI   48331          1            06/26/97         00
    0410419386                           01           08/01/97          0
    410419386                            O            07/01/27
    0


    1599837          E22/G02             F          110,000.00         ZZ
                                         360        109,935.06          1
    776 NE 73RD STREET                 8.625            855.57         76
                                       8.375            855.57      145,000.00
    MIAMI            FL   33138          1            06/25/97         00
    0410443709                           05           08/01/97          0
1


    410443709                            O            07/01/27
    0


    1599853          405/405             F          100,350.00         ZZ
                                         360        100,295.19          1
    97 RIO RANCHO DRIVE                9.000            807.44         90
                                       8.750            807.44      111,500.00
    TEMPLE           GA   30179          1            06/19/97         12
    004228888                            05           08/01/97         25
    004228888                            N            07/01/27
    0


    1599861          405/405             F           72,000.00         ZZ
                                         360         71,959.63          1
    177 UTEG AVE #209                  8.875            572.87         90
                                       8.625            572.87       80,000.00
    CRYSTAL LAKE     IL   60014          1            06/04/97         04
    4222642                              01           08/01/97         25
    4222642                              N            07/01/27
    0


    1599889          687/G02             F           53,100.00         ZZ
                                         360         53,100.00          2
    119 & 119 1/2 FULTON STREET        9.125            432.04         90
                                       8.875            432.04       59,000.00
    RICHWOOD         OH   43344          1            07/15/97         10
    0430309559                           05           09/01/97         25
    1611127                              N            08/01/27
    0


    1599893          E23/G02             F          136,000.00         ZZ
                                         360        135,915.47          1
    38 QUAIL CREEK LANE                8.375          1,033.70         80
                                       8.125          1,033.70      170,000.00
    POMONA           CA   91766          1            06/26/97         00
    0430286336                           05           08/01/97          0
    50500412                             O            07/01/27
    0


    1599896          975/G02             F           84,000.00         ZZ
                                         360         83,947.79          1
    15318 MONTEREY AVENUE              8.375            638.46         80
                                       8.125            638.46      105,000.00
    CHINO HILLS      CA   91709          1            06/23/97         00
    0430299230                           05           08/01/97          0
    971158                               O            07/01/27
    0


1


    1599897          975/G02             F          108,000.00         ZZ
                                         360        107,929.35          1
    9111 SABRE LANE                    8.125            801.90         80
                                       7.875            801.90      135,000.00
    WESTMINSTER      CA   92683          1            06/24/97         00
    0430286856                           05           08/01/97          0
    971135                               O            07/01/27
    0


    1599898          975/G02             F          292,000.00         ZZ
                                         360        291,808.99          1
    2701 TURNBULL CANYON ROAD          8.125          2,168.09         80
                                       7.875          2,168.09      365,000.00
    HACIENDA HEIGHT  CA   91745          1            06/20/97         00
    0430286831                           05           08/01/97          0
    971088                               O            07/01/27
    0


    1599913          766/G02             F           73,800.00         ZZ
                                         360         73,763.70          1
    6596 ATHENA DRIVE                  9.500            620.55         90
                                       9.250            620.55       82,000.00
    LAKE WORTH       FL   33463          1            06/27/97         12
    0430286443                           05           08/01/97         25
    97DA0245                             N            07/01/27
    0


    1599914          731/G02             F           44,900.00         ZZ
                                         360         44,879.60          1
    471 NORTHRIDGE CROSSING            9.875            389.89         90
                                       9.625            389.89       49,900.00
    ATLANTA          GA   30350          1            06/30/97         01
    0430297457                           07           08/01/97         25
    3140664407                           N            07/01/27
    0


    1599915          A38/G02             F           24,300.00         ZZ
                                         360         24,300.00          1
    117 EAST 80TH ST                   9.500            204.33         90
                                       9.250            204.33       27,000.00
    KANSAS CITY      MO   64114          1            07/09/97         10
    0430301846                           05           09/01/97         25
    4610150                              N            08/01/27
    0


    1599923          F16/G02             F           68,000.00         ZZ
                                         360         67,954.37          1
    5709 DAGGETT AVENUE                8.000            498.96         80
                                       7.750            498.96       85,000.00
1


    BAKERSFIELD      CA   93309          1            06/24/97         00
    0430288605                           03           08/01/97          0
    97E17544                             N            07/01/27
    0


    1599927          664/G02             F           87,200.00         ZZ
                                         360         87,147.17          2
    2505-2507 NORTH WYCOFF AVENUE      8.500            670.50         80
                                       8.250            670.50      109,000.00
    BREMERTON        WA   98312          1            06/11/97         00
    0430302083                           05           08/01/97          0
    2319267                              N            07/01/27
    0


    1599940          131/G02             F          179,100.00         ZZ
                                         360        178,988.68          1
    1712 WESTCHESTER LANE              8.375          1,361.29         80
                                       8.125          1,361.29      223,900.00
    FT COLLINS       CO   80525          1            06/23/97         00
    0430285353                           03           08/01/97          0
    3248343                              O            07/01/27
    0


    1599942          927/G02             F           88,700.00         ZZ
                                         360         88,545.76          1
    7779 11TH AVENUE SOUTHWEST         8.750            697.81         65
                                       8.500            697.81      136,500.00
    SEATTLE          WA   98106          5            04/17/97         00
    0430285072                           05           06/01/97          0
    316828                               N            05/01/27
    0


    1599944          664/G02             F           91,600.00         ZZ
                                         360         91,548.64          1
    7580 DELAWARE LANE                 8.875            728.82         80
                                       8.625            728.82      114,500.00
    VANCOUVER        WA   98664          1            06/04/97         00
    0430286690                           05           08/01/97          0
    2288660                              N            07/01/27
    0


    1599945          131/G02             F          100,300.00         ZZ
                                         360        100,239.24          2
    933 935 HARMONY DRIVE              8.500            771.22         85
                                       8.250            771.22      118,000.00
    PUEBLO WEST      CO   81007          1            06/09/97         10
    0430304451                           05           08/01/97         20
    3254719                              N            07/01/27
    0
1




    1599949          F03/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
    5910 SOUTH JELLISON STREET         8.750            802.44         75
    #F                                 8.500            802.44      137,000.00
    LITTLETON        CO   80123          5            07/18/97         00
    0430304980                           09           09/01/97          0
    DEN11101                             O            08/01/27
    0


    1599951          131/G02             F           54,900.00         ZZ
                                         360         54,873.00          1
    1614 36TH STREET                   9.500            461.63         90
                                       9.250            461.63       61,000.00
    ROCK ISLAND      IL   61201          1            06/11/97         10
    0430293076                           05           08/01/97         25
    5669315                              N            07/01/27
    0


    1599952          765/G02             F           70,400.00         ZZ
                                         360         70,364.44          4
    15175 PEPPER COURT                 9.375            585.56         80
                                       9.125            585.56       88,000.00
    MORENO VALLEY    CA   92551          1            06/06/97         00
    0430295360                           05           08/01/97          0
    323407                               N            07/01/27
    0


    1599956          F03/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
    19635 EAST BUCHANAN PLACE          8.750            770.97         90
                                       8.500            770.97      108,900.00
    AURORA           CO   80011          1            07/15/97         01
    0430302190                           05           09/01/97         25
    DEN11070                             N            08/01/27
    0


    1599974          E29/G02             F           76,000.00         ZZ
                                         360         75,950.28          1
    7755 EAST QUINCY AVENUE            8.125            564.30         95
    #T 76                              7.875            564.30       80,000.00
    DENVER           CO   80237          1            06/30/97         10
    0430303685                           01           08/01/97         30
    9706006                              O            07/01/27
    0


    1599976          225/225             F          130,000.00         ZZ
                                         360        129,912.77          1
1


    283 TARA STREET                    8.000            953.90         61
                                       7.750            953.90      215,000.00
    SAN FRANCISCO    CA   94112          2            06/12/97         00
    8051008                              05           08/01/97          0
    8051008                              O            07/01/27
    0


    1599978          G51/G02             F           63,000.00         ZZ
                                         360         62,964.68          1
    10482 124 TERRACE NORTH            8.875            501.26         90
                                       8.625            501.26       70,000.00
    LARGO            FL   33773          1            06/30/97         12
    0430290981                           05           08/01/97         30
    209239                               N            07/01/27
    0


    1599979          B27/G02             F          240,000.00         ZZ
                                         360        239,834.83          1
    23 ALPRILLA FARM ROAD              7.875          1,740.17         75
                                       7.625          1,740.17      320,000.00
    HOPKINTON        MA   01748          5            06/24/97         00
    0430286138                           05           08/01/97          0
    153441288                            O            07/01/27
    0


    1599989          F34/G02             F          150,000.00         ZZ
                                         360        149,909.13          1
    1019 NE 104 STREET                 8.500          1,153.37         63
                                       8.250          1,153.37      240,000.00
    MIAMI SHORES     FL   33138          1            06/30/97         00
    0430286427                           05           08/01/97          0
    9700463                              O            07/01/27
    0


    1599995          140/G02             F           72,800.00         ZZ
                                         360         72,764.19          2
    3412 14 CONNECTICUT AVENUE         9.500            612.14         70
                                       9.250            612.14      104,000.00
    KENNER           LA   70065          5            06/25/97         00
    0430291047                           05           08/01/97          0
    436198                               N            07/01/27
    0


    1600000          286/286             F           22,500.00         ZZ
                                         360         22,488.93          2
    1657 BELMONT AVE                   9.500            189.20         90
                                       9.250            189.20       25,000.00
    TOLEDO           OH   43607          1            06/20/97         10
    8630897                              05           08/01/97         25
1


    8630897                              N            07/01/27
    0


    1600002          B75/G02             F          115,000.00         ZZ
                                         360        114,933.83          1
    1902 NW 2ND AVENUE                 8.750            904.71         64
                                       8.500            904.71      180,000.00
    DELRAY BEACH     FL   33444          5            06/09/97         00
    0430289348                           05           08/01/97          0
    2871531                              O            07/01/27
    0


    1600003          B75/G02             F           48,750.00         ZZ
                                         360         48,724.05          1
    3946 VISBY LANE                    9.125            396.65         75
                                       8.875            396.65       65,000.00
    LAS VEGAS        NV   89119          2            06/11/97         00
    0430301143                           09           08/01/97          0
    2950889                              N            07/01/27
    0


    1600004          562/562             F          187,800.00         ZZ
                                         360        187,683.27          1
    45 EAST BROADWAY                   8.375          1,427.42         95
    UNIT 7                             8.125          1,427.42      197,700.00
    LONG BEACH       NY   11561          1            06/30/97         12
    539593                               01           08/01/97         30
    539593                               O            07/01/27
    0


    1600005          B75/G02             F           35,900.00         ZZ
                                         360         35,812.25          1
    19709 MERIDIAN STREET              9.250            295.34         90
                                       9.000            295.34       39,900.00
    CORNELIUS        NC   28031          1            06/04/97         12
    0430304808                           05           07/01/97         25
    2961673                              N            06/01/27
    0


    1600009          201/G02             F           98,400.00         ZZ
                                         360         98,338.83          1
    2455 SAPIER COURT                  8.375            747.92         80
                                       8.125            747.92      123,030.00
    ORLANDO          FL   32837          1            06/26/97         00
    0430286534                           03           08/01/97          0
    4509001394                           O            07/01/27
    0


1


    1600014          F16/G02             F           54,400.00         ZZ
                                         360         54,370.28          1
    5613 KINGSLAND AVENUE              9.000            437.72         80
                                       8.750            437.72       68,000.00
    BAKERSFIELD      CA   93306          1            06/10/97         00
    0430299404                           05           08/01/97          0
    97E17118                             N            07/01/27
    0


    1600018          480/G02             F           95,200.00         ZZ
                                         360         95,145.23          1
    35 INDIAN HILLS DRIVE              8.750            748.94         80
                                       8.500            748.94      119,000.00
    RYDAL            GA   30171          1            06/16/97         00
    0430285908                           05           08/01/97          0
    2137552                              O            07/01/27
    0


    1600023          369/G02             F          113,600.00         ZZ
                                         360        113,472.15          1
    1978 EAST SUNBURST LANE            8.875            903.86         80
                                       8.625            903.86      142,000.00
    TEMPE            AZ   85284          1            05/29/97         00
    0430288753                           05           07/01/97          0
    60452612                             O            06/01/27
    0


    1600029          369/G02             F           79,000.00         ZZ
                                         360         78,911.09          1
    1919 DEERWOOD AVENUE               8.875            628.56         62
                                       8.625            628.56      129,000.00
    LOUISVILLE       KY   40205          1            05/14/97         00
    0430288902                           05           07/01/97          0
    60681327                             O            06/01/27
    0


    1600031          369/G02             F           53,550.00         ZZ
                                         360         53,492.77          1
    2107 BATON ROUGE DR                9.125            435.71         90
                                       8.875            435.71       59,500.00
    KOKOMO           IN   46902          1            06/05/97         01
    0430285593                           05           07/01/97         25
    60039955                             N            06/01/27
    0


    1600083          A33/G02             F           42,500.00         ZZ
                                         360         42,500.00          1
    5629 CORNELL                       9.125            345.79         85
                                       8.875            345.79       50,000.00
1


    DEARBORN HEIGHT  MI   48125          1            07/23/97         04
    0430307462                           05           09/01/97         20
    A33                                  N            08/01/27
    0


    1600088          H13/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
    11720 KEMPERWOODS DRIVE            8.125            879.12         39
                                       7.875            879.12      305,000.00
    CINCINATTI       OH   45249          2            07/16/97         00
    0430301234                           05           09/01/97          0
    10139356                             O            08/01/27
    0


    1600104          766/G02             F           86,775.00         ZZ
                                         360         86,732.32          4
    2031 NE 170TH ST                   9.500            729.65         65
                                       9.250            729.65      133,500.00
    NORTH MIAMI BEA  FL   33162          1            06/27/97         00
    0430291294                           05           08/01/97          0
    97SG0307                             N            07/01/27
    0


    1600144          E22/G02             F           44,000.00         ZZ
                                         360         43,974.68          1
    222 BIRCH STREET                   8.750            346.15         74
                                       8.500            346.15       60,000.00
    ROSEVILLE        CA   95678          1            06/11/97         00
    0410415988                           05           08/01/97          0
    410415988                            N            07/01/27
    0


    1600146          E22/G02             F          294,250.00         ZZ
                                         360        294,097.46          1
    1271 SILVERADO DRIVE               9.250          2,420.72         55
                                       9.000          2,420.72      535,000.00
    SAN JOSE         CA   95120          5            06/27/97         00
    0410460828                           05           08/01/97          0
    410460828                            N            07/01/27
    0


    1600147          E22/G02             F           88,000.00         ZZ
                                         360         87,943.89          1
    5933 WEST HOWARD COURT             8.250            661.11         80
                                       8.000            661.11      110,000.00
    VISALIA          CA   93277          1            06/26/97         00
    0410460414                           05           08/01/97          0
    410460414                            O            07/01/27
    0
1




    1600153          E22/G02             F           71,900.00         ZZ
                                         360         71,857.55          1
    4817 FARMVIEW DRIVE                8.625            559.23         80
                                       8.375            559.23       89,900.00
    MONROE           NC   28110          1            06/26/97         00
    0410450571                           05           08/01/97          0
    410450571                            O            07/01/27
    0


    1600155          E22/G02             F           58,800.00         ZZ
                                         360         58,768.71          2
    1954 BUCHANAN STREET               9.125            478.42         80
                                       8.875            478.42       73,617.00
    HOLLYWOOD        FL   33020          1            06/27/97         04
    0410406268                           05           08/01/97         12
    410406268                            N            07/01/27
    0


    1600157          E22/G02             F           76,500.00         ZZ
                                         360         76,431.29          1
    833 BOEING STREET NE               8.875            608.67         85
                                       8.625            608.67       90,000.00
    PALM BAY         FL   32907          5            06/23/97         23
    0410414486                           05           08/01/97          0
    410414486                            O            07/01/27
    0


    1600158          E22/G02             F           51,900.00         ZZ
                                         360         51,871.65          1
    3320 SOUTH 81ST AVENUE             9.000            417.60         68
                                       8.750            417.60       76,400.00
    OMAHA            NE   68124          1            06/26/97         00
    0410457162                           05           08/01/97          0
    410457162                            N            07/01/27
    0


    1600159          E22/G02             F          120,000.00         ZZ
                                         360        119,929.15          1
    4201 GULF BLVD., #201              8.625            933.35         75
                                       8.375            933.35      160,000.00
    SOUTH PADRE ISL  TX   78597          1            06/27/97         00
    0410453351                           01           08/01/97          0
    410453351                            O            07/01/27
    0


    1600164          E22/G02             F          248,000.00         ZZ
                                         360        247,849.76          1
1


    6901 S. FLAGLER DRIVE              8.500          1,906.91         80
                                       8.250          1,906.91      310,000.00
    WEST PALM BEACH  FL   33405          1            06/27/97         00
    0410444681                           05           08/01/97          0
    410444681                            O            07/01/27
    0


    1600238          757/757             F           49,500.00         ZZ
                                         360         49,472.96          1
    6851 ROSWELL ROAD #O 32            9.000            398.29         90
                                       8.750            398.29       55,000.00
    ATLANTA          GA   30328          1            06/30/97         10
    3144813                              01           08/01/97         25
    3144813                              N            07/01/27
    0


    1600241          963/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    703 KINGWOOD PLACE                 8.500            498.26         80
                                       8.250            498.26       81,000.00
    BRANDON          FL   33511          1            07/18/97         00
    0430302810                           05           09/01/97          0
    970229                               O            08/01/27
    0


    1600244          590/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
    15278 SW 170 TERRACE               8.375            858.88         80
                                       8.125            858.88      143,000.00
    MIAMI            FL   33187          1            07/15/97         00
    0430302737                           05           09/01/97          0
    501016413                            O            08/01/27
    0


    1600245          965/G02             F           95,600.00         ZZ
                                         360         95,540.58          1
    4209 SOUTH HALIFAX COURT           8.375            726.63         85
                                       8.125            726.63      112,500.00
    AURORA           CO   80013          5            06/30/97         10
    0430287904                           05           08/01/97         12
    208776                               O            07/01/27
    0


    1600256          757/757             F          330,000.00         T
                                         360        329,819.74          1
    1320 FALLS DRIVE                   9.000          2,655.26         90
                                       8.750          2,655.26      370,000.00
    WEST HIGHLANDS   NC   28741          2            07/01/97         01
    2967917                              05           08/01/97         25
1


    2967917                              O            07/01/27
    0


    1600257          076/076             F           50,000.00         ZZ
                                         360         49,942.23          1
    1906 MCKNIGHT MILL RD              8.750            393.36         90
                                       8.500            393.36       55,556.00
    GREENSBORO       NC   27405          1            05/23/97         01
    7083123                              05           07/01/97         25
    7083123                              N            06/01/27
    0


    1600260          965/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    109-111 WEST ELM STREET            9.000            398.29         90
                                       8.750            398.29       55,000.00
    TUCSON           AZ   85705          1            07/02/97         04
    0430303107                           05           09/01/97         30
    209590                               N            08/01/27
    0


    1600271          E23/G02             F           69,300.00         ZZ
                                         360         69,263.12          1
    309 WEST EL ALBA WAY               9.125            563.85         90
                                       8.875            563.85       77,000.00
    CHANLDER         AZ   85224          1            06/23/97         04
    0430291989                           05           08/01/97         25
    110856                               N            07/01/27
    0


    1600272          208/G02             F           81,500.00         ZZ
                                         360         81,449.34          1
    5409 E HAWTHORNE STREET            8.375            619.46         77
                                       8.125            619.46      106,000.00
    TUCSON           AZ   85711          1            06/10/97         00
    0430298026                           05           08/01/97          0
    34232                                O            07/01/27
    0


    1600274          568/G02             F           58,500.00         ZZ
                                         360         58,468.86          1
    135 EAST MILLETT AVENUE            9.125            475.98         90
                                       8.875            475.98       65,000.00
    MESA             AZ   85210          1            06/26/97         01
    0430289140                           05           08/01/97         25
    8088757                              N            07/01/27
    0


1


    1600283          076/076             F          350,000.00         ZZ
                                         360        349,342.78          1
    OLD ALBANY POST ROAD RR #1         8.375          2,660.26         64
                                       8.125          2,660.26      550,000.00
    GARRISON         NY   10524          5            05/15/97         00
    7088522                              05           07/01/97          0
    7088522                              O            06/01/27
    0


    1600287          076/076             F          180,000.00         ZZ
                                         360        179,769.65          1
    5551 CALEDON PLACE                 8.250          1,352.28         66
                                       8.000          1,352.28      275,000.00
    MONTROSS         VA   22520          5            05/16/97         00
    7090309                              05           07/01/97          0
    7090309                              O            06/01/27
    0


    1600308          455/G02             F          256,500.00         ZZ
                                         360        256,367.02          1
    1007 ST CHARLES AVENUE             9.250          2,110.17         90
                                       9.000          2,110.17      285,000.00
    ATLANTA          GA   30306          1            06/20/97         04
    0430290312                           05           08/01/97         25
    55861                                N            07/01/27
    0


    1600309          765/G02             F          136,800.00         ZZ
                                         360        136,714.97          1
    331 EAST SIMMONS AVENUE            8.375          1,039.78         80
                                       8.125          1,039.78      171,000.00
    ANAHEIM          CA   92802          1            06/20/97         00
    0430296970                           05           08/01/97          0
    323563                               O            07/01/27
    0


    1600317          560/560             F          100,000.00         ZZ
                                         360         99,936.23          1
    10 KATIE WAY                       8.250            751.27         56
                                       8.000            751.27      179,000.00
    HAMILTON         NJ   08690          1            06/18/97         00
    450750534                            05           08/01/97          0
    450750534                            O            07/01/27
    0


    1600435          286/286             F           49,500.00         ZZ
                                         360         49,472.24          1
    38 LEONARD DRIVE                   8.875            393.85         90
                                       8.625            393.85       55,000.00
1


    CARTERSVILLE     GA   30120          1            06/09/97         12
    8644646                              05           08/01/97         25
    8644646                              N            07/01/27
    0


    1600437          575/G02             F           94,400.00         ZZ
                                         360         94,351.06          1
    2933 SOUTH                         9.250            776.61         90
    6400 WEST                          9.000            776.61      104,900.00
    WEST VALLEY      UT   84128          1            06/26/97         10
    0430288522                           05           08/01/97         25
    A72365948                            N            07/01/27
    0


    1600439          560/560             F           70,700.00         ZZ
                                         360         70,659.32          1
    12612 EAST BROADWAY AVENUE         8.750            556.20         75
                                       8.500            556.20       95,000.00
    SPOKANE          WA   99216          2            06/06/97         00
    461095408                            05           08/01/97          0
    461095408                            N            07/01/27
    0


    1600443          E45/G02             F           45,600.00         ZZ
                                         360         45,570.92          1
    18 PINE CIRCLE WAY                 8.250            342.58         80
                                       8.000            342.58       57,000.00
    OCALA            FL   34472          1            06/30/97         00
    0430288373                           05           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1600546          180/G02             F           35,550.00         ZZ
                                         360         35,530.07          1
    3173 SOUTH 20TH STREET             8.875            282.85         90
                                       8.625            282.85       39,500.00
    ABILENE          TX   79605          1            06/12/97         10
    0430296376                           05           08/01/97         25
    4912788                              N            07/01/27
    0


    1600551          575/G02             F           92,050.00         ZZ
                                         360         91,994.24          1
    5228 SHOREBREEZE COURT             8.500            707.78         70
                                       8.250            707.78      131,500.00
    VIRGINIA BEACH   VA   23464          1            06/30/97         00
    0430288241                           05           08/01/97          0
    972328888                            O            07/01/27
    0
1




    1600559          286/286             F           85,500.00         ZZ
                                         360         85,456.82          1
    160 PHELPS AVE                     9.375            711.15         90
                                       9.125            711.15       95,000.00
    ENGLEWOOD        NJ   07631          1            06/17/97         10
    9171458                              05           08/01/97         25
    9171458                              N            07/01/27
    0


    1600564          286/286             F           43,700.00         ZZ
                                         360         43,676.12          1
    13818 DURKEE                       9.000            351.63         90
                                       8.750            351.63       48,600.00
    CLEVELAND        OH   44128          1            06/16/97         10
    9173216                              05           08/01/97         25
    9173216                              N            07/01/27
    0


    1600567          286/286             F           97,200.00         ZZ
                                         360         97,144.07          1
    6 REEF LN                          8.750            764.68         80
                                       8.500            764.68      121,500.00
    SCARBOROUGH      ME   04074          1            06/18/97         00
    9170527                              01           08/01/97          0
    9170527                              O            07/01/27
    0


    1600573          575/G02             F          170,000.00         ZZ
                                         360        169,897.02          1
    828 NORTH SHORE DRIVE              8.500          1,307.15         69
                                       8.250          1,307.15      247,000.00
    GLEN BURNIE      MD   21060          2            06/19/97         00
    0430288944                           05           08/01/97          0
    972326320                            O            07/01/27
    0


    1600576          E13/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    1588 NE SOTTONG AVENUE             9.000            434.50         90
                                       8.750            434.50       60,000.00
    JENSEN BEACH     FL   34957          1            07/21/97         01
    0430305714                           05           09/01/97         25
    97C1387                              N            08/01/27
    0


    1600587          076/076             F           75,600.00         ZZ
                                         360         75,519.23          1
1


    204 WEST 23RD AVENUE               9.125            615.11         90
                                       8.875            615.11       84,000.00
    SPOKANE          WA   99203          1            05/16/97         04
    7091500                              05           07/01/97         25
    7091500                              N            06/01/27
    0


    1600590          076/076             F          168,000.00         ZZ
                                         360        167,790.41          1
    3175 GORDON ROAD                   8.375          1,276.93         80
                                       8.125          1,276.93      210,000.00
    SENOIA           GA   30276          2            05/13/97         00
    7093336                              05           07/01/97          0
    7093336                              O            06/01/27
    0


    1600592          076/076             F          300,000.00         ZZ
                                         360        299,616.08          1
    1499 OAK GROVE AVENUE              8.250          2,253.80         76
    #302                               8.000          2,253.80      395,000.00
    BURLINGAME       CA   94010          1            05/28/97         00
    7093701                              01           07/01/97          0
    7093701                              O            06/01/27
    0


    1600594          076/076             F          166,200.00         ZZ
                                         360        166,022.43          1
    3785 PRIMROSE COURT                9.125          1,352.26         95
                                       8.875          1,352.26      175,000.00
    WALDORF          MD   20602          2            05/27/97         04
    7095346                              03           07/01/97         30
    7095346                              O            06/01/27
    0


    1600596          076/076             F          175,000.00         ZZ
                                         360        174,781.69          1
    38 DWIGHT ROAD                     8.375          1,330.13         70
                                       8.125          1,330.13      250,000.00
    MARSHFIELD       MA   02050          1            05/16/97         00
    8222062                              05           07/01/97          0
    8222062                              O            06/01/27
    0


    1600599          076/076             F           89,100.00         ZZ
                                         360         89,009.65          1
    3921 BRIANT DRIVE                  9.375            741.09         90
                                       9.125            741.09       99,000.00
    MARRERO          LA   70072          1            05/30/97         10
    8253042                              05           07/01/97         25
1


    8253042                              N            06/01/27
    0


    1600601          H05/H05             F           69,750.00         ZZ
                                         360         69,713.84          1
    8833 NORTH OAK TRAFFICWAY          9.250            573.82         90
                                       9.000            573.82       77,500.00
    KANSAS CITY      MO   64115          1            06/30/97         04
    240140004                            05           08/01/97         25
    240140004                            N            07/01/27
    0


    1600602          B75/G02             F           55,500.00         ZZ
                                         360         55,468.07          1
    3307 6TH AVENUE                    8.750            436.62         80
                                       8.500            436.62       70,000.00
    TACOMA           WA   98406          1            06/25/97         00
    0430291070                           05           08/01/97          0
    2880896                              N            07/01/27
    0


    1600604          561/561             F          125,000.00         ZZ
                                         360        124,916.12          1
    207 TANGLEWOOD COURT               8.000            917.21         73
                                       7.750            917.21      171,500.00
    WALKERSVILLE     MD   21793          1            06/30/97         00
    9069758                              03           08/01/97          0
    9069758                              O            07/01/27
    0


    1600606          561/561             F           67,150.00         ZZ
                                         360         67,110.35          1
    1079 MILL CREEK DRIVE              8.625            522.29         85
                                       8.375            522.29       79,000.00
    BUFFALO GROVE    IL   60089          5            06/26/97         12
    9049743                              01           08/01/97         12
    9049743                              O            07/01/27
    0


    1600608          561/G02             F          101,250.00         T
                                         360        101,194.69          1
    701 SOUTH CENTER COURT             9.000            814.69         75
                                       8.750            814.69      135,000.00
    BETHANY BEACH    DE   19930          5            06/17/97         00
    0430286906                           03           08/01/97          0
    9059767                              O            07/01/27
    0


1


    1600639          E67/G02             F           92,200.00         ZZ
                                         360         92,142.69          1
    551 NW ROANOKE AVENUE              8.375            700.79         90
                                       8.125            700.79      102,500.00
    BEND             OR   97701          3            06/30/97         01
    0430296087                           05           08/01/97         25
    6337                                 N            07/01/27
    0


    1600641          A06/G02             F          175,000.00         ZZ
                                         360        174,891.22          1
    7800 MANOR                         8.375          1,330.13         73
                                       8.125          1,330.13      240,000.00
    DEARBORN         MI   48126          5            06/27/97         00
    0430290015                           05           08/01/97          0
    001000009706822                      O            07/01/27
    0


    1600653          687/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    5774 FIELD BROOK DRIVE             8.000            880.52         57
                                       7.750            880.52      214,000.00
    CLARENCE         NY   14031          1            06/17/97         00
    0430286609                           05           08/01/97          0
    1605674                              O            07/01/27
    0


    1600655          964/G02             F          148,000.00         ZZ
                                         360        147,905.63          1
    3817 GARFIELD AVENUE               8.250          1,111.87         80
                                       8.000          1,111.87      185,000.00
    CARMICHAEL       CA   95608          5            06/25/97         00
    0430286922                           05           08/01/97          0
    25427                                O            07/01/27
    0


    1600767          687/G02             F           67,500.00         ZZ
                                         360         67,500.00          2
    2304 MOERLEIN AVENUE               9.375            561.43         90
                                       9.125            561.43       75,000.00
    CINCINNATI       OH   45219          1            07/17/97         10
    0430307470                           05           09/01/97         25
    NG                                   N            08/01/27
    0


    1600778          G17/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
    3105 EL KU AVE                     8.750          1,368.86         78
                                       8.500          1,368.86      225,000.00
1


    ESCONDIDO        CA   92025          2            07/16/97         00
    0430307835                           05           09/01/97          0
    278505                               O            08/01/27
    0


    1600780          965/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    6882 NORTH DE CHELLY LOOP          8.375            465.16         60
                                       8.125            465.16      102,000.00
    TUCSON           AZ   85741          3            07/17/97         00
    0430297846                           05           09/01/97          0
    213322                               N            08/01/27
    0


    1600782          965/G02             F           64,050.00         ZZ
                                         360         64,050.00          1
    5860 NORTH MONA LISA ROAD          8.375            486.83         70
                                       8.125            486.83       91,500.00
    TUCSON           AZ   85741          3            07/07/97         00
    0430297820                           05           09/01/97          0
    213323                               N            08/01/27
    0


    1600786          405/405             F          105,600.00         ZZ
                                         360        105,434.36          1
    1775 GRASSLAND PLACE               8.375            802.64         80
                                       8.125            802.64      132,000.00
    RENO             NV   89502          5            06/11/97         00
    0008220618                           05           08/01/97          0
    0008220618                           O            07/01/27
    0


    1600797          G88/G02             F           56,250.00         T
                                         360         56,250.00          1
    191 SUNDAY RIVER ROAD              8.750            442.52         75
    UNIT 4                             8.500            442.52       75,000.00
    BETHEL           ME   04217          2            07/02/97         00
    0430287458                           01           09/01/97          0
    207133                               O            08/01/27
    0


    1600809          B75/G02             F           68,500.00         ZZ
                                         360         68,500.00          1
    296 TIGRIS ROAD NE                 8.625            532.79         70
                                       8.375            532.79       98,500.00
    RIO RANCHO       NM   87124          1            07/11/97         00
    0430304972                           05           09/01/97          0
    2962884                              N            08/01/27
    0
1




    1600828          253/253             F          110,000.00         ZZ
                                         360        109,931.63          1
    1080 EAST 130TH AVE                8.375            836.08         80
                                       8.125            836.08      137,500.00
    THORTON          CO   80241          1            06/27/97         00
    900471                               07           08/01/97          0
    900471                               N            07/01/27
    0


    1600831          E22/G02             F          280,000.00         ZZ
                                         360        279,838.91          2
    1126 W. FULLERTON                  8.750          2,202.76         80
                                       8.500          2,202.76      350,000.00
    CHICAGO          IL   60614          2            06/25/97         00
    0410441927                           05           08/01/97          0
    410441927                            O            07/01/27
    0


    1600838          731/G02             F          217,600.00         ZZ
                                         360        217,464.75          1
    663 JALAPA DRIVE                   8.375          1,653.92         80
                                       8.125          1,653.92      272,000.00
    COVINA           CA   91724          1            06/26/97         00
    0430290056                           05           08/01/97          0
    411680067                            O            07/01/27
    0


    1600841          E22/G02             F           99,500.00         ZZ
                                         360         99,447.05          1
    56 PARE                            9.125            809.56         75
                                       8.875            809.56      133,000.00
    CLAWSON          MI   48017          5            06/25/97         00
    0410454011                           05           08/01/97          0
    410454011                            O            07/01/27
    0


    1600843          E22/G02             F           79,000.00         ZZ
                                         360         78,953.36          1
    3537 WESTERHAM DRIVE               8.625            614.45         80
                                       8.375            614.45       99,500.00
    CLERMONT         FL   34711          1            06/30/97         00
    0410469704                           03           08/01/97          0
    410469704                            O            07/01/27
    0


    1600849          E22/G02             F           44,000.00         ZZ
                                         360         43,978.35          2
1


    2028 GREENWOOD CIRCLE              9.500            369.98         80
                                       9.250            369.98       55,000.00
    NASHVILLE        TN   37206          1            06/30/97         00
    0410380695                           05           08/01/97          0
    410380695                            N            07/01/27
    0


    1600850          E22/G02             F          161,500.00         ZZ
                                         360        161,409.46          1
    19246 HANSEN TRAIL                 8.875          1,284.97         85
                                       8.625          1,284.97      190,000.00
    SUMMERLAND KEY   FL   33042          5            06/25/97         23
    0410456750                           05           08/01/97          0
    410456750                            O            07/01/27
    0


    1600851          E22/G02             F           49,500.00         ZZ
                                         360         49,475.00          1
    2424 VAN BUSKIRK                   9.375            411.72         90
                                       9.125            411.72       55,500.00
    ANDERSON         IN   46011          1            06/27/97         04
    0410395776                           05           08/01/97         25
    410395776                            N            07/01/27
    0


    1600852          E22/G02             F          125,250.00         ZZ
                                         360        125,174.13          1
    8175 DECKER AVENUE                 8.500            963.06         75
                                       8.250            963.06      167,000.00
    NORTHFIELD       MN   55057          1            06/27/97         00
    0410329346                           05           08/01/97          0
    410329346                            O            07/01/27
    0


    1600858          E22/G02             F           90,000.00         ZZ
                                         360         89,945.48          1
    6747 CAPE HATTERAS WAY NE          8.500            692.02         75
                                       8.250            692.02      120,000.00
    ST PETERSBURG    FL   33702          5            06/25/97         00
    0410442347                           01           08/01/97          0
    410442347                            O            07/01/27
    0


    1600861          E22/G02             F          152,800.00         ZZ
                                         360        152,714.33          1
    9406 N.W. 36 COURT                 8.875          1,215.75         80
                                       8.625          1,215.75      191,000.00
    CORAL SPRINGS    FL   33065          1            06/30/97         00
    0410414312                           05           08/01/97          0
1


    410414312                            O            07/01/27
    0


    1600864          B75/G02             F          113,750.00         ZZ
                                         360        113,681.09          1
    15905 SOUTHEAST 177TH STREET       8.500            874.64         66
                                       8.250            874.64      173,000.00
    RENTON           WA   98056          5            06/11/97         00
    0430295840                           03           08/01/97          0
    2932416                              O            07/01/27
    0


    1600866          E22/G02             F          216,000.00         ZZ
                                         360        215,872.47          1
    24 PEAKSAIL DRIVE                  8.625          1,680.03         80
                                       8.375          1,680.03      270,000.00
    BERKELY TOWNSHI  NJ   08752          1            06/30/97         00
    0410432728                           05           08/01/97          0
    410432728                            O            07/01/27
    0


    1600868          E22/G02             F           45,900.00         ZZ
                                         360         45,880.23          1
    5887 VIVIAN                       10.125            407.05         90
                                       9.875            407.05       51,000.00
    TAYLOR           MI   48180          1            06/12/97         04
    0410396329                           05           08/01/97         25
    410396329                            N            07/01/27
    0


    1600869          E22/G02             F           83,250.00         ZZ
                                         360         83,165.59          1
    5381 GALE RD                       9.375            692.43         75
                                       9.125            692.43      111,000.00
    ONONDAGA         MI   49264          5            05/28/97         00
    0410396410                           05           07/01/97          0
    410396410                            O            06/01/27
    0


    1600870          B75/G02             F           97,500.00         ZZ
                                         360         97,440.93          1
    17427 159TH AVENUE SOUTHEAST       8.500            749.69         63
                                       8.250            749.69      156,000.00
    RENTON           WA   98056          5            06/11/97         00
    0430292615                           05           08/01/97          0
    2932408                              N            07/01/27
    0


1


    1600873          E22/G02             F          176,000.00         ZZ
                                         360        175,884.87          1
    161 CRANDON BLVD                   8.125          1,306.80         80
                                       7.875          1,306.80      220,000.00
    KEY BISCAYNE     FL   33149          1            06/30/97         00
    0410444442                           01           08/01/97          0
    410444442                            O            07/01/27
    0


    1600876          E22/G02             F          108,000.00         ZZ
                                         360        107,942.53          2
    5618 FAIRDALE LANE                 9.125            878.72         90
                                       8.875            878.72      120,000.00
    HOUSTON          TX   77057          1            06/27/97         04
    0410427462                           05           08/01/97         25
    410427462                            N            07/01/27
    0


    1600879          E22/G02             F           34,200.00         ZZ
                                         360         34,183.18          1
    1231 WEST 8TH STREET               9.500            287.57         90
                                       9.250            287.57       38,000.00
    .ANDERSON        IN   46016          1            06/27/97         04
    0410363725                           05           08/01/97         25
    410363725                            N            07/01/27
    0


    1600880          E22/G02             F          108,000.00         ZZ
                                         360        107,942.53          2
    5622 FAIRDALE LANE                 9.125            878.72         90
                                       8.875            878.72      120,000.00
    HOUSTON          TX   77057          1            06/27/97         10
    0410429526                           05           08/01/97         25
    410429526                            N            07/01/27
    0


    1600882          975/G02             F          224,900.00         ZZ
                                         360        224,760.21          1
    19611 CHARLINE PLACE               8.375          1,709.40         79
                                       8.125          1,709.40      285,000.00
    ROWLAND HEIGHTS  CA   91748          1            06/25/97         00
    0430290643                           05           08/01/97          0
    971109                               O            07/01/27
    0


    1600884          E22/G02             F           35,100.00         ZZ
                                         360         34,953.18          1
    18515 EGRET BAY  #1209             8.375            266.79         90
                                       8.125            266.79       39,000.00
1


    WEBSTER          TX   77058          1            06/27/97         10
    0410427256                           01           08/01/97         25
    410427256                            O            07/01/27
    0


    1600886          B75/G02             F          106,950.00         ZZ
                                         360        106,886.85          1
    7900 SUMMER HARVEST AVENUE         8.625            831.85         80
                                       8.375            831.85      133,695.00
    LAS VEGAS        NV   89129          1            06/13/97         00
    0430289736                           03           08/01/97          0
    2949105                              O            07/01/27
    0


    1600890          E22/G02             F          210,400.00         ZZ
                                         360        210,275.78          1
    58 PICKLE ROAD                     8.625          1,636.47         80
                                       8.375          1,636.47      263,000.00
    WASHINGTON TOWN  NJ   07830          1            06/30/97         23
    0410432587                           05           08/01/97          0
    410432587                            O            07/01/27
    0


    1600894          E22/G02             F          107,900.00         ZZ
                                         360        107,836.29          1
    2233 DELLWOOD STREET               8.625            839.24         80
                                       8.375            839.24      134,900.00
    ROSEVILLE        MN   55113          1            06/27/97         00
    0410206924                           05           08/01/97          0
    410206924                            O            07/01/27
    0


    1600896          E22/G02             F           61,200.00         ZZ
                                         360         61,161.97          1
    8615 N.W. 8TH STREET #124          8.375            465.16         90
                                       8.125            465.16       68,000.00
    MIAMI            FL   33126          1            06/27/97         10
    0410456560                           01           08/01/97         25
    410456560                            N            07/01/27
    0


    1600904          E22/G02             F           90,800.00         ZZ
                                         360         90,745.00          1
    3287 NW 121 AVENUE                 8.500            698.17         80
                                       8.250            698.17      113,500.00
    SUNRISE          FL   33323          1            06/27/97         00
    0410443949                           03           08/01/97          0
    410443949                            O            07/01/27
    0
1




    1600908          253/253             F          225,000.00         T
                                         360        224,880.26          1
    0033 RED FEATHER ROAD              9.125          1,830.68         50
                                       8.875          1,830.68      450,000.00
    BRECKENRIDGE     CO   80425          2            06/25/97         00
    330547                               07           08/01/97          0
    330547                               O            07/01/27
    0


    1600910          E22/G02             F           73,000.00         ZZ
                                         360         72,956.90          1
    2110 8TH AVENUE                    8.625            567.79         60
                                       8.375            567.79      123,000.00
    GREELEY          CO   80631          1            06/30/97         00
    0410388722                           05           08/01/97          0
    410388722                            O            07/01/27
    0


    1600911          E22/G02             F           84,600.00         ZZ
                                         360         84,553.79          1
    10408 WOODLAND AVENUE NE           9.000            680.71         90
                                       8.750            680.71       94,000.00
    ALBUQUERQUE      NM   87112          1            06/30/97         04
    0410457212                           05           08/01/97         25
    410457212                            N            07/01/27
    0


    1600913          E22/G02             F           72,000.00         ZZ
                                         360         71,955.25          1
    5421 HILLBROOK DRIVE               8.375            547.25         80
                                       8.125            547.25       90,000.00
    CROSS LANES      WV   25313          1            06/30/97         00
    0410470629                           03           08/01/97          0
    410470629                            O            07/01/27
    0


    1600914          E22/G02             F           39,000.00         ZZ
                                         360         38,976.37          1
    1329 W 51 PLACE                    8.500            299.88         65
                                       8.250            299.88       60,000.00
    HIALEAH          FL   33012          1            06/30/97         00
    0410443998                           01           08/01/97          0
    410443998                            N            07/01/27
    0


    1600915          862/G02             F          112,000.00         ZZ
                                         360        111,928.58          1
1


    37265 SANDY HEIGHTS ROAD           8.250            841.42         80
                                       8.000            841.42      141,000.00
    SANDY            OR   97055          5            06/19/97         00
    0430290064                           03           08/01/97          0
    4348421                              O            07/01/27
    0


    1600916          E22/G02             F          119,700.00         ZZ
                                         360        119,632.89          1
    8605 YEARLING DRIVE                8.875            952.39         90
                                       8.625            952.39      133,000.00
    LAKE WORTH       FL   33467          1            06/30/97         04
    0410443899                           05           08/01/97         25
    410443899                            N            07/01/27
    0


    1600917          E22/G02             F          127,500.00         ZZ
                                         360        127,428.52          2
    991-993 EAST 24TH STREET           8.875          1,014.45         75
                                       8.625          1,014.45      170,000.00
    HIALEAH          FL   33013          1            06/30/97         00
    0410406581                           05           08/01/97          0
    410406581                            N            07/01/27
    0


    1600920          F30/G02             F           75,950.00         ZZ
                                         360         75,907.42          1
    3248 MYSTIC RIDGE COURT            8.875            604.29         80
                                       8.625            604.29       94,975.00
    LAS VEGAS        NV   89129          1            06/23/97         00
    0430292417                           09           08/01/97          0
    20235                                O            07/01/27
    0


    1600922          E09/G02             F           96,550.00         ZZ
                                         360         96,489.99          1
    9080 QUARRYSTONE WAY               8.375            733.85         79
                                       8.125            733.85      122,490.00
    LAS VEGAS        NV   89123          1            06/24/97         00
    0430289504                           03           08/01/97          0
    1002762                              N            07/01/27
    0


    1600926          E22/G02             F          170,400.00         ZZ
                                         360        170,296.77          1
    7024 SALLY LANE                    8.500          1,310.23         80
                                       8.250          1,310.23      213,000.00
    EDINA            MN   55439          1            06/30/97         00
    0410327431                           05           08/01/97          0
1


    410327431                            O            07/01/27
    0


    1600933          637/G02             F           52,800.00         ZZ
                                         360         52,772.62          1
    11430 JAY STREET NORTHWEST         9.250            434.38         80
                                       9.000            434.38       66,000.00
    COON RAPIDS      MN   55433          1            06/30/97         00
    0430287953                           09           08/01/97          0
    9878604                              O            07/01/27
    0


    1600945          E22/G02             F           78,750.00         ZZ
                                         360         78,714.23          2
    311-313 NORTH 4TH STREET           9.875            683.82         90
                                       9.625            683.82       87,500.00
    MIAMISBURG       OH   45342          1            06/30/97         04
    0410419238                           05           08/01/97         25
    410419238                            N            07/01/27
    0


    1600951          E22/G02             F           95,600.00         ZZ
                                         360         95,549.13          1
    7479 SPY GLASS CT.                 9.125            777.83         75
                                       8.875            777.83      127,500.00
    BOULDER          CO   80301          1            06/27/97         00
    0410464416                           01           08/01/97          0
    410464416                            N            07/01/27
    0


    1600954          E22/G02             F           63,900.00         ZZ
                                         360         63,864.17          1
    5107 PARLIAMENT DRIVE              8.875            508.42         90
                                       8.625            508.42       71,000.00
    ARLINGTON        TX   76017          1            06/30/97         04
    0410478697                           05           08/01/97         25
    410478697                            N            07/01/27
    0


    1600955          E22/G02             F           26,400.00         ZZ
                                         360         26,385.20          1
    301 BEECH STREET                   8.875            210.05         80
                                       8.625            210.05       33,400.00
    HACKENSACK       NJ   07601          1            06/26/97         00
    0410401103                           06           08/01/97          0
    410401103                            O            07/01/27
    0


1


    1600956          E22/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
    35225 SOUTHEAST CRESCENT           9.875            673.84         80
                                       9.625            673.84       97,000.00
    BORING           OR   97009          1            06/26/97         04
    0410371470                           05           09/01/97         12
    410371470                            N            08/01/27
    0


    1600957          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    102 BELLWOOD COURT                 8.625            466.67         90
                                       8.375            466.67       67,000.00
    CRANBEERY TOWNS  PA   16066          1            07/01/97         04
    0410216311                           09           09/01/97         20
    410216311                            N            08/01/27
    0


    1600960          E22/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    5264 CLEMSON STREET                8.500            768.91         55
                                       8.250            768.91      184,000.00
    VENTURA          CA   93003          5            06/26/97         00
    0410462816                           05           08/01/97          0
    410462816                            O            07/01/27
    0


    1600962          E22/G02             F          176,000.00         ZZ
                                         360        175,893.38          1
    3524 PROSPECT AVENUE               8.500          1,353.29         80
                                       8.250          1,353.29      222,000.00
    LA CRESCENTA AR  CA   91214          5            06/17/97         00
    0410424261                           05           08/01/97          0
    410424261                            O            07/01/27
    0


    1600964          E22/G02             F          250,000.00         ZZ
                                         360        249,859.85          1
    100 HARBOR DRIVE                   8.875          1,989.11         51
    UNIT #1505                         8.625          1,989.11      496,000.00
    SAN DIEGO        CA   92101          1            06/26/97         00
    0410466601                           06           08/01/97          0
    410466601                            N            07/01/27
    0


    1600967          E22/G02             F          140,000.00         ZZ
                                         360        139,921.52          2
    879-881 WEST NEWMARK AVEN          8.875          1,113.90         61
                                       8.625          1,113.90      233,000.00
1


    MONTEREY PARK    CA   91754          2            05/28/97         00
    0410347207                           05           08/01/97          0
    410347207                            N            07/01/27
    0


    1600975          A91/G02             F          232,750.00         ZZ
                                         360        232,616.09          2
    680 EAST 59TH STREET               8.750          1,831.05         95
                                       8.500          1,831.05      245,000.00
    BROOKLYN         NY   11234          1            07/02/97         04
    0430292367                           05           08/01/97         30
    UNKNOWN                              O            07/01/27
    0


    1600977          455/G02             F          176,550.00         ZZ
                                         360        176,463.16          4
    1988 PATTERSON COURT               9.500          1,484.53         90
                                       9.250          1,484.53      196,200.00
    LAWRENCEVILLE    GA   30245          1            06/30/97         01
    0430302539                           05           08/01/97         25
    57048                                N            07/01/27
    0


    1600980          227/G02             F          101,722.00         ZZ
                                         360        101,658.76          1
    5977 CORINTH DRIVE                 8.375            773.17         77
                                       8.125            773.17      133,000.00
    COLORADO SPRING  CO   80918          1            06/27/97         00
    0430290569                           05           08/01/97          0
    1708680                              O            07/01/27
    0


    1600991          A06/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    2640 COLONIAL WAY                  8.500          1,691.61         74
                                       8.250          1,691.61      300,000.00
    BLOOMFIELD HILL  MI   48304          5            06/30/97         00
    0430292847                           05           09/01/97          0
    99801                                O            08/01/27
    0


    1601003          937/G02             F           70,000.00         ZZ
                                         360         69,955.36          1
    5358 BRADY LANE                    8.250            525.89         60
                                       8.000            525.89      117,000.00
    LAS VEGAS        NV   89120          1            06/25/97         00
    0430288068                           05           08/01/97          0
    48405071                             O            07/01/27
    0
1




    1601021          575/G02             F          210,400.00         ZZ
                                         360        210,282.04          4
    440 NORTH 800 EAST                 8.875          1,674.04         80
                                       8.625          1,674.04      263,000.00
    SPANISH FORK     UT   84660          1            06/17/97         00
    0430288050                           05           08/01/97          0
    972358448                            N            07/01/27
    0


    1601027          591/G02             F           58,650.00         ZZ
                                         360         58,650.00          2
    653 LINDEN AVENUE                  8.875            466.65         85
                                       8.625            466.65       69,000.00
    YORK             PA   17404          2            07/15/97         10
    0430303453                           07           09/01/97         12
    103503547                            N            08/01/27
    0


    1601029          561/G02             F           55,800.00         ZZ
                                         360         55,771.06          1
    617 LUZERNE AVENUE                 9.250            459.06         90
                                       9.000            459.06       62,000.00
    WEST PITTSTON    PA   18643          1            06/25/97         10
    0430289223                           05           08/01/97         25
    9047010                              N            07/01/27
    0


    1601068          560/560             F           67,500.00         ZZ
                                         360         67,460.15          1
    105 FAIRVIEW AVENUE                8.625            525.01         90
                                       8.375            525.01       75,000.00
    RUTLAND          VT   05701          1            06/10/97         21
    450744248                            05           08/01/97         25
    450744248                            N            07/01/27
    0


    1601090          E22/G02             F           80,500.00         ZZ
                                         360         80,453.69          1
    1303 LAKESHORE DRIVE               8.750            633.29         70
                                       8.500            633.29      115,000.00
    IRVING           TX   75060          1            06/30/97         00
    0410429377                           03           08/01/97          0
    410429377                            O            07/01/27
    0


    1601095          B65/G02             F           98,000.00         ZZ
                                         360         98,000.00          3
1


    243 E 19TH AVENUE                  8.750            770.97         70
                                       8.500            770.97      140,000.00
    COLUMBUS         OH   43201          2            07/30/97         00
    0430300913                           05           09/01/97          0
    010797399                            N            08/01/27
    0


    1601106          560/560             F           77,000.00         ZZ
                                         360         76,955.70          1
    263  BLACKMAN ROAD                 8.750            605.76         70
                                       8.500            605.76      110,000.00
    NASHVILLE        TN   37211          5            06/12/97         00
    450745930                            05           08/01/97          0
    450745930                            N            07/01/27
    0


    1601124          A37/G02             F          132,750.00         ZZ
                                         360        132,750.00          1
    14320 W GREENFIELD AVE             9.250          1,092.11         90
                                       9.000          1,092.11      147,500.00
    BROOKFIELD       WI   53005          1            07/08/97         04
    0430291559                           05           09/01/97         25
    97154                                N            08/01/27
    0


    1601138          227/G02             F           66,800.00         ZZ
                                         360         66,760.56          1
    11776 E CANAL DRIVE                8.625            519.57         80
                                       8.375            519.57       83,500.00
    AURORA           CO   80011          1            06/25/97         00
    0430290114                           09           08/01/97          0
    1709966                              O            07/01/27
    0


    1601164          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    6249 LONGFORD DRIVE UNIT #1        8.500            230.67         75
                                       8.250            230.67       40,000.00
    CITRUS HEIGHTS   CA   95621          1            06/30/97         00
    0410466635                           01           09/01/97          0
    410466635                            N            08/01/27
    0


    1601166          E22/G02             F          131,900.00         ZZ
                                         360        131,818.01          1
    4977 CEDAR LAWN WAY                8.375          1,002.54         80
                                       8.125          1,002.54      164,915.00
    LAS VEGAS        NV   89130          1            06/24/97         00
    0410455430                           03           08/01/97          0
1


    410455430                            O            07/01/27
    0


    1601168          E22/G02             F          226,800.00         ZZ
                                         360        226,800.00          1
    2040 SEVILLE DRIVE                 8.625          1,764.03         80
                                       8.375          1,764.03      283,500.00
    TRACY            CA   95376          2            07/01/97         00
    0410466742                           05           09/01/97          0
    410466742                            O            08/01/27
    0


    1601173          E22/G02             F          437,000.00         ZZ
                                         360        437,000.00          1
    1526 EAST OLIN PLACE               8.750          3,437.88         69
                                       8.500          3,437.88      641,000.00
    SEATTLE          WA   98112          2            06/27/97         00
    0410216386                           05           09/01/97          0
    410216386                            O            08/01/27
    0


    1601174          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    441 WEST SHOSHONE PLACE            9.125            842.11         90
                                       8.875            842.11      115,000.00
    SPOKANE          WA   99203          1            06/27/97         04
    0410459952                           05           09/01/97         25
    410459952                            N            08/01/27
    0


    1601181          E22/G02             F          212,000.00         ZZ
                                         360        211,874.84          1
    172 STILLWATER COURT               8.625          1,648.91         80
                                       8.375          1,648.91      265,000.00
    MARCO ISLAND     FL   34145          1            06/30/97         00
    0410453955                           05           08/01/97          0
    410453955                            O            07/01/27
    0


    1601183          E22/G02             F           55,300.00         ZZ
                                         360         55,067.35          1
    1021 GARDENDALE DRIVE              8.625            430.12         70
                                       8.375            430.12       79,000.00
    COLUMBIA         SC   29210          5            06/25/97         00
    0410456164                           05           08/01/97          0
    410456164                            N            07/01/27
    0


1


    1601187          E22/G02             F          176,000.00         ZZ
                                         360        175,893.38          1
    204 FENTON PLACE 10A & 10B         8.500          1,353.29         95
                                       8.250          1,353.29      186,000.00
    CHARLOTTE        NC   28207          1            06/27/97         04
    0410450126                           01           08/01/97         30
    410450126                            O            07/01/27
    0


    1601189          E22/G02             F           77,000.00         ZZ
                                         360         76,957.94          1
    705 OAKRIDGE DRIVE                 9.000            619.56         70
                                       8.750            619.56      110,000.00
    ROUND ROCK       TX   78681          5            06/25/97         00
    0410432421                           03           08/01/97          0
    410432421                            N            07/01/27
    0


    1601190          369/G02             F          105,750.00         ZZ
                                         360        105,580.03          1
    9817 LEYENDECKER ROAD NE           9.500            889.21         90
                                       9.250            889.21      117,500.00
    ALBUQUERQUE      NM   87111          2            05/28/97         01
    0430304469                           05           07/01/97         25
    60321577                             N            06/01/27
    0


    1601197          624/G02             F          223,200.00         ZZ
                                         360        223,200.00          1
    619 APPIAN WAY                     8.250          1,676.83         80
                                       8.000          1,676.83      279,000.00
    UNION CITY       CA   94587          1            07/15/97         00
    0430306506                           05           09/01/97          0
    87501870036                          O            08/01/27
    0


    1601200          904/G02             F          139,400.00         ZZ
                                         360        139,400.00          1
    1314 SOUTH EMIGRATION STREET       8.750          1,096.67         90
                                       8.500          1,096.67      154,900.00
    SALT LAKE CITY   UT   84108          1            07/11/97         01
    0430297481                           05           09/01/97         25
    12971607                             N            08/01/27
    0


    1601201          E22/G02             F          183,750.00         ZZ
                                         360        183,641.51          1
    21490 GOETHE                       8.625          1,429.19         75
                                       8.375          1,429.19      245,000.00
1


    GROSSE POINTE W  MI   48236          1            06/30/97         00
    0410420822                           05           08/01/97          0
    410420822                            O            07/01/27
    0


    1601205          E22/G02             F          139,500.00         ZZ
                                         360        139,419.74          1
    2615 E 5TH STREET                  8.750          1,097.45         90
                                       8.500          1,097.45      155,000.00
    CHARLOTTE        NC   28204          1            06/30/97         10
    0410451223                           05           08/01/97         25
    410451223                            N            07/01/27
    0


    1601206          E22/G02             F          143,000.00         ZZ
                                         360        142,927.79          1
    506 COPPERLEAF ROAD                9.375          1,189.40         65
                                       9.125          1,189.40      220,000.00
    AUSTIN           TX   78734          5            06/05/97         00
    0410414965                           05           08/01/97          0
    410414965                            N            07/01/27
    0


    1601207          E22/G02             F          239,000.00         ZZ
                                         360        238,847.60          1
    1508 HERON RUN DRIVE               8.250          1,795.53         62
                                       8.000          1,795.53      388,000.00
    WILMINGTON       NC   28403          2            06/25/97         00
    0410450936                           03           08/01/97          0
    410450936                            O            07/01/27
    0


    1601210          560/560             F          100,000.00         ZZ
                                         360         99,937.84          1
    341 GALLERON WAY                   8.375            760.08         80
                                       8.125            760.08      125,000.00
    SPARKS           NV   89431          1            06/09/97         21
    450754619                            05           08/01/97         12
    450754619                            N            07/01/27
    0


    1601218          369/G02             F          190,000.00         ZZ
                                         360        189,756.85          1
    11110 GROSH AVENUE                 8.250          1,427.41         77
                                       8.000          1,427.41      247,000.00
    WILLIAMSPORT     MD   21795          5            05/30/97         00
    0430293415                           05           07/01/97          0
    60634078                             O            06/01/27
    0
1




    1601219          369/G02             F          134,750.00         ZZ
                                         360        134,594.38          1
    15158 EAST NASSAU AVENUE           8.750          1,060.08         80
                                       8.500          1,060.08      168,450.00
    AURORA           CO   80014          1            06/02/97         00
    0430289959                           03           07/01/97          0
    60650900                             O            06/01/27
    0


    1601222          369/G02             F          113,850.00         ZZ
                                         360        113,721.86          1
    6900 CROSS CUT COURT               8.875            905.85         90
                                       8.625            905.85      126,500.00
    OCOEE            FL   34761          1            05/30/97         01
    0430289512                           03           07/01/97         25
    60674728                             O            06/01/27
    0


    1601228          003/G02             F           20,700.00         ZZ
                                         360         20,689.82          1
    1400 MERIDIAN ST                   9.500            174.06         90
                                       9.250            174.06       23,000.00
    ATLANTA          GA   30317          1            06/27/97         10
    0430304766                           05           08/01/97         25
    3845559                              N            07/01/27
    0


    1601241          664/G02             F          100,000.00         ZZ
                                         360         99,939.41          1
    3224 SE 24TH TERRACE               8.500            768.92         71
                                       8.250            768.92      142,000.00
    GRESHAM          OR   97080          1            06/17/97         00
    0430290098                           05           08/01/97          0
    2290088                              O            07/01/27
    0


    1601242          664/G02             F          156,000.00         ZZ
                                         360        155,900.52          1
    28W453 GARYS MILL ROAD             8.250          1,171.98         70
                                       8.000          1,171.98      225,000.00
    WINFIELD         IL   60190          2            06/18/97         00
    0430290080                           05           08/01/97          0
    2328961                              O            07/01/27
    0


    1601243          776/G02             F          308,000.00         ZZ
                                         360        307,788.04          2
1


    823-825 NORTH HARPER AVENUE        7.875          2,233.21         80
                                       7.625          2,233.21      385,000.00
    LOS ANGELES      CA   90046          1            06/25/97         00
    0430290890                           05           08/01/97          0
    2146633                              O            07/01/27
    0


    1601244          776/G02             F           68,000.00         ZZ
                                         360         67,958.81          1
    9912 ZENITH DRIVE                  8.500            522.86         80
                                       8.250            522.86       85,000.00
    ST. LOUIS        MO   63123          1            06/25/97         00
    0430291500                           05           08/01/97          0
    8645288                              O            07/01/27
    0


    1601245          E57/G02             F          137,000.00         T
                                         360        136,917.01          1
    27848 JOHNSON ROAD                 8.500          1,053.41         72
                                       8.250          1,053.41      192,000.00
    CASTAIC          CA   91384          5            06/24/97         00
    0430296426                           05           08/01/97          0
    98252005167                          O            07/01/27
    0


    1601250          862/G02             F          175,300.00         ZZ
                                         360        175,193.80          1
    21709 SHALLOT COURT                8.500          1,347.91         95
                                       8.250          1,347.91      186,000.00
    SAUGUS           CA   91350          2            06/27/97         01
    0430292409                           03           08/01/97         30
    4427621                              O            07/01/27
    0


    1601252          637/G02             F           27,900.00         ZZ
                                         360         27,876.62          1
    303 DARTMOUTH AVENUE               8.625            217.01         80
                                       8.375            217.01       34,900.00
    LEHIGH ACRES     FL   33936          1            06/30/97         00
    0430289413                           05           08/01/97          0
    9889254                              O            07/01/27
    0


    1601253          731/G02             F          121,500.00         ZZ
                                         360        121,430.10          1
    9621 SEA HORSE COURT               8.750            955.84         75
                                       8.500            955.84      162,000.00
    RIVERSIDE        CA   92509          2            06/13/97         00
    0430292383                           05           08/01/97          0
1


    412611019                            N            07/01/27
    0


    1601255          731/G02             F          121,500.00         ZZ
                                         360        121,430.10          1
    9676 SEA HORSE COURT               8.750            955.84         75
                                       8.500            955.84      162,000.00
    RIVERSIDE        CA   92509          2            06/13/97         00
    0430294132                           05           08/01/97          0
    412611020                            N            07/01/27
    0


    1601261          776/G02             F          116,000.00         ZZ
                                         360        115,929.73          1
    1177 LANDSBURN CIRCLE              8.500            891.94         80
    (WESTLAKE VILLAGE AREA)            8.250            891.94      145,000.00
    THOUSAND OAKS    CA   91361          1            06/25/97         00
    0430293118                           01           08/01/97          0
    2146637                              O            07/01/27
    0


    1601265          731/G02             F           82,500.00         ZZ
                                         360         82,452.53          1
    5702 BEACH STREET                  8.750            649.03         75
                                       8.500            649.03      110,000.00
    RIVERSIDE        CA   92509          2            06/13/97         00
    0430300228                           05           08/01/97          0
    412611021                            N            07/01/27
    0


    1601267          731/G02             F          121,500.00         ZZ
                                         360        121,430.10          1
    9626 SEA HORSE COURT               8.750            955.84         75
                                       8.500            955.84      162,000.00
    RIVERSIDE        CA   92509          2            06/13/97         00
    0430307173                           05           08/01/97          0
    412610975                            N            07/01/27
    0


    1601275          637/G02             F           90,900.00         T
                                         360         90,846.33          1
    13500 SANDY KEY DRIVE #404E        8.625            707.01         70
                                       8.375            707.01      130,000.00
    PENSACOLA        FL   32507          1            06/27/97         00
    0430289314                           01           08/01/97          0
    9889338                              O            07/01/27
    0


1


    1601284          686/G02             F          368,000.00         ZZ
                                         360        367,750.56          1
    60      RAMONA PLACE               7.950          2,687.44         78
                                       7.700          2,687.44      475,000.00
    CAMARILLO        CA   93010          1            06/26/97         00
    0430289645                           05           08/01/97          0
    818003840                            O            07/01/27
    0


    1601290          686/G02             F          100,000.00         ZZ
                                         360         99,931.52          2
    20      CANTERBURY COURT           7.900            726.81         80
                                       7.650            726.81      125,000.00
    OLD BRIDGE       NJ   08857          1            06/30/97         00
    0430294868                           01           08/01/97          0
    818177578                            O            07/01/27
    0


    1601293          686/G02             F           94,320.00         ZZ
                                         360         94,260.77          1
    7406  N MOOSOOLIAN AVE             8.325            713.58         80
                                       8.075            713.58      117,900.00
    FRESNO           CA   93722          1            06/25/97         00
    0430289629                           05           08/01/97          0
    818251480                            O            07/01/27
    0


    1601296          776/G02             F          284,000.00         ZZ
                                         360        283,836.60          2
    1944 ROSALIA ROAD                  8.750          2,234.23         80
                                       8.500          2,234.23      355,000.00
    LOS ANGELES      CA   90027          2            06/24/97         00
    0430290304                           05           08/01/97          0
    6145623                              O            07/01/27
    0


    1601302          765/G02             F          103,650.00         ZZ
                                         360        103,599.01          4
    327 D STREET                       9.500            871.55         72
                                       9.250            871.55      145,000.00
    WILMINGTON       CA   90744          2            06/06/97         00
    0430298521                           05           08/01/97          0
    323204                               N            07/01/27
    0


    1601312          686/G02             F          108,000.00         ZZ
                                         360        107,930.63          1
    163     BRIGHTON PLACE             8.215            808.72         80
                                       7.965            808.72      135,000.00
1


    SMYRNA           DE   19977          1            06/27/97         00
    0430294793                           05           08/01/97          0
    818102477                            O            07/01/27
    0


    1601313          F03/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    31846 GRIFFIN DRIVE                8.750            944.05         80
                                       8.500            944.05      150,000.00
    CONIFER          CO   80433          1            07/22/97         00
    0430309799                           05           09/01/97          0
    DEN11145                             N            08/01/27
    0


    1601344          560/560             F          134,000.00         ZZ
                                         360        133,853.05          4
    1000 NORTHWEST 5TH STREET          9.000          1,078.20         90
                                       8.750          1,078.20      149,000.00
    MIAMI            FL   33128          1            05/27/97         04
    450728944                            05           07/01/97         25
    450728944                            N            06/01/27
    0


    1601349          131/G02             F          139,650.00         ZZ
                                         360        139,396.85          1
    15675 TAYLOR ST                    9.000          1,123.66         70
                                       8.750          1,123.66      199,500.00
    OMAHA            NE   68116          1            05/28/97         00
    0430287466                           03           07/01/97          0
    9812866                              O            06/01/27
    0


    1601353          560/560             F           65,000.00         ZZ
                                         360         64,963.56          2
    127-129 WEST ST                    8.875            517.17         61
                                       8.625            517.17      107,000.00
    WEST WARWICK     RI   02893          5            06/03/97         00
    450739289                            05           08/01/97          0
    450739289                            N            07/01/27
    0


    1601360          560/560             F           38,300.00         ZZ
                                         360         38,278.52          1
    31667 NARDELLI 1A                  8.875            304.74         90
                                       8.625            304.74       42,600.00
    ROSEVILLE        MI   48066          1            06/02/97         04
    450738901                            01           08/01/97         25
    450738901                            N            07/01/27
    0
1




    1601368          A38/G02             F          205,200.00         ZZ
                                         360        205,200.00          1
    7 PARK PLACE                       8.750          1,614.31         80
                                       8.500          1,614.31      256,500.00
    MANSFIELD        TX   76063          1            07/07/97         00
    0430302984                           05           09/01/97          0
    1210554                              O            08/01/27
    0


    1601767          992/G02             F          578,000.00         ZZ
                                         360        578,000.00          1
    10 MINDY COURT                     8.375          4,393.22         72
                                       8.125          4,393.22      810,000.00
    LATTINGTOWN      NY   11560          2            06/27/97         00
    0430295436                           05           09/01/97          0
    330733                               O            08/01/27
    0


    1601774          686/G02             F          148,000.00         ZZ
                                         360        147,894.48          1
    28532 FOREST MEADOW PLACE          7.700          1,055.19         80
                                       7.450          1,055.19      185,000.00
    CASTAIC          CA   91384          1            06/25/97         00
    0430297317                           05           08/01/97          0
    818003030                            O            07/01/27
    0


    1601787          140/G02             F           56,700.00         ZZ
                                         360         56,669.03          1
    417 BANNERWOOD DRIVE               9.000            456.22         90
                                       8.750            456.22       63,000.00
    GRETNA           LA   70056          1            06/30/97         04
    0430297184                           05           08/01/97         25
    436231                               N            07/01/27
    0


    1601793          B75/G02             F           58,400.00         ZZ
                                         360         58,366.40          1
    832 THISTLEDOWN DRIVE              8.750            459.43         80
                                       8.500            459.43       73,000.00
    MEMPHIS          TN   38117          1            06/16/97         00
    0430289751                           09           08/01/97          0
    2957405                              O            07/01/27
    0


    1601801          B27/G02             F          100,400.00         ZZ
                                         360        100,400.00          4
1


    119 SALEM STREET                   8.750            789.85         80
                                       8.500            789.85      125,500.00
    MALDEN           MA   02148          1            07/07/97         00
    0430289835                           05           09/01/97          0
    023608932                            N            08/01/27
    0


    1601802          757/757             F          135,000.00         T
                                         360        134,920.29          1
    3 DEVEAUX LANE                     8.625          1,050.02         58
                                       8.375          1,050.02      235,000.00
    SAVANNAH         GA   31411          1            06/25/97         00
    3144748                              03           08/01/97          0
    3144748                              O            07/01/27
    0


    1601806          757/757             F          201,600.00         ZZ
                                         360        201,600.00          1
    5109 CHIPPING DRIVE                8.375          1,532.31         80
                                       8.125          1,532.31      252,000.00
    ACWORTH          GA   30101          1            07/03/97         00
    3149481                              05           09/01/97          0
    3149481                              O            08/01/27
    0


    1601810          757/757             F           52,000.00         ZZ
                                         360         51,967.68          1
    335 LEE BYRD ROAD                  8.375            395.24         65
                                       8.125            395.24       81,000.00
    LOGANVILLE       GA   30249          5            06/26/97         00
    3144730                              05           08/01/97          0
    3144730                              N            07/01/27
    0


    1601813          B75/G02             F          216,000.00         ZZ
                                         360        215,744.02          1
    14740 SOUTHEAST 63RD STREET        8.625          1,680.03         80
                                       8.375          1,680.03      270,000.00
    BELLEVUE         WA   98006          1            05/15/97         00
    0430304337                           05           07/01/97          0
    2866135                              O            06/01/27
    0


    1601814          F34/G02             F           84,700.00         ZZ
                                         360         84,647.35          1
    109 NW 72ND AVENUE                 8.375            643.79         50
                                       8.125            643.79      169,480.00
    PLANTATION       FL   33317          1            06/26/97         00
    0430293688                           09           08/01/97          0
1


    9700485                              O            07/01/27
    0


    1601816          003/G02             F           63,900.00         ZZ
                                         360         63,865.09          1
    3032 FRANCINE DRIVE                9.000            514.16         90
                                       8.750            514.16       71,000.00
    DECATUR          GA   30033          1            06/30/97         10
    0430292706                           05           08/01/97         25
    10002236                             N            07/01/27
    0


    1601818          225/225             F          150,000.00         ZZ
                                         360        149,913.69          1
    466 SUNNYBROOK COURT               8.750          1,180.06         50
                                       8.500          1,180.06      300,000.00
    CAMPBELL         CA   95008          5            06/18/97         00
    8052164                              05           08/01/97          0
    8052164                              O            07/01/27
    0


    1601821          201/G02             F           29,700.00         ZZ
                                         360         29,683.35          1
    4827 CROKER RIDGE ROAD             8.875            236.31         90
                                       8.625            236.31       33,000.00
    HOUSTON          TX   77053          1            06/27/97         01
    0430291054                           03           08/01/97         25
    7809002590                           N            07/01/27
    0


    1601833          369/G02             F           35,000.00         ZZ
                                         360         34,980.88          1
    205 SEMINOLE TRAIL                 9.000            281.62         52
                                       8.750            281.62       68,000.00
    PEMBERTON        NJ   08015          1            06/04/97         00
    0430291831                           03           08/01/97          0
    60738382                             O            07/01/27
    0


    1601837          B37/G02             F          147,500.00         ZZ
                                         360        147,415.14          1
    1941 CASCADE DRIVE                 8.750          1,160.38         90
    #5710                              8.500          1,160.38      163,900.00
    NAPLES           FL   34112          1            06/18/97         11
    0430298307                           01           08/01/97         25
    207550                               O            07/01/27
    0


1


    1601839          575/G02             F           40,500.00         ZZ
                                         360         40,479.01          1
    7418 FARMSTEAD ROAD                9.250            333.18         75
                                       9.000            333.18       54,000.00
    LIVERPOOL        NY   13088          1            06/26/97         00
    0430289876                           05           08/01/97          0
    972343556                            N            07/01/27
    0


    1601848          687/G02             F           99,000.00         ZZ
                                         360         98,950.01          2
    3313 - 3315 SW 8TH STREET          9.375            823.43         90
                                       9.125            823.43      110,000.00
    DES MOINES       IA   50317          1            06/23/97         04
    0430299545                           05           08/01/97         25
    1606247                              N            07/01/27
    0


    1601852          G34/G02             F          112,500.00         ZZ
                                         360        112,431.84          1
    1927 AUBURN TRAILS                 8.500            865.03         50
                                       8.250            865.03      225,000.00
    SUGAR LAND       TX   77479          1            06/30/97         00
    0430290338                           03           08/01/97          0
    70685040                             O            07/01/27
    0


    1601861          757/757             F           52,000.00         ZZ
                                         360         51,967.68          1
    4160 HWY 20                        8.375            395.24         65
                                       8.125            395.24       81,000.00
    LOGANVILLE       GA   30249          5            06/26/97         00
    3144722                              05           08/01/97          0
    3144722                              N            07/01/27
    0


    1601872          180/G02             F           29,700.00         ZZ
                                         360         29,683.35          1
    2809 WINDSOR AVENUE                8.875            236.31         90
                                       8.625            236.31       33,000.00
    WACO             TX   76708          1            06/17/97         04
    0430290486                           05           08/01/97         25
    4997110                              N            07/01/27
    0


    1601887          E22/G02             F           64,000.00         ZZ
                                         360         63,961.23          1
    5013 WATER WHEEL CT.               8.500            492.10         80
                                       8.250            492.10       80,500.00
1


    OCOEE            FL   34761          1            06/30/97         00
    0410456818                           03           08/01/97          0
    410456818                            O            07/01/27
    0


    1601888          E22/G02             F          101,250.00         ZZ
                                         360        101,193.24          1
    7415 PRIMROSE DR. NW               8.875            805.59         90
                                       8.625            805.59      112,500.00
    ALBUQUERQUE      NM   87120          1            07/01/97         04
    0410429773                           05           08/01/97         25
    410429773                            N            07/01/27
    0


    1601890          E22/G02             F          324,000.00         ZZ
                                         360        323,818.36          1
    192 HERITAGE COURT                 8.875          2,577.89         80
                                       8.625          2,577.89      405,000.00
    LITTLE SILVER    NJ   07739          1            07/01/97         00
    0410433494                           01           08/01/97          0
    410433494                            O            07/01/27
    0


    1601892          E22/G02             F           78,400.00         ZZ
                                         360         78,353.71          1
    1801 SOUTH OCEAN DRIVE UNT 105     8.625            609.79         80
                                       8.375            609.79       98,000.00
    HOLLYWOOD        FL   33019          1            06/27/97         00
    0410455976                           08           08/01/97          0
    410455976                            O            07/01/27
    0


    1601895          E22/G02             F           85,000.00         ZZ
                                         360         84,948.50          1
    1113 MONROE STREET SE              8.500            653.58         51
                                       8.250            653.58      169,000.00
    ALBUQUERQUE      NM   87108          5            06/26/97         00
    0410429021                           05           08/01/97          0
    410429021                            O            07/01/27
    0


    1601897          E22/G02             F           57,600.00         ZZ
                                         360         57,565.99          1
    3557 WILLIAMS STREET               8.625            448.01         80
                                       8.375            448.01       72,000.00
    LAKE PARK        FL   33403          1            06/30/97         00
    0410444830                           05           08/01/97          0
    410444830                            O            07/01/27
    0
1




    1601900          E22/G02             F          116,500.00         ZZ
                                         360        116,431.21          1
    130 DELMAR STREET                  8.625            906.13         80
                                       8.375            906.13      147,000.00
    MELBOURNE BEACH  FL   32951          5            06/25/97         00
    0410436471                           05           08/01/97          0
    410436471                            O            07/01/27
    0


    1601902          E22/G02             F           59,000.00         ZZ
                                         360         58,941.72          3
    529 S. LAKE                        9.500            496.11         80
                                       9.250            496.11       74,000.00
    AURORA           IL   60506          1            05/07/97         04
    0410393417                           05           07/01/97         12
    410393417                            N            06/01/27
    0


    1601907          E22/G02             F          102,000.00         ZZ
                                         360        101,934.99          1
    420 LAFOX RIVER DR.                8.750            802.43         60
                                       8.500            802.43      170,000.00
    ALGONQUIN        IL   60102          2            06/30/97         00
    0410328595                           05           08/01/97          0
    410328595                            N            07/01/27
    0


    1601912          E22/G02             F          108,150.00         ZZ
                                         360        108,087.77          2
    3208-10 FOXBORO                    8.750            850.82         70
                                       8.500            850.82      154,500.00
    RICHARDSON       TX   75082          5            06/20/97         00
    0410427272                           05           08/01/97          0
    410427272                            N            07/01/27
    0


    1601919          E22/G02             F          111,200.00         ZZ
                                         360        111,129.09          1
    2952 AMELLIA DRIVE                 8.250            835.41         80
                                       8.000            835.41      140,000.00
    JACKSONVILLE     FL   32257          5            06/26/97         00
    0410436356                           05           08/01/97          0
    410436356                            O            07/01/27
    0


    1601921          E22/G02             F           76,000.00         ZZ
                                         360         75,955.13          1
1


    923 AVENUE "R"                     8.625            591.12         80
                                       8.375            591.12       95,000.00
    SUNRAY           TX   79086          1            06/30/97         00
    0410429187                           05           08/01/97          0
    410429187                            O            07/01/27
    0


    1601923          E22/G02             F           91,200.00         ZZ
                                         360         91,147.53          1
    5437 MEADOWOOD                     8.750            717.47         80
                                       8.500            717.47      114,000.00
    SPEEDWAY         IN   46224          1            06/30/97         00
    0410470132                           05           08/01/97          0
    410470132                            O            07/01/27
    0


    1601924          E22/G02             F          152,250.00         ZZ
                                         360        152,162.41          1
    9676 KELLY DRIVE                   8.750          1,197.75         75
                                       8.500          1,197.75      203,000.00
    LOVELAND         OH   45140          5            06/25/97         00
    0410420897                           05           08/01/97          0
    410420897                            O            07/01/27
    0


    1601927          E22/G02             F          197,850.00         T
                                         360        197,744.71          1
    24789 TODDY LANE                   9.125          1,609.77         90
                                       8.875          1,609.77      219,896.00
    FARMINGTON HILL  MI   48335          1            06/16/97         04
    0410418230                           05           08/01/97         25
    410418230                            O            07/01/27
    0


    1601929          E22/G02             F           25,850.00         ZZ
                                         360         25,837.94          2
    3431 E 55TH STREET                 9.750            222.09         90
                                       9.500            222.09       28,750.00
    CLEVELAND        OH   44127          1            06/27/97         01
    0410365720                           05           08/01/97         25
    410365720                            N            07/01/27
    0


    1601932          E22/G02             F           49,600.00         ZZ
                                         360         49,573.61          1
    4407 ARCADIA STREET                9.125            403.56         80
                                       8.875            403.56       62,000.00
    INDIANAPOLIS     IN   46222          2            06/30/97         04
    0410394977                           05           08/01/97         12
1


    410394977                            N            07/01/27
    0


    1601933          E22/G02             F           94,500.00         ZZ
                                         360         94,453.52          1
    1110 GUNN ROAD                     9.500            794.61         90
                                       9.250            794.61      105,000.00
    ROCHESTER        MI   48306          1            06/30/97         10
    0410419451                           05           08/01/97         25
    410419451                            N            07/01/27
    0


    1601935          E22/G02             F           92,700.00         ZZ
                                         360         92,646.67          1
    161 AUSTIN DR                      8.750            729.27         90
    UNIT# 24                           8.500            729.27      103,000.00
    BURLINGTON       VT   05401          1            07/01/97         14
    0410433569                           01           08/01/97         25
    410433569                            N            07/01/27
    0


    1601938          E22/G02             F           61,500.00         ZZ
                                         360         61,467.28          1
    300 GOLFVIEW ROAD UNIT #206        9.125            500.38         75
                                       8.875            500.38       82,000.00
    NORTH PALM BEAC  FL   33408          1            07/01/97         00
    0410454193                           08           08/01/97          0
    410454193                            O            07/01/27
    0


    1601939          E22/G02             F           46,300.00         ZZ
                                         360         46,276.00          1
    7936 SW 4TH PLACE                  9.250            380.90         90
                                       9.000            380.90       51,500.00
    NORTH LAUDERDAL  FL   33068          1            07/02/97         04
    0410443436                           07           08/01/97         25
    410443436                            N            07/01/27
    0


    1601941          E22/G02             F           75,000.00         ZZ
                                         360         74,955.72          1
    220 SE 1ST STREET                  8.625            583.34         50
                                       8.375            583.34      153,000.00
    DANIA            FL   33304          5            06/27/97         00
    0410444533                           05           08/01/97          0
    410444533                            O            07/01/27
    0


1


    1601942          E22/G02             F           85,300.00         T
                                         360         85,248.33          1
    4508 DAKOTA POINT COURT            8.500            655.88         75
                                       8.250            655.88      113,825.00
    KISSIMMEE        FL   34746          1            07/02/97         00
    0410383103                           05           08/01/97          0
    410383103                            O            07/01/27
    0


    1601945          E22/G02             F           58,500.00         ZZ
                                         360         58,470.46          1
    2586 S SANDUSKY ROAD               9.375            486.57         90
                                       9.125            486.57       65,000.00
    SANDUSKY         MI   48471          1            06/30/97         04
    0410394936                           05           08/01/97         25
    410394936                            N            07/01/27
    0


    1601947          E22/G02             F           39,500.00         ZZ
                                         360         39,480.57          1
    4327 GANNETT                       9.500            332.14         90
                                       9.250            332.14       43,900.00
    SAINT LOUIS      MO   63116          1            07/01/97         04
    0410419600                           05           08/01/97         25
    410419600                            N            07/01/27
    0


    1601948          E22/G02             F           57,000.00         ZZ
                                         360         56,971.96          2
    524 LAWTON PLACE                   9.500            479.29         95
                                       9.250            479.29       60,000.00
    FORT WAYNE       IN   46805          1            07/01/97         04
    0410454623                           05           08/01/97         30
    410454623                            O            07/01/27
    0


    1601953          E22/G02             F           52,200.00         ZZ
                                         360         52,174.32          1
    9459 POINSETTA DRIVE               9.500            438.93         90
                                       9.250            438.93       58,000.00
    SHREVEPORT       LA   71108          1            07/01/97         10
    0410478739                           05           08/01/97         25
    410478739                            N            07/01/27
    0


    1601957          E22/G02             F           47,700.00         ZZ
                                         360         47,676.54          2
    18814-16 BLACKHAWK TRAIL           9.500            401.09         90
                                       9.250            401.09       53,000.00
1


    INDEPENDENCE     MO   64056          1            06/30/97         04
    0410429328                           05           08/01/97         25
    410429328                            N            07/01/27
    0


    1601961          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    1767 COBB HILL ROAD                9.000          1,673.62         80
                                       8.750          1,673.62      260,000.00
    BOZEMAN          MT   59715          1            07/02/97         00
    0410219000                           05           09/01/97          0
    410219000                            O            08/01/27
    0


    1601962          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          2
    2825 3RD STREET                    8.500          2,152.96         70
                                       8.250          2,152.96      400,000.00
    SANTA MONICA     CA   90405          5            06/30/97         00
    0410462881                           05           09/01/97          0
    410462881                            O            08/01/27
    0


    1601964          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
    2325 HELIOTROPE AVENUE             8.500          1,499.38         75
                                       8.250          1,499.38      260,000.00
    SANTA ANA        CA   92706          5            06/27/97         00
    0410455034                           05           09/01/97          0
    410455034                            O            08/01/27
    0


    1601968          E22/G02             F          267,000.00         ZZ
                                         360        267,000.00          1
    4123 FORT DONELSON DRIVE           8.500          2,053.00         60
                                       8.250          2,053.00      450,000.00
    STOCKTON         CA   95219          5            07/02/97         00
    0410277883                           03           09/01/97          0
    410277883                            O            08/01/27
    0


    1601973          E22/G02             F          496,000.00         ZZ
                                         360        495,675.54          1
    8580 TESLA ROAD                    8.125          3,682.79         80
                                       7.875          3,682.79      620,000.00
    LIVERMORE        CA   94550          1            06/30/97         00
    0410409965                           05           08/01/97          0
    410409965                            O            07/01/27
    0
1




    1601987          918/G02             F          242,250.00         ZZ
                                         360        242,250.00          2
    1416 EAST 102ND STREET             9.125          1,971.03         95
                                       8.875          1,971.03      255,000.00
    BROOKLYN         NY   11236          1            07/21/97         14
    0430301770                           07           09/01/97         30
    11779                                O            08/01/27
    0


    1601993          B77/G02             F           52,800.00         ZZ
                                         360         52,800.00          3
    404 E MARKET STREET                9.000            424.84         80
                                       8.750            424.84       66,000.00
    YORK             PA   17403          1            07/18/97         11
    0430302919                           07           09/01/97         12
    97002110                             N            08/01/27
    0


    1602038          B98/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
    101 OLYMPIC CIRCLE                 8.250            766.29         80
                                       8.000            766.29      127,500.00
    VACAVILLE        CA   95687          1            07/18/97         00
    0430306142                           03           09/01/97          0
    1602038                              O            08/01/27
    0


    1602062          F64/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    904 DIRK DRIVE                     8.625            435.57         80
                                       8.375            435.57       70,000.00
    RICHMOND         VA   23227          1            07/25/97         00
    0430305060                           05           09/01/97          0
    209355                               N            08/01/27
    0


    1602065          405/405             F           65,600.00         ZZ
                                         360         65,564.16          2
    938 WEST EDGEWOOD                  9.000            527.84         75
                                       8.750            527.84       87,500.00
    SPRINGFIELD      MO   65807          1            06/12/97         00
    4240115                              05           08/01/97          0
    4240115                              N            07/01/27
    0


    1602067          450/450             F          105,000.00         ZZ
                                         360        104,931.32          1
1


    24395 POWER RD                     8.125            779.62         63
                                       7.875            779.62      168,000.00
    FARMINGTON       MI   48336          1            06/30/97         00
    4296919                              05           08/01/97          0
    4296919                              O            07/01/27
    0


    1602071          G52/G02             F           81,000.00         ZZ
                                         360         80,958.00          1
    1325 NORTH CAMILLA BOULEVARD       9.250            666.37         90
                                       9.000            666.37       90,000.00
    TUCSON           AZ   85716          1            06/18/97         10
    0430291369                           05           08/01/97         25
    208354                               N            07/01/27
    0


    1602073          560/560             F          146,000.00         ZZ
                                         360        145,918.14          2
    87  ROSENEATH AVE                  8.875          1,161.65         80
                                       8.625          1,161.65      182,500.00
    NEWPORT          RI   02840          2            06/26/97         00
    450758891                            05           08/01/97          0
    450758891                            N            07/01/27
    0


    1602074          776/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    953 FALCON DRIVE                   8.500            538.24         63
                                       8.250            538.24      112,693.00
    IMPERIAL         MO   63052          1            06/27/97         00
    0430293167                           03           08/01/97          0
    8745350                              O            07/01/27
    0


    1602075          776/G02             F           57,100.00         ZZ
                                         360         57,067.14          1
    2110 LOS FELIZ STREET #2010        8.750            449.21         80
                                       8.500            449.21       71,425.00
    LAS VEGAS        NV   89115          1            06/24/97         00
    0430293159                           01           08/01/97          0
    6343378                              N            07/01/27
    0


    1602081          776/G02             F          255,000.00         ZZ
                                         360        254,853.29          1
    581 BLUE HERRON COURT              8.750          2,006.09         85
                                       8.500          2,006.09      300,000.00
    VALLEY SPRINGS   CA   95252          5            06/25/97         11
    0430303149                           03           08/01/97         12
1


    6245745                              O            07/01/27
    0


    1602085          776/G02             F          116,000.00         ZZ
                                         360        115,936.64          2
    520-520 1/2 VERNON ROAD            9.000            933.36         80
    VENICE AREA                        8.750            933.36      145,000.00
    LOS ANGELES      CA   90291          1            06/25/97         00
    0430296822                           05           08/01/97          0
    2145943                              N            07/01/27
    0


    1602086          776/G02             F          168,800.00         ZZ
                                         360        168,686.74          1
    17627 SIDWELL STREET               8.000          1,238.59         80
    GRANDA HILLS AREA                  7.750          1,238.59      211,000.00
    LOS ANGELES      CA   91344          1            06/20/97         00
    0430293175                           05           08/01/97          0
    2145936                              O            07/01/27
    0


    1602094          A01/G02             F          325,000.00         ZZ
                                         360        324,792.76          1
    1168 WEST L STREET                 8.250          2,441.62         78
                                       8.000          2,441.62      420,000.00
    BENICIA          CA   94510          2            06/19/97         00
    0430292037                           05           08/01/97          0
    NG                                   O            07/01/27
    0


    1602100          731/G02             F          132,750.00         ZZ
                                         360        132,669.58          1
    32350 CERCLE LATOUR                8.500          1,020.73         70
                                       8.250          1,020.73      192,000.00
    TEMECULA         CA   92591          1            06/25/97         00
    0430292680                           05           08/01/97          0
    414611068                            O            07/01/27
    0


    1602101          731/G02             F           80,900.00         ZZ
                                         360         80,850.99          1
    2869 KNOTTY PINE COURT             8.500            622.05         90
                                       8.250            622.05       89,900.00
    BUFORD           GA   30519          1            07/02/97         01
    0430292623                           05           08/01/97         25
    3140864513                           N            07/01/27
    0


1


    1602103          937/G02             F          140,000.00         ZZ
                                         360        139,915.19          1
    3000 EAST CASTO LANE               8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    SALT LAKE CITY   UT   84117          1            07/02/97         00
    0430290593                           05           08/01/97          0
    8400070                              N            07/01/27
    0


    1602107          765/G02             F           50,000.00         ZZ
                                         360         49,974.08          1
    21760 JEAN ST                      9.250            411.34         74
                                       9.000            411.34       68,000.00
    PERRIS           CA   92520          5            06/19/97         00
    0430293332                           05           08/01/97          0
    321838                               O            07/01/27
    0


    1602123          687/G02             F           94,500.00         ZZ
                                         360         94,453.52          4
    9303-5 EASTFIELD ROAD              9.500            794.61         90
                                       9.250            794.61      105,000.00
    THONOTOSASSA     FL   33592          1            06/30/97         11
    0430302315                           05           08/01/97         25
    1609173                              N            07/01/27
    0


    1602537          687/G02             F           70,000.00         ZZ
                                         360         69,960.76          1
    11732 THOMAS AVENUE                8.875            556.95         16
                                       8.625            556.95      450,000.00
    GREAT FALLS      VA   22066          5            06/20/97         00
    0430289744                           05           08/01/97          0
    114539                               O            07/01/27
    0


    1602570          964/G02             F          112,500.00         ZZ
                                         360        112,428.27          1
    9372 PACIFIC AVENUE                8.250            845.17         75
                                       8.000            845.17      150,000.00
    ANAHEIM (AREA)   CA   92804          5            06/13/97         00
    0430293084                           05           08/01/97          0
    25045                                O            07/01/27
    0


    1602583          405/405             F          232,000.00         ZZ
                                         360        231,687.62          1
    108 CAMEROTA WAY                   8.000          1,702.34         80
                                       7.750          1,702.34      290,644.00
1


    REDWOOD CITY     CA   94065          1            05/15/97         00
    4169157                              01           07/01/97          0
    4169157                              O            06/01/27
    0


    1602986          246/G02             F           80,000.00         ZZ
                                         360         79,907.61          1
    11420 COUNTRY CLUB DRIVE           8.750            629.36         63
                                       8.500            629.36      127,000.00
    BERLIN           MD   21811          1            05/23/97         00
    0430290494                           05           07/01/97          0
    024468                               O            06/01/27
    0


    1602991          286/286             F           67,750.00         ZZ
                                         360         67,669.70          1
    522  S E OLYMPIA DRIVE             8.625            526.96         80
                                       8.375            526.96       84,706.00
    VANCOUVER        WA   98683          1            05/20/97         00
    9170468                              05           07/01/97          0
    9170468                              O            06/01/27
    0


    1602994          286/286             F           51,850.00         ZZ
                                         360         51,823.81          1
    2119 SHORB AVE NW                  9.375            431.27         85
                                       9.125            431.27       61,000.00
    CANTON           OH   44709          5            06/16/97         10
    8639203                              05           08/01/97         12
    8639203                              O            07/01/27
    0


    1603002          B28/G02             F           63,750.00         ZZ
                                         360         63,710.37          1
    609 GROVE STREET                   8.375            484.55         75
                                       8.125            484.55       85,000.00
    CENTRALIA        WA   98531          5            06/26/97         00
    0430292219                           05           08/01/97          0
    09970242                             O            07/01/27
    0


    1603007          B75/G02             F          127,150.00         ZZ
                                         360        127,072.98          1
    3405 GRIMSHAW WAY                  8.500            977.67         80
                                       8.250            977.67      158,950.00
    ELK GROVE        CA   95758          1            06/19/97         00
    0430290874                           03           08/01/97          0
    2896991                              O            07/01/27
    0
1




    1603010          A07/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
    1609 E CHEROKEE AVE                9.000            778.87         90
                                       8.750            778.87      107,569.00
    LAS VEGAS        NV   89109          1            07/18/97         01
    0430293621                           05           09/01/97         25
    1603010                              N            08/01/27
    0


    1603020          561/561             F          333,000.00         ZZ
                                         360        332,798.26          1
    23 MURRAY AVENUE                   8.500          2,560.49         90
                                       8.250          2,560.49      370,000.00
    ANNAPOLIS        MD   21401          2            06/20/97         14
    9073313                              05           08/01/97         25
    9073313                              O            07/01/27
    0


    1603033          766/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    1101 SW 126 PLACE                  8.250          1,202.03         80
                                       8.000          1,202.03      200,000.00
    MIAMI            FL   33184          5            07/02/97         00
    0430298190                           05           09/01/97          0
    970Z0482                             O            08/01/27
    0


    1603038          737/G02             F          124,000.00         ZZ
                                         360        123,924.87          2
    127 9TH AVENUE WEST                8.500            953.46         80
                                       8.250            953.46      156,000.00
    KALISPELL        MT   59901          1            07/01/97         00
    0430291864                           05           08/01/97          0
    573833                               N            07/01/27
    0


    1603039          737/G02             F           40,000.00         ZZ
                                         360         39,976.38          1
    3828 POTTER AVENUE                 8.625            311.12         44
                                       8.375            311.12       92,817.00
    KINGMAN          AZ   86401          1            06/25/97         00
    0430300004                           05           08/01/97          0
    513140                               O            07/01/27
    0


    1603046          811/G02             F          183,750.00         ZZ
                                         360        183,638.68          1
1


    1849 NOBLIN WOODS TRAIL            8.500          1,412.88         76
                                       8.250          1,412.88      244,900.00
    DULUTH           GA   30155          1            06/30/97         00
    0430292979                           03           08/01/97          0
    FM00106311                           O            07/01/27
    0


    1603047          E29/G02             F          151,800.00         ZZ
                                         360        151,800.00          1
    1059 WASHINGTON STREET             8.000          1,113.85         80
                                       7.750          1,113.85      189,750.00
    DENVER           CO   80203          1            07/01/97         00
    0430290296                           05           09/01/97          0
    19706143                             O            08/01/27
    0


    1603052          687/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    635 FREDERICA LANE                 8.875            372.36         90
                                       8.625            372.36       52,000.00
    DUNEDIN          FL   34698          1            07/15/97         01
    0430305888                           05           09/01/97         25
    NG                                   N            08/01/27
    0


    1603065          313/G02             F          135,000.00         ZZ
                                         360        135,000.00          3
    1616-1620 EAST CHERRY LYNN         9.125          1,098.41         90
                                       8.875          1,098.41      150,000.00
    PHOENIX          AZ   85016          1            07/17/97         04
    0430305730                           05           09/01/97         25
    6285001                              N            08/01/27
    0


    1603082          G17/G02             F           91,900.00         ZZ
                                         360         91,900.00          1
    2117 TERRACE VIEW PLACE            8.375            698.51         80
                                       8.125            698.51      115,900.00
    ESCONDIDO        CA   92026          1            07/10/97         00
    0430297218                           03           09/01/97          0
    278005                               O            08/01/27
    0


    1603090          964/G02             F          208,000.00         ZZ
                                         360        207,873.99          1
    1804 GRAMERCY AVENUE               8.500          1,599.34         80
                                       8.250          1,599.34      260,000.00
    TORRANCE         CA   90501          1            06/27/97         00
    0430292557                           05           08/01/97          0
1


    25841                                O            07/01/27
    0


    1603136          E22/G02             F          307,500.00         ZZ
                                         360        307,500.00          1
    630 CAROLINA STREET                8.500          2,364.41         75
                                       8.250          2,364.41      410,000.00
    SAN FRANCISCO    CA   94107          5            07/02/97         00
    0410417166                           01           09/01/97          0
    410417166                            O            08/01/27
    0


    1603137          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    6680 MEADOWLARK LANE               8.000          1,643.63         74
                                       7.750          1,643.63      305,000.00
    SHERIDAN         CA   95681          5            07/02/97         00
    0410466718                           05           09/01/97          0
    410466718                            O            08/01/27
    0


    1603152          E22/G02             F          288,000.00         ZZ
                                         360        287,834.30          1
    3011 SW 101ST COURT                8.750          2,265.70         90
                                       8.500          2,265.70      320,000.00
    MIAMI            FL   33165          1            07/02/97         04
    0410444921                           05           08/01/97         25
    410444921                            O            07/01/27
    0


    1603156          E22/G02             F          112,000.00         ZZ
                                         360        111,916.67          1
    10303 NW 7TH COURT                 8.750            881.10         69
                                       8.500            881.10      163,000.00
    PLANTATION       FL   33324          5            06/27/97         00
    0410445589                           05           08/01/97          0
    410445589                            O            07/01/27
    0


    1603163          560/560             F           55,000.00         ZZ
                                         360         54,967.52          2
    2801-2803 BARRANCA STREET          8.625            427.79         38
                                       8.375            427.79      148,000.00
    LOS ANGELES      CA   90031          5            06/25/97         00
    450771985                            05           08/01/97          0
    450771985                            N            07/01/27
    0


1


    1603165          E22/G02             F           95,250.00         ZZ
                                         360         95,193.77          1
    5 PENN DRIVE                       8.625            740.84         77
                                       8.375            740.84      125,000.00
    DELRAN           NJ   08075          1            06/30/97         00
    0410406326                           05           08/01/97          0
    410406326                            O            07/01/27
    0


    1603166          377/377             F          117,000.00         ZZ
                                         360        116,932.69          1
    316 ACADEMY STREET                 8.750            920.44         90
                                       8.500            920.44      130,000.00
    VILLAGE OF SOUT  NJ   07079          1            06/30/97         01
    6173025                              05           08/01/97         25
    6173025                              N            07/01/27
    0


    1603167          E22/G02             F          135,000.00         ZZ
                                         360        134,930.01          4
    7250 WEST RIVER ROAD               9.250          1,110.61         90
                                       9.000          1,110.61      150,000.00
    BROOKLYN CENTER  MN   55430          1            07/02/97         01
    0410328934                           05           08/01/97         25
    410328934                            N            07/01/27
    0


    1603168          E22/G02             F          163,150.00         ZZ
                                         360        163,048.59          4
    1716 RAWHIDE LOOP                  8.375          1,240.06         75
                                       8.125          1,240.06      217,578.00
    ROUND ROCK       TX   78681          2            07/02/97         01
    0410425979                           05           08/01/97         12
    410425979                            N            07/01/27
    0


    1603170          E22/G02             F           39,000.00         ZZ
                                         360         38,977.57          1
    202 SYCAMORE STREET                8.750            306.81         46
                                       8.500            306.81       85,000.00
    MEDWAY           OH   45341          1            06/26/97         00
    0410394845                           05           08/01/97          0
    410394845                            O            07/01/27
    0


    1603172          405/405             F           45,000.00         ZZ
                                         360         44,973.43          1
    8 WHITE PINES DRIVE                8.625            350.01         55
                                       8.375            350.01       82,500.00
1


    MILLSBORO        DE   19966          1            06/11/97         00
    4225041                              05           08/01/97          0
    4225041                              O            07/01/27
    0


    1603176          937/G02             F          105,300.00         ZZ
                                         360        105,242.48          1
    4068 WEST 5700 SOUTH               9.000            847.27         90
                                       8.750            847.27      117,500.00
    ROY              UT   84067          1            06/30/97         04
    0430294173                           05           08/01/97         25
    8334070                              N            07/01/27
    0


    1603182          964/G02             F          213,000.00         ZZ
                                         360        212,867.61          1
    8891 BODEGA HIGHWAY                8.375          1,618.95         70
                                       8.125          1,618.95      305,000.00
    SEBASTOPOL       CA   95472          1            06/26/97         00
    0430292581                           05           08/01/97          0
    26044                                O            07/01/27
    0


    1603183          E22/G02             F          127,300.00         ZZ
                                         360        127,230.47          1
    9004 LA FAUNA PATH                 9.000          1,024.28         95
                                       8.750          1,024.28      134,000.00
    AUSTIN           TX   78737          1            07/01/97         04
    0410429203                           05           08/01/97         30
    410429203                            O            07/01/27
    0


    1603184          965/G02             F          109,350.00         ZZ
                                         360        109,285.44          1
    1122 EAST BLACKRIDGE DRIVE         8.625            850.51         90
                                       8.375            850.51      121,500.00
    TUCSON           AZ   85719          1            06/27/97         04
    0430293977                           05           08/01/97         25
    210109                               N            07/01/27
    0


    1603185          E22/G02             F           68,800.00         ZZ
                                         360         68,759.38          1
    2904 LAKEMONT COURT                8.625            535.12         80
                                       8.375            535.12       86,000.00
    PALM BEACH GARD  FL   33403          1            07/03/97         00
    0410445555                           09           08/01/97          0
    410445555                            O            07/01/27
    0
1




    1603188          E22/G02             F           40,000.00         ZZ
                                         360         39,978.15          1
    1250 WEST AVENUE UNIT #45          9.000            321.85         80
                                       8.750            321.85       50,000.00
    MIAMI BEACH      FL   33139          1            07/03/97         00
    0410406706                           06           08/01/97          0
    410406706                            O            07/01/27
    0


    1603189          E22/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    2770 SHIPPING AVENUE               8.500            768.91         80
                                       8.250            768.91      125,000.00
    MIAMI            FL   33133          1            06/23/97         00
    0410406839                           05           08/01/97          0
    410406839                            O            07/01/27
    0


    1603193          E22/G02             F           49,600.00         ZZ
                                         360         49,576.24          1
    6832 LATONA DR.                    9.625            421.59         90
                                       9.375            421.59       55,150.00
    INDIANAPOLIS     IN   46278          1            07/01/97         10
    0410413868                           05           08/01/97         25
    410413868                            N            07/01/27
    0


    1603195          E22/G02             F           57,750.00         T
                                         360         57,716.77          1
    3506 SPEEDWAY UNIT #205            8.750            454.32         90
                                       8.500            454.32       64,200.00
    AUSTIN           TX   78705          1            06/30/97         04
    0410429542                           01           08/01/97         25
    410429542                            O            07/01/27
    0


    1603197          664/G02             F          267,200.00         ZZ
                                         360        267,029.61          1
    1402 ALKI AVENUE SW #502           8.250          2,007.39         80
                                       8.000          2,007.39      334,000.00
    SEATTLE          WA   98116          1            06/30/97         04
    0430302125                           08           08/01/97         12
    2319523                              O            07/01/27
    0


    1603203          E22/G02             F           76,500.00         ZZ
                                         360         76,451.22          1
1


    1629 NORTH MONTICELLO AVENUE       8.250            574.72         90
                                       8.000            574.72       85,000.00
    CHICAGO          IL   60647          1            07/01/97         04
    0410328751                           05           08/01/97         25
    410328751                            N            07/01/27
    0


    1603204          927/G02             F          277,500.00         ZZ
                                         360        277,331.88          1
    355 JUNIPER DRIVE                  8.500          2,133.74         75
                                       8.250          2,133.74      370,000.00
    SEDONA           AZ   86336          5            06/26/97         00
    0430292839                           05           08/01/97          0
    254201                               O            07/01/27
    0


    1603205          737/G02             F           99,000.00         ZZ
                                         360         98,943.05          1
    11515 91ST STREET #252             8.750            778.83         90
                                       8.500            778.83      110,000.00
    SCOTTSDALE       AZ   85260          1            06/27/97         04
    0430295568                           01           08/01/97         25
    513158                               N            07/01/27
    0


    1603206          E22/G02             F           41,400.00         ZZ
                                         360         41,376.79          1
    7436 EVANS ST.                     8.875            329.40         90
    (AVENUE E PER PLAT)                8.625            329.40       46,000.00
    HOUSTON          TX   77061          1            06/26/97         04
    0410432090                           05           08/01/97         25
    410432090                            N            07/01/27
    0


    1603207          927/G02             F          120,000.00         ZZ
                                         360        119,927.30          1
    260 CIRCLE DRIVE                   8.500            922.70         80
                                       8.250            922.70      150,000.00
    RENO             NV   89509          1            06/26/97         00
    0430292714                           05           08/01/97          0
    267179                               O            07/01/27
    0


    1603210          E22/G02             F           40,500.00         ZZ
                                         360         40,465.56          1
    HWY 255 GOLF VIEW VILLA UNT C3     9.250            333.18         90
                                       9.000            333.18       45,000.00
    BROOKELAND       TX   75951          1            06/30/97         01
    0410319123                           01           08/01/97         25
1


    410319123                            O            07/01/27
    0


    1603212          E22/G02             F          147,200.00         ZZ
                                         360        147,117.48          1
    24371 TAMARACK CIRCLE              8.875          1,171.19         80
                                       8.625          1,171.19      184,000.00
    SOUTHFIELD       MI   48075          5            06/26/97         00
    0410417620                           05           08/01/97          0
    410417620                            O            07/01/27
    0


    1603218          E22/G02             F           27,000.00         ZZ
                                         360         26,986.37          1
    81 WEST RUTGERS                    9.375            224.57         90
                                       9.125            224.57       30,000.00
    PONTIAC          MI   48340          1            07/02/97         04
    0410417554                           05           08/01/97         25
    410417554                            N            07/01/27
    0


    1603219          B75/G02             F          192,000.00         ZZ
                                         360        191,889.54          1
    10960 DONAMERE DRIVE               8.750          1,510.46         80
                                       8.500          1,510.46      240,000.00
    ALPHARETTA       GA   30202          1            06/19/97         00
    0430290858                           03           08/01/97          0
    2896850                              O            07/01/27
    0


    1603220          E22/G02             F           39,000.00         ZZ
                                         360         38,978.14          1
    977 CARLISLE AVENUE                8.875            310.30         65
                                       8.625            310.30       60,000.00
    PONTIAC          MI   48340          5            07/02/97         00
    0410417539                           05           08/01/97          0
    410417539                            N            07/01/27
    0


    1603223          E22/G02             F           26,000.00         ZZ
                                         360         25,985.42          1
    892 KETTERING                      8.875            206.87         62
                                       8.625            206.87       42,000.00
    PONTIAC          MI   48340          5            07/02/97         00
    0410417547                           05           08/01/97          0
    410417547                            N            07/01/27
    0


1


    1603224          B75/G02             F          145,000.00         ZZ
                                         360        144,918.71          1
    708 DAFFODIL DRIVE                 8.875          1,153.69         74
                                       8.625          1,153.69      196,000.00
    BENICIA          CA   94510          5            05/28/97         00
    0430291484                           05           08/01/97          0
    2800605                              O            07/01/27
    0


    1603225          E22/G02             F           60,000.00         ZZ
                                         360         59,965.48          2
    45489 PLATT                        8.750            472.02         57
                                       8.500            472.02      106,000.00
    UTICA            MI   48078          5            06/30/97         00
    0410418586                           05           08/01/97          0
    410418586                            N            07/01/27
    0


    1603230          E22/G02             F           50,550.00         ZZ
                                         360         50,522.39          1
    821 DUBLIN DR. #227                9.000            406.74         95
                                       8.750            406.74       53,250.00
    RICHARDSON       TX   75080          1            06/30/97         04
    0410478747                           01           08/01/97         30
    410478747                            O            07/01/27
    0


    1603233          961/G02             F          254,000.00         ZZ
                                         360        253,853.86          4
    1351 25TH AVENUE                   8.750          1,998.22         46
                                       8.500          1,998.22      555,000.00
    SAN FRANCISCO    CA   94122          2            06/24/97         00
    0430295212                           05           08/01/97          0
    89013874                             O            07/01/27
    0


    1603235          180/G02             F           72,650.00         ZZ
                                         360         72,609.27          1
    125 VISTA DRIVE                    8.875            578.04         90
                                       8.625            578.04       80,750.00
    PASS CHRISTIAN   MS   39571          1            06/13/97         10
    0430293985                           05           08/01/97         25
    4960431                              N            07/01/27
    0


    1603236          E22/G02             F           60,100.00         T
                                         360         60,071.96          1
    8715 SW 152 AVENUE UNIT #312       9.750            516.35         70
                                       9.500            516.35       85,990.00
1


    MIAMI            FL   33196          1            06/30/97         00
    0410240394                           01           08/01/97          0
    410240394                            O            07/01/27
    0


    1603237          E19/G02             F          200,000.00         ZZ
                                         360        199,878.84          1
    3267 BAYVIEW TERRACE               8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    SEASIDE          OR   97138          5            06/25/97         00
    0430295659                           05           08/01/97          0
    10025520                             O            07/01/27
    0


    1603241          E22/G02             F          145,000.00         ZZ
                                         360        144,718.71          1
    3030 S.W. 115 AVENUE               8.875          1,153.69         69
                                       8.625          1,153.69      211,000.00
    MIAMI            FL   33165          5            06/24/97         00
    0410455471                           05           08/01/97          0
    410455471                            O            07/01/27
    0


    1603242          685/G02             F          144,000.00         ZZ
                                         360        144,000.00          2
    324 & 326 GLADYS AVENUE            8.625          1,120.02         80
                                       8.375          1,120.02      180,000.00
    LONG BEACH       CA   90814          1            07/01/97         00
    0430291526                           05           09/01/97          0
    108240                               O            08/01/27
    0


    1603244          731/G02             F          154,400.00         ZZ
                                         360        154,317.83          1
    1878 ARNOLD DRIVE                  9.125          1,256.25         80
                                       8.875          1,256.25      193,000.00
    AUSTELL          GA   30001          1            06/30/97         00
    0430299529                           05           08/01/97          0
    3140664608                           N            07/01/27
    0


    1603248          E22/G02             F           90,000.00         ZZ
                                         360         89,949.54          1
    609 WAGON TRAIL DR                 8.875            716.08         75
                                       8.625            716.08      120,000.00
    GRAND JUNCTION   CO   81503          5            06/27/97         00
    0410431894                           03           08/01/97          0
    410431894                            O            07/01/27
    0
1




    1603252          E22/G02             F           56,800.00         ZZ
                                         360         56,768.15          1
    835 OCKLEY DRIVE #C                8.875            451.93         80
                                       8.625            451.93       71,000.00
    SHREVEPORT       LA   71106          1            06/17/97         00
    0410453922                           01           08/01/97          0
    410453922                            O            07/01/27
    0


    1603253          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
    5109 HAINES AVENUE NE              8.875            802.01         80
                                       8.625            802.01      126,000.00
    ALBUQUERQUE      NM   87110          1            07/03/97         04
    0410429609                           05           09/01/97         12
    410429609                            N            08/01/27
    0


    1603254          731/G02             F           63,450.00         ZZ
                                         360         63,414.43          1
    833 HARWELL ROAD NW                8.875            504.84         90
                                       8.625            504.84       70,500.00
    ATLANTA          GA   30318          1            07/01/97         01
    0430303099                           05           08/01/97         25
    3140664565                           N            07/01/27
    0


    1603257          731/G02             F          110,000.00         ZZ
                                         360        109,931.63          1
    823 JARROW AVENUE                  8.375            836.08         77
    LA PUENTE AREA                     8.125            836.08      143,000.00
    HACIENDA HEIGHT  CA   91745          2            06/24/97         00
    0430299511                           05           08/01/97          0
    412611054                            O            07/01/27
    0


    1603261          731/G02             F           79,650.00         ZZ
                                         360         79,608.71          2
    196-198 BRISTOL COURT              9.250            655.26         90
                                       9.000            655.26       88,500.00
    LAWRENCEVILLE    GA   30245          1            06/30/97         01
    0430299354                           05           08/01/97         25
    3140864586                           N            07/01/27
    0


    1603266          G52/G02             F           67,900.00         ZZ
                                         360         67,859.91          1
1


    7834 EAST BOOJUM PLACE             8.625            528.12         85
                                       8.375            528.12       79,900.00
    TUCSON           AZ   85730          1            06/27/97         10
    0430294538                           05           08/01/97         12
    209679                               N            07/01/27
    0


    1603269          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    3051 ELMCREST                      8.375            760.08         66
                                       8.125            760.08      152,000.00
    STERLING HEIGHT  MI   48310          1            07/02/97         00
    0410420814                           05           09/01/97          0
    410420814                            O            08/01/27
    0


    1603270          G52/G02             F           70,300.00         ZZ
                                         360         70,258.49          1
    2475 NORTH PALO DULCE DRIVE        8.625            546.79         80
                                       8.375            546.79       87,900.00
    TUCSON           AZ   85745          1            06/20/97         00
    0430297333                           09           08/01/97          0
    208356                               O            07/01/27
    0


    1603271          E22/G02             F           31,400.00         ZZ
                                         360         31,384.95          2
    920 MANN STREET                    9.625            266.90         90
                                       9.375            266.90       34,900.00
    FLINT            MI   48503          1            07/02/97         04
    0410456420                           05           08/01/97         25
    410456420                            N            07/01/27
    0


    1603272          E22/G02             F           46,000.00         ZZ
                                         360         45,973.54          1
    955 HENDRICK ROAD                  8.750            361.88         54
                                       8.500            361.88       86,000.00
    NORTON SHORES    MI   49441          5            07/03/97         00
    0410420749                           05           08/01/97          0
    410420749                            N            07/01/27
    0


    1603273          664/G02             F          148,050.00         ZZ
                                         360        148,050.00          1
    513 9TH AVE                        8.375          1,125.29         90
                                       8.125          1,125.29      164,500.00
    KIRKLAND         WA   98033          1            07/01/97         11
    0430296855                           05           09/01/97         25
1


    2319069                              N            08/01/27
    0


    1603274          E22/G02             F           52,900.00         ZZ
                                         360         52,873.98          2
    909-911 PALMETTO DRIVE             9.500            444.81         90
                                       9.250            444.81       58,900.00
    SAGINAW          MI   48604          1            07/03/97         04
    0410420921                           05           08/01/97         25
    410420921                            N            07/01/27
    0


    1603275          E22/G02             F          165,000.00         ZZ
                                         360        164,902.59          1
    1447 CUSHING ROAD                  8.625          1,283.35         75
                                       8.375          1,283.35      220,000.00
    PLAINFIELD       NJ   07062          1            07/03/97         00
    0410433742                           05           08/01/97          0
    410433742                            O            07/01/27
    0


    1603276          E22/G02             F           81,600.00         ZZ
                                         360         81,553.05          2
    1136 N.E. 16TH TERRACE             8.750            641.95         80
                                       8.500            641.95      102,000.00
    FORT LAUDERDALE  FL   33304          1            07/03/97         00
    0410445399                           05           08/01/97          0
    410445399                            O            07/01/27
    0


    1603280          E22/G02             F           30,350.00         ZZ
                                         360         30,332.54          1
    18511 EGRET BLVD #205              8.750            238.76         75
                                       8.500            238.76       40,500.00
    WEBSTER          TX   77058          1            06/30/97         00
    0410427074                           01           08/01/97          0
    410427074                            N            07/01/27
    0


    1603297          286/286             F          104,000.00         ZZ
                                         360        103,940.16          1
    38333 THOMAS LN                    8.750            818.17         80
                                       8.500            818.17      130,000.00
    MECHANICSVILLE   MD   20659          5            06/13/97         00
    8639308                              05           08/01/97          0
    8639308                              O            07/01/27
    0


1


    1603324          405/405             F           76,500.00         ZZ
                                         360         76,455.98          1
    123 BLUE HERON                     8.750            601.83         90
                                       8.500            601.83       85,000.00
    FRIENDSWOOD      TX   77546          1            06/17/97         04
    4238762                              05           08/01/97         25
    4238762                              N            07/01/27
    0


    1603333          561/G02             F          328,350.00         ZZ
                                         360        328,179.77          1
    8531 S OLD OREGON INLET ROAD       9.250          2,701.26         75
                                       9.000          2,701.26      437,850.00
    NAGS HEAD        NC   27959          4            06/06/97         00
    0430297952                           05           08/01/97          0
    8926032                              N            07/01/27
    0


    1603335          561/561             F           56,250.00         ZZ
                                         360         56,250.00          1
    10408 MONTROSE AVENUE #2           9.250            462.76         90
                                       9.000            462.76       62,500.00
    BETHESDA         MD   20814          1            07/03/97         10
    9078692                              01           09/01/97         25
    9078692                              N            08/01/27
    0


    1603338          E26/G02             F           76,800.00         ZZ
                                         360         76,755.81          1
    407 IRVING AVENUE                  8.750            604.19         80
                                       8.500            604.19       96,000.00
    COLONIAL BEACH   VA   22443          1            07/03/97         00
    0430292862                           05           08/01/97          0
    45700063                             N            07/01/27
    0


    1603341          E26/G02             F          131,900.00         ZZ
                                         360        131,818.01          1
    713 DANDY LOOP ROAD                8.375          1,002.54         80
                                       8.125          1,002.54      164,900.00
    YORKTOWN         VA   23692          1            06/23/97         00
    0430292359                           05           08/01/97          0
    43700374                             O            07/01/27
    0


    1603370          514/G02             F           90,000.00         ZZ
                                         360         89,946.87          1
    11318 DEL MONTE DRIVE              8.625            700.01         55
                                       8.375            700.01      164,000.00
1


    HOUSTON          TX   77077          1            06/10/97         00
    0430291609                           03           08/01/97          0
    0697094                              O            07/01/27
    0


    1603372          H86/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    177 SOUTH SETTLERS DRIVE           8.500            726.62         90
                                       8.250            726.62      105,000.00
    COALVILLE        UT   84017          1            07/09/97         04
    0430302380                           05           09/01/97         25
    82745                                N            08/01/27
    0


    1603378          G34/G02             F          119,750.00         ZZ
                                         360        119,682.87          1
    9819 85TH STREET S                 8.875            952.78         80
                                       8.625            952.78      149,705.00
    COTTAGE GROVE    MN   55016          1            06/26/97         00
    0430303560                           05           08/01/97          0
    204794                               O            07/01/27
    0


    1603383          514/G02             F           65,250.00         ZZ
                                         360         65,217.05          1
    2000-2002 WESSEL AVENUE            9.375            542.72         90
                                       9.125            542.72       72,500.00
    LOUISVILLE       KY   40216          1            06/17/97         01
    0430301515                           05           08/01/97         25
    361189                               N            07/01/27
    0


    1603390          286/286             F           95,200.00         ZZ
                                         360         95,146.62          1
    1734 BLUE RIDGE ROAD               8.875            757.46         70
                                       8.625            757.46      136,000.00
    SEVIERVILLE      TN   37876          5            06/23/97         00
    8644341                              05           08/01/97          0
    8644341                              N            07/01/27
    0


    1603394          286/286             F           36,150.00         ZZ
                                         360         36,131.26          1
    834 CHRISTIAN WAY                  9.250            297.40         90
                                       9.000            297.40       40,170.00
    KISSIMMEE        FL   34741          1            06/11/97         10
    8645414                              03           08/01/97         25
    8645414                              N            07/01/27
    0
1




    1603395          E45/G02             F           57,150.00         ZZ
                                         360         57,117.12          1
    5900 MAGNOLIA DRIVE                8.750            449.60         90
                                       8.500            449.60       63,500.00
    AUSTELL          GA   30001          1            06/30/97         04
    0430305094                           05           08/01/97         25
    33405                                N            07/01/27
    0


    1603398          286/286             F           91,000.00         ZZ
                                         360         90,948.98          1
    1713 BLUE RIDGE ROAD               8.875            724.04         70
                                       8.625            724.04      130,000.00
    SEVIERVILLE      TN   37876          5            06/23/97         00
    8644645                              05           08/01/97          0
    8644645                              N            07/01/27
    0


    1603401          246/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    2241-G LOVEDALE LANE               7.875            580.06         73
                                       7.625            580.06      110,000.00
    RESTON           VA   20191          5            07/02/97         00
    0430291922                           01           09/01/97          0
    024960                               O            08/01/27
    0


    1603407          286/286             F           55,600.00         ZZ
                                         360         55,571.92          2
    506 & 508 N MARS AVE               9.375            462.46         90
                                       9.125            462.46       61,801.00
    CLEARWATER       FL   34615          1            06/18/97         10
    8645555                              05           08/01/97         25
    8645555                              N            07/01/27
    0


    1603411          514/G02             F          136,000.00         ZZ
                                         360        135,923.75          1
    520 LAKE ASBURY DRIVE              8.875          1,082.08         80
                                       8.625          1,082.08      170,000.00
    GREEN COVE SPRI  FL   32043          1            06/30/97         00
    0430295592                           05           08/01/97          0
    361691                               O            07/01/27
    0


    1603413          G51/G02             F           37,800.00         ZZ
                                         360         37,778.80          1
1


    5300 CHERRY CREEK DR S             8.875            300.76         90
    #61                                8.625            300.76       42,000.00
    DENVER           CO   80222          1            07/03/97         10
    0430298042                           01           08/01/97         25
    UNKNOWN                              N            07/01/27
    0


    1603419          E45/G02             F           52,700.00         ZZ
                                         360         52,700.00          1
    12122 SE 97TH COURT                9.125            428.78         84
                                       8.875            428.78       63,000.00
    BELLEVIEW        FL   34420          2            07/02/97         10
    0430300509                           05           09/01/97         12
    UNKNOWN                              N            08/01/27
    0


    1603421          E82/G02             F          189,300.00         ZZ
                                         360        189,176.17          1
    4158 HENSLEY CIRCLE                8.125          1,405.55         80
                                       7.875          1,405.55      236,700.00
    EL DORADO HILLS  CA   95762          1            06/16/97         00
    0400044806                           05           08/01/97          0
    400044806                            O            07/01/27
    0


    1603423          696/G02             F           84,000.00         ZZ
                                         360         83,947.79          1
    3208 MEDWAY STREET                 8.375            638.46         80
                                       8.125            638.46      105,000.00
    SILVER SPRING    MD   20902          1            07/01/97         00
    0430289215                           07           08/01/97          0
    3015340                              O            07/01/27
    0


    1603427          B75/G02             F           90,750.00         ZZ
                                         360         90,693.59          1
    8795 SOUTHEAST CLINTON STREET      8.375            689.77         75
                                       8.125            689.77      121,000.00
    PORTLAND         OR   97266          5            06/13/97         00
    0430296640                           05           08/01/97          0
    2896983                              O            07/01/27
    0


    1603428          514/G02             F          195,000.00         ZZ
                                         360        194,887.81          1
    113 MOCKINGBIRD LANE               8.750          1,534.07         78
                                       8.500          1,534.07      250,000.00
    FAIRHOPE         AL   36532          5            06/30/97         00
    0430291930                           05           08/01/97          0
1


    359313                               O            07/01/27
    0


    1603430          480/G02             F           74,400.00         ZZ
                                         360         74,358.29          1
    5024 HUDSON CIRCLE                 8.875            591.96         80
                                       8.625            591.96       93,000.00
    DOUGLASVILLE     GA   30134          1            06/23/97         00
    0430300541                           05           08/01/97          0
    2137586                              O            07/01/27
    0


    1603438          B28/G02             F           68,000.00         ZZ
                                         360         67,960.87          1
    382 SOUTH ALCOTT STREET            8.750            534.96         80
                                       8.500            534.96       85,000.00
    DENVER           CO   80219          1            06/30/97         00
    0430293209                           05           08/01/97          0
    01971015                             N            07/01/27
    0


    1603441          514/G02             F          117,900.00         ZZ
                                         360        117,837.26          4
    186-188 WAKELEE AVENUE             9.125            959.27         90
                                       8.875            959.27      131,000.00
    ANSONIA          CT   06401          1            06/20/97         04
    0430293878                           05           08/01/97         30
    361437                               N            07/01/27
    0


    1603444          B75/G02             F          130,000.00         ZZ
                                         360        129,927.12          1
    3139 COUNTRYSIDE DRIVE             8.875          1,034.34         80
                                       8.625          1,034.34      164,000.00
    DENTON           TX   76208          4            06/10/97         00
    0430302646                           05           08/01/97          0
    2737799                              O            07/01/27
    0


    1603446          B28/G02             F           42,850.00         ZZ
                                         360         42,822.67          1
    3965 SOUTH HAZEL COURT             8.250            321.92         64
                                       8.000            321.92       68,000.00
    ENGLEWOOD        CO   80110          2            06/30/97         00
    0430293191                           05           08/01/97          0
    01971005                             N            07/01/27
    0


1


    1603447          757/757             F          180,000.00         ZZ
                                         360        180,000.00          1
    WEST PINE RIDGE TRAIL              8.625          1,400.03         79
                                       8.375          1,400.03      230,000.00
    SAPPHIRE         NC   28717          2            07/09/97         00
    2952497                              03           09/01/97          0
    2952497                              O            08/01/27
    0


    1603466          E22/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
    290 KAYBE COURT                    8.500          1,349.44         71
                                       8.250          1,349.44      248,000.00
    SAN JOSE         CA   95139          5            07/03/97         00
    0410410351                           05           09/01/97          0
    410410351                            O            08/01/27
    0


    1603470          700/G02             F          296,000.00         ZZ
                                         360        295,825.24          2
    1230 E COTA STREET &               8.625          2,302.26         80
    534 CASITAS ROAD                   8.375          2,302.26      370,000.00
    SANTA BARBARA    CA   93103          5            06/23/97         00
    0430304329                           05           08/01/97          0
    130381                               O            07/01/27
    0


    1603474          E22/G02             F          175,200.00         ZZ
                                         360        175,200.00          1
    12337 SUNNYGLEN DRIVE              8.500          1,347.14         80
                                       8.250          1,347.14      219,000.00
    MOORPARK         CA   93021          1            07/07/97         00
    0410457089                           03           09/01/97          0
    410457089                            O            08/01/27
    0


    1603486          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    9109 CARDINAL AVENUE               8.500          1,230.26         75
                                       8.250          1,230.26      214,000.00
    FOUNTAIN VALLEY  CA   92708          2            06/30/97         00
    0410422984                           05           09/01/97          0
    410422984                            O            08/01/27
    0


    1603488          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          4
    1870 MONTEREY ROAD                 9.375          1,160.29         90
                                       9.125          1,160.29      155,000.00
1


    COLORADO SPRING  CO   80910          1            07/03/97         04
    0410464440                           05           09/01/97         25
    410464440                            N            08/01/27
    0


    1603493          E22/G02             F          108,000.00         ZZ
                                         360        107,937.86          3
    620 WEST MULBERRY STREET           8.750            849.64         90
                                       8.500            849.64      120,000.00
    FORT COLLINS     CO   80521          1            07/02/97         04
    0410464242                           05           08/01/97         25
    410464242                            N            07/01/27
    0


    1603496          E22/G02             F          153,300.00         ZZ
                                         360        153,300.00          1
    5868 CANTERBURY DRIVE              7.500          1,071.90         70
                                       7.250          1,071.90      219,000.00
    CULVER CITY      CA   90230          1            07/03/97         00
    0410422844                           01           09/01/97          0
    410422844                            O            08/01/27
    0


    1603503          E22/G02             F          104,800.00         T
                                         360        104,742.76          1
    12239 SW 250TH STREET              9.000            843.24         80
                                       8.750            843.24      131,000.00
    MIAMI            FL   33032          1            07/03/97         00
    0410407290                           05           08/01/97          0
    410407290                            O            07/01/27
    0


    1603504          E22/G02             F           59,500.00         ZZ
                                         360         59,466.64          1
    217 BEECHWOOD ROAD                 8.875            473.41         70
                                       8.625            473.41       85,500.00
    PARKSIDE         PA   19015          2            07/01/97         00
    0410455513                           05           08/01/97          0
    410455513                            N            07/01/27
    0


    1603505          E22/G02             F          223,250.00         ZZ
                                         360        223,124.84          1
    526 BLAGG ROAD                     8.875          1,776.28         95
                                       8.625          1,776.28      235,000.00
    DENTON           TX   76208          1            06/26/97         04
    0410432124                           05           08/01/97         30
    410432124                            O            07/01/27
    0
1




    1603508          E22/G02             F           94,000.00         ZZ
                                         360         93,945.92          1
    2071 ARCADE STREET                 8.750            739.50         78
                                       8.500            739.50      121,000.00
    MAPLEWOOD        MN   55109          2            06/11/97         00
    0410370464                           05           08/01/97          0
    410370464                            O            07/01/27
    0


    1603512          E22/G02             F           58,000.00         ZZ
                                         360         57,847.08          1
    14005 FARLEY AVENUE                9.250            477.15         43
                                       9.000            477.15      137,000.00
    REDFORD TWP      MI   48239          5            06/26/97         00
    0410412746                           05           08/01/97          0
    410412746                            O            07/01/27
    0


    1603513          E22/G02             F           88,700.00         ZZ
                                         360         88,646.26          1
    4533 RINGER ROAD                   8.500            682.03         80
                                       8.250            682.03      110,900.00
    ST. LOUIS        MO   63129          1            07/01/97         00
    0410419592                           05           08/01/97          0
    410419592                            O            07/01/27
    0


    1603517          E22/G02             F           25,150.00         ZZ
                                         360         25,136.96          2
    422 - 424 SOUTH OXFORD ST          9.250            206.90         95
                                       9.000            206.90       26,500.00
    INDIANAPOLIS     IN   46201          1            07/03/97         04
    0410418198                           05           08/01/97         35
    410418198                            O            07/01/27
    0


    1603520          E22/G02             F          220,000.00         ZZ
                                         360        219,873.43          4
    2524 NORTH CAMPBELL                8.750          1,730.74         80
                                       8.500          1,730.74      275,000.00
    CHICAGO          IL   60647          1            06/26/97         04
    0410328421                           05           08/01/97         12
    410328421                            N            07/01/27
    0


    1603522          E22/G02             F           30,800.00         ZZ
                                         360         30,781.82          1
1


    1303 W.13TH STREET                 8.625            239.56         70
                                       8.375            239.56       44,000.00
    WILMINGTON       DE   19806          1            07/03/97         00
    0410414775                           01           08/01/97          0
    410414775                            O            07/01/27
    0


    1603523          E22/G02             F           27,000.00         ZZ
                                         360         26,987.06          1
    2106 S.TAYLOR STREET               9.625            229.50         90
                                       9.375            229.50       30,000.00
    SOUTH BEND       IN   46613          1            06/25/97         14
    0410454557                           05           08/01/97         25
    410454557                            N            07/01/27
    0


    1603524          E22/G02             F          252,000.00         ZZ
                                         360        251,847.33          1
    446 COUNTRY CLUB LANE              8.500          1,937.67         80
                                       8.250          1,937.67      315,000.00
    CANTON           MI   48188          5            06/20/97         00
    0410396972                           05           08/01/97          0
    410396972                            O            07/01/27
    0


    1603535          E73/G02             F          380,000.00         T
                                         360        379,781.36          1
    502 42ND STREET                    8.750          2,989.47         70
                                       8.500          2,989.47      550,000.00
    AVALON           NJ   08202          5            06/25/97         00
    0430293704                           05           08/01/97          0
    7600012223                           O            07/01/27
    0


    1603569          H05/H05             F          223,300.00         ZZ
                                         360        223,300.00          1
    152 HOLMES ROAD                    9.250          1,837.03         67
                                       9.000          1,837.03      335,000.00
    RIDGEFIELD       CT   06877          1            07/03/97         00
    240140004                            05           09/01/97          0
    240140004                            O            08/01/27
    0


    1603585          405/405             F           21,600.00         ZZ
                                         360         21,588.20          1
    1830 BREWSTER ROAD                 9.000            173.80         90
                                       8.750            173.80       24,000.00
    JACKSONVILLE     FL   32207          1            06/19/97         04
    4203295                              05           08/01/97         25
1


    4203295                              N            07/01/27
    0


    1603609          937/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    15112 WAR PAINT DRIVE              8.750          1,038.44         80
                                       8.500          1,038.44      165,000.00
    HENDERSON        NV   89014          1            07/07/97         00
    0430294140                           03           09/01/97          0
    48685006                             O            08/01/27
    0


    1603618          965/G02             F           27,800.00         ZZ
                                         360         27,782.28          1
    393-B SOUTH PASEO MADERA           8.250            208.85         80
                                       8.000            208.85       34,800.00
    GREEN VALLEY     AZ   85614          1            06/26/97         00
    0430294504                           01           08/01/97          0
    212276                               N            07/01/27
    0


    1603641          140/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
    249 BROCKENBRAUGH COURT            9.000          2,816.18         60
                                       8.750          2,816.18      585,000.00
    METAIRIE         LA   70005          5            07/02/97         00
    0430301085                           05           09/01/97          0
    436197                               O            08/01/27
    0


    1603650          G41/G02             F           70,500.00         ZZ
                                         360         70,429.93          1
    400 CENTRAL PARK WEST APT 10G      9.500            592.80         75
                                       9.250            592.80       94,000.00
    NEW YORK         NY   10025          1            05/23/97         00
    0430297721                           06           07/01/97          0
    061000285                            O            06/01/27
    0


    1603784          664/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    65115 N HIGHWAY 97                 8.250            863.96         67
                                       8.000            863.96      172,500.00
    BEND             OR   97701          1            06/30/97         00
    0430298117                           05           09/01/97          0
    2290336                              O            08/01/27
    0


1


    1603785          664/G02             F          231,600.00         ZZ
                                         360        231,440.61          1
    328 ACACIA AVENUE                  7.875          1,679.27         80
                                       7.625          1,679.27      289,500.00
    SAN BRUNO        CA   94066          1            06/23/97         00
    0430299974                           05           08/01/97          0
    2335339                              O            07/01/27
    0


    1603830          455/G02             F           59,400.00         ZZ
                                         360         59,369.20          1
    1569 CHERRY HILL ROAD              9.250            488.67         90
                                       9.000            488.67       66,000.00
    CONYERS          GA   30207          1            06/30/97         04
    0430299321                           05           08/01/97         25
    55963                                N            07/01/27
    0


    1603838          253/253             F           95,850.00         ZZ
                                         360         95,850.00          1
    316 HIGH BROOK DR                  8.875            762.63         90
                                       8.625            762.63      106,500.00
    RICHARDSON       TX   75080          1            07/03/97         01
    330825                               05           09/01/97         25
    330825                               N            08/01/27
    0


    1603847          286/286             F          107,200.00         ZZ
                                         360        107,072.95          1
    1 S BIRKENSTOCK DR                 8.625            833.80         80
                                       8.375            833.80      134,000.00
    SIMPSONVILLE     SC   29681          1            05/30/97         00
    8600950                              05           07/01/97          0
    8600950                              O            06/01/27
    0


    1603849          967/G02             F           51,750.00         ZZ
                                         360         51,725.21          4
    6216 SOUTH 11TH STREET             9.625            439.87         90
                                       9.375            439.87       58,000.00
    PHOENIX          AZ   85040          1            06/20/97         04
    0430292896                           05           08/01/97         25
    4217634                              N            07/01/27
    0


    1603850          180/G02             F          238,000.00         ZZ
                                         360        237,863.07          2
    2306 LONGVIEW STREET               8.750          1,872.35         80
                                       8.500          1,872.35      297,500.00
1


    AUSTIN           TX   78705          1            06/25/97         00
    0430294157                           05           08/01/97          0
    4999926                              N            07/01/27
    0


    1603852          208/G02             F           89,900.00         ZZ
                                         360         89,782.00          1
    36-B SF COUNTY ROAD 117            8.125            667.50         60
                                       7.875            667.50      149,900.00
    SANTA FE         NM   87501          1            05/08/97         00
    0430302232                           05           07/01/97          0
    34208                                N            06/01/27
    0


    1603871          286/286             F           69,100.00         ZZ
                                         360         69,064.18          1
    919 KEENE RD                       9.250            568.47         90
                                       9.000            568.47       76,800.00
    LARGO            FL   33771          1            06/20/97         10
    8655636                              03           08/01/97         25
    8655636                              N            07/01/27
    0


    1603873          286/286             F           67,500.00         ZZ
                                         360         67,465.90          3
    36 WASHINGTON ST                   9.375            561.44         75
                                       9.125            561.44       90,000.00
    GREENFIELD       MA   01301          2            06/27/97         00
    9171258                              05           08/01/97          0
    9171258                              N            07/01/27
    0


    1603874          688/G02             F          103,500.00         ZZ
                                         360        103,443.47          4
    3401 WILLOW RUN COVE               9.000            832.78         90
                                       8.750            832.78      115,000.00
    AUSTIN           TX   78704          1            06/27/97         01
    0430305656                           05           08/01/97         25
    0050001                              N            07/01/27
    0


    1603880          B75/G02             F          245,250.00         ZZ
                                         360        245,101.43          1
    700 ORCHARD COURT                  8.500          1,885.76         80
                                       8.250          1,885.76      306,586.00
    ATLANTA          GA   30328          1            06/20/97         00
    0430300608                           05           08/01/97          0
    2893360                              O            07/01/27
    0
1




    1603926          687/G02             F           24,300.00         ZZ
                                         360         24,300.00          1
    5025 NATHAN AVE                    9.250            199.91         90
                                       9.000            199.91       27,000.00
    ASHTABULA        OH   44004          1            07/03/97         01
    0430294165                           05           09/01/97         25
    3A0467                               N            08/01/27
    0


    1603959          286/286             F           44,100.00         ZZ
                                         360         44,100.00          4
    594 SOUTH AVE                      9.250            362.80         90
                                       9.000            362.80       49,000.00
    TOLEDO           OH   43609          1            07/22/97         10
    8630991                              05           09/01/97         25
    8630991                              N            08/01/27
    0


    1603968          405/405             F           72,450.00         ZZ
                                         360         72,378.44          1
    491 HURSTBOURNE ROAD               9.500            609.20         90
                                       9.250            609.20       80,500.00
    ROCHESTER        NY   14609          1            05/27/97         04
    4191862                              05           07/01/97         25
    4191862                              N            06/01/27
    0


    1603972          561/561             F           51,200.00         ZZ
                                         360         51,171.29          1
    706 S. FAYETTE COURT               8.875            407.38         90
    UNIT 11                            8.625            407.38       56,900.00
    ALEXANDRIA       VA   22314          1            06/30/97         01
    9078767                              05           08/01/97         25
    9078767                              N            07/01/27
    0


    1603990          455/G02             F           68,850.00         ZZ
                                         360         68,814.30          1
    2272 CEDAR MILL COURT              9.250            566.42         90
                                       9.000            566.42       76,500.00
    CONYERS          GA   30207          1            06/30/97         04
    0430299560                           05           08/01/97         25
    55953                                N            07/01/27
    0


    1604003          B35/G02             F          103,300.00         ZZ
                                         360        103,300.00          1
1


    2614 ALLEGHENYVILLE ROAD           8.250            776.06         35
                                       8.000            776.06      300,000.00
    MOHNTON          PA   19540          2            07/03/97         00
    0430294231                           05           09/01/97          0
    9782010560                           O            08/01/27
    0


    1604029          G88/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    ROUTE 160                          8.750            440.56         80
                                       8.500            440.56       70,000.00
    BROWNFIELD       ME   04010          1            07/28/97         00
    0430305771                           05           09/01/97          0
    09706049                             O            08/01/27
    0


    1604039          F60/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    3801 LAKE VILLA DRIVE              8.750          1,667.80         80
                                       8.500          1,667.80      265,000.00
    METAIRIE         LA   70002          1            07/18/97         00
    0430306696                           05           09/01/97          0
    442997                               O            08/01/27
    0


    1604106          E09/G02             F          112,800.00         ZZ
                                         360        112,800.00          4
    4332 VORNSAND DRIVE                9.250            927.98         90
                                       9.000            927.98      125,360.00
    LAS VEGAS        NV   89115          1            07/03/97         01
    0430294819                           05           09/01/97         25
    1012728                              N            08/01/27
    0


    1604119          731/G02             F           76,500.00         ZZ
                                         360         76,454.83          1
    3921 NORMAN ROAD                   8.625            595.01         90
                                       8.375            595.01       85,000.00
    STONE MOUNTAIN   GA   30083          1            07/03/97         01
    0430294942                           05           08/01/97         25
    3140664597                           N            07/01/27
    0


    1604134          765/G02             F          176,000.00         ZZ
                                         360        175,898.73          1
    2245 OASIS PALM COURT              8.750          1,384.60         80
                                       8.500          1,384.60      220,000.00
    LAS VEGAS        NV   89117          1            06/09/97         00
    0430294512                           05           08/01/97          0
1


    323142                               O            07/01/27
    0


    1604137          765/G02             F          308,000.00         ZZ
                                         360        307,808.56          1
    2111 OVERLAND AVENUE               8.375          2,341.02         76
                                       8.125          2,341.02      409,000.00
    LOS ANGELES      CA   90025          2            06/24/97         00
    0430294553                           05           08/01/97          0
    323582                               O            07/01/27
    0


    1604149          E23/G02             F           45,900.00         ZZ
                                         360         45,900.00          1
    7415 NORTH 59TH AVENUE             9.125            373.46         90
                                       8.875            373.46       51,000.00
    GLENDALE         AZ   85301          1            07/03/97         04
    0430295873                           05           09/01/97         25
    112391                               N            08/01/27
    0


    1604150          776/G02             F          231,150.00         ZZ
                                         360        231,033.27          4
    112 A,B,C & D PALMER COURT         9.375          1,922.59         73
                                       9.125          1,922.59      319,000.00
    DAYTON           NV   89403          1            06/18/97         00
    0430295600                           05           08/01/97          0
    2145873                              N            07/01/27
    0


    1604249          E22/G02             F           98,400.00         ZZ
                                         360         98,400.00          1
    11956 E HARVARD AVENUE             8.500            756.61         80
                                       8.250            756.61      123,000.00
    AURORA           CO   80014          1            07/08/97         00
    0410464291                           09           09/01/97          0
    410464291                            O            08/01/27
    0


    1604251          E22/G02             F           88,500.00         ZZ
                                         360         88,450.38          1
    718 W. 1720 NORTH #221             8.875            704.15         75
                                       8.625            704.15      118,000.00
    PROVO            UT   84604          1            06/30/97         00
    0410464549                           01           08/01/97          0
    410464549                            N            07/01/27
    0


1


    1604252          E22/G02             F          129,200.00         ZZ
                                         360        129,200.00          1
    1001 ST ANN STREET                 9.000          1,039.57         95
                                       8.750          1,039.57      136,000.00
    NEW ORLEANS      LA   70116          1            07/03/97         04
    0410429617                           01           09/01/97         30
    410429617                            O            08/01/27
    0


    1604256          E22/G02             F           25,100.00         ZZ
                                         360         25,100.00          1
    7310 SEA WALL BLVD UNIT #408       9.250            206.49         75
                                       9.000            206.49       33,500.00
    GALVESTON        TX   77551          1            07/03/97         00
    0410455455                           20           09/01/97          0
    410455455                            N            08/01/27
    0


    1604257          E22/G02             F           38,250.00         ZZ
                                         360         38,250.00          2
    1240 WOODLAND AVE NW              10.000            335.67         90
                                       9.750            335.67       42,500.00
    CANTON           OH   44710          1            07/03/97         04
    0410455729                           05           09/01/97         25
    410455729                            N            08/01/27
    0


    1604258          E22/G02             F          167,200.00         ZZ
                                         360        167,200.00          3
    3754 NORTH SPAULDING AVENUE        8.625          1,300.46         80
                                       8.375          1,300.46      209,000.00
    CHICAGO          IL   60618          5            07/01/97         00
    0410328991                           05           09/01/97          0
    410328991                            O            08/01/27
    0


    1604259          E22/G02             F          361,000.00         ZZ
                                         360        360,817.69          2
    2152 W. GRACE                      9.375          3,002.62         95
                                       9.125          3,002.62      380,000.00
    CHICAGO          IL   60618          1            07/02/97         04
    0410329197                           05           08/01/97         30
    410329197                            O            07/01/27
    0


    1604261          E22/G02             F          154,400.00         ZZ
                                         360        154,306.47          1
    38052 MILLER PLACE                 8.500          1,187.20         80
                                       8.250          1,187.20      194,000.00
1


    FREMONT          CA   94536          2            06/25/97         00
    0410460166                           05           08/01/97          0
    410460166                            O            07/01/27
    0


    1604263          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    2289 SIERRA NEVADA ROAD            9.250            407.22         90
    UNIT# D15                          9.000            407.22       55,000.00
    MAMMOTH LAKES    CA   93546          2            07/02/97         04
    0410421713                           01           09/01/97         25
    410421713                            N            08/01/27
    0


    1604264          E22/G02             F          163,200.00         ZZ
                                         360        163,200.00          1
    606 SOUTH MAIN STREET              8.125          1,211.76         80
                                       7.875          1,211.76      204,000.00
    SEBASTOPOL       CA   95472          1            07/02/97         00
    0410454573                           05           09/01/97          0
    410454573                            O            08/01/27
    0


    1604266          E22/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
    1012 NORTH HOWARD STREET           8.250          1,059.29         47
                                       8.000          1,059.29      300,000.00
    GLENDALE         CA   91207          2            06/30/97         00
    0410421408                           05           09/01/97          0
    410421408                            O            08/01/27
    0


    1604269          E22/G02             F          284,700.00         ZZ
                                         360        284,700.00          1
    65 PI'IMAUNA STREET                8.250          2,138.86         78
                                       8.000          2,138.86      365,000.00
    PUKALANI         HI   96768          1            07/01/97         00
    0410422711                           03           09/01/97          0
    410422711                            O            08/01/27
    0


    1604276          377/377             F           40,500.00         ZZ
                                         360         40,500.00          2
    1646 GARFIELD AVE SW               8.625            315.01         90
                                       8.375            315.01       45,000.00
    CANTON           OH   44706          1            07/08/97         04
    3748175                              05           09/01/97         25
    3748175                              N            08/01/27
    0
1




    1604280          B75/G02             F           71,000.00         ZZ
                                         360         70,955.87          1
    DIAMOND VALLEY #7                  8.375            539.65         62
                                       8.125            539.65      116,000.00
    PRESCOTT         AZ   86312          2            06/20/97         00
    0430308254                           05           08/01/97          0
    2954287                              O            07/01/27
    0


    1604282          105/G02             F           54,900.00         ZZ
                                         360         54,868.41          1
    7607 BROWN OAK                     8.750            431.90         90
                                       8.500            431.90       61,000.00
    LIVE OAK         TX   78233          1            06/16/97         10
    0430299784                           05           08/01/97         25
    0936039                              N            07/01/27
    0


    1604284          480/G02             F          152,000.00         ZZ
                                         360        151,910.26          1
    5650 17TH STREET                   8.625          1,182.24         69
                                       8.375          1,182.24      222,000.00
    SARASOTA         FL   32435          2            06/17/97         00
    0430295261                           05           08/01/97          0
    2142339                              O            07/01/27
    0


    1604482          286/286             F           52,200.00         ZZ
                                         360         52,171.48          1
    1 APRIL VILLAGE                    9.000            420.02         90
                                       8.750            420.02       58,000.00
    MONTGOMERY       TX   77356          1            06/09/97         10
    09174667                             09           08/01/97         25
    09174667                             N            07/01/27
    0


    1604487          286/286             F           94,950.00         ZZ
                                         360         94,896.76          1
    1930 LILAC LANE                    8.875            755.47         90
                                       8.625            755.47      105,500.00
    GRAPEVINE        TX   76051          1            06/26/97         10
    9174787                              05           08/01/97         25
    9174787                              N            07/01/27
    0


    1604495          286/286             F           97,100.00         ZZ
                                         360         97,048.32          4
1


    12062-12068 SOCRATES DR            9.125            790.04         75
                                       8.875            790.04      129,500.00
    ORLANDO          FL   32826          1            06/11/97         00
    8645574                              05           08/01/97          0
    8645574                              N            07/01/27
    0


    1604497          286/286             F           81,450.00         ZZ
                                         360         81,406.65          1
    6712 TOMY LEE TR                   9.125            662.71         90
                                       8.875            662.71       90,500.00
    TALLAHASSEE      FL   32308          1            06/18/97         10
    8645672                              05           08/01/97         25
    8645672                              N            07/01/27
    0


    1604502          286/286             F           38,520.00         ZZ
                                         360         38,501.05          2
    638 MOUNT VERNON AVE               9.500            323.90         90
                                       9.250            323.90       42,800.00
    PORTSMOUTH       VA   23707          1            06/19/97         04
    8647404                              05           08/01/97         25
    8647404                              N            07/01/27
    0


    1604503          766/G02             F           33,600.00         ZZ
                                         360         33,600.00          1
    200 177 DR                         8.750            264.33         80
    #212                               8.500            264.33       42,000.00
    MIAMI            FL   33160          1            07/03/97         00
    0430302695                           08           09/01/97          0
    970Z0414                             O            08/01/27
    0


    1604512          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    503 CLIFF DRIVE                    8.625            777.79         36
                                       8.375            777.79      279,000.00
    APTOS            CA   95003          5            07/09/97         00
    0410467435                           05           09/01/97          0
    410467435                            O            08/01/27
    0


    1604515          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1601 VIEWMONT COURT                8.250          1,502.53         67
                                       8.000          1,502.53      300,000.00
    GARDNERVILLE     NV   89410          1            07/07/97         00
    0410466874                           05           09/01/97          0
1


    410466874                            O            08/01/27
    0


    1604518          E22/G02             F          101,600.00         T
                                         360        101,600.00          1
    3372 CAPE HORN ROAD                8.750            799.29         80
                                       8.500            799.29      127,000.00
    SOUTH LAKE TAHO  CA   96150          1            07/10/97         95
    0410466494                           05           09/01/97          0
    410466494                            O            08/01/27
    0


    1604519          E22/G02             F          259,200.00         ZZ
                                         360        259,200.00          1
    90 HALE HOOKIPA WAY                8.500          1,993.02         48
                                       8.250          1,993.02      540,000.00
    KIHEI            HI   96753          5            07/03/97         00
    0410423164                           03           09/01/97          0
    410423164                            N            08/01/27
    0


    1604523          E22/G02             F           81,200.00         ZZ
                                         360         81,200.00          1
    4128 CEDARVIEW ROAD                8.750            638.80         70
                                       8.500            638.80      116,000.00
    DALLAS           TX   75287          5            07/03/97         00
    0410428544                           05           09/01/97          0
    410428544                            N            08/01/27
    0


    1604529          E22/G02             F           45,900.00         ZZ
                                         360         45,876.20          1
    3019 ZEB VANCE ROAD                9.250            377.61         90
                                       9.000            377.61       51,000.00
    CHARLOTE         NC   28205          1            06/30/97         14
    0410451108                           05           08/01/97         25
    410451108                            N            07/01/27
    0


    1604536          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    6805 BRYN MAWR DRIVE               9.000            434.50         79
                                       8.750            434.50       69,000.00
    AUSTIN           TX   78723          1            07/08/97         04
    0410454854                           05           09/01/97         12
    410454854                            N            08/01/27
    0


1


    1604543          E22/G02             F          114,000.00         ZZ
                                         360        113,936.08          1
    2913 GABRIEL VIEW DRIVE            8.875            907.04         80
                                       8.625            907.04      142,500.00
    GEORGETOWN       TX   78628          1            06/25/97         00
    0410453500                           05           08/01/97          0
    410453500                            O            07/01/27
    0


    1604548          E22/G02             F          276,000.00         ZZ
                                         360        275,814.81          1
    202 ARGOSY DRIVE                   8.000          2,025.19         80
                                       7.750          2,025.19      345,000.00
    GAITHERSBURG     MD   20878          1            07/07/97         00
    0410445928                           05           08/01/97          0
    410445928                            O            07/01/27
    0


    1604550          E22/G02             F           28,000.00         ZZ
                                         360         28,000.00          1
    614 PLAYERS PLACE                  9.625            238.00         80
                                       9.375            238.00       35,000.00
    BROOKELAND       TX   75931          1            07/02/97         01
    0410319008                           01           09/01/97         12
    410319008                            N            08/01/27
    0


    1604551          E22/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
    619 PACKARD DRIVE                  8.750            862.22         80
                                       8.500            862.22      137,000.00
    ELGIN            IL   60120          5            07/01/97         00
    0410456867                           05           09/01/97          0
    410456867                            O            08/01/27
    0


    1604553          E22/G02             F          153,000.00         ZZ
                                         360        152,920.68          3
    806 VEDADO WAY                     9.250          1,258.69         60
                                       9.000          1,258.69      255,000.00
    ATLANTA          GA   30308          5            07/07/97         00
    0410446710                           05           08/01/97          0
    410446710                            N            07/01/27
    0


    1604554          E22/G02             F           32,750.00         ZZ
                                         360         32,750.00          1
    612 N.W. 13TH STREET               9.000            263.51         95
    UNIT #14                           8.750            263.51       34,500.00
1


    BOCA RATON       FL   33486          1            07/08/97         12
    0410443634                           01           09/01/97         30
    410443634                            O            08/01/27
    0


    1604556          E22/G02             F           63,750.00         ZZ
                                         360         63,712.36          1
    5730 TRAILWINDS DRIVE              8.625            495.84         75
                                       8.375            495.84       85,000.00
    FORT MYERS       FL   33907          5            07/01/97         00
    0410443600                           01           08/01/97          0
    410443600                            O            07/01/27
    0


    1604640          575/G02             F           80,000.00         ZZ
                                         360         79,946.32          1
    1307 NAAMANS CREEK ROAD            8.000            587.01         57
                                       7.750            587.01      142,500.00
    BOOTHWYN         PA   19061          1            06/30/97         00
    0430292144                           05           08/01/97          0
    972316420                            O            07/01/27
    0


    1604648          B35/G02             F          134,800.00         ZZ
                                         360        134,800.00          1
    4924 LIPPINGHAM ROAD               9.000          1,084.64         76
                                       8.750          1,084.64      177,497.00
    CHESTER          VA   23831          1            07/07/97         00
    0430295949                           05           09/01/97          0
    9782010379                           O            08/01/27
    0


    1604653          201/G02             F          111,000.00         ZZ
                                         360        111,000.00          2
    1020 E FRONT ST                    9.000            893.14         80
                                       8.750            893.14      140,000.00
    PLAINFIELD       NJ   07061          1            07/03/97         00
    0430300723                           05           09/01/97          0
    2800996056                           N            08/01/27
    0


    1604664          003/G02             F           71,000.00         ZZ
                                         360         70,956.99          1
    3211 OAKBROOK LANE                 8.500            545.93         79
                                       8.250            545.93       90,000.00
    CLARKSTON        GA   30021          2            06/20/97         00
    0430295204                           05           08/01/97          0
    10003168                             O            07/01/27
    0
1




    1604681          664/G02             F           96,300.00         ZZ
                                         360         96,300.00          1
    10636 SOUTH ALBANY AVENUE          9.375            800.98         90
                                       9.125            800.98      107,000.00
    CHICAGO          IL   60655          1            07/09/97         01
    0430295972                           05           09/01/97         25
    2307262                              N            08/01/27
    0


    1604699          E67/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
    1787 NW DAVIDSON WAY               8.125            675.67         75
                                       7.875            675.67      122,500.00
    TERREBONNE       OR   97760          1            07/09/97         00
    0430294215                           05           09/01/97          0
    6477                                 O            08/01/27
    0


    1604701          E67/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    60650 CROCKETT WAY                 8.750            865.37         55
                                       8.500            865.37      200,000.00
    BEND             OR   97702          5            07/07/97         00
    0430294256                           05           09/01/97          0
    6315                                 O            08/01/27
    0


    1604706          480/G02             F          102,000.00         ZZ
                                         360        101,941.32          1
    12037 SW 274 STREET                8.750            802.43         80
                                       8.500            802.43      127,500.00
    MIAMI            FL   33032          1            06/30/97         00
    0430293498                           03           08/01/97          0
    1997238                              O            07/01/27
    0


    1604710          E67/G02             F          105,750.00         T
                                         360        105,750.00          1
    1355 NORTHWEST DAVENPORT AVEN      7.875            766.76         90
                                       7.625            766.76      117,500.00
    BEND             OR   97701          1            07/10/97         12
    0430294298                           05           09/01/97         25
    6533                                 O            08/01/27
    0


    1604725          965/G02             F           50,500.00         ZZ
                                         360         50,472.42          1
1


    605 DON MIGUEL ROAD                9.000            406.33         75
                                       8.750            406.33       68,000.00
    LAS CRUCES       NM   88005          2            06/23/97         00
    0430295980                           05           08/01/97          0
    207719                               N            07/01/27
    0


    1604726          E67/G02             F           59,920.00         ZZ
                                         360         59,920.00          1
    839 NW BIRCH AVENUE                8.000            439.67         80
                                       7.750            439.67       74,900.00
    REDMOND          OR   97756          1            07/11/97         00
    0430294306                           05           09/01/97          0
    6481                                 O            08/01/27
    0


    1604728          561/561             F           50,400.00         ZZ
                                         360         50,400.00          1
    302 GRAHAM STREET                  8.625            392.01         90
                                       8.375            392.01       56,000.00
    HARRISBURG       PA   17110          1            07/10/97         12
    9068008                              07           09/01/97         25
    9068008                              N            08/01/27
    0


    1604735          765/G02             F           96,000.00         ZZ
                                         360         95,946.18          1
    1537 SWEETWATER LANE               8.875            763.82         75
                                       8.625            763.82      128,000.00
    SPRING VALLEY    CA   91977          5            06/03/97         00
    0430296400                           05           08/01/97          0
    120431                               O            07/01/27
    0


    1604757          964/G02             F          139,900.00         ZZ
                                         360        139,900.00          1
    28384 RODGERS DRIVE                8.000          1,026.54         80
                                       7.750          1,026.54      174,900.00
    SAUGUS           CA   91350          1            06/30/97         00
    0430293431                           05           09/01/97          0
    26040                                O            08/01/27
    0


    1604762          964/G02             F          337,840.00         ZZ
                                         360        337,840.00          1
    2524 PLEASANT HILL ROAD            8.375          2,567.83         80
                                       8.125          2,567.83      422,300.00
    SEBASTOPOL       CA   95472          1            07/01/97         00
    0430292524                           05           09/01/97          0
1


    25761                                O            08/01/27
    0


    1604772          369/G02             F           60,000.00         ZZ
                                         360         59,963.65          1
    5735 SOUTH UTICA AVENUE            8.500            461.35         72
                                       8.250            461.35       84,200.00
    TULSA            OK   74105          1            06/27/97         00
    0430303727                           05           08/01/97          0
    60223500                             O            07/01/27
    0


    1604778          369/G02             F          112,000.00         ZZ
                                         360        111,928.58          1
    3106 22ND STREET                   8.250            841.42         79
                                       8.000            841.42      142,000.00
    EVERETT          WA   98201          2            06/19/97         00
    0430295774                           05           08/01/97          0
    60457355                             N            07/01/27
    0


    1604780          369/G02             F          126,000.00         ZZ
                                         360        125,934.67          1
    5410-16 NW 22ND COURT              9.250          1,036.58         90
                                       9.000          1,036.58      140,000.00
    LAUDERHILL       FL   33313          1            06/27/97         01
    0430295808                           05           08/01/97         25
    60779246                             N            07/01/27
    0


    1604784          369/G02             F           49,300.00         ZZ
                                         360         49,274.44          2
    1163 ROHE STREET #1 & 2            9.250            405.58         90
                                       9.000            405.58       54,800.00
    TARPON SPRINGS   FL   34689          1            06/23/97         01
    0430300525                           03           08/01/97         25
    60782661                             N            07/01/27
    0


    1604802          369/G02             F           74,000.00         ZZ
                                         360         73,960.62          2
    1021 CORA STREET                   9.125            602.09         89
                                       8.875            602.09       84,000.00
    JOLIET           IL   60435          1            06/12/97         01
    0430295899                           05           08/01/97         25
    60379658                             N            07/01/27
    0


1


    1604807          766/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    10975 WESTWOOD LAKE DR             8.250            961.62         80
                                       8.000            961.62      160,000.00
    MIAMI            FL   33165          1            07/14/97         00
    0430295410                           05           09/01/97          0
    97OR0038                             O            08/01/27
    0


    1604812          369/G02             F           88,125.00         ZZ
                                         360         88,074.30          1
    1737 COUNTRYSIDE DRIVE             8.750            693.28         75
                                       8.500            693.28      117,500.00
    INDIANAPOLIS     IN   46231          5            06/12/97         00
    0430295535                           05           08/01/97          0
    60583333                             O            07/01/27
    0


    1604814          227/G02             F           84,000.00         ZZ
                                         360         83,950.40          1
    47 EMS T26 B LANE                  8.625            653.35         80
                                       8.375            653.35      105,000.00
    LEESBURG         IN   46538          1            06/26/97         00
    0430297036                           04           08/01/97          0
    1713314                              O            07/01/27
    0


    1604816          369/G02             F          400,000.00         ZZ
                                         360        399,769.86          1
    4920 WHISPERING GROVE LANE         8.750          3,146.81         89
                                       8.500          3,146.81      450,000.00
    BILLINGS         MT   59106          1            06/20/97         14
    0430295287                           05           08/01/97         25
    60655750                             O            07/01/27
    0


    1604820          369/G02             F           78,400.00         ZZ
                                         360         78,354.89          1
    4132 E BANNOCK STREET              8.750            616.78         80
                                       8.500            616.78       98,000.00
    PHOENIX          AZ   85044          1            06/10/97         00
    0430295642                           03           08/01/97          0
    60452497                             O            07/01/27
    0


    1604822          369/G02             F          168,000.00         ZZ
                                         360        167,805.98          2
    2859 N SANTA ANA LANE              8.750          1,321.66         80
                                       8.500          1,321.66      210,000.00
1


    TUCSON           AZ   85749          1            05/29/97         00
    0430295626                           05           07/01/97          0
    48468417                             O            06/01/27
    0


    1604823          369/G02             F           35,550.00         ZZ
                                         360         35,514.88          1
    2328 ATRIUM CIRCLE                 9.500            298.93         90
                                       9.250            298.93       39,500.00
    ORLANDO          FL   32808          1            06/04/97         01
    0430295667                           03           07/01/97         25
    60777604                             N            06/01/27
    0


    1604824          369/G02             F           80,000.00         ZZ
                                         360         79,900.20          1
    32 CHAPEL ROAD                     8.375            608.06         68
                                       8.125            608.06      118,500.00
    WHEELING         WV   26003          5            06/05/97         00
    0430296772                           05           07/01/97          0
    49815533                             O            06/01/27
    0


    1604825          369/G02             F          123,500.00         ZZ
                                         360        123,432.54          1
    6022 E WINDSOR AVENUE              9.000            993.71         65
                                       8.750            993.71      190,000.00
    SCOTTSDALE       AZ   85257          5            06/19/97         00
    0430295345                           05           08/01/97          0
    60452422                             N            07/01/27
    0


    1604826          369/G02             F          193,000.00         ZZ
                                         360        192,886.05          1
    8544 STONEBROOK CIRCLE             8.625          1,501.14         78
                                       8.375          1,501.14      250,000.00
    MIDDLETON        WI   53562          1            06/20/97         00
    0430295709                           05           08/01/97          0
    49996663                             O            07/01/27
    0


    1604845          140/G02             F          130,625.00         ZZ
                                         360        130,625.00          2
    2813-2815 PALMER AVENUE            9.000          1,051.04         95
                                       8.750          1,051.04      137,500.00
    NEW ORLEANS      LA   70118          1            07/09/97         11
    0430299776                           05           09/01/97         30
    436252                               O            08/01/27
    0
1




    1604856          286/286             F           68,850.00         ZZ
                                         360         68,766.28          1
    2400 CARRIAGE CREEK RD             8.500            529.40         90
                                       8.250            529.40       76,500.00
    MIDLOTHIAN       VA   23112          1            05/30/97         04
    8646812                              03           07/01/97         25
    8646812                              O            06/01/27
    0


    1604884          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    984 WEST 1200 NORTH                8.750            619.53         70
                                       8.500            619.53      113,500.00
    SALT LAKE CITY   UT   84116          5            07/09/97         00
    0410455844                           05           09/01/97          0
    410455844                            N            08/01/27
    0


    1604886          E22/G02             F          585,000.00         ZZ
                                         360        585,000.00          1
    3817 CENTENARY DRIVE               8.750          4,602.20         65
                                       8.500          4,602.20      900,000.00
    UNIVERSITY PARK  TX   75225          1            07/11/97         00
    0410429427                           05           09/01/97          0
    410429427                            O            08/01/27
    0


    1604888          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    2712 BAYVIEW AVENUE                9.125          1,342.49         87
                                       8.875          1,342.49      190,000.00
    WANTAGH          NY   11793          1            07/08/97         10
    0410433171                           05           09/01/97         25
    410433171                            N            08/01/27
    0


    1604889          E22/G02             F           63,100.00         ZZ
                                         360         63,100.00          1
    1401 SOUTH MAIN                    8.625            490.79         72
                                       8.375            490.79       88,000.00
    HOLDEN           MO   64040          2            07/07/97         00
    0410429518                           05           09/01/97          0
    410429518                            O            08/01/27
    0


    1604893          E22/G02             F           35,200.00         ZZ
                                         360         35,200.00          1
1


    521 NORTH SOMERSET AVENUE          8.625            273.78         80
                                       8.375            273.78       44,000.00
    INDIANAPOLIS     IN   46222          5            07/02/97         00
    0410419584                           05           09/01/97          0
    410419584                            O            08/01/27
    0


    1604894          E22/G02             F           96,000.00         T
                                         360         96,000.00          1
    1718 NE 15TH STREET                8.875            763.82         80
                                       8.625            763.82      120,000.00
    FORT LAUDERDALE  FL   33304          1            07/08/97         95
    0410445969                           05           09/01/97          0
    410445969                            O            08/01/27
    0


    1604896          E22/G02             F          349,600.00         ZZ
                                         360        349,600.00          1
    2840 UNIVERSITY BOULEVARD          8.625          2,719.15         80
                                       8.375          2,719.15      437,000.00
    UNIVERSITY PARK  TX   75205          1            07/14/97         00
    0410430417                           05           09/01/97          0
    410430417                            O            08/01/27
    0


    1604901          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    266 WILLINGHAM DRIVE               8.125            481.14         80
                                       7.875            481.14       81,000.00
    COPPELL          TX   75019          1            07/11/97         00
    0410428338                           05           09/01/97          0
    410428338                            O            08/01/27
    0


    1604903          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
    30 LESLIE                          9.625            497.24         90
                                       9.375            497.24       65,000.00
    MT. CLEMENS      MI   48043          1            07/10/97         04
    0410420103                           05           09/01/97         25
    410420103                            N            08/01/27
    0


    1604905          E22/G02             F           80,500.00         ZZ
                                         360         80,500.00          1
    6648 WEST 173RD STREET             9.000            647.72         70
                                       8.750            647.72      115,000.00
    TINLEY PARK      IL   60477          5            07/10/97         00
    0410457642                           05           09/01/97          0
1


    410457642                            N            08/01/27
    0


    1604906          E22/G02             F           47,600.00         ZZ
                                         360         47,600.00          1
    420 ROBYN LANE                     9.625            404.59         70
                                       9.375            404.59       68,000.00
    LEBANON          IL   62254          5            07/08/97         00
    0410454847                           05           09/01/97          0
    410454847                            N            08/01/27
    0


    1604908          E22/G02             F           28,350.00         ZZ
                                         360         28,350.00          1
    13080 CLAREWOOD DRIVE              9.000            228.11         90
                                       8.750            228.11       31,500.00
    HOUSTON          TX   77072          1            07/10/97         04
    0410429815                           09           09/01/97         25
    410429815                            N            08/01/27
    0


    1604913          E22/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
    6428 EAGLE CREEK DRIVE             8.250          1,214.05         80
                                       8.000          1,214.05      202,000.00
    FORT WAYNE       IN   46804          1            07/10/97         00
    0410420699                           05           09/01/97          0
    410420699                            O            08/01/27
    0


    1604916          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    11249 SW 64TH TERRACE              8.500            384.46         39
                                       8.250            384.46      129,500.00
    MIAMI            FL   33173          5            07/03/97         00
    0410457246                           03           09/01/97          0
    410457246                            O            08/01/27
    0


    1604920          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    11507 CROOKED PINE                 9.000            543.12         90
                                       8.750            543.12       75,000.00
    CYPRESS          TX   77429          1            07/09/97         04
    0410455398                           03           09/01/97         25
    410455398                            N            08/01/27
    0


1


    1604921          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    263 JACKSONVILLE ROAD              8.625            583.34         41
                                       8.375            583.34      185,000.00
    PARSIPPANY       NJ   07950          5            07/02/97         00
    0410353379                           05           09/01/97          0
    410353379                            O            08/01/27
    0


    1604922          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    4600 S.W. 43RD AVENUE              8.375            851.28         80
                                       8.125            851.28      140,000.00
    FORT LAUDERDALE  FL   33314          1            07/11/97         00
    0410446363                           05           09/01/97          0
    410446363                            O            08/01/27
    0


    1604952          G32/G02             F           74,700.00         ZZ
                                         360         74,663.26          1
    130 E 15TH STREET                  9.500            628.12         90
                                       9.250            628.12       83,000.00
    LOCKPORT         IL   60441          1            06/23/97         10
    0430297606                           05           08/01/97         25
    NG                                   N            07/01/27
    0


    1604963          561/561             F           53,100.00         ZZ
                                         360         53,070.23          1
    706 S. FAYETTE COURT               8.875            422.49         90
    UNIT 21                            8.625            422.49       59,000.00
    ALEXANDRIA       VA   22314          1            06/30/97         01
    9078809                              01           08/01/97         25
    9078809                              N            07/01/27
    0


    1604968          G32/G02             F           43,600.00         ZZ
                                         360         43,578.55          1
    2009 E BERKSHIRE COURT             9.500            366.62         80
                                       9.250            366.62       54,550.00
    CARPENTERSVILLE  IL   60110          1            06/20/97         00
    0430304261                           07           08/01/97          0
    970344                               N            07/01/27
    0


    1604972          G32/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
    120 CINDERFORD COURT               8.500          1,162.60         88
                                       8.250          1,162.60      172,000.00
1


    OSWEGO           IL   60543          2            06/30/97         10
    0430297747                           03           09/01/97         25
    NG                                   O            08/01/27
    0


    1604978          369/G02             F          147,000.00         ZZ
                                         360        146,846.98          1
    38 BRANDYWINE WAY                  9.250          1,209.34         75
                                       9.000          1,209.34      196,000.00
    WASHINGTON TOWN  NJ   08081          5            05/30/97         00
    0430297705                           05           07/01/97          0
    60739232                             O            06/01/27
    0


    1604981          561/561             F           60,900.00         ZZ
                                         360         60,865.86          1
    714 SOUTH FAYETTE STREET           8.875            484.55         90
    UNIT 31                            8.625            484.55       67,700.00
    ALEXANDERIA      VA   22314          1            06/30/97         10
    9075235                              01           08/01/97         30
    9075235                              N            07/01/27
    0


    1604996          369/G02             F          192,000.00         ZZ
                                         360        191,883.68          1
    400 FULTON STREET                  8.500          1,476.32         80
                                       8.250          1,476.32      240,000.00
    BOROUGH OF RIVE  NJ   08077          1            06/26/97         00
    0430297630                           05           08/01/97          0
    60742632                             O            07/01/27
    0


    1605002          369/G02             F           55,600.00         ZZ
                                         360         55,567.17          1
    10317 W CORTE DEL SOL ESTE         8.625            432.46         80
                                       8.375            432.46       69,500.00
    SUN CITY         AZ   85351          1            06/16/97         00
    0430296160                           03           08/01/97          0
    60366820                             O            07/01/27
    0


    1605004          405/405             F           61,000.00         ZZ
                                         360         60,967.53          1
    570 ABBEY LANE RT. BUILDING 57     9.125            496.32         88
    UNIT 5                             8.875            496.32       70,000.00
    BRANSON          MO   65616          2            06/26/97         01
    4233235                              01           08/01/97         25
    4233235                              N            07/01/27
    0
1




    1605010          937/G02             F          248,900.00         ZZ
                                         360        248,900.00          1
    975 WEST WESTMORLAND COURT         8.875          1,980.37         95
                                       8.625          1,980.37      262,000.00
    FARMINGTON       UT   84025          1            07/11/97         10
    0430296145                           03           09/01/97         30
    212260                               O            08/01/27
    0


    1605018          E67/G02             F          112,100.00         ZZ
                                         360        112,100.00          1
    6400 NW 66TH STREET                8.000            822.55         45
                                       7.750            822.55      253,000.00
    REDMOND          OR   97756          2            07/11/97         00
    0430294199                           05           09/01/97          0
    6487                                 O            08/01/27
    0


    1605021          685/G02             F          214,600.00         ZZ
                                         360        214,600.00          1
    23141 OAKBRIDGE LANE               8.000          1,574.66         77
                                       7.750          1,574.66      280,000.00
    SANTA CLARITA    CA   91321          1            07/09/97         00
    0430296186                           05           09/01/97          0
    108315                               O            08/01/27
    0


    1605026          098/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
    347 FANNING STREET                 8.875            437.61         36
                                       8.625            437.61      155,000.00
    STATEN ISLAND    NY   10314          5            07/08/97         00
    0430297069                           07           09/01/97          0
    9707029071                           O            08/01/27
    0


    1605029          637/G02             F           51,120.00         ZZ
                                         360         51,120.00          1
    458 BEACON STREET UNIT 1           8.875            406.74         80
                                       8.625            406.74       64,000.00
    BOSTON           MA   02114          1            07/09/97         00
    0430296715                           08           09/01/97          0
    9957499                              N            08/01/27
    0


    1605031          664/G02             F          252,250.00         ZZ
                                         360        252,250.00          1
1


    970 FURLONG DRIVE                  8.250          1,895.08         80
                                       8.000          1,895.08      315,372.00
    SAN JOSE         CA   95123          1            07/01/97         00
    0430298315                           05           09/01/97          0
    2268951                              O            08/01/27
    0


    1605032          209/G02             F           15,300.00         ZZ
                                         360         15,291.43          1
    5817 KNOX STREET                   8.875            121.73         90
                                       8.625            121.73       17,000.00
    PHILADELPHIA     PA   19144          1            06/20/97         04
    0430300814                           07           08/01/97         25
    10500011                             N            07/01/27
    0


    1605034          664/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    19020 MIRANDA STREET               8.875            716.09         48
                                       8.625            716.09      189,000.00
    TARZANA          CA   91356          1            07/03/97         00
    0430297689                           05           09/01/97          0
    2297026                              O            08/01/27
    0


    1605042          209/G02             F           13,600.00         ZZ
                                         360         13,592.37          1
    5823 KNOX STREET                   8.875            108.21         80
                                       8.625            108.21       17,000.00
    PHILADELPHIA     PA   19144          1            06/20/97         00
    0430300848                           07           08/01/97          0
    10500012                             N            07/01/27
    0


    1605045          369/G02             F          126,000.00         ZZ
                                         360        125,927.50          1
    1547 RED FOX RUN                   8.750            991.25         70
                                       8.500            991.25      180,000.00
    LILBURN          GA   30247          1            06/13/97         00
    0430295303                           05           08/01/97          0
    60564366                             O            07/01/27
    0


    1605046          369/G02             F           72,000.00         ZZ
                                         360         71,961.68          2
    1027 & 1029 WYOMING                9.125            585.82         90
                                       8.875            585.82       80,000.00
    BILLINGS         MT   59102          1            06/25/97         01
    0430296095                           07           08/01/97         25
1


    60769924                             N            07/01/27
    0


    1605050          369/G02             F           45,900.00         ZZ
                                         360         45,877.42          1
    907 B ST MARY'S STREET             9.500            385.96         90
                                       9.250            385.96       51,000.00
    RALEIGH          NC   27605          1            06/30/97         01
    0430301127                           01           08/01/97         25
    60278728                             N            07/01/27
    0


    1605051          568/G02             F           72,900.00         ZZ
                                         360         72,860.18          1
    5141 LINDELL ROAD #104             9.000            586.57         90
                                       8.750            586.57       81,000.00
    LAS VEGAS        NV   89118          1            06/26/97         01
    0430295576                           01           08/01/97         25
    850226                               N            07/01/27
    0


    1605053          369/G02             F          120,000.00         ZZ
                                         360        119,936.14          1
    8605 HOBHOUSE CIRCLE               9.125            976.36         75
                                       8.875            976.36      160,000.00
    RALEIGH          NC   27615          1            06/26/97         00
    0430299180                           03           08/01/97          0
    60277944                             O            07/01/27
    0


    1605057          069/G02             F          116,000.00         ZZ
                                         360        115,933.25          1
    945 HAROLD DRIVE 22                8.750            912.58         80
                                       8.500            912.58      145,000.00
    INCLINE VILLAGE  NV   89451          5            06/27/97         00
    0430296848                           01           08/01/97          0
    2352189215                           O            07/01/27
    0


    1605059          369/G02             F           40,800.00         ZZ
                                         360         40,776.52          1
    1715 NORTH SHERMAN                 8.750            320.98         80
                                       8.500            320.98       51,000.00
    NORTH PLATTE     NE   69101          2            06/09/97         00
    0430295238                           05           08/01/97          0
    60503356                             O            07/01/27
    0


1


    1605070          369/G02             F           71,200.00         ZZ
                                         360         71,164.04          1
    614 BELL ROAD                      9.375            592.21         80
                                       9.125            592.21       89,000.00
    MOUNT EPHRAIM    NJ   08059          1            06/13/97         01
    0430295295                           05           08/01/97         12
    60742467                             N            07/01/27
    0


    1605074          369/G02             F           93,500.00         ZZ
                                         360         93,450.24          2
    41 NEWPORT CIRCLE                  9.125            760.75         80
                                       8.875            760.75      116,900.00
    COLORADO SPRING  CO   80906          1            06/27/97         00
    0430295956                           05           08/01/97          0
    60768637                             O            07/01/27
    0


    1605075          369/G02             F           44,550.00         ZZ
                                         360         44,526.90          1
    4201 MONARCH DRIVE                 9.250            366.51         90
                                       9.000            366.51       49,500.00
    ORLANDO          FL   32812          1            06/17/97         01
    0430297499                           05           08/01/97         25
    60781747                             N            07/01/27
    0


    1605077          369/G02             F          257,600.00         ZZ
                                         360        257,451.78          1
    937 EAST ROCKY MOUTH LANE          8.750          2,026.55         80
                                       8.500          2,026.55      322,000.00
    DRAPER           UT   84020          1            06/17/97         00
    0430295329                           05           08/01/97          0
    60769742                             O            07/01/27
    0


    1605139          H34/G02             F           97,000.00         ZZ
                                         360         97,000.00          2
    1934-36 S 11TH PLACE               8.000            711.76         83
                                       7.750            711.76      117,000.00
    ROGERS           AR   72756          2            07/26/97         12
    0430298992                           05           09/01/97         20
    214051                               N            08/01/27
    0


    1605161          608/G02             F           49,400.00         ZZ
                                         360         49,374.39          2
    905 JERSEY AVENUE                  9.250            406.40         90
                                       9.000            406.40       54,900.00
1


    GLOUCESTER       NJ   08030          1            06/27/97         01
    0430297788                           05           08/01/97         25
    96595                                N            07/01/27
    0


    1605209          623/623             F          112,500.00         T
                                         360        112,438.55          1
    440 SPEAR ST                       9.000            905.20         75
                                       8.750            905.20      150,000.00
    SAUGATUCK        MI   49453          5            05/30/97         00
    909403                               05           08/01/97          0
    909403                               O            07/01/27
    0


    1605219          623/623             F          356,250.00         ZZ
                                         360        355,581.06          1
    6013 E LAKE DRIVE                  8.375          2,707.76         76
                                       8.125          2,707.76      470,000.00
    HASLETT          MI   48840          5            05/01/97         00
    918083                               05           06/01/97          0
    918083                               O            05/01/27
    0


    1605220          623/623             F           40,000.00         ZZ
                                         360         39,656.96          1
    5525 CORUNNA RD                    8.875            318.26         58
                                       8.625            318.26       70,000.00
    FLINT            MI   48532          5            06/04/97         00
    918141                               05           08/01/97          0
    918141                               O            07/01/27
    0


    1605223          623/623             F          350,000.00         T
                                         360        349,798.63          1
    6466 INDIAN BAY ROAD               8.750          2,753.45         59
                                       8.500          2,753.45      600,000.00
    MONTAGUE         MI   49437          5            06/13/97         00
    919836                               05           08/01/97          0
    919836                               O            07/01/27
    0


    1605233          623/623             F          252,400.00         ZZ
                                         360        252,234.90          1
    1536 LONG MEADOW LANE              8.125          1,874.06         92
                                       7.875          1,874.06      277,000.00
    BARTLETT         IL   60103          1            06/17/97         10
    921853                               03           08/01/97         25
    921853                               O            07/01/27
    0
1




    1605236          623/623             F           77,400.00         ZZ
                                         360         77,317.31          1
    2018 POTOMAC AVENUE                9.125            629.75         90
                                       8.875            629.75       86,000.00
    PORTAGE          MI   49024          1            05/30/97         10
    922482                               05           07/01/97         25
    922482                               N            06/01/27
    0


    1605238          623/623             F           97,500.00         T
                                         360         97,342.51          1
    34920 66TH AVENUE                  8.625            758.34         73
                                       8.375            758.34      135,000.00
    PAW PAW          MI   49079          5            05/30/97         00
    922601                               05           07/01/97          0
    922601                               O            06/01/27
    0


    1605239          623/623             F           40,000.00         ZZ
                                         360         39,976.99          1
    15604 OLD WALTON ROAD              8.750            314.68         71
                                       8.500            314.68       56,500.00
    BUCHANAN         MI   49107          5            06/16/97         00
    922957                               05           08/01/97          0
    922957                               N            07/01/27
    0


    1605240          623/623             F           68,800.00         ZZ
                                         360         68,767.04          4
    419 / 421 SOUTH PARK STREET        9.625            584.79         80
                                       9.375            584.79       86,000.00
    KALAMAZOO        MI   49007          1            06/16/97         00
    922958                               05           08/01/97          0
    922958                               N            07/01/27
    0


    1605242          623/623             F          124,900.00         T
                                         360        124,829.98          1
    9539 HONEYBELL CIRCLE              8.875            993.76         75
                                       8.625            993.76      166,945.00
    BOYNTON BEACH    FL   33437          1            06/02/97         00
    923276                               05           08/01/97          0
    923276                               O            07/01/27
    0


    1605243          623/623             F           68,000.00         ZZ
                                         360         67,931.05          3
1


    2001 W DELEON STREET               9.375            565.59         80
                                       9.125            565.59       85,000.00
    TAMPA            FL   33606          1            05/30/97         00
    923358                               05           07/01/97          0
    923358                               N            06/01/27
    0


    1605244          623/623             F           33,000.00         ZZ
                                         360         32,963.80          1
    606 CASA PARK B COURT              9.000            265.53         75
                                       8.750            265.53       44,000.00
    WINTER SPRINGS   FL   32708          1            06/02/97         00
    923377                               07           07/01/97          0
    923377                               O            06/01/27
    0


    1605245          623/623             F          310,500.00         ZZ
                                         360        310,325.93          1
    623 FLEMING STREET                 8.875          2,470.48         75
                                       8.625          2,470.48      415,000.00
    KEY WEST         FL   33040          2            06/04/97         00
    923383                               05           08/01/97          0
    923383                               O            07/01/27
    0


    1605247          623/623             F          333,000.00         T
                                         360        332,584.60          1
    700 EAST 44TH STREET               8.375          2,531.04         90
                                       8.125          2,531.04      370,000.00
    AUSTIN           TX   78751          1            05/29/97         10
    923499                               05           07/01/97         25
    923499                               O            06/01/27
    0


    1605248          623/623             F          120,000.00         ZZ
                                         360        119,868.41          1
    427 WISE ROAD                      9.000            965.55         48
                                       8.750            965.55      250,000.00
    SCHAUMBURG       IL   60193          1            06/05/97         00
    923766                               05           07/01/97          0
    923766                               O            06/01/27
    0


    1605249          623/623             F          135,000.00         ZZ
                                         360        134,848.08          1
    972 BIRCHWOOD AVENUE               8.875          1,074.12         75
                                       8.625          1,074.12      180,000.00
    CINCINNATI       OH   45208          1            05/30/97         00
    923827                               05           07/01/97          0
1


    923827                               O            06/01/27
    0


    1605250          623/623             F          271,000.00         ZZ
                                         360        270,632.00          1
    10950 MEANDERVIEW COURT            8.500          2,083.76         75
                                       8.250          2,083.76      361,377.00
    MANASSAS         VA   20111          1            05/30/97         00
    923938                               03           07/01/97          0
    923938                               O            06/01/27
    0


    1605252          623/623             F           64,125.00         ZZ
                                         360         64,052.83          1
    3338 CLAY PL NE                    8.875            510.21         75
                                       8.625            510.21       85,500.00
    WASHINGTON       DC   20019          5            05/27/97         00
    923989                               07           07/01/97          0
    923989                               N            06/01/27
    0


    1605254          623/623             F          208,000.00         ZZ
                                         360        207,753.52          1
    2424 CHICKAMUNGA DRIVE             8.625          1,617.80         80
                                       8.375          1,617.80      260,000.00
    APEX             NC   27502          1            05/30/97         00
    924084                               05           07/01/97          0
    924084                               O            06/01/27
    0


    1605257          623/623             F          178,500.00         ZZ
                                         360        178,405.01          1
    1622 W ALTGELD AVENUE              9.125          1,452.33         70
                                       8.875          1,452.33      255,000.00
    CHICAGO          IL   60614          1            06/06/97         00
    924168                               09           08/01/97          0
    924168                               O            07/01/27
    0


    1605258          623/623             F          123,700.00         T
                                         360        123,567.85          1
    67195 VICTORY SHORE DRIVE          9.125          1,006.46         75
                                       8.875          1,006.46      165,000.00
    DOWIAGIAC        MI   49047          5            05/28/97         00
    924208                               05           07/01/97          0
    924208                               O            06/01/27
    0


1


    1605260          623/623             F           32,400.00         ZZ
                                         360         32,367.99          1
    204 E JAMES STREET                 9.500            272.44         90
                                       9.250            272.44       36,000.00
    DWIGHT           IL   60420          1            05/30/97         10
    924382                               05           07/01/97         25
    924382                               N            06/01/27
    0


    1605261          623/623             F           91,200.00         ZZ
                                         360         91,064.51          1
    2808 COUNTY ROAD H2                8.250            685.16         80
                                       8.000            685.16      114,000.00
    MOUNDS VIEW      MN   55112          5            05/27/97         00
    924498                               05           07/01/97          0
    924498                               O            06/01/27
    0


    1605262          623/623             F          139,200.00         ZZ
                                         360        139,035.05          1
    112 W GAZEBO LANE                  8.625          1,082.68         80
                                       8.375          1,082.68      174,000.00
    SAVANNAH         GA   31410          1            05/29/97         00
    924688                               05           07/01/97          0
    924688                               O            06/01/27
    0


    1605263          623/623             F           55,800.00         ZZ
                                         360         55,737.21          1
    120 WOODLAND CIRCLE                8.875            443.97         63
                                       8.625            443.97       88,900.00
    PRINCETON        MN   55371          1            05/30/97         00
    924746                               05           07/01/97          0
    924746                               O            06/01/27
    0


    1605265          623/623             F          120,000.00         ZZ
                                         360        119,864.96          1
    1722 MONTANO ROAD                  8.875            954.77         75
                                       8.625            954.77      160,000.00
    SANTA FE         NM   87501          5            05/29/97         00
    924981                               05           07/01/97          0
    924981                               N            06/01/27
    0


    1605266          623/623             F           42,750.00         ZZ
                                         360         42,704.33          1
    3740 MICHAEL AVE SW                9.125            347.83         90
                                       8.875            347.83       47,500.00
1


    WYOMING          MI   49509          1            05/30/97         10
    925240                               05           07/01/97         25
    925240                               N            06/01/27
    0


    1605269          623/623             F           75,000.00         ZZ
                                         360         74,956.85          1
    4390 W BRITTON                     8.750            590.03         75
                                       8.500            590.03      100,000.00
    PERRY            MI   48872          5            06/04/97         00
    925303                               05           08/01/97          0
    925303                               O            07/01/27
    0


    1605270          623/623             F           73,500.00         ZZ
                                         360         73,458.79          1
    1715 CLIFTON                       8.875            584.80         75
                                       8.625            584.80       98,000.00
    LANSING          MI   48910          1            06/13/97         00
    925339                               05           08/01/97          0
    925339                               O            07/01/27
    0


    1605274          623/623             F           52,500.00         ZZ
                                         360         52,472.06          1
    612 S HAWTHORNE                    9.125            427.16         70
                                       8.875            427.16       75,000.00
    WESTLAND         MI   48185          5            06/06/97         00
    925587                               05           08/01/97          0
    925587                               N            07/01/27
    0


    1605276          623/623             F          159,900.00         ZZ
                                         360        159,798.03          1
    2305 PARK VILLAGE PLACE            8.250          1,201.28         80
                                       8.000          1,201.28      199,900.00
    APOPKA           FL   32712          1            06/11/97         00
    925935                               03           08/01/97          0
    925935                               O            07/01/27
    0


    1605277          623/623             F           40,500.00         ZZ
                                         360         40,456.73          1
    1121 E BRECKENRIDGE STREET         9.125            329.52         75
                                       8.875            329.52       54,000.00
    LOUISVILLE       KY   40204          5            05/23/97         00
    925971                               05           07/01/97          0
    925971                               N            06/01/27
    0
1




    1605278          623/623             F          121,100.00         ZZ
                                         360        120,895.78          1
    4 LANDON LANE                      8.625            941.90         80
                                       8.375            941.90      151,400.00
    SAVANNAH         GA   31410          1            05/30/97         00
    926068                               03           07/01/97          0
    926068                               O            06/01/27
    0


    1605280          623/623             F          290,000.00         ZZ
                                         360        289,819.75          1
    801 KATHERINES RIDGE LANE          8.375          2,204.21         80
                                       8.125          2,204.21      363,000.00
    COLUMBUS         OH   43235          5            06/09/97         00
    926120                               05           08/01/97          0
    926120                               O            07/01/27
    0


    1605282          623/623             F           45,000.00         ZZ
                                         360         44,977.87          1
    101 LANTANA CIRCLE                 9.500            378.38         90
                                       9.250            378.38       50,000.00
    SAN BENITO       TX   78586          1            06/03/97         04
    926257                               05           08/01/97         25
    926257                               N            07/01/27
    0


    1605287          623/623             F          212,000.00         ZZ
                                         360        210,314.94          1
    1134 FIELDSTONE LANE               8.250          1,592.69         80
                                       8.000          1,592.69      265,000.00
    BARTLETT         IL   60103          1            06/12/97         00
    926386                               03           08/01/97          0
    926386                               O            07/01/27
    0


    1605288          623/623             F           70,200.00         ZZ
                                         360         70,162.64          1
    21850 COLGATE                      9.125            571.17         90
                                       8.875            571.17       78,000.00
    FARMINGTON HILL  MI   48336          1            06/06/97         14
    926457                               05           08/01/97         25
    926457                               N            07/01/27
    0


    1605289          623/623             F          104,500.00         ZZ
                                         360        104,433.37          1
1


    5007 HILLIARD GREEN DRIVE          8.250            785.07         90
                                       8.000            785.07      116,200.00
    HILLIARD         OH   43026          1            06/12/97         14
    926488                               05           08/01/97         25
    926488                               N            07/01/27
    0


    1605291          623/623             F          220,000.00         T
                                         360        219,859.71          1
    10085 E ISLAND VIEW COURT          8.250          1,652.79         58
                                       8.000          1,652.79      385,000.00
    TRAVERSE CITY    MI   49684          4            06/13/97         00
    926836                               05           08/01/97          0
    926836                               O            07/01/27
    0


    1605292          623/623             F           60,000.00         ZZ
                                         360         59,967.23          1
    20224 CHALON                       9.000            482.77         55
                                       8.750            482.77      111,000.00
    ST CLAIR SHORES  MI   48081          1            06/13/97         00
    926854                               05           08/01/97          0
    926854                               O            07/01/27
    0


    1605293          623/623             F           43,900.00         ZZ
                                         360         43,729.25          1
    3958 N M-52                        9.000            353.23         80
                                       8.750            353.23       54,900.00
    OWOSSO           MI   48867          1            06/05/97         00
    927030                               05           08/01/97          0
    927030                               N            07/01/27
    0


    1605294          623/623             F           49,600.00         ZZ
                                         360         49,443.95          2
    539 MASON STREET                   9.000            399.09         80
                                       8.750            399.09       62,000.00
    OWOSSO           MI   48867          1            05/29/97         00
    927054                               05           07/01/97          0
    927054                               N            06/01/27
    0


    1605295          623/623             F           90,000.00         ZZ
                                         360         89,942.61          1
    1947 142ND AVENUE                  8.250            676.14         72
                                       8.000            676.14      125,000.00
    DORR             MI   49323          1            06/09/97         00
    927064                               05           08/01/97          0
1


    927064                               O            07/01/27
    0


    1605296          623/623             F          123,200.00         ZZ
                                         360        123,136.13          3
    1200 W MICHIGAN                    9.250          1,013.54         80
                                       9.000          1,013.54      154,000.00
    KALAMAZOO        MI   49006          1            06/06/97         00
    927173                               05           08/01/97          0
    927173                               N            07/01/27
    0


    1605298          623/623             F           70,000.00         ZZ
                                         360         69,921.23          1
    2532 WELSFORD ROAD                 8.875            556.95         40
                                       8.625            556.95      175,000.00
    UPPER ARLINGTON  OH   43221          5            05/29/97         00
    927220                               05           07/01/97          0
    927220                               O            06/01/27
    0


    1605299          623/623             F          140,600.00         ZZ
                                         360        140,519.11          1
    51679 CEDAR LANE                   8.750          1,106.10         80
                                       8.500          1,106.10      175,815.00
    MACOMB TWP       MI   48044          1            06/06/97         00
    927260                               05           08/01/97          0
    927260                               O            07/01/27
    0


    1605301          623/623             F          105,750.00         ZZ
                                         360        105,621.41          1
    302 DOPLER DRIVE                   8.500            813.13         75
                                       8.250            813.13      141,000.00
    ROCKVILLE        MD   20851          5            05/29/97         00
    927276                               05           07/01/97          0
    927276                               O            06/01/27
    0


    1605302          623/623             F          108,000.00         ZZ
                                         360        107,941.01          1
    549 PRAIRIE                        9.000            868.99         90
                                       8.750            868.99      120,000.00
    DOWNERS GROVE    IL   60515          1            06/04/97         10
    927309                               05           08/01/97         25
    927309                               N            07/01/27
    0


1


    1605303          623/623             F           58,400.00         ZZ
                                         360         58,340.77          1
    2810 EASTWOOD                      9.375            485.75         80
                                       9.125            485.75       73,000.00
    MCHENRY          IL   60050          1            05/14/97         00
    927335                               05           07/01/97          0
    927335                               N            06/01/27
    0


    1605305          623/623             F          109,400.00         ZZ
                                         360        109,266.99          1
    113 GOLDEN MORN                    8.500            841.19         80
                                       8.250            841.19      136,800.00
    SAN ANTONIO      TX   78258          1            05/23/97         00
    927415                               05           07/01/97          0
    927415                               O            06/01/27
    0


    1605307          623/623             F          162,500.00         ZZ
                                         360        162,408.90          4
    436 N WOLCOTT AVENUE               8.875          1,292.92         65
                                       8.625          1,292.92      250,000.00
    CHICAGO          IL   60622          5            06/09/97         00
    927467                               05           08/01/97          0
    927467                               N            07/01/27
    0


    1605309          623/623             F           60,000.00         ZZ
                                         360         59,919.21          1
    117 STADIA DRIVE                   8.000            440.26         74
                                       7.750            440.26       82,000.00
    FRANKLIN         OH   45005          1            05/30/97         00
    927715                               05           07/01/97          0
    927715                               O            06/01/27
    0


    1605311          623/623             F          104,300.00         ZZ
                                         360        104,241.53          1
    7716 LIGONIER COURT                8.875            829.86         90
                                       8.625            829.86      115,900.00
    ORLANDO          FL   32819          1            06/05/97         10
    927774                               05           08/01/97         25
    927774                               N            07/01/27
    0


    1605312          623/623             F           46,800.00         ZZ
                                         360         46,745.94          1
    2989 COUNTY ROAD 170               8.750            368.18         90
                                       8.500            368.18       52,000.00
1


    MARENGO          OH   43334          1            06/03/97         10
    927826                               05           07/01/97         25
    927826                               N            06/01/27
    0


    1605313          623/623             F           78,750.00         ZZ
                                         360         78,706.99          1
    986 COUNTY ROAD 170                9.000            633.64         90
                                       8.750            633.64       87,500.00
    MARENGO          OH   43334          1            06/13/97         10
    927865                               05           08/01/97         25
    927865                               N            07/01/27
    0


    1605315          623/623             F          105,300.00         ZZ
                                         360        105,242.48          1
    976 SOUTH CASSINGHAM ROAD          9.000            847.27         90
                                       8.750            847.27      117,000.00
    COLUMBUS         OH   43209          1            06/06/97         10
    927989                               05           08/01/97         25
    927989                               N            07/01/27
    0


    1605316          623/623             F          104,500.00         ZZ
                                         360        104,438.30          1
    23 GULICK STREET #2                8.625            812.79         68
                                       8.375            812.79      153,900.00
    TYBEE ISLAND     GA   31328          1            06/10/97         00
    928017                               07           08/01/97          0
    928017                               O            07/01/27
    0


    1605317          623/623             F           55,000.00         ZZ
                                         360         54,938.09          1
    1746 BLUE ASH PLACE                8.875            437.61         50
                                       8.625            437.61      110,000.00
    COLUMBUS         OH   43229          5            05/23/97         00
    928178                               05           07/01/97          0
    928178                               N            06/01/27
    0


    1605318          623/623             F          101,700.00         ZZ
                                         360        101,642.99          1
    1730 TERRA COTA COURT              8.875            809.17         90
                                       8.625            809.17      113,000.00
    ORLANDO          FL   32825          1            06/06/97         04
    928180                               03           08/01/97         25
    928180                               N            07/01/27
    0
1




    1605320          623/623             F          110,000.00         ZZ
                                         360        109,775.94          1
    1654 BULEVAR MENOR                 8.000            807.14         74
                                       7.750            807.14      150,000.00
    PENSACOLA BEACH  FL   32561          5            05/30/97         00
    928243                               09           07/01/97          0
    928243                               O            06/01/27
    0


    1605321          623/623             F           47,500.00         ZZ
                                         360         47,453.08          1
    5116 LETITIA                       9.500            399.41         90
                                       9.250            399.41       52,800.00
    TAMPA            FL   33624          1            06/03/97         10
    928268                               03           07/01/97         25
    928268                               N            06/01/27
    0


    1605324          623/623             F          234,000.00         ZZ
                                         360        233,850.79          1
    1136 AVARILL DRIVE                 8.250          1,757.96         80
                                       8.000          1,757.96      293,000.00
    BATAVIA          IL   60510          5            06/05/97         00
    928481                               05           08/01/97          0
    928481                               O            07/01/27
    0


    1605325          623/623             F          216,000.00         ZZ
                                         360        215,756.92          1
    225 BROOKBRIDGE ROAD               8.875          1,718.59         80
                                       8.625          1,718.59      270,000.00
    CARY             IL   60013          1            05/30/97         00
    928488                               03           07/01/97          0
    928488                               O            06/01/27
    0


    1605327          623/623             F           60,000.00         ZZ
                                         360         59,927.04          1
    201 SOUTH THIRD STREET             8.500            461.35         80
                                       8.250            461.35       75,000.00
    ELBURN           IL   60119          1            05/23/97         00
    928506                               05           07/01/97          0
    928506                               N            06/01/27
    0


    1605328          623/623             F           51,300.00         ZZ
                                         360         51,272.70          1
1


    128 WEST 2ND STREET                9.125            417.39         90
                                       8.875            417.39       57,000.00
    DRESSER          WI   54009          1            06/19/97         10
    928582                               05           08/01/97         25
    928582                               N            07/01/27
    0


    1605329          623/623             F          130,400.00         ZZ
                                         360        130,328.77          1
    21020 HAZELNUT LANE                9.000          1,049.23         80
                                       8.750          1,049.23      163,000.00
    PLAINFIELD       IL   60544          1            06/12/97         00
    928588                               03           08/01/97          0
    928588                               O            07/01/27
    0


    1605331          623/623             F           61,500.00         ZZ
                                         360         61,464.62          1
    6490 N NORTHWEST HWY UNIT 1E       8.750            483.82         75
                                       8.500            483.82       82,000.00
    CHICAGO          IL   60631          1            06/06/97         00
    928682                               01           08/01/97          0
    928682                               N            07/01/27
    0


    1605332          623/623             F           85,000.00         ZZ
                                         360         84,951.09          2
    2836 WEST 40TH STREET              8.750            668.70         59
                                       8.500            668.70      145,000.00
    CHICAGO          IL   60632          5            06/20/97         00
    928769                               05           08/01/97          0
    928769                               N            07/01/27
    0


    1605333          623/623             F           48,000.00         ZZ
                                         360         47,974.46          1
    7603 BRISTOL LANE UNIT A           9.125            390.54         80
                                       8.875            390.54       60,000.00
    HANOVER PARK     IL   60103          1            06/11/97         00
    928772                               01           08/01/97          0
    928772                               N            07/01/27
    0


    1605335          623/623             F          222,450.00         ZZ
                                         360        222,179.52          1
    12793 HYLAND CIRCLE                8.500          1,710.45         80
                                       8.250          1,710.45      278,080.00
    BOCA RATON       FL   33428          1            05/30/97         00
    928833                               03           07/01/97          0
1


    928833                               O            06/01/27
    0


    1605337          623/623             F          233,850.00         ZZ
                                         360        233,697.03          1
    111 COZY COURT                     8.125          1,736.33         80
                                       7.875          1,736.33      292,325.00
    CHAPIN           SC   29036          1            06/16/97         00
    928846                               05           08/01/97          0
    928846                               O            07/01/27
    0


    1605340          623/623             F           80,000.00         ZZ
                                         360         79,900.20          1
    1520 IDLEHOUR DRIVE                8.375            608.06         80
                                       8.125            608.06      100,000.00
    TUCKER           GA   30084          1            06/06/97         00
    928913                               05           07/01/97          0
    928913                               O            06/01/27
    0


    1605343          623/623             F          111,900.00         ZZ
                                         360        111,833.93          1
    1400 FLORENCE                      8.625            870.35         80
                                       8.375            870.35      139,900.00
    EVANSTON         IL   60201          1            06/18/97         00
    929435                               05           08/01/97          0
    929435                               O            07/01/27
    0


    1605345          623/623             F          120,000.00         ZZ
                                         360        119,864.96          1
    110 EAST SHORE DRIVE               8.875            954.77         69
                                       8.625            954.77      175,000.00
    WHITMORE LAKE    MI   48189          2            05/28/97         00
    929704                               05           07/01/97          0
    929704                               O            06/01/27
    0


    1605346          623/623             F           56,000.00         ZZ
                                         360         55,936.96          1
    4439 COLLINGDALE                   8.875            445.57         68
                                       8.625            445.57       82,500.00
    WESTERVILLE      OH   43081          5            05/29/97         00
    929732                               05           07/01/97          0
    929732                               N            06/01/27
    0


1


    1605347          623/623             F           84,000.00         ZZ
                                         360         83,905.45          1
    1163 NEWBURY DRIVE                 8.875            668.35         70
                                       8.625            668.35      121,000.00
    COLUMBUS         OH   43229          5            05/29/97         00
    929733                               05           07/01/97          0
    929733                               N            06/01/27
    0


    1605351          623/623             F          142,400.00         ZZ
                                         360        142,320.17          1
    8951 BRITTANY LAKES DRIVE          8.875          1,133.00         80
                                       8.625          1,133.00      178,534.00
    BOYNTON BEACH    FL   33437          1            06/12/97         00
    930394                               05           08/01/97          0
    930394                               O            07/01/27
    0


    1605352          623/623             F          224,000.00         ZZ
                                         360        223,864.30          1
    6947 WHITE PINES DRIVE             8.500          1,722.37         80
                                       8.250          1,722.37      280,000.00
    BRIGHTON         MI   48116          1            06/12/97         00
    930503                               05           08/01/97          0
    930503                               O            07/01/27
    0


    1605353          623/623             F          164,700.00         ZZ
                                         360        164,607.66          1
    3308 FERNCLIFF PLACE               8.875          1,310.43         90
                                       8.625          1,310.43      183,000.00
    ATLANTA          GA   30324          1            06/19/97         10
    931157                               05           08/01/97         25
    931157                               N            07/01/27
    0


    1605356          623/623             F          123,900.00         ZZ
                                         360        123,822.99          1
    33247 SOUTHWEST SEQUOIA STREET     8.375            941.73         80
                                       8.125            941.73      154,900.00
    SCAPPOOSE        OR   97056          1            06/18/97         00
    6211253                              05           08/01/97          0
    6211253                              O            07/01/27
    0


    1605362          623/623             F           94,150.00         ZZ
                                         360         94,092.96          1
    543 MOUNTAIN CIRCLE                8.500            723.94         58
                                       8.250            723.94      163,000.00
1


    TAHOE VISTA      CA   96148          1            06/02/97         00
    6213921                              05           08/01/97          0
    6213921                              N            07/01/27
    0


    1605364          623/623             F           94,750.00         ZZ
                                         360         94,691.11          1
    2018 FALMOTH CIRCLE                8.375            720.17         90
                                       8.125            720.17      105,280.00
    MANTECA          CA   95336          1            06/05/97         04
    6213966                              05           08/01/97         25
    6213966                              N            07/01/27
    0


    1605366          623/623             F           95,000.00         ZZ
                                         360         94,939.43          1
    4601 NE 59TH AVENUE                8.250            713.70         67
                                       8.000            713.70      142,000.00
    VANCOUVER        WA   98661          5            06/09/97         00
    6214120                              05           08/01/97          0
    6214120                              O            07/01/27
    0


    1605367          623/623             F           49,900.00         ZZ
                                         360         49,870.54          1
    735 SOUTHWEST L STREET             8.625            388.12         72
                                       8.375            388.12       69,900.00
    GRANTS PASS      OR   97526          1            06/09/97         00
    6221894                              05           08/01/97          0
    6221894                              O            07/01/27
    0


    1605368          623/623             F          102,400.00         ZZ
                                         360        102,008.04          1
    7913 WALKER AVENUE                 8.500            787.37         80
                                       8.250            787.37      128,000.00
    CUDAHY           CA   90201          1            05/07/97         00
    6230724                              03           07/01/97          0
    6230724                              O            06/01/27
    0


    1605371          623/623             F           91,000.00         ZZ
                                         360         90,905.27          1
    1479 MARIPOSA DRIVE                9.250            748.64         65
                                       9.000            748.64      141,000.00
    CORONA           CA   91719          5            04/30/97         00
    6234273                              05           07/01/97          0
    6234273                              N            06/01/27
    0
1




    1605373          623/623             F          423,500.00         ZZ
                                         360        422,971.70          1
    1432 SEA RIDGE DRIVE               8.375          3,218.91         80
                                       8.125          3,218.91      529,403.00
    NEWPORT BEACH    CA   92660          1            05/23/97         00
    6234669                              03           07/01/97          0
    6234669                              O            06/01/27
    0


    1605374          623/623             F          156,000.00         ZZ
                                         360        155,815.12          1
    17124 EASTWOOD AVENUE              8.625          1,213.36         80
                                       8.375          1,213.36      195,100.00
    TORRANCE         CA   90504          1            05/29/97         00
    6234723                              05           07/01/97          0
    6234723                              O            06/01/27
    0


    1605377          623/623             F          471,000.00         ZZ
                                         360        470,707.25          1
    2431 BENEDICT CANYON DRIVE         8.375          3,579.94         51
    BEVERLY HILLS AREA                 8.125          3,579.94      930,000.00
    LOS ANGELES      CA   90210          2            06/05/97         00
    6234992                              05           08/01/97          0
    6234992                              O            07/01/27
    0


    1605378          623/623             F          225,000.00         ZZ
                                         360        224,845.15          1
    242 NORTH BRADOAKS AVENUE          7.875          1,631.41         75
                                       7.625          1,631.41      300,000.00
    MONROVIA         CA   91016          1            06/12/97         00
    6235128                              05           08/01/97          0
    6235128                              O            07/01/27
    0


    1605379          623/623             F          226,400.00         ZZ
                                         360        226,259.27          1
    2335 QUEENSBERRY ROAD              8.375          1,720.81         80
                                       8.125          1,720.81      283,000.00
    PASADENA         CA   91104          2            06/11/97         00
    6235197                              05           08/01/97          0
    6235197                              O            07/01/27
    0


    1605380          623/623             F           53,100.00         ZZ
                                         360         53,044.71          1
1


    3419 WEST ASTER DRIVE              9.250            436.85         90
                                       9.000            436.85       59,000.00
    PHOENIX          AZ   85029          1            05/29/97         10
    6235659                              05           07/01/97         25
    6235659                              N            06/01/27
    0


    1605382          623/623             F           85,000.00         ZZ
                                         360         84,602.12          1
    12202 NORTH 61ST STREET            8.875            676.30         49
                                       8.625            676.30      175,000.00
    SCOTTSDALE       AZ   85254          5            05/22/97         00
    6235708                              05           07/01/97          0
    6235708                              O            06/01/27
    0


    1605385          623/623             F          193,600.00         ZZ
                                         360        193,364.59          1
    23135 NORTH PASEO VERDE LANE       8.500          1,488.62         80
                                       8.250          1,488.62      242,000.00
    PEORIA           AZ   85382          1            05/21/97         00
    6235729                              03           07/01/97          0
    6235729                              O            06/01/27
    0


    1605386          623/623             F           87,350.00         ZZ
                                         360         86,635.17          1
    2509 MILLER DRIVE                  8.875            695.00         75
                                       8.625            695.00      116,500.00
    FLAGSTAFF        AZ   86004          2            06/03/97         00
    6235740                              05           08/01/97          0
    6235740                              N            07/01/27
    0


    1605389          623/623             F           65,000.00         ZZ
                                         360         64,907.42          1
    926 YAVAPAI DRIVE                  8.875            517.17         73
                                       8.625            517.17       90,000.00
    PRESCOTT         AZ   86303          1            05/30/97         00
    6235808                              05           07/01/97          0
    6235808                              N            06/01/27
    0


    1605390          623/623             F          107,900.00         ZZ
                                         360        107,768.80          1
    4116 WEST MONONA DRIVE             8.500            829.66         80
                                       8.250            829.66      134,900.00
    GLENDALE         AZ   85308          1            05/23/97         00
    6235823                              03           07/01/97          0
1


    6235823                              O            06/01/27
    0


    1605393          623/623             F           64,000.00         ZZ
                                         360         63,927.96          1
    4901 EAST KELTON LANE              8.875            509.22         80
    UNIT 1041                          8.625            509.22       80,000.00
    SCOTTSDALE       AZ   85254          1            05/30/97         00
    6235885                              01           07/01/97          0
    6235885                              N            06/01/27
    0


    1605394          623/623             F          335,500.00         ZZ
                                         360        335,286.06          1
    13023 NORTH 84TH STREET            8.250          2,520.50         65
                                       8.000          2,520.50      520,000.00
    SCOTTSDALE       AZ   85260          5            06/05/97         00
    6235919                              05           08/01/97          0
    6235919                              O            07/01/27
    0


    1605395          623/623             F          320,000.00         ZZ
                                         360        319,806.14          1
    6516 NORTH 27TH STREET             8.500          2,460.53         74
                                       8.250          2,460.53      435,957.00
    PHOENIX          AZ   85016          1            06/10/97         00
    6235941                              05           08/01/97          0
    6235941                              O            07/01/27
    0


    1605396          623/623             F           67,200.00         ZZ
                                         360         67,161.33          1
    2833 WEST VILLA RITA DRIVE         8.750            528.67         80
                                       8.500            528.67       84,000.00
    PHOENIX          AZ   85023          5            06/06/97         00
    6235946                              05           08/01/97          0
    6235946                              O            07/01/27
    0


    1605399          623/623             F           37,600.00         ZZ
                                         360         37,581.01          1
    2022 NORTH 9TH STREET              9.375            312.74         80
                                       9.125            312.74       47,000.00
    PHOENIX          AZ   85006          1            06/12/97         00
    6236009                              05           08/01/97          0
    6236009                              N            07/01/27
    0


1


    1605400          623/623             F          104,000.00         ZZ
                                         360        103,937.00          1
    3013 EAST LESTER STREET            8.500            799.67         80
                                       8.250            799.67      130,000.00
    TUCSON           AZ   85716          1            06/13/97         00
    6236022                              05           08/01/97          0
    6236022                              N            07/01/27
    0


    1605401          623/623             F           90,800.00         ZZ
                                         360         90,743.56          1
    1316 MACLOVIA                      8.375            690.15         80
                                       8.125            690.15      113,500.00
    SANTA FE         NM   87505          1            06/12/97         00
    6236032                              05           08/01/97          0
    6236032                              O            07/01/27
    0


    1605402          623/623             F          284,000.00         ZZ
                                         360        283,480.18          1
    850 HEAD STREET                    8.500          2,183.72         80
                                       8.250          2,183.72      355,000.00
    SAN FRANCISCO    CA   94132          1            04/21/97         00
    6262286                              05           06/01/97          0
    6262286                              O            05/01/27
    0


    1605403          623/623             F           38,000.00         ZZ
                                         360         37,957.22          1
    1942 SOUTH EMERSON NO. 102         8.875            302.35         80
                                       8.625            302.35       47,500.00
    MESA             AZ   85210          1            05/28/97         00
    6262582                              01           07/01/97          0
    6262582                              N            06/01/27
    0


    1605406          623/623             F           95,000.00         ZZ
                                         360         94,887.42          1
    22630 CLARENDON STREET             8.625            738.90         55
                                       8.375            738.90      175,000.00
    LOS ANGLELES     CA   91367          1            05/27/97         00
    6269702                              05           07/01/97          0
    6269702                              N            06/01/27
    0


    1605409          623/623             F          104,800.00         ZZ
                                         360        104,734.86          1
    3137 ALTADENA AVENUE               8.375            796.56         80
                                       8.125            796.56      131,000.00
1


    SAN DIEGO        CA   92105          1            06/09/97         00
    6269811                              05           08/01/97          0
    6269811                              O            07/01/27
    0


    1605411          623/623             F          196,000.00         ZZ
                                         360        195,676.41          4
    1100 LEWIS STREET                  9.000          1,577.06         80
                                       8.750          1,577.06      245,000.00
    KINGSBURG        CA   93631          1            04/14/97         00
    6274648                              05           06/01/97          0
    6274648                              N            05/01/27
    0


    1605413          623/623             F          158,000.00         ZZ
                                         360        157,899.24          1
    7025 NORTH PLEASANT AVENUE         8.250          1,187.01         80
    #115                               8.000          1,187.01      197,500.00
    FRESNO           CA   93711          1            06/09/97         00
    6274872                              03           08/01/97          0
    6274872                              O            07/01/27
    0


    1605416          623/623             F           58,400.00         ZZ
                                         360         58,364.62          1
    3770 PLUTO STREET                  8.500            449.05         80
                                       8.250            449.05       73,000.00
    REDDING          CA   96002          1            06/13/97         00
    6284574                              05           08/01/97          0
    6284574                              N            07/01/27
    0


    1605417          623/623             F          122,250.00         ZZ
                                         360        122,174.01          1
    428 & 430 VINEYARD DRIVE           8.375            929.19         75
                                       8.125            929.19      163,000.00
    LODI             CA   95240          5            06/02/97         00
    6284608                              01           08/01/97          0
    6284608                              N            07/01/27
    0


    1605418          623/623             F          450,000.00         ZZ
                                         360        448,445.77          1
    1105 BUTTON SAGE WAY               8.500          3,460.11         39
                                       8.250          3,460.11    1,164,000.00
    ARROYO GRANDE    CA   93420          1            05/22/97         00
    6285668                              05           07/01/97          0
    6285668                              O            06/01/27
    0
1




    1605419          623/623             F          404,000.00         ZZ
                                         360        403,755.26          1
    290 PACIFIC AVENUE                 8.500          3,106.41         63
                                       8.250          3,106.41      650,000.00
    CAYUCOS          CA   93430          1            06/04/97         00
    6285673                              05           08/01/97          0
    6285673                              N            07/01/27
    0


    1605420          623/623             F          150,000.00         ZZ
                                         360        149,909.13          1
    3752 LINCOLN ROAD                  8.500          1,153.37         27
                                       8.250          1,153.37      575,000.00
    SANTA BARBARA    CA   93110          5            06/06/97         00
    6285735                              05           08/01/97          0
    6285735                              O            07/01/27
    0


    1605421          623/623             F          323,000.00         ZZ
                                         360        322,782.61          1
    787 VIA VAQUERO                    8.000          2,370.06         95
                                       7.750          2,370.06      340,000.00
    ARROYO GRANDE    CA   93420          1            05/30/97         10
    6285753                              05           08/01/97         30
    6285753                              O            07/01/27
    0


    1605423          623/623             F           93,600.00         ZZ
                                         360         93,552.73          2
    1368 WEST 34TH STREE               9.375            778.52         80
                                       9.125            778.52      117,000.00
    LONG BEACH       CA   90810          1            06/04/97         00
    6294542                              05           08/01/97          0
    6294542                              N            07/01/27
    0


    1605425          623/623             F          292,500.00         ZZ
                                         360        291,783.61          1
    11449 EAST SHEA BLVD               8.500          2,249.08         75
                                       8.250          2,249.08      390,000.00
    SCOTTSDALE       AZ   85259          5            03/17/97         00
    6297528                              05           05/01/97          0
    6297528                              O            04/01/27
    0


    1605426          623/623             F          348,000.00         ZZ
                                         360        347,608.36          1
1


    3604 EAST TANO COURT               8.875          2,768.85         80
                                       8.625          2,768.85      435,000.00
    PHOENIX          AZ   85044          5            05/23/97         00
    6297964                              03           07/01/97          0
    6297964                              O            06/01/27
    0


    1605430          623/623             F           85,550.00         ZZ
                                         360         85,451.20          1
    1524 BROOKSIDE LOOP                8.750            673.02         67
                                       8.500            673.02      128,600.00
    TWIN FALLS       ID   83301          2            05/23/97         00
    7006035                              05           07/01/97          0
    7006035                              O            06/01/27
    0


    1605431          623/623             F           85,000.00         ZZ
                                         360         84,901.83          1
    3491 E O'BRYANT STREET             8.750            668.70         80
                                       8.500            668.70      107,000.00
    IDAHO FALLS      ID   83401          2            05/29/97         00
    7029834                              05           07/01/97          0
    7029834                              N            06/01/27
    0


    1605432          623/623             F          138,300.00         ZZ
                                         360        138,144.35          1
    3438 SOUTH EASTWOOD DRIVE          8.875          1,100.38         75
                                       8.625          1,100.38      184,400.00
    SALT LAKE CITY   UT   84109          1            05/27/97         00
    7066916                              05           07/01/97          0
    7066916                              O            06/01/27
    0


    1605433          623/623             F           84,000.00         ZZ
                                         360         83,886.90          1
    493 EAST BUCKLEY AVENUE            8.000            616.36         70
                                       7.750            616.36      120,000.00
    SPRINGVILLE      UT   84663          1            05/21/97         00
    7111707                              05           07/01/97          0
    7111707                              N            06/01/27
    0


    1605434          623/623             F          230,000.00         ZZ
                                         360        229,720.35          1
    990 FIVE SISTERS DRIVE             8.500          1,768.50         80
                                       8.250          1,768.50      287,500.00
    ST GEORGE        UT   84790          1            05/30/97         00
    7116888                              05           07/01/97          0
1


    7116888                              O            06/01/27
    0


    1605435          623/623             F          175,650.00         ZZ
                                         360        175,554.06          1
    5510 DIAMOND RIDGE WAY             9.000          1,413.32         79
                                       8.750          1,413.32      225,000.00
    NAMPA            ID   83686          4            06/06/97         00
    7120130                              03           08/01/97          0
    7120130                              O            07/01/27
    0


    1605436          623/623             F          110,400.00         ZZ
                                         360        110,272.50          1
    11902 E MAPLE AVENUE               8.750            868.52         80
                                       8.500            868.52      138,000.00
    AURORA           CO   80012          1            05/29/97         00
    7127030                              03           07/01/97          0
    7127030                              N            06/01/27
    0


    1605437          623/623             F           81,900.00         ZZ
                                         360         81,849.09          2
    3170-3172 SOUTH PEARCE STREET      8.375            622.50         70
                                       8.125            622.50      117,000.00
    WEST VALLEY      UT   84119          5            06/03/97         00
    7159525                              05           08/01/97          0
    7159525                              N            07/01/27
    0


    1605440          623/623             F          141,500.00         ZZ
                                         360        141,422.71          1
    1717 SILVER RAIN AVENUE            9.000          1,138.54         90
                                       8.750          1,138.54      157,250.00
    LAS VEGAS        NV   89123          1            06/13/97         01
    7303820                              03           08/01/97         30
    7303820                              N            07/01/27
    0


    1605441          623/623             F          103,900.00         ZZ
                                         360        103,786.07          1
    1883 EAST 20TH STREET              9.000            836.00         70
                                       8.750            836.00      150,000.00
    OGDEN            UT   84401          2            05/27/97         00
    7334511                              05           07/01/97          0
    7334511                              N            06/01/27
    0


1


    1605443          623/623             F           52,800.00         ZZ
                                         360         52,751.82          1
    948 FALCONHEAD LANE UNIT 101       9.875            458.49         80
                                       9.625            458.49       66,000.00
    LAS VEGAS        NV   89128          1            05/19/97         00
    7371120                              01           07/01/97          0
    7371120                              N            06/01/27
    0


    1605444          623/623             F          107,200.00         ZZ
                                         360        107,076.21          1
    2637 STARFISH COURT                8.750            843.34         80
                                       8.500            843.34      134,000.00
    LAS VEGAS        NV   89128          1            05/28/97         00
    7371720                              03           07/01/97          0
    7371720                              O            06/01/27
    0


    1605445          623/623             F           70,200.00         ZZ
                                         360         70,130.67          1
    424 HARVARD STREET                 9.500            590.28         90
                                       9.250            590.28       78,000.00
    LAS VEGAS        NV   89107          1            05/28/97         04
    7380220                              05           07/01/97         25
    7380220                              N            06/01/27
    0


    1605448          623/623             F          142,000.00         ZZ
                                         360        141,924.43          2
    7909 SOUTH CHADBOURNE DRIVE        9.125          1,155.36         70
                                       8.875          1,155.36      205,000.00
    SALT LAKE CITY   UT   84121          2            06/05/97         00
    7529619                              01           08/01/97          0
    7529619                              N            07/01/27
    0


    1605449          623/623             F          109,700.00         ZZ
                                         360        109,576.55          1
    2377 EAST 2100 SOUTH               8.875            872.82         90
                                       8.625            872.82      121,900.00
    SALT LAKE CITY   UT   84109          1            05/21/97         01
    7813919                              05           07/01/97         25
    7813919                              N            06/01/27
    0


    1605450          623/623             F           97,600.00         ZZ
                                         360         97,495.72          1
    40 EAST 200 NORTH                  9.125            794.11         80
                                       8.875            794.11      122,000.00
1


    MENDON           UT   84325          1            05/15/97         00
    7902423                              05           07/01/97          0
    7902423                              N            06/01/27
    0


    1605491          623/623             F          130,500.00         ZZ
                                         360        130,424.91          2
    721 & 723 EAST WASHINGTON AVE      8.750          1,026.65         71
                                       8.500          1,026.65      184,000.00
    ORANGE           CA   92866          2            06/30/97         00
    6235000                              05           08/01/97          0
    6235000                              N            07/01/27
    0


    1605537          E22/G02             F          484,800.00         ZZ
                                         360        484,800.00          1
    580 ROOSEVELT WAY                  8.125          3,599.63         80
                                       7.875          3,599.63      606,000.00
    SAN FRANCISCO    CA   94114          1            07/08/97         00
    0410463228                           01           09/01/97          0
    410463228                            O            08/01/27
    0


    1605538          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
    1865 SKYLINE BOULEVARD             8.500          3,321.71         80
                                       8.250          3,321.71      540,000.00
    RENO             NV   89509          2            07/09/97         00
    0410466676                           05           09/01/97          0
    410466676                            O            08/01/27
    0


    1605539          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    1145 CORONADO TERRACE              8.125            712.80         80
                                       7.875            712.80      120,000.00
    LOS ANGELES      CA   90026          1            07/09/97         00
    0410457352                           05           09/01/97          0
    410457352                            O            08/01/27
    0


    1605540          E22/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
    212 ANGELITA AVENUE                8.500          2,652.75         80
                                       8.250          2,652.75      432,000.00
    PACIFICA         CA   94044          2            07/10/97         00
    0410463657                           05           09/01/97          0
    410463657                            O            08/01/27
    0
1




    1605545          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
    14040 SOUTHWEST FERN STREET        8.625          1,586.69         80
                                       8.375          1,586.69      255,000.00
    TIGARD           OR   97223          1            07/08/97         00
    0410217020                           05           09/01/97          0
    410217020                            O            08/01/27
    0


    1605559          480/G02             F           37,800.00         ZZ
                                         360         37,784.15          1
    10250 W BAY HARBOR DRIVE          10.250            338.73         90
                                      10.000            338.73       42,000.00
    BAY HARBOR ISLA  FL   33154          1            07/03/97         04
    0430300087                           01           08/01/97         25
    2169373                              N            07/01/27
    0


    1605580          B37/G02             F          117,550.00         ZZ
                                         360        117,550.00          1
    3605 KALES LANE                    8.125            872.81         80
                                       7.875            872.81      146,990.00
    FLOWER MOUND     TX   75028          1            07/11/97         00
    0430299669                           03           09/01/97          0
    211716                               O            08/01/27
    0


    1605666          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    8704 STEELEBERRY DRIVE             9.125            659.04         90
                                       8.875            659.04       90,000.00
    CHARLOTTE        NC   28217          1            07/11/97         10
    0410451330                           05           09/01/97         25
    410451330                            N            08/01/27
    0


    1605674          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    34860 JOHN STREET                  9.125            402.75         90
                                       8.875            402.75       55,000.00
    WAYNE            MI   48184          1            07/11/97         04
    0410456131                           05           09/01/97         25
    410456131                            N            08/01/27
    0


    1605678          E22/G02             F           58,000.00         ZZ
                                         360         58,000.00          2
1


    1605 SE SANTOS STREET              8.750            456.29         90
                                       8.500            456.29       65,000.00
    PALM BAY         FL   32909          1            07/11/97         10
    0410436901                           05           09/01/97         25
    410436901                            O            08/01/27
    0


    1605679          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          4
    11610-11616 N.W. 36TH STREET       8.875          1,288.94         90
                                       8.625          1,288.94      180,000.00
    CORAL SPRINGS    FL   33065          1            07/11/97         04
    0410469480                           05           09/01/97         25
    410469480                            O            08/01/27
    0


    1605680          E22/G02             F          372,500.00         ZZ
                                         360        372,500.00          1
    2437 NORTH MERIDIAN AVENUE         8.750          2,930.46         80
                                       8.500          2,930.46      465,700.00
    MIAMI BEACH      FL   33140          1            07/11/97         00
    0410444616                           05           09/01/97          0
    410444616                            O            08/01/27
    0


    1605686          E22/G02             F           63,000.00         ZZ
                                         240         63,000.00          1
    604 LEE STREET                     9.375            582.11         70
                                       9.125            582.11       90,000.00
    MILAN            MI   48160          5            07/09/97         00
    0410455927                           05           09/01/97          0
    410455927                            N            08/01/17
    0


    1605687          E22/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    2005 P AVENUE                      9.000            304.15         90
                                       8.750            304.15       42,000.00
    NEW CASTLE       IN   47362          1            07/11/97         04
    0410470678                           05           09/01/97         25
    410470678                            N            08/01/27
    0


    1605692          E22/G02             F          226,750.00         T
                                         360        226,612.64          1
    11382 NW 65 STREET                 8.500          1,743.51         80
                                       8.250          1,743.51      283,490.00
    MIAMI            FL   33178          1            06/24/97         00
    0410444947                           03           08/01/97          0
1


    410444947                            O            07/01/27
    0


    1605694          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    524 WEST TROY                      9.125            325.45         38
                                       8.875            325.45      108,000.00
    FERNDALE         MI   48220          5            07/11/97         00
    0410419469                           05           09/01/97          0
    410419469                            N            08/01/27
    0


    1605695          E22/G02             F           35,500.00         ZZ
                                         360         35,500.00          1
    1226 GRAND AVENUE                  9.250            292.05         90
                                       9.000            292.05       39,500.00
    CONNERSVILLE     IN   47331          1            07/11/97         04
    0410418818                           05           09/01/97         25
    410418818                            N            08/01/27
    0


    1605697          E22/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    608 SHERMAN DRIVE                  9.250            385.01         90
                                       9.000            385.01       52,000.00
    CONNERSVILLE     IN   47331          1            07/11/97         12
    0410418966                           05           09/01/97         25
    410418966                            N            08/01/27
    0


    1605698          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    356 CARVER STREET                  8.625          1,711.14         57
                                       8.375          1,711.14      390,000.00
    GROSSE POINTE F  MI   48236          2            07/07/97         00
    0410419899                           05           09/01/97          0
    410419899                            O            08/01/27
    0


    1605701          E22/G02             F           38,600.00         ZZ
                                         360         38,600.00          2
    1649-1651 S. SLOAN AVENUE          9.875            335.18         80
                                       9.625            335.18       48,250.00
    INDIANAPOLIS     IN   46203          1            07/09/97         00
    0410413504                           05           09/01/97          0
    410413504                            N            08/01/27
    0


1


    1605711          E22/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
    500 UMSTEAD DRIVE UNIT#305C        8.500            334.48         75
                                       8.250            334.48       58,000.00
    CHAPEL HILL      NC   27514          1            07/09/97         00
    0410447031                           01           09/01/97          0
    410447031                            N            08/01/27
    0


    1605714          E22/G02             F          236,250.00         ZZ
                                         360        236,250.00          1
    13580 S.W. 111TH AVENUE            8.875          1,879.71         75
                                       8.625          1,879.71      315,000.00
    MIAMI            FL   33176          5            07/03/97         00
    0410445951                           05           09/01/97          0
    410445951                            O            08/01/27
    0


    1605718          E22/G02             F           93,150.00         ZZ
                                         360         93,150.00          1
    527 SE NOME DRIVE                  8.500            716.24         80
                                       8.250            716.24      116,453.00
    PORT ST. LUCIE   FL   34984          1            07/11/97         00
    0410349138                           05           09/01/97          0
    410349138                            O            08/01/27
    0


    1605721          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
    308 NORTH HALIFAX DRIVE            8.625            572.45         80
                                       8.375            572.45       92,000.00
    ORMOND BEACH     FL   32176          1            07/10/97         00
    0410436604                           05           09/01/97          0
    410436604                            O            08/01/27
    0


    1605722          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    4156 COUNTY LINE ROAD              9.000            832.78         90
                                       8.750            832.78      115,000.00
    TEQUESTA         FL   33469          1            07/10/97         04
    0410446272                           05           09/01/97         25
    410446272                            N            08/01/27
    0


    1605727          E22/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
    7510 N. 45TH AVENUE                8.375            595.90         80
                                       8.125            595.90       98,000.00
1


    GLENDALE         AZ   85301          1            07/07/97         00
    0410464655                           05           09/01/97          0
    410464655                            O            08/01/27
    0


    1605728          E22/G02             F          140,400.00         ZZ
                                         360        140,400.00          4
    4347 NORTH TROY                    9.625          1,193.39         90
                                       9.375          1,193.39      156,000.00
    CHICAGO          IL   60618          1            07/10/97         04
    0410454490                           05           09/01/97         25
    410454490                            N            08/01/27
    0


    1605729          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          3
    628 UNIVERSITY AVENUE SE           9.250          1,053.02         80
                                       9.000          1,053.02      160,000.00
    MINNEAPOLIS      MN   55414          1            07/10/97         00
    0410329569                           05           09/01/97          0
    410329569                            N            08/01/27
    0


    1605736          G32/G32             F           93,600.00         T
                                         360         93,600.00          1
    6655 ESTERO BOULEVARD              8.875            744.73         80
    UNIT 206A                          8.625            744.73      117,000.00
    FORT MYERS BEAC  FL   33931          1            07/01/97         00
    1000277                              01           09/01/97          0
    1000277                              O            08/01/27
    0


    1605738          E26/G02             F           60,000.00         ZZ
                                         360         59,966.36          2
    318-320 WEST GEORGE STREET         8.875            477.39         69
                                       8.625            477.39       87,000.00
    PHILADELPHIA     PA   19123          5            06/25/97         00
    0430300483                           05           08/01/97          0
    60700360                             O            07/01/27
    0


    1605740          G32/G02             F           74,320.00         ZZ
                                         360         74,320.00          1
    505 REDONDO DRIVE UNIT 502         9.125            604.70         80
                                       8.875            604.70       92,900.00
    DOWNERS GROVE    IL   60516          1            07/09/97         00
    0430299248                           08           09/01/97          0
    NG                                   O            08/01/27
    0
1




    1605743          E22/G02             F          132,300.00         ZZ
                                         360        132,300.00          1
    108-T ISLAND DRIVE                 8.750          1,040.81         70
                                       8.500          1,040.81      189,000.00
    HORSESHOE BAY    TX   78657          1            07/10/97         00
    0410430409                           09           09/01/97          0
    410430409                            N            08/01/27
    0


    1605752          862/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    3386 VIA ALICANTE                  8.750          1,069.92         85
                                       8.500          1,069.92      160,000.00
    SAN DIEGO        CA   92037          2            07/02/97         04
    0430298208                           01           09/01/97         20
    4494688                              N            08/01/27
    0


    1605754          862/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    10 SOUTH 55TH AVENUE               8.750            708.04         90
                                       8.500            708.04      100,000.00
    YAKIMA           WA   98908          1            07/03/97         04
    0430299263                           05           09/01/97         25
    4441267                              N            08/01/27
    0


    1605786          405/405             F          211,200.00         ZZ
                                         360        210,958.29          1
    211 BEAUFOREST DRIVE               8.000          1,549.71         80
                                       7.750          1,549.71      264,000.00
    OAKLAND          CA   94611          1            06/20/97         00
    8239071                              05           08/01/97          0
    8239071                              O            07/01/27
    0


    1605794          637/G02             F           73,400.00         ZZ
                                         360         73,355.53          1
    9709 REYNOSA DRIVE                 8.500            564.39         75
                                       8.250            564.39       97,900.00
    NEW PORT RICHEY  FL   34655          1            06/16/97         00
    0430296871                           03           08/01/97          0
    9888959                              O            07/01/27
    0


    1605796          405/405             F          112,450.00         ZZ
                                         360        112,374.55          1
1


    41 LA MIRAGE #81                   8.000            825.12         75
                                       7.750            825.12      149,990.00
    ALISO VIEJO      CA   92656          1            06/27/97         00
    8241994                              01           08/01/97          0
    8241994                              O            07/01/27
    0


    1605797          765/G02             F          154,850.00         ZZ
                                         360        154,850.00          1
    266 PASEO MARGUERITA               8.875          1,232.06         95
                                       8.625          1,232.06      164,000.00
    VISTA            CA   92084          2            07/02/97         14
    0430296749                           03           09/01/97         30
    140668                               O            08/01/27
    0


    1605804          405/405             F           87,600.00         ZZ
                                         360         87,545.55          1
    190 SUMMERSET DR                   8.375            665.83         80
                                       8.125            665.83      109,610.00
    VERDI            NV   89439          1            06/16/97         00
    8224842                              03           08/01/97          0
    8224842                              O            07/01/27
    0


    1605810          405/405             F          191,250.00         ZZ
                                         360        191,145.53          1
    2601 NORTH DUNDEE                  9.000          1,538.85         85
                                       8.750          1,538.85      225,000.00
    TAMPA            FL   33629          1            06/25/97         04
    4237467                              05           08/01/97         20
    4237467                              N            07/01/27
    0


    1605901          253/253             F           98,000.00         ZZ
                                         360         97,935.89          1
    2219 BROOKSIDE DRIVE               8.125            727.65         80
                                       7.875            727.65      122,500.00
    ARLINGTON        TX   76012          1            06/25/97         00
    330739                               05           08/01/97          0
    330739                               O            07/01/27
    0


    1605909          105/G02             F          120,500.00         ZZ
                                         360        120,437.53          1
    45848 BOATNER DRIVE                9.250            991.32         90
                                       9.000            991.32      134,000.00
    GREAT MILLS      MD   20634          2            06/30/97         12
    0430303891                           05           08/01/97         25
1


    746776                               N            07/01/27
    0


    1605911          286/286             F           96,900.00         ZZ
                                         360         96,842.79          1
    2884 MULL                          8.625            753.68         85
                                       8.375            753.68      114,000.00
    CUPLEY           OH   44321          5            06/25/97         10
    8639354                              05           08/01/97         12
    8639354                              O            07/01/27
    0


    1605913          003/G02             F          122,300.00         ZZ
                                         360        122,217.93          1
    3230 BIRDSNEST CT                  8.000            897.40         80
                                       7.750            897.40      152,900.00
    MARIETTA         GA   30062          1            06/30/97         00
    0430300533                           05           08/01/97          0
    3856416                              O            07/01/27
    0


    1605918          003/G02             F           49,500.00         ZZ
                                         360         49,474.33          1
    880 TRIPLET LAKE DRIVE N           9.250            407.23         75
                                       9.000            407.23       66,000.00
    CASSELBERRY      FL   32707          1            06/27/97         00
    0430299883                           05           08/01/97          0
    3857133                              O            07/01/27
    0


    1605920          286/286             F           95,000.00         ZZ
                                         360         94,936.25          1
    1501 W. WISTERIA PLACE             8.000            697.08         64
                                       7.750            697.08      150,000.00
    SANTA ANA        CA   92703          2            06/25/97         00
    9174243                              05           08/01/97          0
    9174243                              O            07/01/27
    0


    1605928          560/560             F           22,500.00         ZZ
                                         360         22,486.71          1
    624 W WILKES BARRE STREET          8.625            175.01         90
                                       8.375            175.01       25,000.00
    EASTON           PA   18042          1            06/20/97         21
    450751995                            07           08/01/97         25
    450751995                            N            07/01/27
    0


1


    1605930          286/286             F           62,100.00         ZZ
                                         360         62,100.00          3
    12,14,14,1/2 CECIL ST              9.500            522.18         90
                                       9.250            522.18       69,000.00
    SPRINGFIELD      OH   45504          1            07/11/97         10
    8662246                              07           09/01/97         25
    8662246                              N            08/01/27
    0


    1605931          560/560             F          300,000.00         ZZ
                                         360        299,818.25          1
    2078 RIVERS EDGE DRIVE NE          8.500          2,306.75         80
                                       8.250          2,306.75      375,000.00
    RIO RANCHO       NM   87124          1            06/30/97         00
    450767470                            05           08/01/97          0
    450767470                            O            07/01/27
    0


    1605939          560/560             F           70,500.00         ZZ
                                         360         70,458.37          1
    70 PLANK ROAD                      8.625            548.35         75
                                       8.375            548.35       94,000.00
    PROSPECT         CT   06712          2            06/25/97         00
    450757554                            05           08/01/97          0
    450757554                            N            07/01/27
    0


    1605940          560/560             F           65,000.00         ZZ
                                         360         64,643.42          2
    914 & 914 1/2 6TH STREET           8.375            494.05         70
                                       8.125            494.05       93,000.00
    MODESTO          CA   95351          2            06/24/97         00
    450769781                            05           08/01/97          0
    450769781                            N            07/01/27
    0


    1605945          560/560             F           37,800.00         ZZ
                                         360         37,722.39          1
    1321 WEST PHILADELPHIA STREET      8.625            294.01         64
                                       8.375            294.01       59,900.00
    YORK             PA   17404          1            06/26/97         21
    450759022                            05           08/01/97         25
    450759022                            N            07/01/27
    0


    1605947          560/560             F          117,000.00         ZZ
                                         360        116,929.12          1
    187 SANDHILL ROAD                  8.500            899.63         78
                                       8.250            899.63      150,000.00
1


    GUYTON           GA   31312          1            06/19/97         00
    450751466                            05           08/01/97          0
    450751466                            N            07/01/27
    0


    1605953          455/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    3311 SAN ANTONIO DRIVE             9.125            569.55         80
                                       8.875            569.55       87,500.00
    LITHONIA         GA   30058          1            07/11/97         00
    0430297770                           05           09/01/97          0
    55998                                N            08/01/27
    0


    1605956          G51/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    2130 SUMMERSET DR                  8.500          1,153.38         76
                                       8.250          1,153.38      199,180.00
    COLORADO SPRING  CO   80920          1            07/15/97         00
    0430300905                           09           09/01/97          0
    200845                               O            08/01/27
    0


    1606019          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          2
    202 W HOLMES                       9.375            573.91         75
                                       9.125            573.91       92,000.00
    JANESVILLE       WI   53545          1            07/14/97         00
    0410455869                           05           09/01/97          0
    410455869                            N            08/01/27
    0


    1606021          E22/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
    310 MAGNOLIA BEND                  8.500            504.41         80
                                       8.250            504.41       82,000.00
    NEW CANEY        TX   77357          1            07/14/97         00
    0410427496                           03           09/01/97          0
    410427496                            O            08/01/27
    0


    1606023          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
    409 HUB DRIVE                      8.625            482.23         80
                                       8.375            482.23       77,500.00
    WIMBERLEY        TX   78676          1            07/15/97         00
    0410429534                           05           09/01/97          0
    410429534                            O            08/01/27
    0
1




    1606026          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    186 ELDRIDGE ROAD                  9.000          1,351.77         80
                                       8.750          1,351.77      210,000.00
    AURORA           OH   44202          5            07/08/97         00
    0410456891                           05           09/01/97          0
    410456891                            O            08/01/27
    0


    1606030          E22/G02             F           59,580.00         ZZ
                                         360         59,550.70          1
    3760 WASHBURN ROAD                 9.500            500.98         90
                                       9.250            500.98       66,500.00
    VASSAR           MI   48768          1            07/02/97         04
    0410396493                           05           08/01/97         25
    410396493                            N            07/01/27
    0


    1606031          E22/G02             F           55,800.00         ZZ
                                         360         55,800.00          1
    10835 SW 112TH AVENUE              8.875            443.97         90
                                       8.625            443.97       62,000.00
    MIAMI            FL   33176          1            07/14/97         04
    0410447247                           01           09/01/97         25
    410447247                            N            08/01/27
    0


    1606034          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
    704 7TH STREET SOUTH               8.500            885.79         80
                                       8.250            885.79      144,000.00
    SAFETY HARBOR    FL   34695          5            07/09/97         00
    0410405013                           05           09/01/97          0
    410405013                            O            08/01/27
    0


    1606035          E22/G02             F           32,300.00         ZZ
                                         360         32,300.00          1
    1601 INNSBRUCK DR.                 9.375            268.66         90
                                       9.125            268.66       35,900.00
    FRIDLEY          MN   55432          1            07/15/97         04
    0410329650                           01           09/01/97         25
    410329650                            N            08/01/27
    0


    1606036          E22/G02             F           32,850.00         ZZ
                                         360         32,850.00          1
1


    1601 INNSBRUCK DRIVE               9.375            273.23         90
                                       9.125            273.23       36,500.00
    FRIDLEY          MN   55432          1            07/14/97         12
    0410329643                           01           09/01/97         25
    410329643                            N            08/01/27
    0


    1606038          E22/G02             F          170,600.00         ZZ
                                         360        170,600.00          1
    1874 ROTHBURY                      8.750          1,342.11         90
                                       8.500          1,342.11      189,600.00
    WIXOM            MI   48393          1            07/14/97         10
    0410420467                           05           09/01/97         25
    410420467                            N            08/01/27
    0


    1606044          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    11276 OAKCREST AVENUE              8.125          1,247.40         80
                                       7.875          1,247.40      210,000.00
    OAK VIEW         CA   93023          1            07/14/97         00
    0410475032                           05           09/01/97          0
    410475032                            O            08/01/27
    0


    1606045          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
    26041 WATERWHEEL PLACE             8.250          2,884.86         80
                                       8.000          2,884.86      480,000.00
    LAGUNA HILLS     CA   92653          5            07/10/97         00
    0410463848                           03           09/01/97          0
    410463848                            O            08/01/27
    0


    1606048          E22/G02             F           68,400.00         ZZ
                                         360         68,400.00          1
    2255 DEERWOOD DRIVE                8.875            544.22         80
                                       8.625            544.22       85,500.00
    NEW SMYRNA BEAC  FL   32168          1            07/14/97         00
    0410471619                           01           09/01/97          0
    410471619                            O            08/01/27
    0


    1606052          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          4
    2151 AND 2203 WEST ARLINGTON       8.750            826.04         75
                                       8.500            826.04      140,000.00
    LONG BEACH       CA   92660          1            07/10/97         00
    0410475164                           05           09/01/97          0
1


    410475164                            N            08/01/27
    0


    1606054          E22/G02             F           44,000.00         ZZ
                                         360         44,000.00          2
    1500 & 1512 71ST AVENUE            8.500            338.32         74
                                       8.250            338.32       60,000.00
    SACRAMENTO       CA   95832          1            07/02/97         00
    0410456800                           05           09/01/97          0
    410456800                            N            08/01/27
    0


    1606056          E22/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    3126 NORTH COMMERCE STREE          8.625            272.23         37
                                       8.375            272.23       95,000.00
    STOCKTON         CA   95204          5            07/14/97         00
    0410409387                           05           09/01/97          0
    410409387                            N            08/01/27
    0


    1606129          286/286             F           84,000.00         ZZ
                                         360         84,000.00          1
    917 PINTAIL RD                     8.125            623.70         80
                                       7.875            623.70      105,000.00
    KNOXVILLE        TN   37922          1            07/15/97         00
    8661033                              05           09/01/97          0
    8661033                              O            08/01/27
    0


    1606130          B75/G02             F           62,000.00         ZZ
                                         360         61,964.33          1
    8660 NW 21 STREET                  8.750            487.75         55
                                       8.500            487.75      113,000.00
    SUNRISE          FL   33322          2            06/25/97         00
    0430299966                           05           08/01/97          0
    2959831                              O            07/01/27
    0


    1606141          286/286             F           41,800.00         ZZ
                                         360         41,778.33          1
    144 APRIL POINT NORTH              9.250            343.88         90
                                       9.000            343.88       46,500.00
    MONTGOMERY       TX   77356          1            06/06/97         10
    9175384                              01           08/01/97         25
    9175384                              N            07/01/27
    0


1


    1606152          B75/G02             F           58,250.00         ZZ
                                         360         58,213.80          1
    4214 CAMPBELL STREET               8.375            442.74         86
                                       8.125            442.74       68,250.00
    KANSAS CITY      MO   64110          1            06/30/97         11
    0430303735                           05           08/01/97         25
    2934115                              N            07/01/27
    0


    1606186          B75/G02             F           87,000.00         ZZ
                                         360         86,945.93          1
    119 WILLIAMS STREET #4             8.375            661.26         57
                                       8.125            661.26      155,000.00
    KETCHUM          ID   83340          1            06/20/97         00
    0430300756                           01           08/01/97          0
    2895027                              O            07/01/27
    0


    1606194          B75/G02             F           27,000.00         ZZ
                                         360         26,986.00          1
    2429 JASMINE STREET                9.250            222.12         90
                                       9.000            222.12       30,000.00
    NEW ORLEANS      LA   70122          1            06/24/97         12
    0430300624                           05           08/01/97         25
    2959807                              N            07/01/27
    0


    1606219          H05/H05             F          166,500.00         ZZ
                                         360        166,500.00          4
    526 WARBURTON AVENUE               8.375          1,265.52         90
                                       8.125          1,265.52      185,000.00
    YONKERS          NY   10701          1            07/11/97         11
    240140004                            05           09/01/97         25
    240140004                            O            08/01/27
    0


    1606222          405/405             F          121,600.00         ZZ
                                         360        121,536.95          1
    718 LAWLER                         9.250          1,000.38         80
                                       9.000          1,000.38      152,000.00
    ADDISON          IL   60101          1            06/13/97         00
    004151874                            05           08/01/97          0
    004151874                            O            07/01/27
    0


    1606238          927/G02             F          117,000.00         ZZ
                                         360        116,929.12          1
    3252 HOLMAN WAY                    8.500            899.63         75
                                       8.250            899.63      157,000.00
1


    SPARKS           NV   89431          1            06/20/97         00
    0430299842                           05           08/01/97          0
    267138                               O            07/01/27
    0


    1606257          664/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
    8823 TARRYTON AVENUE               8.250            829.40         80
                                       8.000            829.40      138,000.00
    WHITTIER         CA   90605          1            07/03/97         00
    0430303065                           05           09/01/97          0
    297018                               O            08/01/27
    0


    1606259          830/830             F           87,000.00         T
                                         360         87,000.00          1
    1207 EAST 4085 SOUTH               8.500            668.95         60
                                       8.250            668.95      145,300.00
    SALT LAKE CITY   UT   84124          1            07/14/97         00
    1878792                              05           09/01/97          0
    1878792                              O            08/01/27
    0


    1606276          561/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
    465 NORTH POTOMAC STREET           9.000          1,081.42         80
                                       8.750          1,081.42      168,000.00
    HAGERSTOWN       MD   21740          1            07/02/97         00
    0430299982                           05           09/01/97          0
    34497                                O            08/01/27
    0


    1606277          561/561             F          471,200.00         T
                                         360        471,200.00          1
    285 WHITES POINT ROAD 2            8.500          3,623.13         80
                                       8.250          3,623.13      589,000.00
    COROLLA          NC   27927          1            07/07/97         00
    9076480                              03           09/01/97          0
    9076480                              O            08/01/27
    0


    1606280          766/G02             F           77,850.00         ZZ
                                         360         77,850.00          1
    688 NW 103 PLACE #4                9.125            633.41         90
                                       8.875            633.41       86,500.00
    MIAMI            FL   33172          1            07/15/97         12
    0430303578                           01           09/01/97         25
    97HA0039                             N            08/01/27
    0
1




    1606283          B28/G02             F           35,400.00         ZZ
                                         360         35,379.63          1
    1625 WEST ELIZABETH STREET         8.750            278.50         50
    UNIT L-4                           8.500            278.50       72,000.00
    FORT COLLINS     CO   80521          1            06/30/97         00
    0430304238                           01           08/01/97          0
    11970140                             N            07/01/27
    0


    1606291          811/G02             F           94,400.00         ZZ
                                         360         94,345.68          1
    9241 N.W. 32ND MANOR               8.750            742.65         80
                                       8.500            742.65      118,000.00
    SUNRISE          FL   33351          1            06/27/97         00
    0430301002                           05           08/01/97          0
    FM00106531                           O            07/01/27
    0


    1606297          766/G02             F          232,000.00         ZZ
                                         360        231,885.89          4
    411 S WILLOW AVENUE                9.500          1,950.78         80
                                       9.250          1,950.78      290,000.00
    TAMPA            FL   33606          1            07/01/97         00
    0430301168                           05           08/01/97          0
    97DA0254                             N            07/01/27
    0


    1606660          E22/G02             F           26,550.00         ZZ
                                         360         26,550.00          1
    805 S.E. 11TH STREET               8.750            208.87         60
                                       8.500            208.87       44,300.00
    GRAND PRAIRIE    TX   75051          1            07/15/97         00
    0410432025                           05           09/01/97          0
    410432025                            N            08/01/27
    0


    1606661          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
    4063 BUENA VISTA STREET            8.750            792.99         80
                                       8.500            792.99      126,000.00
    DALLAS           TX   75204          1            07/15/97         11
    0410430508                           09           09/01/97         12
    410430508                            N            08/01/27
    0


    1606663          405/405             F          176,000.00         ZZ
                                         360        176,000.00          1
1


    185 NATURES LANE                   8.250          1,322.23         80
                                       8.000          1,322.23      220,000.00
    MILLER PLACE     NY   11764          1            07/03/97         00
    4238374                              05           09/01/97          0
    4238374                              O            08/01/27
    0


    1606668          450/450             F           98,000.00         ZZ
                                         360         98,000.00          1
    10225 CAMINITO CUERVO #150         8.250            736.24         90
                                       8.000            736.24      108,900.00
    SAN DIEGO        CA   92108          1            07/08/97         10
    4322483                              01           09/01/97         25
    4322483                              N            08/01/27
    0


    1606671          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          3
    959 EARL STREET                    8.875            501.26         70
                                       8.625            501.26       90,000.00
    ST PAUL          MN   55106          5            07/16/97         00
    0410329759                           05           09/01/97          0
    410329759                            N            08/01/27
    0


    1606684          E22/G02             F          359,200.00         ZZ
                                         360        359,200.00          1
    36 LA JOLLA CIRCLE                 8.500          2,761.94         60
                                       8.250          2,761.94      605,000.00
    MONTGOMERY       TX   77356          4            07/14/97         00
    0410432231                           03           09/01/97          0
    410432231                            O            08/01/27
    0


    1606685          E22/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    227 WESTERN AVENUE                 9.250            259.14         90
                                       9.000            259.14       35,000.00
    CONNERSVILLE     IN   47331          1            07/11/97         10
    0410418826                           05           09/01/97         25
    410418826                            N            08/01/27
    0


    1606687          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    664 MADRID DRIVE                   8.250            486.82         80
                                       8.000            486.82       82,000.00
    KISSIMMEE        FL   34758          2            07/10/97         00
    0410441554                           03           09/01/97          0
1


    410441554                            O            08/01/27
    0


    1606691          E22/G02             F           81,900.00         ZZ
                                         360         81,900.00          3
    2800-2802 OAK STREET               8.750            644.31         70
                                       8.500            644.31      117,000.00
    JACKSONVILLE     FL   32205          5            07/11/97         00
    0410436380                           05           09/01/97          0
    410436380                            N            08/01/27
    0


    1606695          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    2231 OAKLAND STREET                8.250            642.33         90
                                       8.000            642.33       95,000.00
    AURORA           CO   80010          1            07/08/97         04
    0410464788                           05           09/01/97         25
    410464788                            N            08/01/27
    0


    1606702          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
    3830 N VERNON STREET               8.375          1,763.37         80
                                       8.125          1,763.37      290,000.00
    ARLINGTON        VA   22207          5            07/09/97         00
    0410446074                           05           09/01/97          0
    410446074                            O            08/01/27
    0


    1606703          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
    900 CLAIRE LANE                    8.125            705.37         69
                                       7.875            705.37      139,500.00
    NORTHGLENN       CO   80234          1            07/15/97         00
    0410389639                           05           09/01/97          0
    410389639                            O            08/01/27
    0


    1606705          405/405             F          116,000.00         ZZ
                                         360        115,931.51          1
    614 CELERY AVENUE NORTH            8.625            902.24         80
                                       8.375            902.24      145,000.00
    ALGONA           WA   98001          2            06/23/97         00
    004242327                            05           08/01/97          0
    004242327                            O            07/01/27
    0


1


    1606707          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
    4503 SOUTHWEST OTHELLO ST          8.750          1,014.84         70
                                       8.500          1,014.84      185,000.00
    SEATTLE          WA   98136          5            07/14/97         00
    0410455414                           05           09/01/97          0
    410455414                            N            08/01/27
    0


    1606709          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    3120 WEMBERLEY DRIVE               9.125            593.14         90
                                       8.875            593.14       81,000.00
    SACRAMENTO       CA   95864          1            07/15/97         04
    0410456578                           05           09/01/97         25
    410456578                            N            08/01/27
    0


    1606712          E22/G02             F          144,750.00         ZZ
                                         360        144,750.00          1
    900 GOLFERS PASS ROAD              8.000          1,062.12         75
    UNIT #1                            7.750          1,062.12      193,000.00
    INCLINE VILLAGE  NV   89451          1            06/30/97         00
    0410416150                           01           09/01/97          0
    410416150                            O            08/01/27
    0


    1606714          E22/G02             F          382,400.00         ZZ
                                         360        382,400.00          1
    700 RUTHERFORD CIRCLE              8.250          2,872.84         80
                                       8.000          2,872.84      478,000.00
    BRENTWOOD        CA   94513          1            07/15/97         00
    0410467203                           03           09/01/97          0
    410467203                            O            08/01/27
    0


    1606717          E22/G02             F          143,950.00         BB
                                         360        143,950.00          1
    567 JEFFERSON STREET               8.250          1,081.45         80
                                       8.000          1,081.45      179,975.00
    CLOVERDALE       CA   95425          1            07/11/97         00
    0410460752                           05           09/01/97          0
    410460752                            O            08/01/27
    0


    1606746          B28/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    3581 COUNTY ROAD 228               8.625          1,438.92         65
                                       8.375          1,438.92      285,000.00
1


    DURANGO          CO   81301          1            07/15/97         00
    0430303966                           05           09/01/97          0
    05970644                             O            08/01/27
    0


    1606750          B28/G02             F           76,800.00         ZZ
                                         360         76,751.02          1
    6345 GAMBEL QUAIL ROAD NE          8.250            576.98         80
                                       8.000            576.98       96,000.00
    RIO RANCHO       NM   87124          1            06/27/97         10
    0430304923                           05           08/01/97         12
    05970682                             N            07/01/27
    0


    1606756          757/757             F           36,000.00         ZZ
                                         360         36,000.00          1
    318 EAST 58TH STREET               8.750            283.22         90
                                       8.500            283.22       40,000.00
    SAVANNAH         GA   31405          1            07/09/97         10
    3144680                              05           09/01/97         25
    3144680                              N            08/01/27
    0


    1606760          129/G02             F          173,600.00         ZZ
                                         360        173,514.61          2
    9 LAWRENCE STREET                  9.500          1,459.72         80
                                       9.250          1,459.72      217,000.00
    WOBURN           MA   01801          5            06/05/97         00
    0430301325                           05           08/01/97          0
    3900075981                           O            07/01/27
    0


    1606763          455/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    1430 COLUMBIA DRIVE                9.250            333.19         75
                                       9.000            333.19       54,000.00
    DECATUR          GA   30032          1            07/16/97         00
    0430302778                           05           09/01/97          0
    56054                                N            08/01/27
    0


    1606766          B27/G02             F          140,000.00         ZZ
                                         360        140,000.00          3
    35 WYMAN STREET                    8.250          1,051.78         70
                                       8.000          1,051.78      200,000.00
    JAMAICA PLAIN    MA   02130          1            07/10/97         00
    0430300285                           05           09/01/97          0
    000                                  N            08/01/27
    0
1




    1606767          B35/G02             F           87,375.00         ZZ
                                         360         87,327.27          1
    1602 TOBAK CT                      9.000            703.04         75
                                       8.750            703.04      116,500.00
    RICHMOND         VA   23233          1            06/27/97         00
    0430300962                           05           08/01/97          0
    9782010547                           N            07/01/27
    0


    1606783          B28/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    13128 NANDINA LANE SE              8.875            795.65         69
                                       8.625            795.65      146,000.00
    ALBUQUERQUE      NM   87123          2            07/03/97         00
    0430301416                           03           09/01/97          0
    05970656                             N            08/01/27
    0


    1606787          286/286             F           95,600.00         ZZ
                                         360         95,400.18          1
    101-5 MOUNT LAKE LANE              9.000            769.22         80
                                       8.750            769.22      119,500.00
    MANASQUAN        NJ   08736          1            06/05/97         00
    8639265                              01           07/01/97          0
    8639265                              O            06/01/27
    0


    1606790          286/286             F           86,000.00         ZZ
                                         360         85,957.69          3
    439-441 ELM ST                     9.500            723.14         80
                                       9.250            723.14      107,500.00
    WOONSOCKET       RI   02895          1            06/25/97         10
    8649371                              05           08/01/97         12
    8649371                              N            07/01/27
    0


    1606801          377/377             F          132,000.00         ZZ
                                         360        132,000.00          1
    600 EAST VALLEY VIEW AVENUE        8.875          1,050.26         80
                                       8.625          1,050.26      165,000.00
    TOWN OF HACKETT  NJ   07840          1            07/15/97         00
    3606365                              05           09/01/97          0
    3606365                              O            08/01/27
    0


    1606812          B28/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
1


    101 ROADRUNNER ROAD                8.625            661.13         59
                                       8.375            661.13      146,000.00
    LAS VEGAS        NM   87701          5            07/03/97         00
    0430304360                           05           09/01/97          0
    05970688                             O            08/01/27
    0


    1606813          E22/G02             F           80,800.00         ZZ
                                         360         80,800.00          1
    12861 TECUMSEH                     8.500            621.28         80
                                       8.250            621.28      101,000.00
    REDFORD          MI   48239          1            07/08/97         00
    0410418271                           05           09/01/97          0
    410418271                            O            08/01/27
    0


    1606814          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    912 N. LIVINGSTON AVE              9.375            374.29         90
                                       9.125            374.29       50,000.00
    INDIANAPOLIS     IN   46222          1            07/08/97         04
    0410419436                           05           09/01/97         25
    410419436                            N            08/01/27
    0


    1606815          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    728 WEST 1720 NORTH - #215         8.500            588.22         75
                                       8.250            588.22      102,000.00
    PROVO            UT   84604          1            07/08/97         00
    0410412902                           01           09/01/97          0
    410412902                            O            08/01/27
    0


    1606820          757/757             F           64,000.00         ZZ
                                         360         64,000.00          1
    20 JOY CIRCLE                      8.375            486.45         66
                                       8.125            486.45       97,000.00
    RINGGOLD         GA   30736          2            07/15/97         00
    3144938                              05           09/01/97          0
    3144938                              O            08/01/27
    0


    1606825          B37/G02             F          118,800.00         ZZ
                                         360        118,731.65          1
    1864 NW 21 STREET                  8.750            934.60         90
                                       8.500            934.60      132,000.00
    MIAMI            FL   33142          1            06/30/97         11
    0430304592                           05           08/01/97         25
1


    97586                                O            07/01/27
    0


    1606831          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    60401 MT. VERNON                   9.000            563.24         61
                                       8.750            563.24      115,000.00
    ROCHESTER        MI   48306          5            07/02/97         00
    0410470520                           05           09/01/97          0
    410470520                            O            08/01/27
    0


    1606837          E22/G02             F           29,600.00         ZZ
                                         360         29,600.00          1
    2305 N.E. RUSTIC PLACE             9.250            243.51         80
                                       9.000            243.51       37,000.00
    JENSON BEACH     FL   34957          1            07/08/97         00
    0410455059                           07           09/01/97          0
    410455059                            N            08/01/27
    0


    1606843          765/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
    26070 TOURELLE PLACE               8.375          2,219.42         80
                                       8.125          2,219.42      365,000.00
    VALENCIA         CA   91355          1            07/09/97         00
    0430299933                           03           09/01/97          0
    324097                               O            08/01/27
    0


    1606847          765/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    2015 VANDERBILT LANE #3            8.750          1,006.98         80
                                       8.500          1,006.98      160,000.00
    REDONDO BEACH    CA   90278          1            07/09/97         00
    0430299909                           01           09/01/97          0
    324033                               N            08/01/27
    0


    1606855          664/G02             F           38,400.00         ZZ
                                         360         38,379.02          2
    2424/2426 WOODLAWN WEST            9.000            308.98         80
                                       8.750            308.98       48,000.00
    SAN ANTONIO      TX   78228          1            06/27/97         00
    0430300889                           05           08/01/97          0
    2312791                              N            07/01/27
    0


1


    1606865          664/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    4120 SOUTH ELM AVENUE              8.500            768.92         68
                                       8.250            768.92      148,000.00
    LYONS            IL   60534          2            07/07/97         00
    0430302471                           05           08/01/97          0
    2307957                              O            07/01/27
    0


    1606880          664/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
    101 VILLAGE STREET                 8.750          1,227.25         80
                                       8.500          1,227.25      195,000.00
    KENNEDALE        TX   76060          2            07/11/97         00
    0430301218                           05           09/01/97          0
    2312882                              N            08/01/27
    0


    1606921          G34/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
    4325 RAMBLING CREEK DRIVE          8.500          1,058.03         80
                                       8.250          1,058.03      172,000.00
    ARLINGTON        TX   76016          1            07/11/97         00
    0430300806                           05           09/01/97          0
    70685089                             O            08/01/27
    0


    1607108          286/286             F          129,100.00         ZZ
                                         360        129,011.15          1
    1501 BELLE HAVEN DRIVE             7.875            936.07         79
                                       7.625            936.07      165,000.00
    GRAYSLAKE        IL   60030          2            06/26/97         00
    9240147                              05           08/01/97          0
    9240147                              O            07/01/27
    0


    1607110          286/286             F          268,000.00         ZZ
                                         360        267,829.10          1
    108 PORTALES REAL                  8.250          2,013.40         72
                                       8.000          2,013.40      375,000.00
    BAKERSFIELD      CA   93309          2            06/27/97         00
    9177647                              03           08/01/97          0
    9177647                              O            07/01/27
    0


    1607115          286/286             F           40,050.00         ZZ
                                         360         40,028.12          1
    LOT 910 PLEASANT VIEW ACRES        9.000            322.26         90
                                       8.750            322.26       44,500.00
1


    GILBERT          PA   18331          1            06/25/97         10
    8639509                              05           08/01/97         25
    8639509                              N            07/01/27
    0


    1607119          286/286             F           97,650.00         ZZ
                                         360         97,600.68          4
    1457 EAST 28TH AVENUE              9.375            812.21         90
                                       9.125            812.21      108,500.00
    APACHE JUNCTION  AZ   85219          1            06/03/97         10
    9173986                              05           08/01/97         25
    9173986                              N            07/01/27
    0


    1607122          B28/G02             F           42,000.00         ZZ
                                         360         41,977.05          1
    4361 CAREFREE CIRCLE NORTH D       9.000            337.95         75
                                       8.750            337.95       56,000.00
    COLORADO SPRING  CO   80917          1            07/02/97         00
    0430304402                           01           08/01/97          0
    05970706                             N            07/01/27
    0


    1607125          766/G02             F           52,000.00         T
                                         360         51,968.49          1
    335 OCEAN DR                       8.500            399.84         80
    APT 104                            8.250            399.84       65,000.00
    MIAMI BEACH      FL   33139          1            06/20/97         01
    0430301630                           01           08/01/97         12
    97SG0311                             O            07/01/27
    0


    1607127          B37/G02             F          144,000.00         ZZ
                                         360        144,000.00          2
    1002 & 1004 OLYMPIC COURT          9.000          1,158.66         90
                                       8.750          1,158.66      160,000.00
    LEWISVILLE       TX   75067          1            07/18/97         11
    0430301804                           05           09/01/97         25
    UNKNOWN                              N            08/01/27
    0


    1607137          140/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    4007 ST CHARLES AVENUE             8.875            343.72         80
                                       8.625            343.72       54,000.00
    NEW ORLEANS      LA   70115          1            07/11/97         00
    0430303669                           01           09/01/97          0
    436268                               N            08/01/27
    0
1




    1607139          225/225             F          424,000.00         ZZ
                                         360        423,729.62          1
    290 N EL MONTE AVENUE              8.250          3,185.38         80
                                       8.000          3,185.38      530,000.00
    LOS ALTOS        CA   94022          1            06/25/97         00
    8052753                              05           08/01/97          0
    8052753                              O            07/01/27
    0


    1607142          514/G02             F           95,600.00         ZZ
                                         360         95,600.00          1
    7035 SPROUL LANE                   8.500            735.09         85
                                       8.250            735.09      112,500.00
    COLORADO SPRING  CO   80918          1            07/08/97         10
    0430303172                           03           09/01/97         20
    096802                               N            08/01/27
    0


    1607144          514/G02             F           99,500.00         ZZ
                                         360         99,500.00          1
    3419 SANTA CATALINA COURT          8.375            756.27         80
                                       8.125            756.27      124,393.00
    KATY             TX   77450          1            07/08/97         00
    0430301929                           03           09/01/97          0
    362027                               O            08/01/27
    0


    1607147          140/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    7171 NORTH 9TH AVENUE #A9          8.750            368.18         80
                                       8.500            368.18       58,500.00
    PENSACOLA        FL   32504          1            07/11/97         00
    0430303594                           01           09/01/97          0
    433634                               N            08/01/27
    0


    1607150          737/G02             F          201,150.00         ZZ
                                         360        201,150.00          1
    3753 SOARING EAGLE LANE            8.375          1,528.89         60
                                       8.125          1,528.89      340,000.00
    CASTLE ROCK      CO   80104          2            07/09/97         00
    0430302000                           03           09/01/97          0
    573966                               O            08/01/27
    0


    1607153          480/G02             F           57,000.00         ZZ
                                         360         56,968.87          1
1


    11714 BRANCH MOORING DRIVE         9.000            458.63         50
                                       8.750            458.63      114,000.00
    TAMPA            FL   33635          2            06/26/97         00
    0430302166                           03           08/01/97          0
    2169480                              O            07/01/27
    0


    1607157          688/G02             F           39,900.00         ZZ
                                         360         39,900.00          1
    8036 SUSAN WAY                     8.500            306.80         70
                                       8.250            306.80       57,000.00
    EL PASO          TX   79915          5            07/09/97         00
    0430300640                           05           09/01/97          0
    47917                                O            08/01/27
    0


    1607216          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    2601 SO. PONTE VEDRA BLVD          8.375            874.08         50
                                       8.125            874.08      230,000.00
    PONTE VEDRA BEA  FL   32082          1            07/15/97         00
    0410436984                           05           09/01/97          0
    410436984                            O            08/01/27
    0


    1607217          E22/G02             F           36,900.00         ZZ
                                         360         36,900.00          1
    520 PICHER                         9.250            303.57         90
                                       9.000            303.57       41,000.00
    JOPLIN           MO   64801          1            07/15/97         04
    0410428106                           05           09/01/97         25
    410428106                            N            08/01/27
    0


    1607222          E22/G02             F           36,900.00         ZZ
                                         360         36,900.00          1
    18057 CONNOLLY AVENUE              8.500            283.73         90
                                       8.250            283.73       41,000.00
    PORT CHARLOTTE   FL   33948          1            07/15/97         04
    0410400089                           05           09/01/97         25
    410400089                            N            08/01/27
    0


    1607228          E22/G02             F           16,100.00         ZZ
                                         360         16,100.00          1
    14251 GULF BOULEVARD               9.500            135.38         75
                                       9.250            135.38       21,500.00
    MADEIRA BEACH    FL   33708          1            07/16/97         00
    0410441711                           20           09/01/97          0
1


    410441711                            O            08/01/27
    0


    1607229          E22/G02             F           28,500.00         ZZ
                                         360         28,500.00          1
    1901 PRYTANIA STREET #2            9.000            229.32         95
                                       8.750            229.32       30,000.00
    NEW ORLEANS      LA   70130          1            07/11/97         04
    0410391833                           01           09/01/97         30
    410391833                            O            08/01/27
    0


    1607232          E22/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
    3941 NIAGARA                       9.875            507.12         90
                                       9.625            507.12       64,900.00
    WAYNE            MI   48184          1            07/08/97         10
    0410413140                           05           09/01/97         25
    410413140                            N            08/01/27
    0


    1607238          E22/G02             F           54,000.00         ZZ
                                         360         53,968.93          1
    2160 COLLEGE                       8.750            424.82         90
                                       8.500            424.82       60,000.00
    LINCOLN PARK     MI   48146          1            06/13/97         01
    0410418131                           05           08/01/97         25
    410418131                            N            07/01/27
    0


    1607251          E22/G02             F          264,100.00         ZZ
                                         360        264,100.00          1
    7 TAMARACK DRIVE                   8.750          2,077.68         90
                                       8.500          2,077.68      293,490.00
    SUCCASUNA        NJ   07876          1            07/16/97         01
    0410403869                           05           09/01/97         25
    410403869                            O            08/01/27
    0


    1607252          E22/G02             F           40,500.00         ZZ
                                         360         40,480.59          2
    4618 & 4620 EAST 16TH STREET       9.625            344.25         90
                                       9.375            344.25       45,000.00
    INDIANAPOLIS     IN   46201          1            06/13/97         10
    0410413322                           05           08/01/97         25
    410413322                            N            07/01/27
    0


1


    1607255          E22/G02             F           22,500.00         ZZ
                                         360         22,490.05          1
    416 SHERMAN STREET                10.000            197.45         90
                                       9.750            197.45       25,000.00
    ELKHART          IN   46516          1            06/25/97         14
    0410455364                           05           08/01/97         25
    410455364                            N            07/01/27
    0


    1607261          E22/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    4855 NORTH EVANSTON AVENUE         9.250            451.65         90
                                       9.000            451.65       61,000.00
    INDIANAPOLIS     IN   46205          2            07/17/97         04
    0410420368                           05           09/01/97         25
    410420368                            N            08/01/27
    0


    1607263          E22/G02             F           42,750.00         ZZ
                                         360         42,729.51          2
    7311 ASHTON                        9.625            363.38         90
                                       9.375            363.38       47,500.00
    DETROIT          MI   48228          1            06/19/97         01
    0410396899                           05           08/01/97         25
    410396899                            N            07/01/27
    0


    1607265          E22/G02             F           39,800.00         ZZ
                                         360         39,800.00          1
    12125 KNIGHT DRIVE                 8.875            316.67         90
                                       8.625            316.67       44,250.00
    BALCH SPRINGS    TX   75180          1            07/14/97         04
    0410430391                           05           09/01/97         25
    410430391                            N            08/01/27
    0


    1607271          E22/G02             F          106,150.00         ZZ
                                         360        106,150.00          3
    2147 SW 11 STREET                  9.125            863.67         75
                                       8.875            863.67      141,593.00
    MIAMI            FL   33135          1            07/15/97         00
    0410446603                           05           09/01/97          0
    410446603                            N            08/01/27
    0


    1607277          E22/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
    9121 LA BARRANCA NE                8.250            653.60         63
                                       8.000            653.60      140,000.00
1


    ALBUQUERQUE      NM   87111          5            07/10/97         00
    0410432249                           05           09/01/97          0
    410432249                            O            08/01/27
    0


    1607279          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          2
    1412-1414 PUTNAM STREET            9.250            777.43         90
                                       9.000            777.43      105,000.00
    RICHLAND         WA   99352          1            07/16/97         04
    0410459572                           05           09/01/97         25
    410459572                            N            08/01/27
    0


    1607280          E22/G02             F           99,850.00         ZZ
                                         360         99,850.00          1
    2531 SOUTHEAST MICAH PLACE         8.000            732.66         85
                                       7.750            732.66      118,500.00
    CORVALLIS        OR   97333          5            07/07/97         10
    0410459861                           05           09/01/97         12
    410459861                            O            08/01/27
    0


    1607283          E22/G02             F           79,300.00         ZZ
                                         360         79,300.00          1
    9800 ROOSEVELT WAY NE UNIT#26      8.750            623.85         65
                                       8.500            623.85      122,000.00
    SEATTLE          WA   98115          5            07/15/97         00
    0410216378                           01           09/01/97          0
    410216378                            O            08/01/27
    0


    1607284          E22/G02             F          208,500.00         ZZ
                                         360        208,500.00          1
    1721 VISTA DEL NORTE               8.625          1,621.69         80
                                       8.375          1,621.69      260,665.00
    CHINO HILLS      CA   91709          1            07/14/97         00
    0410423289                           05           09/01/97          0
    410423289                            O            08/01/27
    0


    1607301          405/405             F           63,450.00         ZZ
                                         360         63,450.00          2
    308 YANTIC                         9.000            510.54         90
                                       8.750            510.54       70,500.00
    BREMERTON        WA   98312          1            07/01/97         01
    4242400                              05           09/01/97         25
    4242400                              N            08/01/27
    0
1




    1607315          227/G02             F          112,400.00         ZZ
                                         360        112,400.00          1
    322 W JAMISON PLACE #50            8.500            864.26         80
                                       8.250            864.26      140,500.00
    LITTLETON        CO   80120          1            07/09/97         00
    0430301663                           09           09/01/97          0
    1723375                              O            08/01/27
    0


    1607357          927/G02             F          120,000.00         ZZ
                                         360        119,925.41          1
    2190 SEQUOIA LANE                  8.375            912.09         75
                                       8.125            912.09      160,000.00
    RENO             NV   89502          1            06/24/97         00
    0430301309                           05           08/01/97          0
    266874                               O            07/01/27
    0


    1607368          965/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    6767 EAST KELTON LANE              8.750          1,132.85         90
                                       8.500          1,132.85      160,000.00
    PHOENIX          AZ   85254          1            07/17/97         04
    0430301853                           03           09/01/97         25
    213319                               N            08/01/27
    0


    1607603          A83/G02             F          130,000.00         ZZ
                                         360        129,923.25          1
    17113 PAULA ROAD                   8.625          1,011.13         80
                                       8.375          1,011.13      162,500.00
    MADERA           CA   93638          1            06/09/97         00
    0430303156                           05           08/01/97          0
    NG                                   N            07/01/27
    0


    1607628          F34/G02             F          137,200.00         ZZ
                                         360        137,200.00          1
    12220 SW 108 AVENUE                8.375          1,042.82         80
                                       8.125          1,042.82      171,500.00
    MIAMI            FL   33176          1            07/14/97         00
    0430304006                           05           09/01/97          0
    9700578                              O            08/01/27
    0


    1607634          369/G02             F          134,000.00         ZZ
                                         360        133,920.89          1
1


    4656 AMBERWOOD DRIVE               8.625          1,042.24         80
                                       8.375          1,042.24      167,500.00
    ANNISTON         AL   36207          1            06/18/97         00
    0430301655                           05           08/01/97          0
    60563806                             O            07/01/27
    0


    1607638          180/G02             F           42,300.00         ZZ
                                         360         42,275.67          1
    5751 LARKDALE                      8.750            332.77         90
                                       8.500            332.77       47,000.00
    SAN ANTONIO      TX   78233          1            06/27/97         04
    0430302158                           05           08/01/97         25
    498852                               N            07/01/27
    0


    1607646          E82/G02             F           31,500.00         ZZ
                                         360         31,480.42          1
    6410 DEL MONTE DRIVE               8.375            239.42         75
                                       8.125            239.42       42,000.00
    HOUSTON          TX   77057          1            07/01/97         00
    0400042859                           01           08/01/97          0
    400042859                            N            07/01/27
    0


    1607667          405/405             F           69,750.00         ZZ
                                         360         69,710.89          1
    8818 CHALLENGE WALK                8.875            554.97         90
                                       8.625            554.97       77,500.00
    WALKERSVILLE     MD   21793          1            06/06/97         04
    4236451                              09           08/01/97         25
    4236451                              N            07/01/27
    0


    1607668          369/G02             F          109,500.00         ZZ
                                         360        109,433.65          1
    15240 TONTO STREET                 8.500            841.97         80
                                       8.250            841.97      136,940.00
    RAMSEY           MN   55303          1            06/30/97         00
    0430302901                           05           08/01/97          0
    49814213                             O            07/01/27
    0


    1607669          405/405             F           54,000.00         ZZ
                                         360         53,917.54          1
    1440 BOULEVARD LORRAINE            9.375            449.15         90
                                       9.125            449.15       60,000.00
    ATLANTA          GA   30311          1            04/30/97         01
    4215927                              05           06/01/97         25
1


    4215927                              N            05/01/27
    0


    1607690          E22/G02             F           75,000.00         ZZ
                                         360         74,957.96          1
    162 HOFFMAN AVENUE                 8.875            596.73         75
                                       8.625            596.73      100,000.00
    ELMONT           NY   11003          1            07/01/97         00
    0410403588                           05           08/01/97          0
    410403588                            O            07/01/27
    0


    1607704          E22/G02             F           64,500.00         ZZ
                                         360         64,500.00          2
    1918 7TH STREET                    9.250            530.63         90
                                       9.000            530.63       71,700.00
    PORT HURON       MI   48060          1            07/21/97         04
    0410420335                           05           09/01/97         25
    410420335                            N            08/01/27
    0


    1607705          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          2
    3838 CARNATION ST./ 3839           9.250            460.70         80
    BAY STREET                         9.000            460.70       70,000.00
    SAN ANTONIO      TX   78237          2            07/08/97         00
    0410432355                           05           09/01/97          0
    410432355                            N            08/01/27
    0


    1607707          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    43 BISSET DRIVE                    8.500          1,268.71         78
                                       8.250          1,268.71      212,000.00
    WEST MILFORD     NJ   07480          1            07/18/97         00
    0410434054                           05           09/01/97          0
    410434054                            O            08/01/27
    0


    1607709          E22/G02             F           35,200.00         ZZ
                                         360         35,200.00          1
    12226 WESTWOLD DRIVE               8.625            273.78         80
                                       8.375            273.78       44,000.00
    TOMBALL          TX   77375          1            07/14/97         04
    0410427488                           03           09/01/97         12
    410427488                            N            08/01/27
    0


1


    1607716          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
    3182-3184 NW 33RD STREET           9.500            529.74         90
                                       9.250            529.74       70,000.00
    MIAMI            FL   33142          1            07/17/97         04
    0410445423                           05           09/01/97         25
    410445423                            N            08/01/27
    0


    1607717          E22/G02             F          128,650.00         ZZ
                                         360        128,650.00          1
    10204 ANDORA DRIVE                 8.250            966.50         80
                                       8.000            966.50      160,842.00
    AUSTIN           TX   78717          1            07/15/97         00
    0410428296                           05           09/01/97          0
    410428296                            O            08/01/27
    0


    1607721          E22/G02             F           73,350.00         ZZ
                                         360         73,350.00          1
    5220 N.W. 108TH TERR.              8.750            577.04         90
                                       8.500            577.04       81,500.00
    OKLAHOMA CITY    OK   73162          1            07/15/97         04
    0410471304                           05           09/01/97         25
    410471304                            N            08/01/27
    0


    1607723          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
    385 SCHOOL STREET                  9.625            956.24         90
                                       9.375            956.24      125,000.00
    WOODBRIDGE       NJ   07095          1            07/11/97         01
    0410456768                           05           09/01/97         25
    410456768                            N            08/01/27
    0


    1607725          E22/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    12722 SPRING OAKS DRIVE            8.875            300.75         90
                                       8.625            300.75       42,000.00
    BALCH SPRINGS    TX   75181          1            07/15/97         04
    0410428205                           05           09/01/97         25
    410428205                            N            08/01/27
    0


    1607740          450/450             F           28,800.00         T
                                         360         28,800.00          1
    3541 INVERRARY DR UNIT 303G        8.875            229.15         80
                                       8.625            229.15       36,000.00
1


    LAUDERHILL       FL   33319          1            07/11/97         11
    4376588                              01           09/01/97         12
    4376588                              O            08/01/27
    0


    1607823          687/G02             F           60,200.00         ZZ
                                         360         60,200.00          1
    1541 BELASCO AVE                   8.875            478.98         90
                                       8.625            478.98       66,900.00
    PITTSBURGH       PA   15216          1            07/10/97         01
    0430302026                           05           09/01/97         25
    1609955                              N            08/01/27
    0


    1607847          E22/G02             F          750,000.00         ZZ
                                         360        750,000.00          1
    13020 THOMAS ROAD KPN              8.750          5,900.25         58
                                       8.500          5,900.25    1,300,000.00
    GIG HARBOR       WA   98329          2            07/14/97         00
    0410469316                           05           09/01/97          0
    410469316                            O            08/01/27
    0


    1607852          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
    6926 9TH COURT NORTHEAST           8.500            599.75         73
                                       8.250            599.75      108,000.00
    KEIZER           OR   97303          1            07/07/97         00
    0410459820                           03           09/01/97          0
    410459820                            O            08/01/27
    0


    1607857          E22/G02             F          123,750.00         ZZ
                                         360        123,750.00          1
    1501 COLOMA WAY                    8.375            940.59         75
                                       8.125            940.59      165,000.00
    WOODLAND         CA   95695          2            07/15/97         00
    0410467245                           05           09/01/97          0
    410467245                            O            08/01/27
    0


    1607860          E22/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    382 FAWN LANE                      8.500            915.01         70
                                       8.250            915.01      170,000.00
    TAHOE VISTA      CA   96148          5            07/15/97         00
    0410467187                           05           09/01/97          0
    410467187                            N            08/01/27
    0
1




    1607863          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    25208 153RD PLACE SOUTHEAST        8.000          1,834.41         50
                                       7.750          1,834.41      510,000.00
    MONROE           WA   98272          5            07/18/97         00
    0410457675                           05           09/01/97          0
    410457675                            O            08/01/27
    0


    1607864          369/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    1824 CASCADIAN WAY                 8.625            435.56         74
                                       8.375            435.56       76,000.00
    SAN JACINTO      CA   92583          1            07/01/97         00
    0430303123                           05           09/01/97          0
    49970189                             O            08/01/27
    0


    1607865          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
    874 SANDCASTLE DRIVE               8.125          2,895.74         56
                                       7.875          2,895.74      700,000.00
    NEWPORT BEACH    CA   92625          5            07/16/97         00
    0410303366                           03           09/01/97          0
    410303366                            O            08/01/27
    0


    1607873          E45/G02             F           53,400.00         ZZ
                                         360         53,400.00          1
    1828 ATHENS HIGHWAY                7.750            382.56         80
                                       7.500            382.56       66,780.00
    ELBERTON         GA   30605          1            07/21/97         00
    0430304188                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1607877          737/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
    45 WALNUT WAY                      8.125          1,321.64         78
                                       7.875          1,321.64      230,000.00
    SEDONA           AZ   86351          2            07/03/97         00
    0430302802                           03           09/01/97          0
    513135                               O            08/01/27
    0


    1607881          766/G02             F           90,400.00         ZZ
                                         360         90,400.00          2
1


    1100-02 SW 34TH AVENUE             8.750            711.18         65
                                       8.500            711.18      140,000.00
    MIAMI            FL   33135          5            07/16/97         00
    0430304204                           05           09/01/97          0
    970Z0476                             N            08/01/27
    0


    1607889          E67/G02             F           71,900.00         ZZ
                                         360         71,900.00          1
    280 NW RIVERSIDE BLVD              8.375            546.49         90
                                       8.125            546.49       79,900.00
    BEND             OR   97701          1            07/18/97         01
    0430302513                           05           09/01/97         25
    6341                                 N            08/01/27
    0


    1608364          369/G02             F          162,500.00         ZZ
                                         360        162,404.06          1
    135 HICKORY LANE                   8.625          1,263.91         84
                                       8.375          1,263.91      195,000.00
    MEDFORD          NJ   08055          5            06/30/97         01
    0430302968                           05           08/01/97         12
    60745254                             O            07/01/27
    0


    1608368          369/G02             F           81,550.00         ZZ
                                         360         81,501.85          1
    1026 E SAN MIGUEL STREET           8.625            634.29         65
                                       8.375            634.29      125,500.00
    COLORADO SPRING  CO   80903          5            06/25/97         00
    0430301812                           05           08/01/97          0
    60770229                             O            07/01/27
    0


    1608521          405/405             F          320,000.00         ZZ
                                         360        320,000.00          1
    NHN CNTY ROAD #82 MATIA VW RD      8.125          2,376.00         80
                                       7.875          2,376.00      400,000.00
    EASTSOUND        WA   98245          1            07/11/97         00
    008262370                            05           09/01/97          0
    008262370                            O            08/01/27
    0


    1608529          405/405             F           81,600.00         ZZ
                                         360         81,549.28          1
    324 S JONES BLVD                   8.375            620.22         80
                                       8.125            620.22      102,000.00
    LAS VEGAS        NV   89107          1            06/27/97         00
    008252322                            05           08/01/97          0
1


    008252322                            N            07/01/27
    0


    1608551          405/405             F           43,400.00         ZZ
                                         360         43,376.90          1
    733 SE 3RD AVENUE                  9.125            353.12         69
                                       8.875            353.12       63,000.00
    DELRAY BEACH     FL   33483          5            07/03/97         00
    008247553                            05           08/01/97          0
    008247553                            N            07/01/27
    0


    1608558          B28/G02             F          118,600.00         ZZ
                                         360        118,600.00          1
    2174 SOUTH FRANKLIN STREET         8.875            943.64         90
                                       8.625            943.64      131,800.00
    DENVER           CO   80210          1            07/21/97         10
    0430304949                           05           09/01/97         25
    1970524                              N            08/01/27
    0


    1608566          286/286             F          260,000.00         ZZ
                                         360        259,865.21          1
    14 WINDY KNOLLS                    9.250          2,138.96         73
                                       9.000          2,138.96      360,000.00
    GREENWICH        CT   06831          1            07/01/97         00
    9171844                              05           08/01/97          0
    9171844                              N            07/01/27
    0


    1608603          E26/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    2608 CHERRY LAUREL COURT           9.125          1,757.45         80
                                       8.875          1,757.45      270,000.00
    ABINGDON         MD   21009          2            07/21/97         00
    0430302760                           03           09/01/97          0
    41700301                             O            08/01/27
    0


    1608612          B28/G02             F           52,700.00         ZZ
                                         360         52,700.00          1
    4141 MILWAUKEE STREET              8.875            419.31         85
                                       8.625            419.31       62,000.00
    DENVER           CO   80216          5            07/16/97         10
    0430304824                           05           09/01/97         17
    1970486                              O            08/01/27
    0


1


    1608625          B75/G02             F          115,500.00         ZZ
                                         360        115,433.55          2
    556 46TH STREET & 13-1160-11-2     8.750            908.64         70
                                       8.500            908.64      165,000.00
    OAKLAND          CA   94608          1            06/26/97         00
    0430302661                           05           08/01/97          0
    2961142                              N            07/01/27
    0


    1608644          225/225             F          320,000.00         ZZ
                                         360        320,000.00          2
    419-421 21ST AVENUE                8.375          2,432.24         75
                                       8.125          2,432.24      430,000.00
    SAN FRANCISCO    CA   94121          1            07/02/97         00
    8051531                              05           09/01/97          0
    8051531                              O            08/01/27
    0


    1608667          286/286             F           27,150.00         ZZ
                                         360         27,133.54          4
    8 SOUTH MAIN ST                    8.500            208.77         75
                                       8.250            208.77       36,200.00
    WEST CARTHAGE    NY   13619          1            06/02/97         00
    9168795                              05           08/01/97          0
    9168795                              N            07/01/27
    0


    1608675          664/G02             F          176,000.00         ZZ
                                         360        176,000.00          2
    7832-7834 FLIGHT AVENUE            8.500          1,353.29         80
                                       8.250          1,353.29      220,000.00
    LOS ANGELES      CA   90045          1            07/11/97         00
    0430304196                           05           09/01/97          0
    2297067                              O            08/01/27
    0


    1608676          664/G02             F           74,400.00         ZZ
                                         360         74,400.00          1
    4851 49TH AVE SW                   8.750            585.31         80
                                       8.500            585.31       93,000.00
    SEATTLE          WA   98116          1            07/09/97         00
    0430303396                           05           09/01/97          0
    23320117                             N            08/01/27
    0


    1608678          286/286             F           30,600.00         ZZ
                                         360         30,582.39          1
    8100 CAMBRIDGE                     8.750            240.74         90
    #128                               8.500            240.74       34,000.00
1


    HOUSTON          TX   77054          1            06/20/97         12
    9175646                              01           08/01/97         25
    9175646                              O            07/01/27
    0


    1608679          664/G02             F          120,600.00         ZZ
                                         360        120,600.00          1
    23404 SE MAY VALLEY ROAD           9.125            981.25         90
                                       8.875            981.25      134,000.00
    ISSAQUAH         WA   98027          1            07/02/97         11
    0430302992                           05           09/01/97         25
    2319929                              N            08/01/27
    0


    1608682          286/286             F           56,400.00         ZZ
                                         360         56,367.55          1
    10325 REAMS RD                     8.750            443.70         90
                                       8.500            443.70       62,700.00
    RICHMOND         VA   23236          1            06/30/97         04
    9171303                              05           08/01/97         25
    9171303                              N            07/01/27
    0


    1608683          927/G02             F           30,400.00         ZZ
                                         360         30,382.95          1
    605 SHERMAN                        8.875            241.88         80
                                       8.625            241.88       38,000.00
    ORDWAY           CO   81063          1            06/27/97         00
    0430303545                           05           08/01/97          0
    299651                               N            07/01/27
    0


    1608688          927/G02             F           49,600.00         ZZ
                                         360         49,571.46          1
    2721 CASCADE AVENUE                8.750            390.21         80
                                       8.500            390.21       62,000.00
    PUEBLO           CO   81003          1            06/20/97         00
    0430302588                           05           08/01/97          0
    300145                               N            07/01/27
    0


    1608689          927/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    42 "L" STREET                      8.375            699.27         80
                                       8.125            699.27      115,000.00
    SPARKS           NV   89431          1            07/08/97         00
    0430303495                           05           09/01/97          0
    267237                               O            08/01/27
    0
1




    1608690          568/G02             F          114,400.00         ZZ
                                         360        114,400.00          1
    1401 BELLGLEN DRIVE                8.750            899.99         80
                                       8.500            899.99      143,000.00
    LAS VEGAS        NV   89128          1            07/18/97         00
    0430303776                           05           09/01/97          0
    808956                               O            08/01/27
    0


    1608718          E22/G02             F           53,250.00         ZZ
                                         360         53,250.00          1
    4291 PATTERSON DRIVE UNIT #6       8.625            414.17         75
                                       8.375            414.17       71,000.00
    DIAMOND SPRINGS  CA   95619          1            07/17/97         00
    0410467971                           01           09/01/97          0
    410467971                            N            08/01/27
    0


    1608721          E22/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
    1712 STATE HWY 87                  8.875            464.66         90
                                       8.625            464.66       64,900.00
    CRYSTAL BEACH    TX   77650          1            07/16/97         04
    0410428320                           05           09/01/97         25
    410428320                            N            08/01/27
    0


    1608722          E22/G02             F          125,900.00         ZZ
                                         360        125,900.00          1
    2901 VALLEY SPRINGS WAY            8.500            968.06         90
                                       8.250            968.06      139,900.00
    SEVIERVILLE      TN   37862          1            07/18/97         04
    0410451470                           05           09/01/97         25
    410451470                            N            08/01/27
    0


    1608725          E22/G02             F           58,050.00         T
                                         360         58,050.00          1
    5200 MARTEL AVENUE UNIT # 3-C      9.000            467.08         90
                                       8.750            467.08       64,500.00
    DALLAS           TX   75206          1            07/17/97         01
    0410428957                           01           09/01/97         25
    410428957                            O            08/01/27
    0


    1608734          E22/G02             F           58,450.00         ZZ
                                         360         58,416.37          1
1


    227 GROVER AVENUE                  8.750            459.83         90
                                       8.500            459.83       64,975.00
    LUBBOCK          TX   79416          1            07/03/97         10
    0410428247                           05           08/01/97         25
    410428247                            N            07/01/27
    0


    1608739          E22/G02             F           20,700.00         ZZ
                                         360         20,700.00          1
    212 WEST 38TH STREET               9.125            168.42         90
                                       8.875            168.42       23,000.00
    LORAIN           OH   44052          1            07/18/97         04
    0410418867                           05           09/01/97         25
    410418867                            N            08/01/27
    0


    1608860          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    5925 BICKFORD AVENUE               8.000            733.76         63
                                       7.750            733.76      160,000.00
    SNOHOMISH        WA   98290          5            07/18/97         00
    0410475438                           05           09/01/97          0
    410475438                            O            08/01/27
    0


    1608868          E22/G02             F           38,800.00         ZZ
                                         360         38,800.00          1
    1614 SPARTA DRIVE                  7.875            281.33         24
                                       7.625            281.33      165,000.00
    DUNCANVILLE      TX   75137          2            07/16/97         00
    0410473490                           05           09/01/97          0
    410473490                            O            08/01/27
    0


    1608870          E22/G02             F           29,850.00         ZZ
                                         360         29,833.70          1
    873D DUBLIN DRIVE                  9.000            240.18         80
                                       8.750            240.18       37,340.00
    RICHARDSON       TX   75080          1            06/30/97         00
    0410455463                           01           08/01/97          0
    410455463                            O            07/01/27
    0


    1608881          E22/G02             F          150,700.00         ZZ
                                         360        150,700.00          1
    1012 BUCKBEAN BRANCH LANE WEST     8.125          1,118.94         80
                                       7.875          1,118.94      188,392.00
    JACKSONVILLE     FL   32259          1            07/21/97         00
    0410473094                           03           09/01/97          0
1


    410473094                            O            08/01/27
    0


    1608885          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          3
    2889 1/2 B 1/2 ROAD                8.875            802.01         80
                                       8.625            802.01      126,000.00
    GRAND JUNCTION   CO   81503          1            07/22/97         04
    0410471023                           05           09/01/97         12
    410471023                            N            08/01/27
    0


    1608886          E22/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
    2317 SW 90TH STREET                8.500            490.18         75
                                       8.250            490.18       85,000.00
    OKLAHOMA CITY    OK   73159          1            07/17/97         00
    0410427520                           05           09/01/97          0
    410427520                            O            08/01/27
    0


    1608917          575/G02             F          513,300.00         ZZ
                                         360        513,300.00          1
    1500 COLLINGWOOD DRIVE             8.500          3,946.83         63
                                       8.250          3,946.83      815,000.00
    ALEXANDRIA       VA   22308          2            07/16/97         00
    0430304550                           05           09/01/97          0
    972373900                            O            08/01/27
    0


    1609005          964/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    1303 KEA STREET                    8.500          1,230.26         80
                                       8.250          1,230.26      200,000.00
    OCEANSIDE        CA   92054          1            07/11/97         00
    0430301507                           05           09/01/97          0
    26124                                O            08/01/27
    0


    1609057          131/G02             F          158,350.00         ZZ
                                         360        158,350.00          1
    4240 PINEVIEW LANE NORTH           8.375          1,203.57         48
                                       8.125          1,203.57      333,350.00
    PLYMOUTH         MN   55442          1            07/09/97         00
    0430303081                           05           09/01/97          0
    1071353                              O            08/01/27
    0


1


    1609093          286/286             F           85,000.00         ZZ
                                         360         85,000.00          1
    14443 MIDVALE RD                   8.125            631.13         74
                                       7.875            631.13      115,000.00
    WAYNESBORO       PA   17268          1            07/21/97         00
    8684536                              05           09/01/97          0
    8684536                              O            08/01/27
    0


    1609120          766/G02             F           41,800.00         ZZ
                                         360         41,800.00          1
    10016 TWIN LAKES DR #36C           9.250            343.88         95
                                       9.000            343.88       44,000.00
    CORAL SPRINGS    FL   33071          1            07/21/97         01
    0430304758                           01           09/01/97         30
    97ML0109                             O            08/01/27
    0


    1609146          180/G02             F           82,800.00         ZZ
                                         360         82,752.36          1
    2465 OLD BAY ROAD                  8.750            651.39         90
                                       8.500            651.39       92,000.00
    BILOXI           MS   39531          1            06/27/97         10
    0430304691                           05           08/01/97         25
    4996401                              N            07/01/27
    0


    1609398          E67/G02             F          143,900.00         ZZ
                                         360        143,900.00          1
    706 NORTHWEST OGDEN AVENUE         8.250          1,081.07         80
                                       8.000          1,081.07      180,000.00
    BEND             OR   97701          1            07/24/97         00
    0430304063                           05           09/01/97          0
    6537                                 O            08/01/27
    0


    1609543          776/G02             F          189,550.00         ZZ
                                         360        189,550.00          1
    2885 CAPELLA WAY                   8.625          1,474.30         80
                                       8.375          1,474.30      236,990.00
    THOUSAND OAKS    CA   91360          1            07/07/97         00
    0430304030                           03           09/01/97          0
    2145919                              O            08/01/27
    0


    1609544          776/G02             F          235,050.00         ZZ
                                         360        235,050.00          4
    11368 WASHINGTON PLACE             8.875          1,870.16         80
                                       8.625          1,870.16      293,815.00
1


    CULVER CITY      CA   90066          1            07/14/97         00
    0430304543                           05           09/01/97          0
    2146697                              N            08/01/27
    0


    1609546          776/G02             F          235,050.00         ZZ
                                         360        235,050.00          4
    11362 WASHINGTON PLACE             8.875          1,870.16         80
                                       8.625          1,870.16      293,815.00
    CULVER CITY      CA   90066          1            07/14/97         00
    0430304709                           05           09/01/97          0
    2146698                              N            08/01/27
    0


    1609554          562/562             F          268,000.00         ZZ
                                         360        268,000.00          1
    709 IRON LATCH ROAD                8.875          2,132.33         80
                                       8.625          2,132.33      335,000.00
    FRANKLIN LAKES   NJ   07417          1            07/15/97         00
    537472                               05           09/01/97          0
    537472                               O            08/01/27
    0


    1609556          776/G02             F          447,200.00         ZZ
                                         360        446,949.30          1
    1983 SHERWOOD ROAD                 8.875          3,558.12         80
                                       8.625          3,558.12      559,000.00
    SAN MARINO       CA   91108          1            06/25/97         00
    0430304683                           05           08/01/97          0
    6146321                              O            07/01/27
    0


    1609608          624/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
    30 HILLSIDE AVENUE                 8.000          1,849.09         80
                                       7.750          1,849.09      315,000.00
    SAN ANSELMO      CA   94960          1            07/11/97         00
    0430303784                           05           09/01/97          0
    86010770296F                         O            08/01/27
    0


    1609617          964/G02             F          429,600.00         ZZ
                                         360        429,600.00          1
    184 MCNEAR DRIVE                   7.875          3,114.90         80
                                       7.625          3,114.90      537,000.00
    SAN RAFAEL       CA   94901          1            07/16/97         00
    0430303925                           05           09/01/97          0
    26449                                O            08/01/27
    0
1



   TOTAL NUMBER OF LOANS   :      1,883

   TOTAL ORIGINAL BALANCE  :   218,231,346.00

   TOTAL PRINCIPAL BALANCE :   218,029,470.88

   TOTAL ORIGINAL P+I      :     1,713,229.55

   TOTAL CURRENT P+I       :     1,713,229.55


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 08/21/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 12.28.40           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1997-QS8                                  CUTOFF : 08/01/97
  POOL       : 0004256
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ------------------------------------------------------------------------------

      1402221                              .2500
      322,815.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1402222                              .2500
      308,739.22                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1402425                              .2500
      520,212.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1406578                              .2500
       73,298.25                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1424914                              .2500
      204,395.42                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1436068                              .2500
      404,645.71                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1508064                              .2900
       80,628.52                           .0800
            8.9900                         .0000
            8.7000                         .0000
            8.6200                         .0000
            7.5000                        1.1200

      1546524                              .2500
      358,518.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1548951                              .2500
       72,762.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1552885                              .2500
      171,254.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1552997                              .2500
      185,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1556011                              .2500
       25,471.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1560265                              .2500
       71,928.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1560864                              .2500
      133,795.39                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1561743                              .2500
       20,137.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1561744                              .2500
       20,137.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1563518                              .2500
       55,773.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1563528                              .2500
      136,990.73                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1563559                              .2500
       38,230.68                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1563560                              .2500
      240,375.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1563565                              .2500
      149,920.18                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1563855                              .2500
      100,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1564643                              .2500
       57,440.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1565202                              .2500
      127,661.65                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1565204                              .2500
       87,173.53                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1565283                              .2500
       79,845.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1565320                              .2500
      112,331.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1566195                              .2500
       63,929.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1566274                              .2500
       52,062.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1566425                              .2500
       57,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1566837                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1566935                              .2500
       81,327.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1567123                              .2500
       86,223.39                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1567324                              .2500
       92,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1567731                              .2500
       82,215.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1567823                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1567870                              .2500
      219,863.26                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1568044                              .2500
      436,200.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1568096                              .2500
      198,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1568132                              .2500
       66,495.62                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1568200                              .2500
       65,746.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1568203                              .2500
       66,046.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1568869                              .2500
      102,334.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1569071                              .2500
      115,423.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1569286                              .2500
       40,889.10                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1569748                              .2500
      124,928.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1569994                              .2500
       62,781.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1570103                              .2500
       68,287.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1570286                              .2500
      800,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1571518                              .2500
      135,111.56                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1571520                              .2500
      179,885.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1571546                              .2500
       50,296.96                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1571609                              .2500
       58,366.95                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1571725                              .2500
      173,681.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1571788                              .2500
      259,707.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1571832                              .2500
      104,890.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1571870                              .2500
       94,251.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1571886                              .2500
       80,307.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1571900                              .2500
       46,635.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1571901                              .2500
       85,365.20                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1572107                              .2500
       29,176.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1572348                              .2500
      127,738.40                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1572373                              .2500
       58,280.61                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1572384                              .2500
      299,370.65                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1572581                              .2500
      498,540.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1572772                              .2500
       82,875.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1572774                              .2500
      131,843.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1572832                              .2500
       98,948.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1572894                              .2500
       53,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1573092                              .2500
      116,816.63                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1573112                              .2500
       50,279.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1573151                              .2500
      202,075.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1573165                              .2500
      134,693.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1573182                              .2500
      161,642.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1573322                              .2500
      191,018.49                           .0800
            8.1500                         .0000
            7.9000                         .0000
            7.8200                         .0000
            7.5000                         .3200

      1573453                              .2500
       62,620.43                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.5000                        2.4200

      1573596                              .2500
       24,939.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1573614                              .2500
      234,878.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1573629                              .2500
      499,174.51                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1573739                              .2500
       82,359.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1573910                              .2500
       46,382.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1573966                              .2500
       61,968.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1574144                              .2500
      348,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1574279                              .2500
      247,364.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1574379                              .2500
       61,837.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1575425                              .2500
       53,439.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1575470                              .2500
       58,467.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1575510                              .2500
      274,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1575526                              .2500
      132,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1575623                              .2500
       95,782.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1575627                              .2500
       99,834.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1575635                              .2500
      103,271.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1575649                              .2500
       29,636.04                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1576009                              .2500
       39,883.85                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1576121                              .2500
       39,434.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1576140                              .2500
      107,844.06                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1576305                              .2500
      114,935.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1576308                              .2500
      347,543.16                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1576392                              .2500
      112,304.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1576510                              .2500
      105,234.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1576703                              .2500
       57,962.06                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1576790                              .2500
      107,934.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1576895                              .2500
      108,385.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1576963                              .2500
       41,380.16                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1576986                              .2500
       63,931.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1577087                              .2500
       36,765.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1577141                              .2500
      170,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1577148                              .2500
       31,361.51                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1577153                              .2500
      112,385.93                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1577155                              .2500
       92,098.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1577202                              .2500
       50,024.73                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1577297                              .2500
       34,631.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1577301                              .2500
       61,528.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1577319                              .2500
      355,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1577681                              .2500
       56,867.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1577793                              .2500
      147,527.39                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1577806                              .2500
       93,389.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1577981                              .2500
      167,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1578036                              .2500
      113,431.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1578060                              .2500
      151,916.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1578100                              .2500
      152,920.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1578132                              .2500
      169,816.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1579194                              .2500
       70,084.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1579207                              .2500
       76,911.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1579217                              .2500
      111,933.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1579302                              .2500
       15,777.11                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1579319                              .2500
      297,333.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1579326                              .2500
      328,315.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1579462                              .2500
       71,029.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1579476                              .2500
       40,054.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1579482                              .2500
       32,215.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1579776                              .2500
       63,713.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1579828                              .2500
      161,159.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1579845                              .2500
      208,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1580093                              .2500
      130,230.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1580311                              .2500
      117,978.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1580353                              .2500
      140,912.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1580356                              .2500
      204,790.95                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1580400                              .2500
      107,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1580884                              .2500
      228,161.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1580885                              .2500
      161,403.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1580920                              .2500
       75,963.59                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1580925                              .2500
      200,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1581269                              .2500
       56,968.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1581296                              .2500
      148,990.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1581715                              .2500
       28,758.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1581815                              .2500
       38,190.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1582041                              .2500
       72,794.37                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1582092                              .2500
      117,938.82                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1582093                              .2500
       70,098.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1582200                              .2500
      235,764.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1582283                              .2500
      180,845.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1582284                              .2500
      101,150.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1582364                              .2500
       86,350.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1582389                              .2500
      214,535.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1582407                              .2500
       66,561.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1582447                              .2500
       65,428.17                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1582457                              .2500
       30,584.94                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1582474                              .2500
      149,703.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1582573                              .2500
       60,235.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1582577                              .2500
       46,325.97                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1582590                              .2500
      134,859.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1582676                              .2500
       39,178.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1582690                              .2500
       39,112.33                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1582694                              .2500
      142,917.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1582995                              .2500
       76,463.35                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1583050                              .2500
       51,741.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1583053                              .2500
      199,756.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1583069                              .2500
       90,856.45                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1583072                              .2500
       98,830.51                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1583089                              .2500
       29,700.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1583170                              .2500
       60,827.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1583242                              .2500
      225,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1583251                              .2500
       72,353.83                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1583337                              .2500
      121,366.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1583345                              .2500
       59,341.33                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1583405                              .2500
      121,452.14                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1583418                              .2500
      227,276.99                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1583530                              .2500
      132,215.63                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1583744                              .2500
       33,282.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1583771                              .2500
       40,720.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1583774                              .2500
       83,476.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1583777                              .2500
       29,170.38                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1583841                              .2500
       45,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1583849                              .2500
       93,400.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1583878                              .2500
       98,948.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1583881                              .2500
       85,898.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1583921                              .2500
      201,800.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1583925                              .2500
      201,800.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1583927                              .2500
      201,800.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1583973                              .2500
      395,938.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1583976                              .2500
      137,419.37                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1583982                              .2500
       89,902.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1583998                              .2500
      129,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1584034                              .2500
      239,838.97                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1584054                              .2500
       59,361.14                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1584063                              .2500
       50,024.73                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1584070                              .2500
       53,940.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1584082                              .2500
      129,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1584089                              .2500
       31,966.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1584098                              .2500
      110,636.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1584282                              .2500
       54,967.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1584727                              .2500
       24,762.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1584735                              .2500
       27,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1584872                              .2500
      103,086.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1584927                              .2500
       65,081.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1585004                              .2500
      123,027.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585016                              .2500
       87,206.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1585028                              .2500
       56,338.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585032                              .2500
       56,338.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585069                              .2500
      207,886.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585116                              .2500
       43,923.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1585150                              .2500
      134,924.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1585157                              .2500
      163,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1585163                              .2500
       75,379.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1585184                              .2500
       32,100.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1585211                              .2500
       31,483.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1585222                              .2500
       50,974.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1585239                              .2500
      102,344.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585243                              .2500
       55,167.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1585415                              .2500
      130,326.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1585419                              .2500
       76,416.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1585509                              .2500
      100,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1585547                              .2500
       69,960.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1585616                              .2500
       39,940.48                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1585647                              .2500
      101,685.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1585664                              .2500
      205,200.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1585684                              .2500
      234,569.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1585686                              .2500
       90,947.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1585709                              .2500
       76,906.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1585726                              .2500
      161,322.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1585747                              .2500
       60,165.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1585782                              .2500
       90,353.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1585793                              .2500
       55,321.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1585802                              .2500
       35,082.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1585804                              .2500
       77,306.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1585808                              .2500
      123,826.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1585811                              .2500
      143,805.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1585837                              .2500
      281,550.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1585844                              .2500
      209,469.72                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1585857                              .2500
      750,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1585882                              .2500
      154,825.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586068                              .2500
       92,654.41                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1586079                              .2500
       36,078.69                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1586083                              .2500
       89,949.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586132                              .2500
       97,403.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1586159                              .2500
       23,773.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1586187                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586195                              .2500
      108,838.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586202                              .2500
      103,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586219                              .2500
      212,664.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1586240                              .2500
       53,811.67                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586243                              .2500
      153,909.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1586245                              .2500
       49,475.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1586248                              .2500
       23,988.50                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1586250                              .2500
      649,574.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1586254                              .2500
      135,043.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586256                              .2500
       83,455.57                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1586268                              .2500
      137,916.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586289                              .2500
      135,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1586307                              .2500
       89,647.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1586336                              .2500
      165,649.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1586486                              .2500
       60,140.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1586495                              .2500
       75,565.66                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450

      1586514                              .2500
       62,967.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1586529                              .2500
       74,862.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586546                              .2500
      239,743.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1586549                              .2500
       49,373.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1586556                              .2500
      122,331.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586569                              .2500
      307,323.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1586587                              .2500
       62,937.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1586599                              .2500
      220,672.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586606                              .2500
       26,986.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1586699                              .2500
      119,075.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1586704                              .2500
       61,179.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586712                              .2500
       67,367.97                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586726                              .2500
      154,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1586779                              .2500
      109,130.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1586791                              .2500
       49,475.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1586802                              .2500
       58,465.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1586817                              .2500
       42,726.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1586823                              .2500
       91,143.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1586844                              .2500
       99,942.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586850                              .2500
      152,323.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586861                              .2500
       56,220.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1586863                              .2500
       56,418.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1586867                              .2500
       41,975.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1586883                              .2500
      116,039.81                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1586887                              .2500
       56,843.80                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1586890                              .2500
      239,861.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1587035                              .2500
       70,162.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1587048                              .2500
      101,934.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1587167                              .2500
       81,054.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1587183                              .2500
       54,366.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1587249                              .2500
      235,050.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1587254                              .2500
      120,926.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1587270                              .2500
      252,492.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1587302                              .2500
       89,944.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1587332                              .2500
      649,663.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1587342                              .2500
      237,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1587470                              .2500
       96,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1587473                              .2500
      189,901.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1587579                              .2500
       75,379.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1587764                              .2500
       89,808.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1587883                              .2500
      440,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1587884                              .2500
       63,163.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1587892                              .2500
       53,968.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1587933                              .2500
       35,979.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1587940                              .2500
       53,670.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1587975                              .2500
       47,970.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1587976                              .2500
       63,415.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1587981                              .2500
      110,333.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1587988                              .2500
       99,943.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1587999                              .2500
       89,953.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1588003                              .2500
       66,765.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1588006                              .2500
       53,971.26                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1588020                              .2500
       68,924.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1588039                              .2500
       78,218.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1588042                              .2500
      174,831.66                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1588052                              .2500
       40,009.38                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1588079                              .2500
      100,242.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1588080                              .2500
      480,499.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1588121                              .2500
       56,670.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1588134                              .2500
       35,575.48                           .0800
            7.8700                         .0000
            7.6200                         .0000
            7.5400                         .0000
            7.5000                         .0400

      1588136                              .2500
       38,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1588138                              .2500
       64,136.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1588140                              .2500
      130,064.28                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1588152                              .2500
       52,970.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1588155                              .2500
       79,611.84                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1588159                              .2500
       45,175.95                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1588160                              .2500
       48,572.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589008                              .2500
       64,924.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589060                              .3750
      199,399.25                           .0800
            9.3750                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589075                              .2500
       52,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589091                              .2500
       79,086.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589101                              .2500
      109,533.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589102                              .2500
       57,715.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589103                              .2500
       57,715.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589107                              .2500
       40,479.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589109                              .2500
       92,349.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589227                              .2500
      239,854.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589347                              .2500
      119,864.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1589349                              .2500
       24,929.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589350                              .2500
      111,852.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1589351                              .2500
      135,724.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1589352                              .2500
      282,406.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589356                              .2500
      131,585.64                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589357                              .2500
      211,640.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589358                              .2500
      153,585.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589360                              .2500
       93,393.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589364                              .2500
      177,455.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589376                              .2500
      195,667.85                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589378                              .2500
       77,922.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589380                              .2500
      249,046.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589392                              .2500
      134,848.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589393                              .2500
      128,547.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589394                              .2500
      347,576.87                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589395                              .2500
      113,857.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1589397                              .2500
      131,485.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589398                              .2500
       92,883.98                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589399                              .2500
       36,659.25                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589400                              .2500
       33,363.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589401                              .2500
       99,837.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589412                              .2500
       37,557.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589415                              .2500
       69,921.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589416                              .2500
      253,348.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1589417                              .2500
       74,717.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589418                              .2500
       29,740.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589419                              .2500
      160,324.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589425                              .2500
       90,200.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589427                              .2500
       56,589.49                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589430                              .2500
       71,821.17                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589437                              .2500
       60,173.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589438                              .2500
       34,062.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589439                              .2500
       73,807.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589440                              .2500
       76,544.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1589442                              .2500
       94,355.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589443                              .2500
       63,123.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589453                              .2500
      519,095.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589454                              .2500
       87,342.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589467                              .2500
      107,822.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589474                              .2500
       78,218.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1589475                              .2500
      196,966.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589476                              .2500
       69,905.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1589477                              .2500
       25,560.91                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589478                              .2500
       98,489.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589481                              .2500
       51,396.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589482                              .2500
      191,783.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589483                              .2500
      183,148.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589484                              .2500
       39,059.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1589485                              .2500
       72,817.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589486                              .2500
       81,807.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589487                              .2500
       92,681.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1589488                              .2500
      115,862.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589489                              .2500
      139,492.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589490                              .2500
      239,461.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589494                              .2500
       76,515.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589495                              .2500
       76,420.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1589496                              .2500
       67,433.33                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589497                              .2500
      230,883.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589498                              .2500
       39,900.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589501                              .2500
       84,110.04                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589503                              .2500
      223,719.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589508                              .2500
       22,375.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589514                              .2500
      154,444.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589528                              .2500
      128,535.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589529                              .2500
      162,916.44                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589533                              .2500
      134,236.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589534                              .2500
       73,844.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589535                              .2500
       26,950.07                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589536                              .2500
       89,893.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589537                              .2500
      106,819.27                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589538                              .2500
      231,626.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589539                              .2500
       55,141.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1589540                              .2500
      125,722.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589541                              .2500
      128,462.60                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589548                              .2500
      297,746.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589550                              .2500
       42,209.34                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1589551                              .2500
       56,643.98                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589552                              .2500
       62,827.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589554                              .2500
      148,253.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589567                              .2500
       22,364.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1589575                              .2500
       94,478.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589577                              .2500
       44,854.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589583                              .2500
       44,404.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589601                              .2500
       38,209.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589603                              .2500
       38,110.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589608                              .2500
      175,811.95                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589609                              .2500
      117,467.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589610                              .2500
       84,507.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589612                              .2500
      101,020.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1589614                              .2500
       87,905.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589615                              .2500
      649,323.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589616                              .2500
       60,224.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589617                              .2500
       39,532.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589621                              .2500
       36,725.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1589628                              .2500
       80,709.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589629                              .2500
      196,977.92                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1589631                              .2500
      123,121.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589632                              .2500
      129,779.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589634                              .2500
      131,156.46                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1589636                              .2500
      271,693.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589645                              .2500
      160,224.10                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589646                              .2500
       99,895.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589647                              .2500
      168,315.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589648                              .2500
       71,928.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1589649                              .2500
       71,928.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589650                              .2500
       95,905.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589651                              .2500
       95,905.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589652                              .2500
      101,496.98                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589653                              .2500
       99,887.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589655                              .2500
       93,050.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589656                              .2500
       91,097.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589657                              .2500
       42,253.61                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589658                              .2500
       95,386.83                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589659                              .2500
       59,828.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589660                              .2500
       33,964.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589661                              .2500
       33,964.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589662                              .2500
       66,225.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589663                              .2500
      109,879.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589664                              .2500
       73,419.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589665                              .2500
       59,923.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1589666                              .2500
      123,963.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589667                              .2500
       29,669.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589668                              .2500
       53,439.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589669                              .2500
       96,641.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589670                              .2500
      118,573.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589671                              .2500
       66,279.11                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589672                              .2500
       72,024.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589673                              .2500
       93,507.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1589674                              .2500
       40,103.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589676                              .2500
      288,630.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1589685                              .2500
       57,536.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589686                              .2500
       57,535.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589687                              .2500
       66,534.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1589688                              .2500
      100,736.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589693                              .2500
       89,903.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1589694                              .2500
       89,801.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1589695                              .2500
       99,872.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1589712                              .2500
       65,923.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589713                              .2500
       32,340.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589726                              .2500
       76,919.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589730                              .2500
       92,615.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1589731                              .2500
       63,666.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1589735                              .2500
       36,725.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1589738                              .2500
      272,830.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1589739                              .2500
      187,883.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1589740                              .2500
      131,164.14                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1589755                              .2500
      123,129.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1589821                              .2500
      101,948.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1589830                              .2500
       58,893.29                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1589847                              .2500
      335,296.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1589894                              .2500
      335,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1589899                              .2500
      247,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1589905                              .2500
       47,675.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1589915                              .2500
       89,049.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1589925                              .2500
      174,899.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1590150                              .2500
       65,312.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590232                              .2500
       58,363.62                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1590260                              .2500
       66,562.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1590288                              .2500
       67,418.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590316                              .3750
      130,724.75                           .0800
            8.7500                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1590335                              .2500
       17,982.23                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1590342                              .2500
      151,845.88                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1590365                              .2500
       95,947.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590370                              .2500
      149,023.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1590447                              .2500
      179,401.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590474                              .2500
      117,132.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1590501                              .2500
       41,377.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590508                              .2500
       71,787.29                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1590692                              .2500
      158,917.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1590694                              .2500
       49,471.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1590702                              .2500
      146,913.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1590748                              .2500
       54,467.82                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1590751                              .2500
       68,364.54                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1590752                              .2500
       32,982.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1590775                              .2500
      149,909.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1590807                              .2500
       68,418.81                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1590841                              .2500
      117,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1590845                              .2500
      140,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1590850                              .2500
       35,531.08                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1590867                              .2500
       51,971.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1590909                              .2500
      239,850.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1591297                              .2500
       19,988.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1591306                              .2500
       44,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1591310                              .2500
       24,723.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1591318                              .2500
      131,485.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591319                              .2500
      125,602.93                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1591345                              .2500
       89,946.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1591367                              .2500
       98,948.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591379                              .2500
       66,980.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591394                              .2500
      125,875.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1591429                              .2500
       45,352.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591450                              .2500
       83,623.63                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450
1



      1591486                              .2500
       40,779.40                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1591502                              .2500
      130,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1591509                              .2500
      123,134.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591513                              .2500
       64,766.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591519                              .2500
      130,840.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1591520                              .2500
       28,684.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1591523                              .2500
       66,561.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1591561                              .2500
       76,956.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1591566                              .2500
      103,941.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1591630                              .2500
      174,888.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1591635                              .2500
       74,957.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1591668                              .2500
       47,970.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1591677                              .2500
      129,280.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1591710                              .2500
      126,292.33                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1591715                              .2500
       67,957.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1591716                              .2500
       44,771.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1591722                              .2500
       33,282.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591754                              .2500
      348,135.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1591789                              .2500
      167,900.81                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1591790                              .2500
       24,087.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591792                              .2500
       43,875.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591839                              .2500
       71,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591879                              .2500
      143,825.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591886                              .2500
       63,967.68                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1591895                              .2500
       96,250.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591904                              .2500
       75,110.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591923                              .2500
       68,775.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591924                              .2500
       68,498.15                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1591937                              .2500
       56,468.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1591989                              .2500
      117,539.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1591994                              .2500
      144,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1591999                              .2500
      194,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1592009                              .2500
       45,699.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1592016                              .2500
      249,725.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1592088                              .2500
      224,680.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1592145                              .2500
       75,483.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1592154                              .2500
       38,479.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1592189                              .2500
      750,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1592219                              .2500
       98,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1592273                              .2500
      111,271.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1592274                              .2500
      320,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1592281                              .2500
       98,241.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1592711                              .2500
      109,641.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1592822                              .2500
      125,475.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1592878                              .2500
      125,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1592880                              .2500
      144,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1592898                              .2500
       96,248.75                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1592901                              .2500
       47,700.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1592918                              .2500
      127,800.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1592929                              .2500
       60,963.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1592931                              .2500
       37,777.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1592938                              .2500
      101,196.11                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1592943                              .2500
       46,124.13                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1592945                              .2500
       50,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1592950                              .2500
      213,939.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1592978                              .2500
      177,394.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1593020                              .2500
      169,897.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1593116                              .2500
       43,956.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1593118                              .2500
       62,431.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1593119                              .2500
       44,753.36                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1593125                              .2500
       49,448.48                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1593127                              .2500
      255,494.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1593143                              .2500
       66,086.36                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1593150                              .2500
       59,334.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1593170                              .2500
      112,376.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1593259                              .2500
      111,399.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1593385                              .2500
       72,863.18                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1593395                              .2500
      179,882.26                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1593399                              .2500
      102,441.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1593421                              .2500
       67,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1593449                              .2500
      106,585.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1593450                              .2500
       52,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1593454                              .2500
      292,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1593457                              .2500
       20,689.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1593462                              .2500
      109,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1593609                              .2500
       55,069.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1593618                              .2500
       86,893.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1593625                              .2500
      174,882.58                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1593633                              .2500
       41,374.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1593636                              .2500
       41,374.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1593638                              .2500
       41,374.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1593698                              .2500
      158,903.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1593702                              .2500
      103,397.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1593705                              .2500
      101,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1593750                              .2500
       46,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1593886                              .2500
       62,038.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1593889                              .2500
      157,051.03                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1593943                              .2500
       57,367.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1593946                              .2500
      185,898.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1593949                              .2500
      127,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1593950                              .2500
       35,980.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1593951                              .2500
       57,568.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594027                              .2500
       25,339.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594032                              .2500
       54,013.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594039                              .2500
      268,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1594041                              .2500
       74,961.11                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1594046                              .2500
       37,578.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594049                              .2500
       62,965.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594061                              .2500
       77,349.36                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1594068                              .2500
      145,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594084                              .2500
       66,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594088                              .2500
      184,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594095                              .2500
       61,064.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594100                              .2500
       57,872.99                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200
1



      1594139                              .2500
       63,866.87                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1594143                              .2500
       72,459.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594144                              .2500
       43,382.28                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         .0000
            7.5000                        2.5450

      1594154                              .2500
       46,375.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594170                              .2500
       75,458.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594182                              .2500
       75,523.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1594208                              .2500
       37,330.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1594213                              .2500
      187,392.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1594215                              .2500
       86,951.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594216                              .2500
      127,922.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594221                              .2500
       37,954.95                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594223                              .2500
      303,584.09                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594224                              .2500
      115,066.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594237                              .2500
      343,469.28                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1594258                              .2500
       72,856.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594291                              .2500
      106,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1594299                              .2500
      183,089.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594306                              .2500
       87,396.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594308                              .2500
       86,047.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594314                              .2500
       80,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594318                              .2500
       77,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594322                              .2500
       61,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594327                              .2500
       83,165.57                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1594331                              .2500
       62,963.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1594332                              .2500
       46,324.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594333                              .2500
       62,963.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594405                              .2500
      177,389.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1594427                              .2500
      147,917.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594430                              .2500
       24,300.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1594446                              .2500
      167,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594491                              .2500
       71,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594493                              .2500
      145,411.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1594510                              .2500
      152,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594514                              .2500
       31,466.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594521                              .2500
      204,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594527                              .2500
       30,779.85                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1594536                              .2500
      119,129.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594539                              .2500
      140,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594543                              .2500
       45,573.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594551                              .2500
      143,008.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1594556                              .2500
       60,268.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1594558                              .2500
       87,147.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594561                              .2500
      100,650.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1594564                              .2500
       52,621.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594572                              .2500
       87,150.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594641                              .2500
       66,564.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594652                              .2500
       63,612.42                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594659                              .2500
       69,217.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1594666                              .2500
      287,038.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594668                              .2500
       92,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1594672                              .2500
      377,227.39                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1594675                              .2500
       75,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594677                              .2500
      149,909.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594687                              .2500
      118,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1594688                              .2500
       60,969.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1594691                              .2500
      153,409.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1594694                              .2500
       58,050.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594705                              .2500
       50,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1594731                              .2500
       71,965.50                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1594793                              .2500
       89,952.11                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594892                              .2500
      109,592.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1594893                              .2500
      124,655.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594894                              .2500
      321,705.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594897                              .2500
      120,600.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1594900                              .2500
      139,019.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594937                              .2500
       42,254.80                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594942                              .2500
       29,233.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1594951                              .2500
       95,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1594952                              .2500
       60,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1594958                              .2500
       40,476.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1594965                              .2500
      162,417.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1594966                              .2500
       86,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1594995                              .2500
       80,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1595037                              .2500
      239,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595038                              .2500
      282,578.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595044                              .2500
       36,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1595050                              .2500
       60,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1595052                              .2500
       68,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595064                              .2500
       89,548.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595078                              .2500
      128,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1595092                              .2500
       37,781.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1595095                              .2500
       95,941.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595100                              .2500
       53,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595167                              .2500
      172,105.94                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595177                              .2500
      116,940.91                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1595181                              .2500
       48,724.05                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1595220                              .2500
       34,167.95                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1595229                              .2500
       54,966.67                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1595232                              .2500
       84,072.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595254                              .2500
       48,646.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595256                              .2500
       67,450.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595259                              .2500
       76,354.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595269                              .2500
       61,937.15                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1595326                              .2500
       84,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1595337                              .2500
       95,142.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595368                              .2500
       63,950.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1595390                              .2500
       35,981.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1595391                              .2500
       99,142.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595393                              .2500
       22,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595395                              .2500
      117,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595419                              .2500
       70,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1595448                              .2500
      224,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595457                              .2500
       49,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595462                              .2500
       95,840.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1595465                              .2500
       43,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595468                              .2500
       43,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595472                              .2500
       75,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595491                              .2500
      104,833.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1595502                              .2500
      125,523.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595517                              .2500
      158,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595520                              .2500
       29,586.19                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1595526                              .2500
      129,827.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1595532                              .2500
      123,435.97                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1595533                              .2500
      120,370.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1595552                              .2500
       79,560.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595555                              .2500
       92,608.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1595556                              .2500
       69,571.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595577                              .2500
       39,128.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595586                              .2500
       36,864.50                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1595590                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1595664                              .2500
      131,851.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595670                              .2500
      164,805.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595671                              .2500
      103,888.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1595726                              .2500
      215,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1595727                              .2500
       72,650.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1595733                              .2500
       39,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595753                              .2500
      179,901.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595826                              .2500
       80,404.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1595855                              .2500
      200,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1595859                              .2500
       31,882.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595869                              .2500
       50,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595899                              .2500
      121,441.79                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1595902                              .2500
       40,140.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595903                              .2500
       57,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1595909                              .2500
      147,849.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1595921                              .2500
       67,917.45                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1595928                              .2500
      101,845.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1595934                              .2500
      124,936.87                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1595935                              .2500
       93,553.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1595970                              .2500
      140,920.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1595973                              .2500
       58,345.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1595974                              .2500
      164,918.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1595975                              .2500
       80,904.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1595977                              .2500
      299,777.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .0000
1



      1595981                              .2500
       23,987.88                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1595986                              .2500
      111,928.58                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1595989                              .2500
      164,214.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596003                              .2500
      110,085.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1596021                              .2500
      107,189.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596027                              .2500
      112,339.43                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1596034                              .2500
       54,350.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596037                              .2500
      101,541.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1596040                              .2500
      132,921.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1596043                              .2500
       52,223.61                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1596046                              .2500
      134,214.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1596059                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1596065                              .2500
       47,970.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1596071                              .2500
       47,970.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1596072                              .2500
       47,970.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1596073                              .2500
       47,970.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1596074                              .2500
      213,373.95                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1596077                              .2500
       55,768.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596080                              .2500
       99,139.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596084                              .2500
      110,329.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1596090                              .2500
       31,484.09                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1596091                              .2500
      108,735.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1596094                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596101                              .2500
       68,812.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1596104                              .2500
      140,327.21                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596110                              .2500
       82,754.77                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1596118                              .2500
       89,050.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596129                              .2500
       72,712.28                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596132                              .2500
       88,740.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1596150                              .2500
       85,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596172                              .2500
       82,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1596200                              .2500
      134,922.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1596214                              .2500
      121,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596275                              .2500
       62,267.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596276                              .2500
       62,267.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596280                              .2500
       60,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596281                              .2500
       95,944.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1596297                              .2500
       73,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1596303                              .2500
       68,259.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1596309                              .2500
       52,266.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1596310                              .2500
      110,275.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596314                              .2500
       54,396.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1596341                              .2500
       35,980.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596346                              .2500
       75,508.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1596353                              .2500
      223,714.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596359                              .2500
       49,943.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596360                              .2500
       41,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1596443                              .2500
      112,440.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1596550                              .2500
       31,050.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1596559                              .2500
       32,850.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1596617                              .2500
      177,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1596641                              .2500
       92,943.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596650                              .2500
       88,830.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1596665                              .2500
       99,878.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596680                              .2500
      121,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596698                              .2500
       48,123.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1596744                              .2500
       99,995.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1596757                              .2500
      157,149.72                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1596763                              .2500
       97,600.68                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1596772                              .2500
      165,511.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596791                              .2500
      132,869.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596793                              .2500
       75,956.48                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596815                              .2500
       33,899.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596828                              .2500
       46,271.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1596832                              .2500
       33,731.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1596840                              .2500
       40,478.45                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1596848                              .2500
       66,011.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1596857                              .2500
       47,225.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1596884                              .2500
      254,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1596896                              .2500
       49,971.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1596897                              .2500
      214,866.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1596899                              .2500
       98,351.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1596914                              .2500
       70,360.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1596916                              .2500
      147,156.10                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1597030                              .2500
       47,226.75                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1597037                              .2500
      393,505.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1597072                              .2500
       60,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1597090                              .2500
       54,471.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1597128                              .2500
      151,903.07                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1597147                              .2500
      104,448.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1597154                              .2500
       70,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1597184                              .2500
       36,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1597198                              .2500
      374,445.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597208                              .2500
       42,577.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1597218                              .2500
      170,301.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1597225                              .2500
       51,970.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597229                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597245                              .2500
      215,906.96                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.5000                        2.2950
1



      1597263                              .2500
       78,705.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597311                              .2500
       41,572.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1597325                              .2500
      246,254.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1597327                              .2500
       87,950.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597329                              .2500
      187,889.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1597347                              .2500
      128,272.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1597353                              .2500
       84,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1597365                              .2500
       68,061.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1597371                              .2500
       46,371.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1597378                              .2500
       40,355.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1597392                              .2500
       67,901.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1597437                              .2500
       31,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1597438                              .2500
       31,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1597443                              .2500
       71,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1597475                              .2500
      311,790.65                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1597477                              .2500
      190,099.93                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450
1



      1597508                              .2500
      225,873.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597522                              .2500
       55,861.52                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1597536                              .2500
       75,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1597566                              .2500
       47,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597574                              .2500
      150,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1597583                              .2500
      464,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1597591                              .2500
       76,751.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1597612                              .2500
       91,947.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1597614                              .2500
       96,756.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1597615                              .2500
       68,957.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1597627                              .2500
       94,439.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1597634                              .2500
      114,332.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1597635                              .2500
       77,950.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1597637                              .2500
      184,896.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1598417                              .2500
      114,926.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1598776                              .2500
       86,347.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1598928                              .2500
       37,480.56                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1598929                              .2500
       51,700.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1598930                              .2500
       69,465.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1598933                              .2500
       59,964.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1598937                              .2500
       73,764.65                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1598943                              .2500
       67,459.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1598949                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1598953                              .2500
       95,192.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1598955                              .2500
      143,503.64                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1598956                              .2500
       65,665.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1598957                              .2500
      107,934.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1598960                              .2500
      139,919.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1598961                              .2500
      134,922.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1598964                              .2500
       79,951.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1598967                              .2500
      179,082.78                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1598970                              .2500
      133,528.91                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1598972                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1598974                              .2500
       62,866.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1598981                              .2500
       85,353.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1598985                              .2500
      109,535.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1598988                              .2500
       36,128.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1598989                              .2500
      122,338.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1598991                              .2500
       43,827.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1598994                              .2500
       41,727.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1599003                              .2500
      100,660.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599648                              .2500
      210,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1599699                              .2500
      114,315.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1599741                              .2500
      107,133.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1599773                              .2500
      199,872.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1599779                              .2500
      294,813.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1599782                              .2500
      151,892.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1599786                              .2500
      131,909.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450
1



      1599791                              .2500
       32,980.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1599797                              .2500
      109,745.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599799                              .2500
       55,970.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1599802                              .2500
      143,808.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1599807                              .2500
       48,823.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1599811                              .2500
       28,785.83                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599813                              .2500
       57,116.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1599815                              .2500
       52,221.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1599819                              .2500
       89,941.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1599822                              .2500
       61,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1599826                              .2500
       42,229.76                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1599827                              .2500
       46,348.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1599828                              .2500
       87,653.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1599833                              .2500
      263,844.14                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1599837                              .2500
      109,935.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1599853                              .2500
      100,295.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1599861                              .2500
       71,959.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1599889                              .2500
       53,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1599893                              .2500
      135,915.47                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1599896                              .2500
       83,947.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1599897                              .2500
      107,929.35                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1599898                              .2500
      291,808.99                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1599913                              .2500
       73,763.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599914                              .2500
       44,879.60                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450
1



      1599915                              .2500
       24,300.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599923                              .2500
       67,954.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1599927                              .2500
       87,147.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1599940                              .2500
      178,988.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1599942                              .2500
       88,545.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1599944                              .2500
       91,548.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1599945                              .2500
      100,239.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1599949                              .2500
      102,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1599951                              .2500
       54,873.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1599952                              .2500
       70,364.44                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1599956                              .2500
       98,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1599974                              .2500
       75,950.28                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1599976                              .2500
      129,912.77                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1599978                              .2500
       62,964.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1599979                              .2500
      239,834.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1599989                              .2500
      149,909.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1599995                              .2500
       72,764.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600000                              .2500
       22,488.93                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600002                              .2500
      114,933.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600003                              .2500
       48,724.05                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600004                              .2500
      187,683.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600005                              .2500
       35,812.25                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600009                              .2500
       98,338.83                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600014                              .2500
       54,370.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1600018                              .2500
       95,145.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600023                              .2500
      113,472.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600029                              .2500
       78,911.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600031                              .2500
       53,492.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600083                              .2500
       42,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600088                              .2500
      118,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1600104                              .2500
       86,732.32                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600144                              .2500
       43,974.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1600146                              .2500
      294,097.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600147                              .2500
       87,943.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600153                              .2500
       71,857.55                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600155                              .2500
       58,768.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600157                              .2500
       76,431.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600158                              .2500
       51,871.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600159                              .2500
      119,929.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600164                              .2500
      247,849.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1600238                              .2500
       49,472.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600241                              .2500
       64,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600244                              .2500
      113,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600245                              .2500
       95,540.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600256                              .2500
      329,819.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600257                              .2500
       49,942.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600260                              .2500
       49,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600271                              .2500
       69,263.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1600272                              .2500
       81,449.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600274                              .2500
       58,468.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600283                              .2500
      349,342.78                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600287                              .2500
      179,769.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600308                              .2500
      256,367.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600309                              .2500
      136,714.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600317                              .2500
       99,936.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600435                              .2500
       49,472.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1600437                              .2500
       94,351.06                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600439                              .2500
       70,659.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600443                              .2500
       45,570.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600546                              .2500
       35,530.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600551                              .2500
       91,994.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600559                              .2500
       85,456.82                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1600564                              .2500
       43,676.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600567                              .2500
       97,144.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1600573                              .2500
      169,897.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600576                              .2500
       54,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600587                              .2500
       75,519.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600590                              .2500
      167,790.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600592                              .2500
      299,616.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600594                              .2500
      166,022.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600596                              .2500
      174,781.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600599                              .2500
       89,009.65                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1600601                              .2500
       69,713.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600602                              .2500
       55,468.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600604                              .2500
      124,916.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1600606                              .2500
       67,110.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600608                              .2500
      101,194.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600639                              .2500
       92,142.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600641                              .2500
      174,891.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600653                              .2500
      119,919.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700
1



      1600655                              .2500
      147,905.63                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600767                              .2500
       67,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1600778                              .2500
      174,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600780                              .2500
       61,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600782                              .2500
       64,050.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600786                              .2500
      105,434.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600797                              .2500
       56,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600809                              .2500
       68,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1600828                              .2500
      109,931.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600831                              .2500
      279,838.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600838                              .2500
      217,464.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600841                              .2500
       99,447.05                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600843                              .2500
       78,953.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600849                              .2500
       43,978.35                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600850                              .2500
      161,409.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600851                              .2500
       49,475.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450
1



      1600852                              .2500
      125,174.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600858                              .2500
       89,945.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600861                              .2500
      152,714.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600864                              .2500
      113,681.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600866                              .2500
      215,872.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600868                              .2500
       45,880.23                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.5000                        2.2950

      1600869                              .2500
       83,165.59                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1600870                              .2500
       97,440.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1600873                              .2500
      175,884.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1600876                              .2500
      107,942.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600879                              .2500
       34,183.18                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600880                              .2500
      107,942.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600882                              .2500
      224,760.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600884                              .2500
       34,953.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600886                              .2500
      106,886.85                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600890                              .2500
      210,275.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1600894                              .2500
      107,836.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600896                              .2500
       61,161.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600904                              .2500
       90,745.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600908                              .2500
      224,880.26                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600910                              .2500
       72,956.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600911                              .2500
       84,553.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1600913                              .2500
       71,955.25                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600914                              .2500
       38,976.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1600915                              .2500
      111,928.58                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1600916                              .2500
      119,632.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600917                              .2500
      127,428.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600920                              .2500
       75,907.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600922                              .2500
       96,489.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600926                              .2500
      170,296.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600933                              .2500
       52,772.62                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1600945                              .2500
       78,714.23                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450
1



      1600951                              .2500
       95,549.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1600954                              .2500
       63,864.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600955                              .2500
       26,385.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600956                              .2500
       77,600.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450

      1600957                              .2500
       60,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1600960                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600962                              .2500
      175,893.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1600964                              .2500
      249,859.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1600967                              .2500
      139,921.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1600975                              .2500
      232,616.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1600977                              .2500
      176,463.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1600980                              .2500
      101,658.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1600991                              .2500
      220,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601003                              .2500
       69,955.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601021                              .2500
      210,282.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601027                              .2500
       58,650.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1601029                              .2500
       55,771.06                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1601068                              .2500
       67,460.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601090                              .2500
       80,453.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601095                              .2500
       98,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601106                              .2500
       76,955.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601124                              .2500
      132,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1601138                              .2500
       66,760.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601164                              .2500
       30,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1601166                              .2500
      131,818.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1601168                              .2500
      226,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601173                              .2500
      437,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601174                              .2500
      103,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1601181                              .2500
      211,874.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601183                              .2500
       55,067.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601187                              .2500
      175,893.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601189                              .2500
       76,957.94                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1601190                              .2500
      105,580.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601197                              .2500
      223,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601200                              .2500
      139,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601201                              .2500
      183,641.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601205                              .2500
      139,419.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601206                              .2500
      142,927.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1601207                              .2500
      238,847.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601210                              .2500
       99,937.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1601218                              .2500
      189,756.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601219                              .2500
      134,594.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601222                              .2500
      113,721.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601228                              .2500
       20,689.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601241                              .2500
       99,939.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601242                              .2500
      155,900.52                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601243                              .2500
      307,788.04                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1601244                              .2500
       67,958.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1601245                              .2500
      136,917.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601250                              .2500
      175,193.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601252                              .2500
       27,876.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601253                              .2500
      121,430.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601255                              .2500
      121,430.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601261                              .2500
      115,929.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601265                              .2500
       82,452.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601267                              .2500
      121,430.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1601275                              .2500
       90,846.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601284                              .2500
      367,750.56                           .0800
            7.9500                         .0000
            7.7000                         .0000
            7.6200                         .0000
            7.5000                         .1200

      1601290                              .2500
       99,931.52                           .0800
            7.9000                         .0000
            7.6500                         .0000
            7.5700                         .0000
            7.5000                         .0700

      1601293                              .2500
       94,260.77                           .0800
            8.3250                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.5000                         .4950

      1601296                              .2500
      283,836.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601302                              .2500
      103,599.01                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601312                              .2500
      107,930.63                           .0800
            8.2150                         .0000
            7.9650                         .0000
            7.8850                         .0000
            7.5000                         .3850

      1601313                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1601344                              .2500
      133,853.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1601349                              .2500
      139,396.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1601353                              .2500
       64,963.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601360                              .2500
       38,278.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601368                              .2500
      205,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601767                              .2500
      578,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1601774                              .2500
      147,894.48                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1601787                              .2500
       56,669.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1601793                              .2500
       58,366.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601801                              .2500
      100,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601802                              .2500
      134,920.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601806                              .2500
      201,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1601810                              .2500
       51,967.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1601813                              .2500
      215,744.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601814                              .2500
       84,647.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1601816                              .2500
       63,865.09                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1601818                              .2500
      149,913.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601821                              .2500
       29,683.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601833                              .2500
       34,980.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1601837                              .2500
      147,415.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601839                              .2500
       40,479.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1601848                              .2500
       98,950.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1601852                              .2500
      112,431.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601861                              .2500
       51,967.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1601872                              .2500
       29,683.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601887                              .2500
       63,961.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601888                              .2500
      101,193.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601890                              .2500
      323,818.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1601892                              .2500
       78,353.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601895                              .2500
       84,948.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601897                              .2500
       57,565.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601900                              .2500
      116,431.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1601902                              .2500
       58,941.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601907                              .2500
      101,934.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601912                              .2500
      108,087.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601919                              .2500
      111,129.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1601921                              .2500
       75,955.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601923                              .2500
       91,147.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601924                              .2500
      152,162.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601927                              .2500
      197,744.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1601929                              .2500
       25,837.94                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1601932                              .2500
       49,573.61                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1601933                              .2500
       94,453.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601935                              .2500
       92,646.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1601938                              .2500
       61,467.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1601939                              .2500
       46,276.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1601941                              .2500
       74,955.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1601942                              .2500
       85,248.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1601945                              .2500
       58,470.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1601947                              .2500
       39,480.57                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601948                              .2500
       56,971.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601953                              .2500
       52,174.32                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601957                              .2500
       47,676.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1601961                              .2500
      208,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1601962                              .2500
      280,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601964                              .2500
      195,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1601968                              .2500
      267,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1601973                              .2500
      495,675.54                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1601987                              .2500
      242,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1601993                              .2500
       52,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1602038                              .2500
      102,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1602062                              .2500
       56,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1602065                              .2500
       65,564.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1602067                              .2500
      104,931.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1602071                              .2500
       80,958.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1602073                              .2500
      145,918.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1602074                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1602075                              .2500
       57,067.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1602081                              .2500
      254,853.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1602085                              .2500
      115,936.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1602086                              .2500
      168,686.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1602094                              .2500
      324,792.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1602100                              .2500
      132,669.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1602101                              .2500
       80,850.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1602103                              .2500
      139,915.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1602107                              .2500
       49,974.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1602123                              .2500
       94,453.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1602537                              .2500
       69,960.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1602570                              .2500
      112,428.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1602583                              .2500
      231,687.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700
1



      1602986                              .2500
       79,907.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1602991                              .2500
       67,669.70                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1602994                              .2500
       51,823.81                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603002                              .2500
       63,710.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603007                              .2500
      127,072.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603010                              .2500
       96,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603020                              .2500
      332,798.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603033                              .2500
      160,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1603038                              .2500
      123,924.87                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603039                              .2500
       39,976.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603046                              .2500
      183,638.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603047                              .2500
      151,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1603052                              .2500
       46,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603065                              .2500
      135,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1603082                              .2500
       91,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603090                              .2500
      207,873.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1603136                              .2500
      307,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603137                              .2500
      224,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1603152                              .2500
      287,834.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603156                              .2500
      111,916.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603163                              .2500
       54,967.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603165                              .2500
       95,193.77                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603166                              .2500
      116,932.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603167                              .2500
      134,930.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1603168                              .2500
      163,048.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603170                              .2500
       38,977.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603172                              .2500
       44,973.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603176                              .2500
      105,242.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603182                              .2500
      212,867.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603183                              .2500
      127,230.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603184                              .2500
      109,285.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603185                              .2500
       68,759.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1603188                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603189                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603193                              .2500
       49,576.24                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1603195                              .2500
       57,716.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603197                              .2500
      267,029.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1603203                              .2500
       76,451.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1603204                              .2500
      277,331.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603205                              .2500
       98,943.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1603206                              .2500
       41,376.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603207                              .2500
      119,927.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603210                              .2500
       40,465.56                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603212                              .2500
      147,117.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603218                              .2500
       26,986.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603219                              .2500
      191,889.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603220                              .2500
       38,978.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603223                              .2500
       25,985.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1603224                              .2500
      144,918.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603225                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603230                              .2500
       50,522.39                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603233                              .2500
      253,853.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603235                              .2500
       72,609.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603236                              .2500
       60,071.96                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.5000                        1.9200

      1603237                              .2500
      199,878.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603241                              .2500
      144,718.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1603242                              .2500
      144,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603244                              .2500
      154,317.83                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1603248                              .2500
       89,949.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603252                              .2500
       56,768.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603253                              .2500
      100,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603254                              .2500
       63,414.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603257                              .2500
      109,931.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603261                              .2500
       79,608.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1603266                              .2500
       67,859.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603269                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603270                              .2500
       70,258.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603271                              .2500
       31,384.95                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1603272                              .2500
       45,973.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603273                              .2500
      148,050.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603274                              .2500
       52,873.98                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1603275                              .2500
      164,902.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1603276                              .2500
       81,553.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603280                              .2500
       30,332.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603297                              .2500
      103,940.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603324                              .2500
       76,455.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603333                              .2500
      328,179.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603335                              .2500
       56,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603338                              .2500
       76,755.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603341                              .2500
      131,818.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1603370                              .2500
       89,946.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603372                              .2500
       94,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603378                              .2500
      119,682.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603383                              .2500
       65,217.05                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603390                              .2500
       95,146.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603394                              .2500
       36,131.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603395                              .2500
       57,117.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603398                              .2500
       90,948.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1603401                              .2500
       80,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1603407                              .2500
       55,571.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603411                              .2500
      135,923.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603413                              .2500
       37,778.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603419                              .2500
       52,700.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1603421                              .2500
      189,176.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1603423                              .2500
       83,947.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1603427                              .2500
       90,693.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1603428                              .2500
      194,887.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603430                              .2500
       74,358.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603438                              .2500
       67,960.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603441                              .2500
      117,837.26                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1603444                              .2500
      129,927.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603446                              .2500
       42,822.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1603447                              .2500
      180,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603466                              .2500
      175,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1603470                              .2500
      295,825.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603474                              .2500
      175,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603486                              .2500
      160,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603488                              .2500
      139,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603493                              .2500
      107,937.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603496                              .2500
      153,300.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .0000

      1603503                              .2500
      104,742.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603504                              .2500
       59,466.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1603505                              .2500
      223,124.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603508                              .2500
       93,945.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603512                              .2500
       57,847.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603513                              .2500
       88,646.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603517                              .2500
       25,136.96                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603520                              .2500
      219,873.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603522                              .2500
       30,781.82                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603523                              .2500
       26,987.06                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1603524                              .2500
      251,847.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603535                              .2500
      379,781.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603569                              .2500
      223,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603585                              .2500
       21,588.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603609                              .2500
      132,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603618                              .2500
       27,782.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1603641                              .2500
      350,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603650                              .2500
       70,429.93                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1603784                              .2500
      115,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1603785                              .2500
      231,440.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1603830                              .2500
       59,369.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603838                              .2500
       95,850.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1603847                              .2500
      107,072.95                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1603849                              .2500
       51,725.21                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1603850                              .2500
      237,863.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1603852                              .2500
       89,782.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1603871                              .2500
       69,064.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603873                              .2500
       67,465.90                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1603874                              .2500
      103,443.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1603880                              .2500
      245,101.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1603926                              .2500
       24,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603959                              .2500
       44,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1603968                              .2500
       72,378.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1603972                              .2500
       51,171.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1603990                              .2500
       68,814.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604003                              .2500
      103,300.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604029                              .2500
       56,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604039                              .2500
      212,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604106                              .2500
      112,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604119                              .2500
       76,454.83                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604134                              .2500
      175,898.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604137                              .2500
      307,808.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1604149                              .2500
       45,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1604150                              .2500
      231,033.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1604249                              .2500
       98,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604251                              .2500
       88,450.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604252                              .2500
      129,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604256                              .2500
       25,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604257                              .2500
       38,250.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.5000                        2.1700

      1604258                              .2500
      167,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1604259                              .2500
      360,817.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1604261                              .2500
      154,306.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604263                              .2500
       49,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604264                              .2500
      163,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1604266                              .2500
      141,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604269                              .2500
      284,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604276                              .2500
       40,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604280                              .2500
       70,955.87                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1604282                              .2500
       54,868.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604284                              .2500
      151,910.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604482                              .2500
       52,171.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604487                              .2500
       94,896.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604495                              .2500
       97,048.32                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1604497                              .2500
       81,406.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1604502                              .2500
       38,501.05                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1604503                              .2500
       33,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1604512                              .2500
      100,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604515                              .2500
      200,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604518                              .2500
      101,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604519                              .2500
      259,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604523                              .2500
       81,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604529                              .2500
       45,876.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604536                              .2500
       54,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604543                              .2500
      113,936.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1604548                              .2500
      275,814.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1604550                              .2500
       28,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1604551                              .2500
      109,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604553                              .2500
      152,920.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604554                              .2500
       32,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604556                              .2500
       63,712.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604640                              .2500
       79,946.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1604648                              .2500
      134,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1604653                              .2500
      111,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604664                              .2500
       70,956.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604681                              .2500
       96,300.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1604699                              .2500
       91,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1604701                              .2500
      110,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604706                              .2500
      101,941.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604710                              .2500
      105,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1604725                              .2500
       50,472.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1604726                              .2500
       59,920.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1604728                              .2500
       50,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604735                              .2500
       95,946.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604757                              .2500
      139,900.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1604762                              .2500
      337,840.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1604772                              .2500
       59,963.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604778                              .2500
      111,928.58                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604780                              .2500
      125,934.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1604784                              .2500
       49,274.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604802                              .2500
       73,960.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1604807                              .2500
      128,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604812                              .2500
       88,074.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604814                              .2500
       83,950.40                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604816                              .2500
      399,769.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604820                              .2500
       78,354.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604822                              .2500
      167,805.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1604823                              .2500
       35,514.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1604824                              .2500
       79,900.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1604825                              .2500
      123,432.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604826                              .2500
      192,886.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604845                              .2500
      130,625.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604856                              .2500
       68,766.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604884                              .2500
       78,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1604886                              .2500
      585,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1604888                              .2500
      165,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1604889                              .2500
       63,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604893                              .2500
       35,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604894                              .2500
       96,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604896                              .2500
      349,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604901                              .2500
       64,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1604903                              .2500
       58,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1604905                              .2500
       80,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1604906                              .2500
       47,600.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1604908                              .2500
       28,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604913                              .2500
      161,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1604916                              .2500
       50,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604920                              .2500
       67,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1604921                              .2500
       75,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1604922                              .2500
      112,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1604952                              .2500
       74,663.26                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700
1



      1604963                              .2500
       53,070.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604968                              .2500
       43,578.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1604972                              .2500
      151,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1604978                              .2500
      146,846.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1604981                              .2500
       60,865.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1604996                              .2500
      191,883.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605002                              .2500
       55,567.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605004                              .2500
       60,967.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950
1



      1605010                              .2500
      248,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605018                              .2500
      112,100.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605021                              .2500
      214,600.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605026                              .2500
       55,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605029                              .2500
       51,120.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605031                              .2500
      252,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605032                              .2500
       15,291.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605034                              .2500
       90,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605042                              .2500
       13,592.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605045                              .2500
      125,927.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605046                              .2500
       71,961.68                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605050                              .2500
       45,877.42                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605051                              .2500
       72,860.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605053                              .2500
      119,936.14                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605057                              .2500
      115,933.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605059                              .2500
       40,776.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1605070                              .2500
       71,164.04                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605074                              .2500
       93,450.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605075                              .2500
       44,526.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605077                              .2500
      257,451.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605139                              .2500
       97,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605161                              .2500
       49,374.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605209                              .2500
      112,438.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605219                              .2500
      355,581.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1605220                              .2500
       39,656.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605223                              .2500
      349,798.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605233                              .2500
      252,234.90                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605236                              .2500
       77,317.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605238                              .2500
       97,342.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605239                              .2500
       39,976.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605240                              .2500
       68,767.04                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1605242                              .2500
      124,829.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605243                              .2500
       67,931.05                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605244                              .2500
       32,963.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605245                              .2500
      310,325.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605247                              .2500
      332,584.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605248                              .2500
      119,868.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605249                              .2500
      134,848.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605250                              .2500
      270,632.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605252                              .2500
       64,052.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605254                              .2500
      207,753.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605257                              .2500
      178,405.01                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605258                              .2500
      123,567.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605260                              .2500
       32,367.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605261                              .2500
       91,064.51                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605262                              .2500
      139,035.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605263                              .2500
       55,737.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605265                              .2500
      119,864.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605266                              .2500
       42,704.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605269                              .2500
       74,956.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605270                              .2500
       73,458.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605274                              .2500
       52,472.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605276                              .2500
      159,798.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605277                              .2500
       40,456.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605278                              .2500
      120,895.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605280                              .2500
      289,819.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1605282                              .2500
       44,977.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605287                              .2500
      210,314.94                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605288                              .2500
       70,162.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605289                              .2500
      104,433.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605291                              .2500
      219,859.71                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605292                              .2500
       59,967.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605293                              .2500
       43,729.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605294                              .2500
       49,443.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1605295                              .2500
       89,942.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605296                              .2500
      123,136.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605298                              .2500
       69,921.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605299                              .2500
      140,519.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605301                              .2500
      105,621.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605302                              .2500
      107,941.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605303                              .2500
       58,340.77                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605305                              .2500
      109,266.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1605307                              .2500
      162,408.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605309                              .2500
       59,919.21                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605311                              .2500
      104,241.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605312                              .2500
       46,745.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605313                              .2500
       78,706.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605315                              .2500
      105,242.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605316                              .2500
      104,438.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605317                              .2500
       54,938.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605318                              .2500
      101,642.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605320                              .2500
      109,775.94                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605321                              .2500
       47,453.08                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605324                              .2500
      233,850.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605325                              .2500
      215,756.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605327                              .2500
       59,927.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605328                              .2500
       51,272.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605329                              .2500
      130,328.77                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1605331                              .2500
       61,464.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605332                              .2500
       84,951.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605333                              .2500
       47,974.46                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605335                              .2500
      222,179.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605337                              .2500
      233,697.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605340                              .2500
       79,900.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605343                              .2500
      111,833.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605345                              .2500
      119,864.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605346                              .2500
       55,936.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605347                              .2500
       83,905.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605351                              .2500
      142,320.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605352                              .2500
      223,864.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605353                              .2500
      164,607.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605356                              .2500
      123,822.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605362                              .2500
       94,092.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605364                              .2500
       94,691.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1605366                              .2500
       94,939.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605367                              .2500
       49,870.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605368                              .2500
      102,008.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605371                              .2500
       90,905.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605373                              .2500
      422,971.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605374                              .2500
      155,815.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605377                              .2500
      470,707.25                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605378                              .2500
      224,845.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450
1



      1605379                              .2500
      226,259.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605380                              .2500
       53,044.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605382                              .2500
       84,602.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605385                              .2500
      193,364.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605386                              .2500
       86,635.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605389                              .2500
       64,907.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605390                              .2500
      107,768.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605393                              .2500
       63,927.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605394                              .2500
      335,286.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605395                              .2500
      319,806.14                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605396                              .2500
       67,161.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605399                              .2500
       37,581.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605400                              .2500
      103,937.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605401                              .2500
       90,743.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605402                              .2500
      283,480.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605403                              .2500
       37,957.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605406                              .2500
       94,887.42                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605409                              .2500
      104,734.86                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605411                              .2500
      195,676.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605413                              .2500
      157,899.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1605416                              .2500
       58,364.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605417                              .2500
      122,174.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605418                              .2500
      448,445.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605419                              .2500
      403,755.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1605420                              .2500
      149,909.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605421                              .2500
      322,782.61                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605423                              .2500
       93,552.73                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605425                              .2500
      291,783.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605426                              .2500
      347,608.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605430                              .2500
       85,451.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605431                              .2500
       84,901.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605432                              .2500
      138,144.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1605433                              .2500
       83,886.90                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605434                              .2500
      229,720.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605435                              .2500
      175,554.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605436                              .2500
      110,272.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605437                              .2500
       81,849.09                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605440                              .2500
      141,422.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605441                              .2500
      103,786.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605443                              .2500
       52,751.82                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450
1



      1605444                              .2500
      107,076.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605445                              .2500
       70,130.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605448                              .2500
      141,924.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605449                              .2500
      109,576.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605450                              .2500
       97,495.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605491                              .2500
      130,424.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605537                              .2500
      484,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605538                              .2500
      432,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1605539                              .2500
       96,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605540                              .2500
      345,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605545                              .2500
      204,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605559                              .2500
       37,784.15                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.5000                        2.4200

      1605580                              .2500
      117,550.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605666                              .2500
       81,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605674                              .2500
       49,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605678                              .2500
       58,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1605679                              .2500
      162,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605680                              .2500
      372,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605686                              .2500
       63,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1605687                              .2500
       37,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605692                              .2500
      226,612.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605694                              .2500
       40,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605695                              .2500
       35,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605697                              .2500
       46,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1605698                              .2500
      220,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605701                              .2500
       38,600.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450

      1605711                              .2500
       43,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605714                              .2500
      236,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605718                              .2500
       93,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605721                              .2500
       73,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605722                              .2500
      103,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605727                              .2500
       78,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1605728                              .2500
      140,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1605729                              .2500
      128,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605736                              .2500
       93,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605738                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605740                              .2500
       74,320.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605743                              .2500
      132,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605752                              .2500
      136,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1605754                              .2500
       90,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1605786                              .2500
      210,958.29                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605794                              .2500
       73,355.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605796                              .2500
      112,374.55                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605797                              .2500
      154,850.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1605804                              .2500
       87,545.55                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605810                              .2500
      191,145.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1605901                              .2500
       97,935.89                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1605909                              .2500
      120,437.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1605911                              .2500
       96,842.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605913                              .2500
      122,217.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605918                              .2500
       49,474.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1605920                              .2500
       94,936.25                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1605928                              .2500
       22,486.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605930                              .2500
       62,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1605931                              .2500
      299,818.25                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605939                              .2500
       70,458.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1605940                              .2500
       64,643.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1605945                              .2500
       37,722.39                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1605947                              .2500
      116,929.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1605953                              .2500
       70,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1605956                              .2500
      150,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606019                              .2500
       69,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1606021                              .2500
       65,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606023                              .2500
       62,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1606026                              .2500
      168,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606030                              .2500
       59,550.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1606031                              .2500
       55,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1606034                              .2500
      115,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606035                              .2500
       32,300.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1606036                              .2500
       32,850.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1606038                              .2500
      170,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606044                              .2500
      168,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950
1



      1606045                              .2500
      384,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606048                              .2500
       68,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1606052                              .2500
      105,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606054                              .2500
       44,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606056                              .2500
       35,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1606129                              .2500
       84,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1606130                              .2500
       61,964.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606141                              .2500
       41,778.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1606152                              .2500
       58,213.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1606186                              .2500
       86,945.93                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1606194                              .2500
       26,986.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1606219                              .2500
      166,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1606222                              .2500
      121,536.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1606238                              .2500
      116,929.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606257                              .2500
      110,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606259                              .2500
       87,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1606276                              .2500
      134,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606277                              .2500
      471,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606280                              .2500
       77,850.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1606283                              .2500
       35,379.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606291                              .2500
       94,345.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606297                              .2500
      231,885.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1606660                              .2500
       26,550.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606661                              .2500
      100,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1606663                              .2500
      176,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606668                              .2500
       98,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606671                              .2500
       63,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1606684                              .2500
      359,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606685                              .2500
       31,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1606687                              .2500
       64,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606691                              .2500
       81,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606695                              .2500
       85,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1606702                              .2500
      232,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1606703                              .2500
       95,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1606705                              .2500
      115,931.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1606707                              .2500
      129,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606709                              .2500
       72,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1606712                              .2500
      144,750.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1606714                              .2500
      382,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606717                              .2500
      143,950.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200
1



      1606746                              .2500
      185,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1606750                              .2500
       76,751.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606756                              .2500
       36,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606760                              .2500
      173,514.61                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1606763                              .2500
       40,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1606766                              .2500
      140,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1606767                              .2500
       87,327.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606783                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1606787                              .2500
       95,400.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606790                              .2500
       85,957.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1606801                              .2500
      132,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1606812                              .2500
       85,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1606813                              .2500
       80,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606814                              .2500
       45,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1606815                              .2500
       76,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606820                              .2500
       64,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450
1



      1606825                              .2500
      118,731.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606831                              .2500
       70,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606837                              .2500
       29,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1606843                              .2500
      292,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1606847                              .2500
      128,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1606855                              .2500
       38,379.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1606865                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1606880                              .2500
      156,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1606921                              .2500
      137,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607108                              .2500
      129,011.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1607110                              .2500
      267,829.10                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1607115                              .2500
       40,028.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1607119                              .2500
       97,600.68                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1607122                              .2500
       41,977.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1607125                              .2500
       51,968.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607127                              .2500
      144,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700
1



      1607137                              .2500
       43,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607139                              .2500
      423,729.62                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1607142                              .2500
       95,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607144                              .2500
       99,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607147                              .2500
       46,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607150                              .2500
      201,150.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607153                              .2500
       56,968.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1607157                              .2500
       39,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1607216                              .2500
      115,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607217                              .2500
       36,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1607222                              .2500
       36,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607228                              .2500
       16,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1607229                              .2500
       28,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1607232                              .2500
       58,400.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.5000                        2.0450

      1607238                              .2500
       53,968.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607251                              .2500
      264,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1607252                              .2500
       40,480.59                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1607255                              .2500
       22,490.05                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.5000                        2.1700

      1607261                              .2500
       54,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1607263                              .2500
       42,729.51                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950

      1607265                              .2500
       39,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607271                              .2500
      106,150.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1607277                              .2500
       87,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1607279                              .2500
       94,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200
1



      1607280                              .2500
       99,850.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1607283                              .2500
       79,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607284                              .2500
      208,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1607301                              .2500
       63,450.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1607315                              .2500
      112,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607357                              .2500
      119,925.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607368                              .2500
      144,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607603                              .2500
      129,923.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1607628                              .2500
      137,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607634                              .2500
      133,920.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1607638                              .2500
       42,275.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607646                              .2500
       31,480.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607667                              .2500
       69,710.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607668                              .2500
      109,433.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607669                              .2500
       53,917.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.5000                        1.5450

      1607690                              .2500
       74,957.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1607704                              .2500
       64,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1607705                              .2500
       56,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1607707                              .2500
      165,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607709                              .2500
       35,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1607716                              .2500
       63,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.5000                        1.6700

      1607717                              .2500
      128,650.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1607721                              .2500
       73,350.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607723                              .2500
      112,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.5000                        1.7950
1



      1607725                              .2500
       37,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607740                              .2500
       28,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607823                              .2500
       60,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1607847                              .2500
      750,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607852                              .2500
       78,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607857                              .2500
      123,750.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1607860                              .2500
      119,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1607863                              .2500
      250,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700
1



      1607864                              .2500
       56,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1607865                              .2500
      390,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1607873                              .2500
       53,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1607877                              .2500
      178,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1607881                              .2500
       90,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1607889                              .2500
       71,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1608364                              .2500
      162,404.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1608368                              .2500
       81,501.85                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950
1



      1608521                              .2500
      320,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1608529                              .2500
       81,549.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1608551                              .2500
       43,376.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1608558                              .2500
      118,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1608566                              .2500
      259,865.21                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1608603                              .2500
      216,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1608612                              .2500
       52,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1608625                              .2500
      115,433.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1608644                              .2500
      320,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1608667                              .2500
       27,133.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1608675                              .2500
      176,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1608676                              .2500
       74,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1608678                              .2500
       30,582.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1608679                              .2500
      120,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1608682                              .2500
       56,367.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1608683                              .2500
       30,382.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1608688                              .2500
       49,571.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1608689                              .2500
       92,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1608690                              .2500
      114,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1608718                              .2500
       53,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1608721                              .2500
       58,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1608722                              .2500
      125,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1608725                              .2500
       58,050.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1608734                              .2500
       58,416.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200
1



      1608739                              .2500
       20,700.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.5000                        1.2950

      1608860                              .2500
      100,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1608868                              .2500
       38,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

      1608870                              .2500
       29,833.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.5000                        1.1700

      1608881                              .2500
      150,700.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1608885                              .2500
      100,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1608886                              .2500
       63,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1608917                              .2500
      513,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700
1



      1609005                              .2500
      160,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.5000                         .6700

      1609057                              .2500
      158,350.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.5000                         .5450

      1609093                              .2500
       85,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.5000                         .2950

      1609120                              .2500
       41,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.5000                        1.4200

      1609146                              .2500
       82,752.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.5000                         .9200

      1609398                              .2500
      143,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.5000                         .4200

      1609543                              .2500
      189,550.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.5000                         .7950

      1609544                              .2500
      235,050.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450
1



      1609546                              .2500
      235,050.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1609554                              .2500
      268,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1609556                              .2500
      446,949.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.5000                        1.0450

      1609608                              .2500
      252,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.5000                         .1700

      1609617                              .2500
      429,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5000                         .0450

  TOTAL NUMBER OF LOANS:     1883
  TOTAL BALANCE........:        218,029,470.88


  RUN ON     : 08/21/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 12.28.40            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS8        FIXED SUMMARY REPORT      CUTOFF : 08/01/97
  POOL       : 0004256
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ------------------------------------------------------------------------------
  CURR NOTE RATE                        8.7221            7.5000     10.3750
  RFC NET RATE                          8.4719            7.2500     10.1250
  NET MTG RATE(INVSTR RATE)             8.3922            7.2200     10.0450
  POST STRIP RATE                       7.4991            7.2200      7.5000
  SUB SERV FEE                           .2502             .2500       .3750
  MSTR SERV FEE                          .0797             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .8931             .0000      2.5450







  TOTAL NUMBER OF LOANS:  1883
  TOTAL BALANCE........:     218,029,470.88


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                      SELLER/SERVICER

[Corporate Seal]


                                            (Name of Seller/Servicer)

By:                                          By:
         (Signature)                         (Signature)


                                             By:
         (Typed Name)                        (Typed Name)


Title:                                       Title:




ATTEST:                                      RESIDENTIAL FUNDING CORPORATION

By:                                          By:
         (Signature)                                           (Signature)


                                             By:
         (Typed Name)                                          (Typed Name)


Title:                                       Title:

                                    EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)         Mortgage Loan
Prepaid in Full
                                                  Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

        ****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

  Enclosed Documents:     [ ] Promissory Note
                          [ ] Primary Insurance Policy
                          [ ] Mortgage or Deed of Trust
                          [ ] Assignment(s) of Mortgage or Deed of Trust
                          [ ] Title Insurance Policy
                          [ ] Other:


Name

Title

Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
- --------------.

                  10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that

                                      I-1-2
the liabilities described herein relate only to the Class R
Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

                                      I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                          NOTARY PUBLIC

                                          COUNTY OF
                                          STATE OF
                                          My Commission expires the ____ day
                                          of _______________, 19__.

                                      I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                        __________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS8

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                             Very truly yours,




                                             (Seller)


                                             By:
                                             Name:
                                             Title:

                                      I-2-2

                                   EXHIBIT J-1

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                            ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 1997-QS8

                  RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar

                                      J-1-2
                  security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          6.          The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                               Very truly yours,



                                                By:
                                                Name:
                                                Title:

                                      J-1-3

                                   EXHIBIT J-2

                       FORM OF ERISA REPRESENTATION LETTER


                                                             _____________, 199_


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006


Attention:                Residential Funding Corporation Series 1997-QS_

                          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__

Dear Sirs:

         ________________ (the "Purchaser") intends to purchase from___________________ (the "Seller") $________________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

                          (a) The Purchaser is not an employee  benefit or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                          (b) The  Purchaser  as is an  insurance  company,  the
                  source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                          In   addition,   the   Purchaser   hereby   certifies,
                  represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either
                  (a) or (b) above.



                                                     Very truly yours,



                                                     By:
                                                     Name:
                                                     Title:


                                      J-2-2

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                     ____________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention: Residential Funding Corporation Series 1997-QS8

Re:  Mortgage
Asset-Backed Pass-Through Certificates,
Series 1997-QS8,
[Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The

Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                              Description  of Rule  144A  Securities,  including
numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of August 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.      The Buyer

                           a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                           b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

         Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                           Print Name of Buyer

By:                                            By:
     Name:                                         Name:
     Title:                                        Title:

Taxpayer Identification:                           Taxpayer Identification:

No.                                            No.

Date:                                          Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___      Bank.  The Buyer (a) is a national bank or banking
                  ----
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is
                                                      ------------------
                  attached hereto.
                  ---------------

         ___      Savings and Loan.  The Buyer (a) is a savings and loan
                  ----------------
                  association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___      Insurance Company.  The Buyer is an insurance company
                  -----------------
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___      Investment Adviser.   The Buyer is an investment
                  adviser registered under the Investment Advisers Act of 1940.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ___      Trust Fund.  The Buyer is a trust fund whose trustee is
                  ----------
                  a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
                  (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___              ___              Will the Buyer be purchasing the Rule 144A
  Yes              No               Securities only for the Buyer's own account?

                  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                                     Print Name of Buyer

                                                     By:

                                                     Name:
                                                     Title:

                                                     Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                        RESIDENTIAL ACCREDIT LOANS, INC.

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS8


                                                       ________________ , 199__


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS8

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of August 1, 1997 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section
12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited
Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                      __________________, 19____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS8

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8 Assignment of Mortgage Loan



Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS


        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1595977 299,777.36      7.220   3.7333333333%   11,191.69
1603496 153,300.00      7.220   3.7333333333%   5,723.20
1586289 135,000.00      7.420   1.0666666667%   1,440.00
1592088 224,680.35      7.420   1.0666666667%   2,396.59
1593889 157,051.03      7.420   1.0666666667%   1,675.21
1601774 147,894.48      7.420   1.0666666667%   1,577.54
1583973 395,938.51      7.470   0.4000000000%   1,583.75
1599782 151,892.72      7.470   0.4000000000%   607.57
1607873 53,400.00       7.470   0.4000000000%   213.60

        $1,718,934.45           1.5363678082%   $26,409.16

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                                                          [DATE]

Bankers Trust Company
3 Park Plaza
Irvine, California  92714


                  Re:      Residential Accredit Loans, Inc.,
                           Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS8


                  Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-12[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-12-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-12-_ Certificates will be $__________ and ____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-12[-1] Certificates surrendered for exchange.

                  All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of August 1, 1997, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.

                                                 RESIDENTIAL FUNDING CORPORATION




                                                 By:___________________________
                                                 Name:
                                                 Title: